    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 6, 1999

                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           -------------------------

                                 FORM S-3/S-11
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           -------------------------

                        AMERICAN RESIDENTIAL EAGLE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                     DELAWARE                                           33-0787975
          (STATE OR OTHER JURISDICTION OF                            (I.R.S. EMPLOYER
          INCORPORATION OR ORGANIZATION)                          IDENTIFICATION NUMBER)

                       445 MARINE VIEW AVENUE, SUITE 100
                           DEL MAR, CALIFORNIA 92014
                                 (619) 259-6082
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                 JAY M. FULLER
                  AMERICAN RESIDENTIAL INVESTMENT TRUST, INC.
                       445 MARINE VIEW AVENUE, SUITE 230
                           DEL MAR, CALIFORNIA 92014
                                 (619) 350-5000
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE OF
                               AGENT FOR SERVICE)

                                   COPIES TO:

             PHILLIP R. POLLOCK, ESQ.                               JOHN ARNHOLZ, ESQ.
                   TOBIN & TOBIN                                     BROWN & WOOD LLP
           500 SANSOME STREET, 8TH FLOOR                        815 CONNECTICUT AVENUE, NW
          SAN FRANCISCO, CALIFORNIA 94111                                SUITE 701
                  (415) 433-1400                                WASHINGTON, D.C. 20006-4004
                                                                      (202) 973-0600

          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:
  From time to time after the effective date of this Registration Statement as determined by market conditions.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act") other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
                                                          PROPOSED MAXIMUM      PROPOSED MAXIMUM         AMOUNT OF
TITLE OF EACH CLASS OF                AMOUNT TO BE         OFFERING PRICE      AGGREGATE OFFERING       REGISTRATION
SECURITIES TO BE REGISTERED          REGISTERED(1)          PER UNIT(2)             PRICE(2)              FEE (3)
------------------------------------------------------------------------------------------------------------------------
Collateralized Mortgage Bonds...      $80,000,000               100%              $80,000,000             $23,600
Mortgage-Backed Certificates....      $80,000,000               100%              $80,000,000             $23,600
------------------------------------------------------------------------------------------------------------------------
     Total......................      $160,000,000               --               $160,000,000            $47,200
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------

(1) In no event will the aggregate maximum offering price of all securities issued pursuant to this Registration Statement exceed $160,000,000. Any securities registered hereunder may be sold separately or in a combined offering.

(2) Estimated for the purpose of calculating the registration fee.

(3) $155,816,000 in securities are being carried forward ($77,908,000 of each type) and $45,966 of the filing fee is associated with the securities being carried forward and was previously paid with the earlier registration statement.

    Pursuant to Rule 429 of the Securities and Exchange Commission's Rules and Regulations under the Securities Act of 1933, as amended, the Prospectus and Prospectus Supplements contained in this Registration Statement also relate to the Registrant's registration statement no. 333-47311, as previously filed by the Registrant on Form S-3/S-11.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                  SUBJECT TO COMPLETION, DATED JANUARY 6, 1999

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JANUARY 6, 1999)

                                $

              [LOGO] AMERICAN RESIDENTIAL EAGLE BOND TRUST [199-]
                                  BOND ISSUER

                    COLLATERALIZED [CALLABLE] MORTGAGE BONDS

                          $            CLASS A-1 BONDS
                          $            CLASS B-1 BONDS

 Consider carefully the risk
 factors beginning on page S-12
 of this prospectus supplement
 which include:
 - Yield, Prepayment and Maturity
   Risks;
 - Cash Flow Considerations;
 - Limited Recourse;
 - Bankruptcy and Insolvency
   Risks;
 - Risks associated with
   Book-Entry Bonds; and
 - Limited Liquidity of
   Investments.
 The Bonds represent obligations
 of the Bond Issuer only and do
 not represent an interest in or
 obligation of AmREIT, American
 Residential Eagle, Inc. or any
 of their affiliates.

THE BONDS:
- Will be collateralized by      year conventional mortgage loans secured by
  first liens on one- to four-family residential properties;
- Receive interest payments monthly on the   th day of each month, or if such
  day is not a business day, the next succeeding business day, commencing on
                , 199 . Interest payments are described more fully under the heading "Description of the Bonds-Interest" in this prospectus supplement;
- Pay the holders of Subordinated Bonds payments of interest and principal as described more fully under the heading "Description of Bonds-Priority of Payments and Allocation of Shortfalls" in this prospectus supplement; and
- Are redeemable only under circumstances described in this prospectus supplement.

     [          ], as Underwriter, will buy the Underwritten Bonds from the
Depositor at a price equal to           % of their face value. The Depositor
will pay the expenses related to the issuance of the Bonds. The Underwriter will sell the Underwritten Bonds purchased by it from time to time in negotiated transactions.

     The Bonds will be characterized for federal income tax purposes as debt instruments.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                 [Underwriter]

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
SUMMARY.....................................................   S-5
RISK FACTORS................................................  S-12
  Yield, Prepayment and Maturity Risks......................  S-12
  Cash Flow Considerations and Risks........................  S-15
  Limited Recourse..........................................  S-15
  Delinquencies May Adversely Affect Investment.............  S-15
  Mortgage Loan Concentration...............................  S-16
  Limited Liquidity of Investments..........................  S-16
  Bankruptcy and Insolvency Risks...........................  S-16
  Book-Entry Bonds..........................................  S-16
  Ratings...................................................  S-17
THE BOND ISSUER.............................................  S-17
USE OF PROCEEDS.............................................  S-17
TRUST FUND ASSETS...........................................  S-18
  General...................................................  S-18
  The Mortgage Loans........................................  S-18
  The Index.................................................  S-23
  Assignment of the Mortgage Loans..........................  S-23
DESCRIPTION OF THE BONDS....................................  S-24
  General...................................................  S-24
  Payments on Mortgage Loans; Accounts......................  S-25
  Payments..................................................  S-26
  Interest..................................................  S-27
  Principal.................................................  S-28
  Priority of Payments and Allocation of Shortfalls.........  S-30
  Stated Maturity...........................................  S-32
  Structuring Assumptions...................................  S-32
  Optional Purchase of Defaulted Loans......................  S-33
  Weighted Average Lives of Offered Bonds...................  S-33
  Decrement Tables..........................................  S-34
  Redemption at the Option of the Bond Issuer...............  S-34
  Controlling Class Under the Indenture.....................  S-34
  Book-Entry Bonds..........................................  S-35
CREDIT ENHANCEMENT..........................................  S-39
MORTGAGE LOAN PROGRAM.......................................  S-40
  Underwriting Standards....................................  S-40
SERVICING OF THE MORTGAGE LOANS.............................  S-40
  The Master Servicer.......................................  S-40
  Servicing and Collection Procedures.......................  S-41
  Foreclosure, Delinquency and Loss Experience..............  S-42
  Servicing Compensation and Payment of Expenses............  S-42
  Adjustment to Master Servicing Fee and Invested Amount in
     Connection with Certain Prepaid Mortgage Loans.........  S-43
  Advances..................................................  S-43
FEDERAL INCOME TAX CONSEQUENCES.............................  S-44
ERISA MATTERS...............................................  S-45
METHOD OF DISTRIBUTION......................................  S-46
LEGAL MATTERS...............................................  S-47
RATINGS.....................................................  S-47
INDEX OF CERTAIN DEFINITIONS................................  S-48

      IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS
                   SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We tell you about the securities in two separate documents that progressively provide more detail: (1) the prospectus, which provides general information, some of which may not apply to your series of securities, and (2) this prospectus supplement which describes the specific terms of your series of securities and which may contain information that varies from the information in the prospectus.

     IF THE TERMS OF YOUR SERIES OF SECURITIES AND ANY OTHER INFORMATION CONTAINED HEREIN VARY BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

     We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions.

     You can find a listing of the pages where capitalized terms used in this prospectus are defined under "Index of Certain Definitions" in this prospectus supplement and under the caption "Index of Certain Definitions" in the accompanying prospectus.

     Some persons participating in this offering may engage in transactions that stabilize, maintain, or in some way affect the price of the securities. These types of transactions may include stabilizing, purchasing securities to cover syndicate short positions and the imposition of penalty bids. For a description of these activities, please read the section entitled "Underwriting" in this prospectus supplement.

                      WHERE YOU CAN FIND MORE INFORMATION

     Federal securities law requires the filing of certain information with the Securities and Exchange Commission (the "SEC"), including annual, quarterly and special reports, proxy statements and other information. You can read and copy these documents at the public reference facility maintained by the SEC at Judiciary Plaza, 450 Fifth Street, NW, Room 1024, Washington, DC 20549. You can also copy and inspect such reports, proxy statements and other information at the following regional offices of the SEC:

Northeast Regional Office           Midwest Regional Office
                                    500 West Madison Street, Suite
Seven World Trade Center            1400
New York, New York 10048            Chicago, Illinois 60661

     Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. SEC filings are also available to the public on the SEC's web site at http://www.sec.gov/.

     The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     Neither we, the Master Servicer nor the Bond Trustee intend to file with the SEC periodic reports with respect to the Bond Issuer following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Securities Exchange Act of 1934. However, the Bond Issuer may elect to continue reporting in its sole discretion.

     This prospectus supplement and the accompanying prospectus are part of a
registration statement filed with the SEC (Registration No. 333-     ). You may
request a free copy of any of the above filings by writing or calling:

American Residential Eagle, Inc.
445 Marine View Avenue, Suite 100
Del Mar, California 92014
(619) 259-6082

     You should rely on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement or in the accompanying prospectus is accurate as of any date other than the date on the cover page of this prospectus supplement or the accompanying prospectus.

                                    SUMMARY

     This summary highlights selected information from this prospectus supplement and does not contain all the information you need to know to make your investment decision. To understand all of the terms of the offering of the bonds, read carefully this prospectus supplement and the accompanying prospectus. Certain capitalized terms used in this Summary are defined elsewhere in this prospectus supplement or in the prospectus. We refer you to "INDEX OF CERTAIN DEFINITIONS" on page S-48 of this prospectus supplement and page 120 of the prospectus for the location of the definitions of certain capitalized terms.

                                 OFFERED BONDS

     American Residential Eagle Bond Trust [199 ], Collateralized [Callable] Mortgage Bonds, Class A-1 and Class B-1 Bonds are the Bonds being offered in this prospectus supplement.

                    SECURITIES OTHER THAN THE OFFERED BONDS

     In addition to the offered Bonds, the Class B-2 Bonds and the Investor Certificate will be issued in the initial amounts and will bear interest at the interest rates indicated below, but are not offered in this prospectus supplement:

                           INITIAL    INTEREST
                            AMOUNT      RATE
                           --------   --------
Class B-2 Bonds(1).......  $              (2)
Investor
  Certificate(1).........  $              (3)

-------------------------
(1) The Class B-2 Bonds and the Investor Certificate will provide limited credit support for the offered Bonds as described herein.

(2) The interest rate for the Class B-2 Bonds in any interest accrual period
    will equal [     ].

(3) The interest rate for the Investor Certificate in any interest accrual
    period will equal [     ].

     Any information contained in this prospectus supplement with respect to the Class B-2 Bonds or the Investor Certificate is provided only to permit a better understanding of the offered Bonds.

                                 DESIGNATIONS:

Senior Bonds           Class A-1 Bonds.
Subordinated Bonds     Class B-1 and Class
                       B-2 Bonds.
Offered Bonds          The Senior Bonds and
                       the Class B-1 Bonds.
Book-Entry Bonds       All classes of
                       Offered
                       Bonds.

                                  BOND ISSUER

     The Bond Issuer, American Residential Eagle Bond Trust [199 ], is a statutory business trust established under the laws of the State of Delaware by the Deposit Trust Agreement (as defined in this prospectus supplement) for the sole purpose of issuing the Bonds and the Investor Certificate. We are the settlor and sole beneficiary of the Bond Issuer. We are a Delaware corporation (the "Company" or the "Depositor"), and are a wholly owned subsidiary of American Residential Investment Trust, Inc., a Maryland corporation ("AmREIT").
The Owner Trustee of the Bond Issuer is                . AmREIT will be the
manager of the Bond Issuer pursuant to a management agreement entered into with the Bond Issuer. Neither we, AmREIT nor the Owner Trustee has guaranteed or is otherwise obligated with respect to payment of the Bonds, and no person or entity other than the Bond Issuer is obligated to pay the Bonds.

                                  BOND TRUSTEE

     The Bond Trustee is                , a banking corporation organized under
the laws of                .

                                 OWNER TRUSTEE

     The Owner Trustee is                , a banking corporation organized under
the laws of the State of Delaware.

                           MASTER SERVICING AGREEMENT

     The mortgage loans will be serviced pursuant to a master servicing
agreement dated as of              1, 199  among the Bond Trustee and the Master
Servicer.

                                MASTER SERVICER

                    will act as Master Servicer for the mortgage loans. On or prior to the closing date, as to any mortgage loans not being directly serviced by the master servicer, the Master Servicer will enter into or be assigned mortgage servicing agreements with certain servicers pursuant to which each servicer will perform certain servicing functions with respect to the mortgage loans. The Master Servicer will administer and supervise the performance of each servicer, who may in turn be administering and supervising the performance of one or more subservicers of the mortgage loans. The Master Servicer will receive the master servicing fee, and each servicer will receive the related servicing fee, from interest collected on the mortgage loans. The Master Servicer will be obligated to perform the obligations of a terminated servicer or appoint a successor servicer.

     We refer you to "SERVICING OF THE MORTGAGE LOANS -- THE MASTER SERVICER" and "SERVICING OF THE MORTGAGE LOANS -- SERVICING COMPENSATION AND PAYMENT OF EXPENSES" in this prospectus supplement for more detail.

                            DEPOSIT TRUST AGREEMENT

     The Investor Certificate will be issued pursuant to an amended and restated
deposit trust agreement dated as of                , 199 between American
Residential Eagle, Inc. and the Owner Trustee.

                                  CUT-OFF DATE
                    1, 199  .

                                 CLOSING DATE:

     On or about                , 19  .

                               DETERMINATION DATE

     The        day of each [month] or, if such day is not a business day, the first business day thereafter.

                               DISTRIBUTION DATE

     The        th day of each [month] or, if such day is not a business day,
the first business day thereafter, commencing in                , 199  .
Payments on each distribution date will be made to Bondholders of record as of the related record date, except that the final payment on the Bonds will be made only upon presentment and surrender of the Bonds at the corporate trust office of the Bond Trustee.

                                  RECORD DATE

     The record date for any distribution date will be the last business day of the month preceding the month of such distribution date.

                              PRIORITY OF PAYMENTS

     Payments will be made on each distribution date from Available Funds in the following order of priority:

     1. to interest on the Senior Bonds;

     2. to principal of the Senior Bonds;

     3. to interest on the Class B-1 Bonds;

     4. to principal of the Class B-1 Bonds;

     5. to interest on the Class B-2 Bonds;

     6. to principal of the Class B-2 Bonds;

     7. to interest on the Investor Certificate;

     8. to principal of the Investor Certificate; and

     9. to the holder of the Investor Certificate, all remaining available funds.

     Under certain circumstances described in this prospectus supplement:

     - payments from available funds for a distribution date that would otherwise be made on the Subordinated Bonds may be made instead on the Senior Bonds, and

     - payments from available funds for a distribution date that would otherwise be made on the Class B-2 Bonds may be made instead on the class C-1 Bonds; and

     - payments from available funds for a distribution date that would otherwise be made on the Investor Certificate may be made instead on the Senior Bonds and the Subordinated Bonds.

     We refer you to "DESCRIPTION OF THE BONDS -- PRIORITY OF PAYMENTS AND ALLOCATION OF SHORTFALLS" in this prospectus supplement for more detail.

                              PAYMENTS OF INTEREST

     To the extent funds are available therefor, each class of Bonds will be entitled to receive interest in the amount of the Interest Payment Amount for such class.

     We refer you to "DESCRIPTION OF THE BONDS -- INTEREST" in this prospectus supplement for more detail.

     - INTEREST PAYMENT AMOUNT: For each class of Bonds, the amount of interest accrued during the related interest accrual period at the applicable Bond interest rate. With respect to each distribution date, the interest accrual period for each class of Bonds will be the calendar month preceding the month of such distribution date.

     - BOND INTEREST RATE: The Bond interest rate for each class of offered Bonds for each distribution date will be as follows:

     Class A-1:

     Class B-1:

                             PAYMENTS OF PRINCIPAL

     On each distribution date, to the extent funds are available therefor, principal payments in reduction of the class principal amount of each class of Bonds will be made in the order and subject to the priorities set forth in this prospectus supplement under "DESCRIPTION OF THE BONDS -- PRINCIPAL" in an amount equal to such class' allocable portion of the principal payment amount.

                                STATED MATURITY

     The stated maturity for each class of Bonds is the date determined by us which is years after the distribution date immediately following the latest maturity date of any mortgage loan. The stated maturity for each class of Bonds
is                , 20  .

     We refer you to "DESCRIPTION OF THE BONDS -- STATED MATURITY" and
"-- WEIGHTED AVERAGE LIVES OF THE OFFERED BONDS" in this prospectus supplement for more detail.

                          OPTIONAL REDEMPTION OF BONDS

     The Bonds may be redeemed in whole, but not in part, at the Bond Issuer's
option, on any distribution date on or after the earlier of (a)        years
after the initial issuance of the Bonds and (b) the distribution date on which the sum of (i) the Senior Class principal amount, (ii) the Class B-1 principal amount, (iii) the Class B-2 principal amount and (iv) the Invested Amount, in each case after giving effect to payments to be made on such distribution date,
is      % or less of the aggregate of the stated principal balances of the mortgage loans as of the cut-off date, at a redemption price equal to 100% of the unpaid principal amount of such Bonds (including, in the case of any class of Subordinated Bonds, any unpaid class principal carryover shortfall relating thereto), plus accrued and unpaid interest thereon at the applicable Bond interest rate through the month preceding the month in which such optional redemption date occurs. The Bonds are not otherwise subject to redemp-tion or call at the option of the Bond Issuer nor are they subject to special redemption.

     We refer you to "DESCRIPTION OF THE BONDS -- REDEMPTION AT THE OPTION OF THE BOND ISSUER" [and "RISK FACTORS -- YIELD, PREPAYMENT AND MATURITY RISKS"] in this prospectus supplement for more detail.

                               CREDIT ENHANCEMENT

     - SUBORDINATION: Credit enhancement for the Senior Bonds will be provided by the Subordinated Bonds and by the Investor Certificate. Credit enhancement for the Class B-1 Bonds will be provided by the Class B-2 Bonds and the Investor Certificate. Credit enhancement for the Class B-2 Bonds will be provided by the Investor Certificate.

     The rights of holders of the Subordinated Bonds and the Investor Certificate to receive payments with respect to the mortgage loans will be subordinated to such rights of the holders of the Senior Bonds, the rights of the holders of the Class B-2 Bonds and the Investor Certificate will be further subordinated to such rights of the holders of the Class B-1 Bonds, and the rights of the holder of the Investor Certificate will be further subordinated to such rights of the holders of the Class B-2 Bonds, in each case to the extent described herein.

     We refer you to "DESCRIPTION OF THE BONDS -- PRIORITY OF PAYMENTS AND ALLOCATION OF SHORTFALLS" and "CREDIT ENHANCEMENT" in this prospectus supplement for more detail.

                                    ADVANCES

     The Master Servicer is obligated to make cash advances with respect to delinquent payments of principal and interest on any mortgage loan to the extent described herein. The Bond Trustee will be obligated to make any such advance if the Master Servicer fails in its obligation to do so, to the extent provided in the master servicing agreement.

     We refer you to "SERVICING OF THE MORTGAGE LOANS" in this prospectus supplement for more detail.

                          CERTAIN PREPAYMENT AND YIELD
                           CONSIDERATIONS AND RISKS;
                               REINVESTMENT RISK

     The effective yields to the holders of the offered Bonds will be lower than the yields otherwise produced by the applicable rate at which interest is paid to such holders and the purchase price of such Offered Bonds because [monthly]
distributions will not be payable to such holders until the   th day (or, if
such day is not a business day, the following business day) of the month following the [month] in which interest accrues on the mortgage loans (without any additional payment of interest or earnings thereon in respect of such delay). The rate of principal payments on the offered Bonds, the aggregate amount of payments on the offered Bonds and the yields to maturity of the offered Bonds will be related to the rate and timing of payments of principal on the mortgage loans [and the level of the index]. [In addition, the aggregate payments on the offered Bonds and the yields to maturity of the offered Bonds will be affected by whether the Bond Issuer elects to exercise its option to redeem the Bonds.]

     Since the rate of payment of principal on the mortgage loans will depend on future events, no assurance can be given as to such rate or the rate of principal prepayments. The extent to which the yield to maturity of a class of offered Bonds may vary from the anticipated yield may depend upon the degree to which it is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the mortgage loans. Further, an investor should consider the risk that, in the case of any offered Bond purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any offered Bond purchased at a premium, a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield.

     Because the mortgage loans may be prepaid at any time, it is not possible to predict the rate at which payments of principal of the offered Bonds will be received. [In addition, it is not possible to predict when or if the Bond Issuer will elect to exercise its option to redeem the Bonds. Since prevailing interest rates are subject to fluctuation, there can be no assurance that investors in the offered Bonds will be able to reinvest the payments thereon at yields equaling or exceeding the yields on such Bonds. It is possible that yields on any such reinvestments will be lower, and may be significantly lower, than the yields on the offered Bonds.

     We refer you to "RISK FACTORS -- YIELD, PREPAYMENT AND MATURITY RISKS" in this prospectus supplement and "RISK FACTORS -- PREPAYMENT AND YIELD CONSIDERATIONS; REINVESTMENT RISK" in the prospectus for more detail.

                             SECURITY FOR THE BONDS

     The Bonds will be secured by collateral, the trust fund assets, consisting of the items set forth below:

     - MORTGAGE LOANS: The mortgage loans will consist primarily of a pool of -year conventional mortgage loan secured by first liens on single family residential properties (one- to four-units). Such mortgage loans will bear interest at [fixed] rates [that adjust [annually] based on changes in the level of the Index (as defined in this prospectus supplement)]. Payments of principal and interest on the Bonds will be based on payments received on the mortgage loans, as described in this prospectus supplement.

     We refer you to "DESCRIPTION OF THE BONDS -- INTEREST" and "-- PRINCIPAL" in this prospectus supplement and "TRUST FUND ASSETS -- THE MORTGAGE LOANS" in the prospectus for more detail.

     [The mortgage rate for each mortgage loan will adjust [annually] based on (the "Index"). We refer you to "TRUST FUND ASSETS -- THE MORTGAGE
LOANS -- GENERAL," and "-- THE INDEX" in this prospectus supplement for more detail.]

     - BOND ACCOUNT: On or prior to the closing date, the Master Servicer will establish and maintain or cause to be established and maintained a separate account or accounts for the collection of payments on the mortgage loans (the "Bond Account").

     We refer you to "DESCRIPTION OF THE BONDS -- PAYMENTS ON MORTGAGE LOANS; ACCOUNTS" in this prospectus supplement and "SERVICING OF THE MORTGAGE LOANS" in this prospectus supplement and in the prospectus for more detail.

     - DISTRIBUTION ACCOUNT: On or prior to the closing date, the Bond Trustee will establish an account (the "Distribution Account") which will be maintained with the Bond Trustee for the benefit of the Bondholders. On or prior to the business day immediately preceding each distribution date, the Master Servicer will withdraw from the Bond Account the bond distribution amount (as defined in this prospectus supplement) for such distribution date, to the extent of available funds on deposit therein, and will deposit such amount in the Distribution Account.

     We refer you to "DESCRIPTION OF THE BONDS -- PAYMENTS ON MORTGAGE LOANS; ACCOUNTS" in this prospectus supplement and "SERVICING OF THE MORTGAGE LOANS" in this prospectus supplement and in the prospectus for more detail.

                        FEDERAL INCOME TAX CONSEQUENCES

     For federal income tax purposes:

     - The offered Bonds will be treated as indebtedness.

     - Interest, including original issue discount with respect to any class of Bonds issued with original issue discount, will be taxable to non-exempt Bondholders.

     - The prepayment rate used by the Bond Issuer for purposes of determining the amount and rate of accrual of original issue discount on the Bonds
       assumes that the mortgage loans are prepaid at a rate of   % of the
       prepayment assumption. Based upon the assumed prepayment rate and the expected price to the public of each class of Bonds as of the date hereof (including interest accrued before the closing date, if any), the Senior Bonds will not be issued with original issue discount and the Subordinated Bonds will be treated as issued with original issue discount.

     - Pursuant to applicable regulations, the Bond Issuer intends to treat the stated interest on the Bonds as "qualified stated interest payments" (as such term is defined in the prospectus under "FEDERAL INCOME TAX CONSEQUENCES").

     - Notwithstanding the use of the prepayment assumption in pricing the offered Bonds, no representation is made that the mortgage loans will actually prepay at such assumed prepayment rate or at any other rate. The amount of original issue discount, if any, and certain other information with respect to each offered Bond will be set forth on the face of such offered Bond as required by applicable regulations. Payments on offered Bonds held by foreign persons will generally be exempt from United States withholding tax, subject to compliance with applicable certification procedures. Tax counsel to the Bond Issuer has advised the Bond Issuer that in its opinion the offered Bonds will be treated as debt for federal income tax purposes. The Bond Issuer will not elect to treat the segregated pool of assets securing the Bonds as a "real estate mortgage investment conduit" or a "financial asset securitization investment trust" for federal income tax purposes.

     - Offered Bonds owned by a real estate investment trust will not be treated as "real estate assets" or "Government securities" and interest on the offered Bonds will not be considered "interest on obligations secured by mortgages on real property or on interests in real property." Similarly, the offered Bonds will not constitute "qualifying real property loans" for mutual savings banks or domestic building and loan associations and will not constitute "loans secured by an interest in real property" or "obligations of the United States" for domestic building and loan associations. In addition, offered Bonds held by a regulated investment company will not constitute "Government securities."

     We refer you to "FEDERAL INCOME TAX CONSEQUENCES" in the prospectus for more detail.

                                 ERISA MATTERS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and corresponding provisions of the Internal Revenue Code of 1986, as amended (the "Code"), impose certain restrictions on employee benefit plans and certain other retirement plans and arrangements that are subject to ERISA including individual retirement accounts and annuities, Keogh plans and collective investment funds in which such plans, accounts, annuities or arrangements are invested (any of the foregoing a "Plan"), persons acting on behalf of a Plan, or persons using the assets of a Plan. The purchase or holding of the offered Bonds could either give rise to a transaction that is prohibited under ERISA or the Code or cause the mortgage loans securing the offered Bonds to be treated as "plan assets" for purposes of regulations of the Department of Labor set forth in 29 C.F.R. 2510.3-101 (the "Plan Asset Regulations"). The Depositor believes that all of the offered Bonds will be treated as debt obligations without significant equity features for purposes of the Plan Asset
Regulations. Accordingly, a Plan that acquires the offered Bonds should not be treated as having acquired a direct interest in the assets of the Bond Issuer. However, there can be no complete assurance that the offered Bonds will be treated as debt obligations without significant equity features for purposes of the Plan Asset Regulations.

     We refer you to "ERISA MATTERS" in this prospectus supplement and in the prospectus for more detail.

                                LEGAL INVESTMENT

     The Offered Bonds will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 or SMMEA so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization and, as such, are legal investments for certain entities to the extent provided for in SMMEA.

     We refer you to "LEGAL INVESTMENT" in the prospectus for more detail.

                                    RATINGS

     It is a condition of the issuance of the Senior Bonds that they be rated
[AAA] by ("               ") and [AAA] by                ("               "). It
is a condition to the issuance of the Class B-1 Bonds that they be rated [AA] by
               . The ratings of the offered Bonds of any class should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agencies.

     We refer you to "RATINGS" in this prospectus supplement for more detail.

     The Bond Issuer has not requested a rating of the offered Bonds by any rating agency other than the rating agencies; there can be no assurance, however, as to whether any other rating agency will rate the offered Bonds or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the offered Bonds could be lower than the respective ratings assigned by the rating agencies.

                                USE OF PROCEEDS

     The Bond Issuer intends to distribute all of the Bonds to the Depositor for issuance as described under "METHOD OF DISTRIBUTION" in this prospectus supplement. The Depositor which will apply proceeds obtained to the purchase of the mortgage loans. The mortgage loans will be purchased by the Depositor from [AmREIT] and sold to the Bond Issuer by the Depositor.

     We refer you to "USE OF PROCEEDS" in this prospectus supplement and in the prospectus and "METHOD OF DISTRIBUTION" in this prospectus supplement for more detail.

                                  RISK FACTORS

     For a discussion of all material risks associated with an investment in the Bonds, we refer you to "RISK FACTORS" commencing on page S-12 in this prospectus supplement and on page 20 in the prospectus.

                                  RISK FACTORS

YIELD, PREPAYMENT AND MATURITY RISKS

     Effect of Delays on Payment on the Bonds. The effective yields to the holders of the offered Bonds will be lower than the yields otherwise produced by the applicable rate at which interest is paid to such holders and the purchase price of such offered Bonds because [monthly] payments will not be payable to
such holders until the   th day (or, if such day is not a business day, the
following business day) of the month following the month] in which interest accrues on the mortgage loans (without any additional payment of interest or earnings thereon in respect of such delay).

     Effect of Delinquencies on the Mortgage Loans. Delinquencies on the mortgage loans which are not advanced by or on behalf of the Master Servicer (because amounts, if advanced, would be nonrecoverable), may adversely affect the yield on the offered Bonds. Because of the priority of distributions, shortfalls resulting from delinquencies not so advanced will be borne first by the Investor Certificate, second by the Class B-2 Bonds, third by the Class B-1 Bonds, and fourth by the Senior Bonds. If, as a result of such shortfalls, the sum of (i) the Senior Class principal amount, (ii) the Class B-1 principal amount, (iii) the Class B-2 principal amount and (iv) the invested amount exceeds the pool principal balance, the invested amount will be reduced by the amount of such excess until the invested amount is reduced to zero. Then, the Class B-2 principal amount will be reduced by the remaining amount of such excess, if any, until the Class B-2 principal amount is reduced to zero. Finally, the Class B-1 principal amount will be reduced by the remaining amount of such excess, if any.

     [Effect of periodic rate cap and Minimum Rate. The mortgage rate of each mortgage loan will be subject to a periodic rate cap and a maximum rate. If the Index changes substantially between adjustment dates, the adjusted mortgage rate on a related mortgage loan may not equal the applicable Index plus the related margin due to the constraint of such caps. In such event, the related Net mortgage rate and consequently, each Bond interest rate, will be less than would have been the case in the absence of such caps.]

     [Effect of Disproportionate Prepayments. The Bond interest rate for each class of offered Bonds will be based upon the weighted average of the Net mortgage rates for the mortgage loans. Any disproportionate prepayment of mortgage loans with higher Net mortgage rates may adversely affect the yield on the offered Bonds. The Bond interest rates for each class of offered Bonds will vary from distribution date to distribution date due to (i) the timing of the mortgage rate readjustments of the mortgage loans and (ii) different rates of payment of principal of such mortgage loans bearing different mortgage rates.]

     Effect of Net interest shortfalls and realized losses. Net interest shortfalls allocated to the offered Bonds, if any, will reduce the amount of interest payable on the offered Bonds which will adversely affect the yields on the offered Bonds. In addition, although all losses initially will be borne by the Investor Certificate and then by the Class B-2 Bonds, the yields on the offered Bonds will depend on the rate and timing of realized losses, realized losses could occur at a time when the Investor Certificate and the Class B-2 Bonds are no longer outstanding and available to absorb realized losses. Realized losses in excess of the sum of the invested amount and the Class B-2 principal amount will reduce the funds available to make payments to the holders of the offered Bonds on the related distribution date. As a result, holders of the offered Bonds, and particularly holders of the

Class B-1 Bonds, may not receive the full amount of interest and principal on a distribution date that they would have received in the absence of such realized losses. In the event that holders of offered Bonds do not receive the full amount of accrued interest for any distribution date, the amount which is not paid will be carried forward and will be payable on future distribution dates to the extent funds are available therefor. Any amount of interest so carried forward will not (except in the case of the Subordinated Bonds) accrue interest until the Bonds are declared due and payable upon the occurrence of an Event of Default, as described in this prospectus supplement under "DESCRIPTION OF THE BONDS -- PRIORITY OF PAYMENTS AND ALLOCATION OF SHORTFALLS." Any shortfall in amounts otherwise payable as principal of the Subordinated Bonds will be paid on future distribution dates to the extent funds are available. So long as the Senior Bonds are outstanding, any shortfall in amounts available for payments of principal of, or interest on, the Subordinated Bonds will not constitute an event of default.

     Under the Indenture, shortfalls in amounts required to be distributed to Bondholders that affect only the Subordinated Bonds will not constitute an event of default until all the Senior Bonds have been paid in full and then only if shortfalls on the Subordinated Bonds have not been paid. In addition, an event of default by reason of any shortfalls that affect the Senior Bonds will occur on any distribution date only when the pool principal balance is less than the principal amount of the Senior Bonds outstanding after application of all available amounts on deposit in the Distribution Account on such distribution date. As described in this prospectus supplement, on any distribution date on which a shortfall occurs, payments of accrued interest on the Class B-1 Bonds will be subject to the availability of funds in the Distribution Account after payment of accrued interest on and principal then due on all outstanding Senior Bonds. On any distribution date on which a shortfall occurs, payments of principal on the Class B-2 Bonds will be subject to the availability of funds therefor after payment of interest on all outstanding Senior Bonds and Class B-1 Bonds and principal of all outstanding Senior Bonds. Also, upon the occurrence of each shortfall, the Senior Bond percentage, the Class B-1 percentage, the Class B-2 Percentage and the Investor Certificate Percentage will shift in the manner described in this prospectus supplement under "DESCRIPTION OF THE
BONDS -- PRIORITY OF PAYMENTS AND ALLOCATION OF SHORTFALLS." Therefore, following the occurrence of any shortfall allocable to the Class B-1 Bonds, such Class B-1 Bonds will amortize more slowly than would otherwise have been the case in the absence of such shortfall. As a result of these factors, the yield on the Class B-1 Bonds will be more sensitive than the yield on the Senior Bonds to the occurrence of shortfalls.

     The weighted average life of, and the yield to maturity on, the Class B-1 Bonds will be sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by a holder of a Class B-1 Bond, the actual yield to maturity of such Bond may be lower than the yield expected by such holder based on such assumption. The timing of losses on the mortgage loans will also affect your actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage loan pool are consistent with your expectations. In general, the earlier a loss occurs, the greater the effect on your yield to maturity. The yield to maturity of the Class B-1 Bonds will also be affected by net interest shortfalls allocated to the Class B-1 Bonds, if any, and other cash shortfalls in available funds. We refer you to "DESCRIPTION OF THE BONDS -- PRIORITY OF PAYMENTS AND ALLOCATION OF SHORTFALLS" in this prospectus supplement for more detail.

     Effect of Rate and Timing of Principal Payments. The rate of principal payments on the offered Bonds, the aggregate amount of payments on the offered Bonds and the yields to maturity of the offered Bonds will be related to the rate and timing of payments of principal on the mortgage loans. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the mortgage loans due to defaults, casualties, condemnations and purchases by AmREIT [or any optional purchase by the Master Servicer or the Company of a defaulted mortgage loan]). [The mortgage loans may be prepaid by the mortgagors at any time without a prepayment penalty.] [The mortgage loans are subject to the "due-on-sale" provisions included in the prospectus]. We refer you to "TRUST FUND ASSETS -- THE MORTGAGE LOANS" in this prospectus supplement for more detail.

     Prepayments, liquidations and purchases of the mortgage loans (including [any optional purchase by the Master Servicer or American Residential Eagle of a defaulted mortgage loan and any optional redemption by the Bond Issuer or repurchase by the Master Servicer or American Residential Eagle of the remaining mortgage loans in connection with the optional redemption of the Bonds, in each case as described in this prospectus supplement)] will result in payments on the offered Bonds of principal amounts which would otherwise be distributed over the remaining terms of the mortgage loans. Since the rate of payment of principal on the mortgage loans will depend on future events, no assurance can be given as to such rate or the rate of principal prepayments. The extent to which the yield to maturity of a class of offered Bonds may vary from the anticipated yield will depend upon the degree to which such Bond is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the mortgage loans. Further, you should consider the risk that, in the case of any offered Bond purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the mortgage loans could result in an actual yield to you that is lower than the anticipated yield and, in the case of any offered Bond purchased at a premium, a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to you that is lower than the anticipated yield.

     The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. In general, if prevailing interest rates were to fall significantly below the mortgage rates on the mortgage loans, the mortgage loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the mortgage rates on the mortgage loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the mortgage loans would generally be expected to decrease. No assurances can be given as to the rate of prepayments on the mortgage loans in stable or changing interest rate environments.

     The timing of changes in the rate of prepayments on the mortgage loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the mortgage loans, the greater the effect on an investor's yield to maturity. The effect on your yield as a result of principal payments occurring at a rate higher (or lower) than the rate you anticipated during the period immediately following the issuance of the Bonds may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

     WE HAVE MADE NO REPRESENTATION AS TO THE RATE OF PRINCIPAL PAYMENTS ON THE MORTGAGE LOANS OR AS TO THE YIELD TO MATURITY OF ANY CLASS OF OFFERED BONDS. YOU ARE URGED TO MAKE AN INVESTMENT DECISION WITH RESPECT TO THE OFFERED BONDS BASED ON THE ANTICIPATED YIELD TO MATURITY OF SUCH BONDS RESULTING FROM THEIR RESPECTIVE PRICES AND YOUR OWN DETERMINATION AS TO ANTICIPATED MORTGAGE LOAN PREPAYMENT RATES.

     [FURTHER, YOU SHOULD TAKE INTO ACCOUNT THE OPTIONAL REDEMPTION PROVISION OF THE OFFERED BONDS AND THE IMPACT SUCH A REDEMPTION WOULD HAVE ON THE ANTICIPATED YIELD TO MATURITY OF THE BONDS. BECAUSE THE BOND ISSUER'S OPTION WILL BECOME EXERCISABLE WHEN A SUBSTANTIAL PORTION OF THE INITIAL PRINCIPAL BALANCE AMOUNT OF THE BONDS WILL BE OUTSTANDING, THE BOND ISSUER'S DECISION WHETHER OR NOT TO REDEEM MAY HAVE A SIGNIFICANT IMPACT ON YOUR YIELD TO MATURITY. THE BOND ISSUER'S DECISION WHETHER OR NOT TO REDEEM WILL DEPEND UPON A NUMBER OF FACTORS AT THE TIME THE BONDS FIRST COME REDEEMABLE AND THEREAFTER, WHICH FACTORS ARE NOT POSSIBLE TO PREDICT AT THE TIME OF ISSUANCE OF THE BONDS. WE HAVE MADE NO REPRESENTATION AS TO WHEN OR IF THE BOND ISSUER WILL ELECT TO EXERCISE ITS OPTION TO REDEEM THE BONDS.]

CASH FLOW CONSIDERATIONS AND RISKS

     Minimum monthly payments on the mortgage loans will at least equal and may exceed accrued interest thereon. Even assuming that the mortgaged properties provide adequate security for the mortgage loans, substantial delays could be encountered in connection with the liquidation of mortgage loans that are delinquent and resulting shortfalls in distributions to holders of the offered Bonds could occur. Further, liquidation expenses (such as legal fees, real estate taxes, and maintenance and preservation expenses) will reduce the security for the related mortgage loans and could thereby reduce the proceeds payable to holders of the offered Bonds. In the event any of the mortgaged properties fail to provide adequate security for the related mortgage loans, holders of the offered Bonds could experience a loss to the extent that any applicable credit enhancement has been exhausted.

LIMITED RECOURSE

     The offered Bonds represent obligations solely of the Bond Issuer and are not insured or guaranteed by any governmental agency or instrumentality, American Residential Eagle, AmREIT, the Master Servicer, any Servicer or any other person or entity.

DELINQUENCIES MAY ADVERSELY AFFECT INVESTMENT

     As of the cut-off date, (i) not more than   % of the mortgage loans (by
cut-off date stated principal balance) were delinquent by one or more scheduled
payments and (ii) not more than   % of the mortgage loans (by cut-off date
stated principal balance) were delinquent by two or more scheduled payments. You should consider the risk that the inclusion of such loans in the mortgage loans may effect the rates of defaults and prepayments on such mortgage loans and the yields on the offered Bonds. We refer you to "TRUST FUND ASSETS -- THE MORTGAGE LOANS" in this prospectus supplement for more detail.

MORTGAGE LOAN CONCENTRATION

     Approximately   % and   % of the mortgage loans (by cut-off date stated
principal balance) are expected to be secured by mortgaged properties located in
                     and                      , respectively. Consequently,
losses and prepayments on the mortgage loans and the resultant payments on the Bonds may be affected significantly by changes in the housing markets and the regional economies in these areas, and also by the occurrence of natural disasters (such as earthquakes, fires and floods) in these areas.

LIMITED LIQUIDITY OF INVESTMENTS

     There can be no assurance that a secondary market will develop for the offered Bonds, or, if one does develop, that it will provide the holders of the offered Bonds with liquidity of investment or that it will continue to exist for the term of the offered Bonds.

BANKRUPTCY AND INSOLVENCY RISKS

     We and AmREIT will treat the transfer of the mortgage loans by AmREIT to us as a sale. Nevertheless, in the event of a bankruptcy of AmREIT the trustee in bankruptcy could attempt to recharacterize the sale of the mortgage loans as a borrowing secured by a pledge of mortgage loans. We and the Bond Issuer will treat the transfer of the mortgage loans by us to the Bond Issuer as a sale. Nevertheless, in the event of our bankruptcy, the trustee in bankruptcy could attempt to recharacterize the sale of the mortgage loans as a borrowing secured by a pledge of mortgage loans.

     In either case, if such an attempt to recharacterize the transfer of the loans were successful, a trustee in bankruptcy could elect to accelerate payment of the Bonds and liquidate the mortgage loans, with the holders of the offered Bonds entitled to no more than the then outstanding Class principal amount, if any, of such Bonds together with interest at the applicable Bond interest rates to the date of payment. In the event of an acceleration of the Bonds, the holders of the offered Bonds would lose the right to future payments of interest, might suffer reinvestment losses in a lower interest rate environment and may fail to recover their initial investment.

BOOK-ENTRY BONDS

     Limited Liquidity. Issuance of the offered Bonds in book-entry form may reduce the liquidity of such offered Bonds in the secondary trading market since investors may be unwilling to purchase offered Bonds for which they cannot obtain physical certificates.

     Difficulty in Pledging. Since transactions in the offered Bonds can be effected only through DTC, CEDEL, Euroclear, participating organizations, indirect participants and certain banks, the ability of Bond owners to pledge an offered Bond to persons or entities that do not participate in the DTC, CEDEL or Euroclear system may be limited due to lack of a physical certificate representing the offered Bonds.

     Potential Delays in Payment. You may experience some delay in your receipt of payments of interest and principal on the offered Bonds since such payments will be forwarded by the Bond Trustee to DTC and DTC will credit such payments to the accounts of its participants (as defined in this prospectus supplement) which will thereafter credit them to your account either directly or indirectly through indirect participants. You will not be recognized as Bondholders as such term is used in the Indenture, and you will be permitted to exercise the rights of Bondholders only indirectly through DTC and its participants.

     We refer you to "DESCRIPTION OF THE BONDS -- BOOK-ENTRY BONDS" in this prospectus supplement and "RISK FACTORS -- EFFECTS OF BOOK-ENTRY REGISTRATION" in the prospectus for more detail.

RATINGS

     The ratings of the classes of offered Bonds will depend primarily on an assessment by the rating agencies of the mortgage loans. The rating by the rating agencies of the classes of offered Bonds is not a recommendation to purchase, hold or sell the offered Bonds, inasmuch as such rating does not comment as to the market price or suitability for a particular investor. There is no assurance that the ratings will remain in place for any given period of time or that the ratings will not be lowered or withdrawn by the rating agencies. In general, ratings assess credit risk and do not address likelihood of prepayments.

     WE REFER YOU TO "RISK FACTORS" IN THE PROSPECTUS FOR A DISCUSSION OF CERTAIN ADDITIONAL RISK FACTORS RELATING TO INVESTMENT IN THE BONDS.

                                THE BOND ISSUER

     The Bond Issuer is a statutory business trust established under the laws of the State of Delaware by an amended and restated deposit trust agreement, dated
as of                      , 199 . The Bond Issuer was formed for the sole
purpose of issuing the Bonds and the Investor Certificate. The "Company" or "Depositor" is the settlor and sole beneficiary of the Bond Issuer and is the Owner Trustee of the Bond Issuer. The Company is a limited purpose finance corporation the capital stock of which is wholly owned by American Residential Investment Trust, Inc., a Maryland corporation ("AmREIT"). AmREIT will be the manager of the Bond Issuer pursuant to a management agreement (the "Management Agreement") entered into with the Bond Issuer. None of the Company, AmREIT, the Bond Trustee or any of their respective affiliates has guaranteed or is otherwise obligated with respect to payment of the Bonds and no person or entity other than the Bond Issuer is obligated to pay the Bonds.

     The Bond Issuer's trust fund assets will consist primarily of the Mortgage Loans which will be pledged to secure the Bonds. If the Mortgage Loans and other trust fund assets securing the Bonds are insufficient for payment of the Offered Bonds, it is unlikely that significant other assets of the Bond Issuer will be available for payment of the Offered Bonds. The amount of funds available to pay the Offered Bonds may be affected by, among other things, Realized Losses incurred on defaulted Mortgage Loans. See "RISK FACTORS" herein and in the Prospectus.

     The Indenture prohibits the Bond Issuer from incurring any indebtedness other than the Bonds, or assuming or guaranteeing the indebtedness of any other person.

                                USE OF PROCEEDS

     The Bond Issuer intends to distribute all of the net proceeds of the issuance of the Offered Bonds to the Company which will use such proceeds to pay certain indebtedness incurred by AmREIT in connection with the acquisition of the Mortgage Loans. See "USE OF PROCEEDS" in the Prospectus and "UNDERWRITING" herein.

                               TRUST FUND ASSETS

GENERAL

     The Bonds will be secured by assignments to the Bond Trustee of trust fund assets consisting of (i) the Mortgage Loans (the "Mortgage Loans"), (ii) funds on deposit in the Bond Account and the Distribution Account, (iii) the Bond Issuer's rights under the Master Servicing Agreement, (iv) [the Bond Issuer's rights under any Servicing Agreement,] (v) the Bond Issuer's rights under the Mortgage Loan Purchase Agreement (as defined herein), and (vi) the proceeds of all of the foregoing.

THE MORTGAGE LOANS

     The Bonds will be secured by a pool (the "Mortgage Pool") of 30-year conventional mortgage loans secured by first liens on one- to four-family residential properties (each, a "Mortgaged Property"). None of the Mortgage Loans will be guaranteed by any governmental agency. All of the Mortgage Loans will have been deposited with the Bond Issuer by the Company which, in turn, will have acquired them from [AmREIT] pursuant to an agreement (the "Mortgage Loan Purchase Agreement") between the Company and [AmREIT]. All of the Mortgage Loans will have been acquired by [AmREIT] in the ordinary course of its business and substantially in accordance with the underwriting criteria specified herein.

     GENERAL. Under the Mortgage Loan Purchase Agreement, [AmREIT] will make certain representations, warranties and covenants to the Company relating to, among other things, the due execution and enforceability of the Mortgage Loan Purchase Agreement and certain characteristics of the Mortgage Loans and, subject to the limitations described below under "-- ASSIGNMENT OF THE MORTGAGE LOANS," will be obligated to purchase or substitute a similar mortgage loan for any Mortgage Loan as to which there exists deficient documentation or an uncured material breach of any such representation, warranty or covenant. See "MORTGAGE LOAN PROGRAM -- REPRESENTATIONS BY SELLERS; REPURCHASES" in the Prospectus. Under the Deposit Trust Agreement, the Company will assign all of its rights under the Mortgage Loan Purchase Agreement to the Bond Issuer. Under the Indenture, the Issuer will pledge all its right, title and interest in and to such representations, warranties and covenants (including AmREIT's purchase obligation) to the Bond Trustee for the benefit of the Bondholders. The Bond Issuer will make no representations or warranties with respect to the Mortgage Loans and will have no obligation to repurchase or substitute Mortgage Loans with deficient documentation or which are otherwise defective. The obligations of AmREIT] with respect to the Bonds are limited to [AmREIT's] obligation to purchase or substitute Mortgage Loans with deficient documentation or which are otherwise defective under the Mortgage Loan Purchase Agreement.

     Certain information with respect to the Mortgage Pool is set forth below. Prior to the Closing Date, Mortgage Loans may be removed from the collateral and other Mortgage Loans may be substituted therefor. The Bond Issuer believes that the information set forth herein with respect to the Mortgage Loans as presently constituted is representative of the characteristics of the Mortgage Loans as they will be constituted at the Closing Date, although certain characteristics of the Mortgage Loans in the Mortgage Pool may vary. The final Mortgage Pool will be filed as an exhibit to the final form of Indenture filed on Form 8-K following the Closing Date. Unless otherwise indicated, information presented below expressed as a percentage (other than rates of interest) are approximate percentages based on the Stated Principal Balances of the Mortgage Loans as of the Cut-off Date.

     As of the Cut-off Date, the aggregate of the Stated Principal Balances of
the Mortgage Loans is expected to be approximately $       , subject to a
permitted variance of no greater than 5% (the "Cut-off Date Pool Principal Balance"). [The Mortgage Loans provide for the amortization of the amount financed over a series of substantially equal monthly payments.] All of the Mortgage Loans provide for payments due on the first day of each month (the "Due Date"). At origination, substantially all of the Mortgage Loans had stated terms
to maturity of        years. Scheduled monthly payments made by the Mortgagors
on the Mortgage Loans ("Scheduled Payments") either earlier or later than the scheduled Due Dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest. [Mortgagors may prepay their Mortgage Loans at any time without penalty.]

     Each Mortgage Loan will bear interest at a [fixed][adjustable] Mortgage Rate. [Each Mortgage Loan will bear interest at a Mortgage Rate, subject to annual adjustment on the first day of the month specified in the related Mortgage Note (each such date, an "Adjustment Date"), equal to the sum, rounded
to the nearest      of one percentage point (  %), of (i) (the "Index") as made
available by the                      and most recently available as of days
prior to the Adjustment Date and (ii) a fixed percentage amount specified in the related Mortgage Note (the "Margin") provided, however, that the Mortgage Rate will not increase or decrease by more than percentage points ( %), except for
                     Mortgage Loans, representing approximately      % of the
Cut-off Date Pool Principal Balance which will not increase or decrease by more than percentage points ( %), on the first Adjustment Date or more than percentage points ( %) on any Adjustment Date thereafter (the "Periodic Rate Cap"). The Index with respect to any Bond Interest Rate and any Distribution Date shall be the Index in effect as of the first day of the month preceding the month in which such Distribution Date occurs.]

     [All of the Mortgage Loans provide that over the life of the Mortgage Loan the Mortgage Rate will in no event increase by more than the Mortgage Rate fixed at origination plus a fixed number of percentage points specified in the related Mortgage Note (such rate, the "Maximum Rate"). None of the Mortgage Loans are subject to minimum Mortgage Rates. Effective with the first payment due on a Mortgage Loan after each related Adjustment Date, the Scheduled Payment will be adjusted to an amount which will pay interest at the adjusted rate and fully amortize the then-outstanding principal balance of the Mortgage Loan over its remaining term. If the Index ceases to be published or is otherwise unavailable, the Master Servicer will select an alternative index based upon comparable information.]

     Each Mortgage Loan is, by its terms, assumable in connection with a transfer of the related Mortgaged Property if the proposed transferee submits certain information to the Master Servicer required to enable it to evaluate the transferee's ability to repay the Mortgage Loan and if the Master Servicer reasonably determines that the security for the Mortgage Loan would not be impaired by the assumption. See "RISK FACTORS" herein and in the Prospectus.

     Each Mortgage Loan was originated on or after                      ,
19     .

     The latest stated maturity date of any Mortgage Loan is                ,
20     . The earliest stated maturity date of any Mortgage Loan is
               , 20     .

     [As of the Cut-off Date, no Mortgage Loan was delinquent more than days.]

     [None of the Mortgage Loans are subject to buydown agreements.] [No Mortgage Loan provides for deferred interest or negative amortization.]

     No Mortgage Loan had a Loan-to-Value Ratio at origination of more than
     %. [Except for                      Mortgage Loans, representing
approximately      % of the Cut-off Date Pool Principal Balance,] each Mortgage
Loan with a Loan-to-Value Ratio at origination of greater than 80% is covered by a primary mortgage insurance policy (each a "Primary Mortgage Insurance Policy") issued by a mortgage insurance company acceptable to the Federal National Mortgage Association ("FNMA"), the Federal Home Loan Mortgage Corporation ("FHLMC") or any nationally recognized statistical rating organization, which policy provides coverage of a portion of the original principal balance of the related Mortgage Loan equal to the product of the original principal balance thereof and a fraction, the numerator of which is the excess of the original principal balance of the related Mortgage Loan over 75% of the lesser of the appraised value and selling price of the related Mortgage Property and the denominator of which is the original principal balance of the related Mortgage Loan, plus accrued interest thereon and related foreclosure expenses. No such Primary Mortgage Insurance Policy will be required with respect to any such Mortgage Loan after the date on which the related Loan-to-Value Ratio is 80% or less or, based on a new appraisal, the principal balance of such Mortgage Loan represents 80% or less of the new appraised value. See "MORTGAGE LOAN PROGRAM -- UNDERWRITING STANDARDS" herein.

     The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related Mortgage Loan at the date of determination and the denominator of which is (a) in the case of a purchase, the lesser of the selling price of the Mortgaged Property and its appraised value determined in an appraisal obtained by the originator at origination of such Mortgage Loan, or
(b) in the case of a refinance, the appraised value of the Mortgaged Property at the time of such refinance. No assurance can be given that the value of any Mortgaged Property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to such Mortgage Loans.

     The following information sets forth in tabular format certain information, as of the Cut-off Date, as to the Mortgage Loans. Other than with respect to rates of interest, percentages (approximate) are stated by Stated Principal Balance of the Mortgage Loans as of the Cut-off Date and have been rounded in order to total 100%.

                        ORIGINAL LOAN-TO-VALUE RATIOS(1)

                                                            AGGREGATE
                                              NUMBER OF     PRINCIPAL     PERCENT OF
           ORIGINAL LOAN-TO-VALUE             MORTGAGE       BALANCE       MORTGAGE
                 RATIOS(%)                      LOANS      OUTSTANDING       POOL
           ----------------------             ---------    -----------    ----------
                                                             $                     %
                                                             -------       --------
          Total.............................                 $                     %
                                                             =======       ========

-------------------------
(1) The weighted average original Loan-to-Value Ratio of the Mortgage Loans is
    expected to be approximately      %.

                         ORIGINAL TERMS TO MATURITY(1)

                                                            AGGREGATE
                                              NUMBER OF     PRINCIPAL     PERCENT OF
              ORIGINAL TERM TO                MORTGAGE       BALANCE       MORTGAGE
              MATURITY(MONTHS)                  LOANS      OUTSTANDING       POOL
              ----------------                ---------    -----------    ----------
                                                             $                     %
                                                             -------       --------
     Total..................................                 $                     %
                                                             =======       ========

-------------------------
(1) As of the Cut-off Date, the weighted average remaining term to maturity of the Mortgage Loans is expected to be approximately months.

                  CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                            AGGREGATE
              RANGE OF CURRENT                NUMBER OF     PRINCIPAL     PERCENT OF
               MORTGAGE LOAN                  MORTGAGE       BALANCE       MORTGAGE
             PRINCIPAL BALANCES                 LOANS      OUTSTANDING       POOL
             ------------------               ---------    -----------    ----------
                                                             $                     %
                                                             -------       --------
     Total..................................                 $                     %
                                                             =======       ========

-------------------------
(1) As of the Cut-off Date, the average current Mortgage Loans principal balance
    is expected to be approximately $     .

                           CURRENT MORTGAGE RATES(1)

                                                            AGGREGATE
                                              NUMBER OF     PRINCIPAL     PERCENT OF
                                              MORTGAGE       BALANCE       MORTGAGE
         CURRENT MORTGAGE RATES(%)              LOANS      OUTSTANDING       POOL
         -------------------------            ---------    -----------    ----------
                                                             $                     %
                                                             -------       --------
     Total..................................                 $                     %
                                                             =======       ========

-------------------------
(1) As of the Cut-off Date, the weighted average Mortgage Rate of the Mortgage
    Loans is expected to be approximately      % per annum.

                           PURPOSE OF MORTGAGE LOANS

                                                            AGGREGATE
                                              NUMBER OF     PRINCIPAL     PERCENT OF
                                              MORTGAGE       BALANCE       MORTGAGE
                LOAN PURPOSE                    LOANS      OUTSTANDING       POOL
                ------------                  ---------    -----------    ----------
Purchase....................................                 $                     %
Refinance (Rate or Term)....................
Refinance (Cash-out)........................
                                                             -------       --------
     Total..................................                 $                     %
                                                             =======       ========

                 STATE DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                            AGGREGATE
                                              NUMBER OF     PRINCIPAL     PERCENT OF
                                              MORTGAGE       BALANCE       MORTGAGE
                   STATE                        LOANS      OUTSTANDING       POOL
                   -----                      ---------    -----------    ----------
Other(1)....................................                 $                     %
                                                             -------       --------
     Total..................................                 $                     %
                                                             =======       ========

-------------------------
(1) Other includes other states, and the District of Columbia, with under      %
    concentrations individually. No more than approximately      % of the
    Mortgage Loans will be secured by Mortgaged Properties located in any one postal zip code area.

                        DOCUMENTATION FOR MORTGAGE LOANS

                                                            AGGREGATE
                                              NUMBER OF     PRINCIPAL     PERCENT OF
                                              MORTGAGE       BALANCE       MORTGAGE
              TYPE OF PROGRAM                   LOANS      OUTSTANDING       POOL
              ---------------                 ---------    -----------    ----------
Full........................................                 $                     %
Alternative.................................
Reduced.....................................
                                                             -------       --------
     Total..................................                 $                     %
                                                             =======       ========

                               OCCUPANCY TYPES(1)

                                                            AGGREGATE
                                              NUMBER OF     PRINCIPAL     PERCENT OF
                                              MORTGAGE       BALANCE       MORTGAGE
               OCCUPANCY TYPE                   LOANS      OUTSTANDING       POOL
               --------------                 ---------    -----------    ----------
Primary Home................................                 $                     %
Investor....................................
Second Home.................................
                                                             -------       --------
     Total..................................                 $                     %
                                                             =======       ========

-------------------------
(1) Based upon representations of the related Mortgagors at the time of origination.

                                 PROPERTY TYPE

                                                            AGGREGATE
                                              NUMBER OF     PRINCIPAL     PERCENT OF
                                              MORTGAGE       BALANCE       MORTGAGE
               PROPERTY TYPE                    LOANS      OUTSTANDING       POOL
               -------------                  ---------    -----------    ----------
Single Family...............................                 $                     %
Planned Unit Development Condominium........
2-4 Units...................................                      --
                                                             -------       --------
     Total..................................                 $                     %
                                                             =======       ========

                           MAXIMUM MORTGAGE RATES(1)

                                                            AGGREGATE
                                              NUMBER OF     PRINCIPAL     PERCENT OF
                                              MORTGAGE       BALANCE       MORTGAGE
             LIFETIME CAPS (%)                  LOANS      OUTSTANDING       POOL
             -----------------                ---------    -----------    ----------
                                                             $                     %
                                                             -------       --------
          Total.............................                 $                     %
                                                             =======       ========

-------------------------
(1) As of the Cut-off Date, the weighted average Lifetime Cap of the Mortgage
    Loans is expected to be approximately      % per annum.

                                   MARGIN(1)

                                                            AGGREGATE
                                              NUMBER OF     PRINCIPAL     PERCENT OF
                                              MORTGAGE       BALANCE       MORTGAGE
                   MARGIN                       LOANS      OUTSTANDING       POOL
                   ------                     ---------    -----------    ----------
                                                             $                     %
                                                             -------       --------
          Total.............................                 $                     %
                                                             =======       ========

-------------------------
(1) As of the Cut-off Date, the weighted average margin of the Mortgage Loans is
    expected to be approximately      %.

                       NEXT NOTE RATE ADJUSTMENT DATES(1)

                                                            AGGREGATE
                                              NUMBER OF     PRINCIPAL     PERCENT OF
                                              MORTGAGE       BALANCE       MORTGAGE
                   MONTHS                       LOANS      OUTSTANDING       POOL
                   ------                     ---------    -----------    ----------
                                                             $                     %
                                                             -------       --------
          Total.............................                 $                     %
                                                             =======       ========

-------------------------
(1) As of the Cut-off Date, the weighted average months to the next Adjustment
    Date of the Mortgage Loans was approximately      months.

THE INDEX

                             [DESCRIPTION OF INDEX]

ASSIGNMENT OF THE MORTGAGE LOANS

     Pursuant to the Indenture, the Bond Issuer on the Closing Date will pledge, transfer, assign, set over and otherwise convey without recourse to the Bond Trustee in trust for the benefit of the Bondholders all right, title and interest of the Bond Issuer in and to each Mortgage Loan and all right, title and interest in and to all other assets included in the trust fund assets, including all principal and interest received on or with respect to the Mortgage Loans, exclusive of principal and interest due on or prior to the Cut-off Date.

     In connection with such transfer and assignment, the Bond Issuer will deliver or cause to be delivered to the Bond Trustee, or one or more custodians for the Bond Trustee, among other things, the original promissory note (the "Mortgage Note") (and any modification or amendment thereto) endorsed in blank without recourse, the original instrument creating a first lien on the related Mortgaged Property (the "Mortgage") with evidence of recording indicated thereon, an assignment in recordable form of the Mortgage, the title policy with respect to the related Mortgaged Property and, if applicable, all recorded intervening assignments of the Mortgage and any riders or modifications to such Mortgage Note and Mortgage (except for any such document not returned from the public recording office, which will be delivered to the Bond Trustee as soon as the same is available to the Bond Issuer) (collectively, the "Mortgage File"). [Assignments of the Mortgage Loans to the Bond Trustee (or its nominee) will be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel, such recording is not required to protect the Bond Trustee's interest in the Mortgage Loans against the claim of any subsequent transferee or any successor to or creditor of the Bond Issuer.]

     The Bond Trustee will review each Mortgage File within
                     days of the Closing Date (or promptly after the Bond Trustee's receipt of any document permitted to be delivered after the Closing
Date) and if any document in a Mortgage File is found to be missing or defective in a material respect and the Bond Issuer does not cure such defect within days of notice thereof from the Bond Trustee (or within such longer period not to exceed days after the Closing Date as provided in the Mortgage Loan Purchase Agreement in the case of missing documents not returned from the public recording office), AmREIT will be obligated to purchase the related Mortgage Loan. Rather than purchase the Mortgage Loan as provided above, AmREIT may remove such Mortgage Loan (a "Deleted Mortgage Loan") from the Collateral and substitute in its place another mortgage loan (a "Replacement Mortgage Loan"). Any Replacement Mortgage Loan generally will, on the date of substitution, among other characteristics set forth in the Mortgage Loan Purchase Agreement, (i) have a principal balance, after deduction of all Scheduled Payments due in the month of substitution, not in excess of, and not
more than   % less than, the Stated Principal Balance of the Deleted Mortgage
Loan (the amount of any shortfall to be deposited in the Bond Account by AmREIT and held for distribution to the Bondholders on the related Distribution Date (a "Substitution Adjustment Amount")), (ii) have a Mortgage Rate not lower than,
and not more than   % per annum higher than, that of the Deleted Mortgage Loan,
(iii) have a Loan-to-Value Ratio not higher than that of the Deleted Mortgage Loan, (iv) have a remaining term to maturity not greater than (and not more than less than) that of the Deleted Mortgage Loan, and (v) comply with all of the representations and warranties set forth in the Mortgage Loan Purchase Agreement as of the date of substitution. This cure, purchase or substitution obligation constitutes the sole remedy available to Bondholders or the Bond Trustee for omission of, or a material defect in, a Mortgage Loan document.

                            DESCRIPTION OF THE BONDS

GENERAL

     The Bonds will be issued pursuant to the Indenture. Set forth below are summaries of the specific terms and provisions pursuant to which the Bonds will be issued. The following summaries are subject to, and are qualified in their entirety by reference to, the provisions of the Indenture. When particular provisions or terms used in the Indenture are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

     The American Residential Eagle Bond Trust [199 -- ], Collateralized Mortgage Bonds (the "Bonds"), will consist of the Class A-1 Bonds (the "Senior Bonds") and the Class B-1 and Class B-2 Bonds (collectively, the "Subordinated Bonds"). The Bond Issuer will also issue the Investor Certificate (the "Investor Certificate") as described herein. The Senior Bonds and the Class B-1 Bonds are collectively referred to herein as the "Offered Bonds." Only the Offered Bonds are offered hereby. The Classes of Offered Bonds will have the respective Bond Interest Rates described on the cover hereof. The Class B-2 Bonds and the Investor Certificate will bear interest at the Bond Interest Rate and Certificate Interest Rate, respectively, described herein.

     The "Class Principal Amount" of (a) the Senior Bonds (the "Senior Class Principal Amount") as of any Distribution Date is the Original Senior Class Principal Amount reduced by all amounts previously distributed to holders of the Senior Bonds as payments of principal, (b) the Class B-1 Bonds (the "Class B-1 Principal Amount") as of any Distribution Date is the lesser of (i) the aggregate of the Stated Principal Balances of the Mortgage Loans, less the Senior Class Principal Amount immediately prior to such date, and (ii) the Original Class B-1 Principal Amount reduced by all amounts previously distributed to holders of the Class B-1 Bonds as payments of principal and (c) the Class B-2 Bonds (the "Class B-2 Principal Amount") as of any Distribution Date is the lesser of (i) the aggregate of the Stated Principal Balances of the Mortgage Loans, less the sum of the Senior Class Principal Amount and the Class B-1 Principal Amount, in each case immediately prior to such date, and (ii) the Original Class B-2 Principal Amount reduced by all amounts previously distributed to holders of the Class B-2 Bonds as payments of principal. The
Senior Bonds will have an original Senior Class Principal Amount of $       (the
"Original Senior Class Principal Amount"), the Class B-1 Bonds will have an
original Class B-1 Principal Amount of $       (the "Original Class B-1
Principal Amount") and the Class B-2 Bonds will have an original Class B-2
Principal Amount of $       (the "Original Class B-2 Principal Amount"). The
"Invested Amount" of the Investor Certificate as of any Distribution Date is the lesser of (i) the aggregate of the Stated Principal Balances of the Mortgage Loans, less the sum of (x) the Senior Class Principal Amount, (y) the Class B-1 Principal Amount and (z) the Class B-2 Principal Amount, in each case immediately prior to such date, and (ii) the Original Invested Amount reduced by all amounts previously distributed to the holder of the Investor Certificate in reduction of the Invested Amount. The Investor Certificate will have an original
Invested Amount of approximately $       (the "Original Invested Amount").

PAYMENTS ON MORTGAGE LOANS; ACCOUNTS

     On or prior to the Closing Date, the Master Servicer will establish and maintain or cause to be established and maintained a separate account or accounts for the collection of payments on the Mortgage Loans (the "Bond Account"). On or prior to the Closing Date, the Bond Trustee will establish an account (the "Distribution Account"), which will be maintained with the Bond Trustee in trust for the benefit of the Bondholders. On or prior to the business day immediately preceding each Distribution Date, the Master Servicer will withdraw from the Bond Account the Bond Distribution Amount for such Distribution Date, to the extent of Available Funds on deposit therein, and will deposit such amount in the Distribution Account. The "Bond Distribution Amount" for any Distribution Date will equal the sum of (i) the Senior Interest Payment Amount, (ii) the Senior Principal Payment Amount, (iii) the Class B-1 Interest Payment Amount, (iv) the Class B-1 Principal Payment Amount, (v) the Class B-2 Interest Payment Amount and (vi) the

Class B-2 Principal Payment Amount (as each such term is defined herein). Funds credited to the Bond Account or the Distribution Account may be invested at the direction of the Company for the benefit and at the risk of the Company in Permitted Investments, as defined in the Master Servicing Agreement, that are scheduled to mature on or prior to the business day preceding the next Distribution Date.

PAYMENTS

     Payments on the Bonds will be made by the Bond Trustee on [the   th day of
each month], or if such day is not a business day, on the first business day
thereafter, commencing in           , 199 (each, a "Distribution Date"), to the
persons in whose names such Bonds are registered at the close of business on the last business day of the month preceding the month of such Distribution Date (the "Record Date").

     Payments on each Distribution Date will be made by check mailed to the address of the person entitled thereto as it appears on the applicable bond register or, in the case of a Bondholder who holds 100% of a Class of Bonds or who holds Bonds with an aggregate initial Class Principal Amount of $1,000,000 or more and who has so notified the Bond Trustee in writing in accordance with the Indenture, by wire transfer in immediately available funds to the account of such Bondholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final payment in retirement of the Bonds will be made only upon presentment and surrender of such Bonds at the Corporate Trust Office of the Bond Trustee.

     As more fully described herein, payments will be made on each Distribution Date from Available Funds in the following order of priority: (i) to interest on the Senior Bonds; (ii) to principal of the Senior Bonds; (iii) to interest on the Class B-1 Bonds; (iv) to principal of the Class B-1 Bonds; (v) to interest on the Class B-2 Bonds; (vi) to principal of the Class B-2 Bonds; (vii) to interest on the Investor Certificate; (viii) to principal of the Investor Certificate; and (ix) to the holder of the Investor Certificate, all remaining Available Funds, subject to certain limitations set forth herein under "-- PRINCIPAL."

     "Available Funds" with respect to any Distribution Date will be equal to the sum of (i) all scheduled installments of interest (net of the related Expense Fees) and principal due [on the Due Date in the month] in which such Distribution Date occurs and received prior to the related Determination Date, together with any Advances in respect thereof; (ii) all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the Mortgage Loans, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the applicable Servicer's or the Master Servicer's normal servicing procedures (collectively, "Insurance Proceeds") and all other cash amounts received and retained in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise ("Liquidation Proceeds"), during the [month] preceding the month of such Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed Advances, if any); (iii) all partial or full prepayments received during the [month] preceding the month of such Distribution Date; and
(iv) amounts received with respect to such Distribution Date as the Substitution Adjustment Amount or purchase price in respect of a Deleted Mortgage Loan or a Mortgage Loan purchased by [AmREIT] [or by the Master Servicer or the Company] as of such Distribution Date, reduced by amounts in reimbursement for Advances previously made and other amounts as to which the applicable Servicer or the Master Servicer is entitled to be reimbursed pursuant to the Master Servicing Agreement.

INTEREST

     The Bond Interest Rate for each Class of Bonds for each Distribution Date (each, a "Bond Interest Rate") is described in the Summary hereof. The interest rate for the Class B-1 Bonds is the "Class B-1 Bond Interest Rate." The interest rate for the Class B-2 Bonds is the "Class B-2 Bond Interest Rate." The interest rate for the Investor Certificate is the "Certificate Interest Rate." On each Distribution Date, to the extent of funds available therefor, each Class of Bonds and the Investor Certificate will be entitled to receive an amount allocable to interest as described below (as to each such Class or the Investor Certificate, as applicable, the "Interest Payment Amount") with respect to the related Interest Accrual Period. With respect to each Distribution Date, the "Interest Accrual Period" for each Class of Bonds and the Investor Certificate will be the [calendar month] preceding the month of such Distribution Date.

     The Interest Payment Amount for the Senior Bonds (the "Senior Interest Payment Amount") will be equal to the sum of (i) interest at the rate for the Senior Bonds ("the Senior Bond Interest Rate") on the Senior Class Principal Amount, and (ii) the sum of the amounts, if any, by which the amount described in clause (i) above on each prior Distribution Date exceeded the amount actually distributed as interest on such prior Distribution Dates and not subsequently distributed. The Interest Payment Amount for the Class B-1 Bonds (the "Class B-1 Interest Payment Amount") will be equal to the sum of (i) interest at the Class B-1 Bond Interest Rate on the Class B-1 Principal Amount, (ii) interest at the Class B-1 Bond Interest Rate on any Class B-1 Principal Carryover Shortfall,
(iii) the sum of the amounts, if any, by which the sum of the amounts described in clauses (i) and (ii) above on each prior Distribution Date exceeded the amount actually distributed as interest on such prior Distribution Dates and not subsequently distributed (the "Class B-1 Interest Carryover Shortfall") and (iv) interest at the Class B-1 Bond Interest Rate on any Class B-1 Interest Carryover Shortfall (to the extent permitted by applicable law). The Interest Payment Amount for the Class B-2 Bonds (the "Class B-2 Interest Payment Amount") will be equal to the sum of (i) interest at the Class B-2 Bond Interest Rate on the Class B-2 Principal Amount, (ii) interest at the Class B-2 Bond Interest Rate on any Class B-2 Principal Carryover Shortfall, (iii) the sum of the amounts, if any, by which the sum of the amounts described in clauses (i) and (ii) above on each prior Distribution Date exceed the amount actually distributed as interest on such prior Distribution Dates and not subsequently distributed (the "Class B-2 Interest Carryover Shortfall") and (iv) interest at the Class B-2 Bond Interest Rate on any Class B-2 Interest Carryover Shortfall (to the extent permitted by applicable law). The Interest Payment Amount for the Investor Certificate (the "Certificate Interest Payment Amount") will be equal to interest at the Certificate Interest Rate on the Invested Amount. The Senior Bonds will not be entitled to interest on any Senior Interest Payment Amount not paid when due prior to such time as the Bonds are declared immediately due and payable upon the occurrence of an Event of Default as described herein under "-- PRIORITY OF PAYMENTS AND ALLOCATION OF SHORTFALLS." The Investor Certificate will not be entitled to interest on any Certificate Interest Payment Amount not paid when due.

     The interest payable on any Distribution Date as described above, but not the entitlement thereto, for each Class of Bonds will be reduced by their respective proportionate amounts of "Net Interest Shortfalls" for such Distribution Date, if any, based on the amount of interest each Class of Bonds would otherwise be entitled to receive on such Distribution Date before taking into account any reduction in such amounts resulting from such Net Interest Shortfalls. With respect to any Distribution Date, the

"Net Interest Shortfall" is equal to the amount by which the sum of (i) the amount of interest which would otherwise have been received with respect to any Mortgage Loan that was the subject of a Relief Act Reduction and (ii) any Prepayment Interest Shortfalls, in each case during the calendar month preceding the month of such Distribution Date, exceeds the sum of (i) the Master Servicing Fee for such period and (ii) the amounts otherwise payable on such Distribution Date to the holder of the Investor Certificate as described in clauses "seventh", "eighth" and "ninth" under "-- PRIORITY OF PAYMENTS AND ALLOCATION OF SHORTFALLS" below. A "Relief Act Reduction" is a reduction in the amount of monthly interest payment on a Mortgage Loan pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940. See "CERTAIN LEGAL ASPECTS OF MORTGAGE
LOANS -- SOLDIERS AND SAILORS' CIVIL RELIEF ACT" in the Prospectus. A "Prepayment Interest Shortfall" is the amount by which interest paid by a borrower in connection with a prepayment of principal on a Mortgage Loan is less than one month's interest at the related Mortgage Rate on the Stated Principal Balance of such Mortgage Loan.

     Accrued interest to be paid on any Distribution Date will be calculated, in the case of each Class of Bonds and the Investor Certificate, on the basis of the related Class Principal Amount or Invested Amount, as applicable, immediately prior to such Distribution Date. Interest will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.

PRINCIPAL

     GENERAL. All payments and other amounts received in respect of principal of the Mortgage Loans will be allocated among the Senior Bonds, the Subordinated Bonds and the Investor Certificate.

     SENIOR PRINCIPAL PAYMENT AMOUNT. On each Distribution Date, the Available Funds remaining after payment of interest with respect to the Senior Bonds, up to the amount of the Senior Principal Payment Amount for such Distribution Date, will be distributed as principal of the Senior Bonds. The "Senior Principal Payment Amount" for any Distribution Date will equal the Senior Percentage of the sum of (a) the principal portion of the Scheduled Payment due on each Mortgage Loan [on the related Due Date], (b) the principal portion of the purchase price of each Mortgage Loan that was purchased by AmREIT or another person pursuant to the Mortgage Loan Purchase Agreement (as defined herein) [or any optional purchase by the Master Servicer or the Company of a defaulted Mortgage Loan] as of such Distribution Date, (c) the Substitution Adjustment Amount in connection with any Deleted Mortgage Loan received with respect to such Distribution Date, (d) any Insurance Proceeds or Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans that are not yet Liquidated Mortgage Loans received during the [calendar month] preceding the month of such Distribution Date, (e) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the [calendar month] preceding the month of such Distribution Date, the Stated Principal Balance of such Mortgage Loan, and (f) all partial and full principal prepayments by borrowers received during the [calendar month] preceding the month of such Distribution Date.

     "Stated Principal Balance" means, as to any Mortgage Loan and Due Date, the unpaid principal balance of such Mortgage Loan as of such Due Date, as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period), after giving effect to any previous partial principal prepayments and Liquidation Proceeds received and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor. The "Pool Principal Balance" with respect to any Distribution Date equals the aggregate of the Stated Principal Balances of the Mortgage Loans outstanding on the Due Date in the month preceding the month of such Distribution Date.

     The "Senior Percentage" for any Distribution Date is the percentage equivalent of a fraction the numerator of which is the Senior Class Principal Amount immediately prior to such date and the denominator of which is the sum of
(i) the Senior Class Principal Amount, (ii) the Class B-1 Principal Amount,
(iii) the Class B-2 Principal Amount and (iv) the Invested Amount, in each case immediately prior to such date. The "Class B-1 Percentage" for any Distribution Date is the percentage equivalent of a fraction the numerator of which is the Class B-1 Principal Amount immediately prior to such date and the denominator of which is the sum of (i) the Senior Class Principal Amount, (ii) the Class B-1 Principal Amount, (iii) the Class B-2 Principal Amount and (iv) the Invested Amount, in each case immediately prior to such date. The "Class B-2 Percentage" for any Distribution Date is the percentage equivalent of a fraction the numerator of which is the Class B-2 Principal Amount immediately prior to such date and the denominator of which is the sum of (i) the Senior Class Principal Amount, (ii) the Class B-1 Principal Amount, (iii) the Class B-2 Principal Amount and (iv) the Invested Amount, in each case immediately prior to such date. The "Investor Percentage" for any Distribution Date will be calculated as the difference between 100% and the sum of the Senior Percentage, the Class B-1 Percentage and the Class B-2 Percentage for such date.

     SUBORDINATED PRINCIPAL PAYMENT AMOUNT. On each Distribution Date, to the extent of Available Funds therefor, the Class B-1 and Class B-2 Principal Payment Amounts for such Distribution Date will be distributed as principal of the Class B-1 and Class B-2 Bonds, respectively. The "Class B-1 Principal Payment Amount" and the "Class B-2 Principal Payment Amount" for any Distribution Date will equal the sum of (i) the Class B-1 Percentage or the Class B-2 Percentage, as applicable, of the sum of (a) the principal portion of the Scheduled Payment due on each Mortgage Loan [on the related Due Date], (b) the principal portion of the purchase price of each Mortgage Loan that was purchased by AmREIT or another person pursuant to the Mortgage Loan Purchase Agreement [or by the Master Servicer in connection with any optional purchase by the Master Servicer or the Company of a defaulted Mortgage Loan] as of such Distribution Date, (c) the Substitution Adjustment Amount in connection with any Deleted Mortgage Loan received with respect to such Distribution Date, (d) any Insurance Proceeds or Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans that are not yet Liquidated Mortgage Loans received during the [calendar month] preceding the month of such Distribution Date, (e) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the [calendar month] preceding the month of such Distribution Date, the Stated Principal Balance of such Mortgage Loan and (f) all partial and full principal prepayments by borrowers received during the [calendar month] preceding the month of such Distribution Date and (ii) any Class B-1 Principal Carryover Shortfall or Class B-2 Principal Carryover Shortfall, as the case may be. The "Class B-1 Principal Carryover Shortfall" for any Distribution Date will equal the excess of (a) the Original Class B-1 Principal Amount reduced by all amounts previously distributed to holders of the Class B-1 Bonds as payments of principal or Class B-1 Principal Carryover Shortfall, over (b) the Class B-1 Principal Amount immediately prior to such date. The "Class B-2 Principal Carryover Shortfall" for any Distribution Date will equal the excess of (a) the Original Class B-2 Principal Amount reduced by all amounts previously distributed to holders of the Class B-2 Bonds as payments of principal or Class B-2 Principal Carryover Shortfall, over (b) the Class B-2 Principal Amount immediately prior to such date.

     INVESTED AMOUNT PAYMENT. On each Distribution Date, to the extent of Available Funds therefor, the Invested Amount Payment for such Distribution Date will be distributed in reduction of the Invested Amount of the Investor Certificate. The "Invested Amount Payment" for any Distribution Date will equal the sum of (i) the Investor Percentage of the sum of (a) the principal portion of the Scheduled Payment due on each Mortgage Loan [on the related Due Date],
(b) the principal portion of the purchase price of each Mortgage Loan that was purchased by AmREIT or another person pursuant to the Mortgage Loan Purchase Agreement (as defined herein)[or any optional purchase by the Master Servicer or the Company of a defaulted Mortgage Loan] as of such Distribution Date, (c) the Substitution Adjustment Amount in connection with any Deleted Mortgage Loan received with respect to such Distribution Date, (d) any Insurance Proceeds or Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans that are not yet Liquidated Mortgage Loans received during the [calendar month] preceding the month of such Distribution Date, and (e) all partial and full principal prepayments by borrowers received during the [calendar month] preceding the month of such Distribution Date, and (ii) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the [calendar month] preceding the month of such Distribution Date, the Liquidation Proceeds allocable to principal received with respect to such Mortgage Loan, after application of such amounts pursuant to clause (e) of the definition of Senior Principal Payment Amount, clause (e) of the definition of Class B-1 Principal Payment Amount and clause (e) of the definition of Class B-2 Principal Payment Amount.

PRIORITY OF PAYMENTS AND ALLOCATION OF SHORTFALLS

     Prior to the declaration that the Bonds are due and payable, on any Distribution Date Available Funds will be applied in the following order of priority:

        first, to the Senior Interest Payment Amount;

        second, to the Senior Principal Payment Amount;

        third, to the Class B-1 Interest Payment Amount;

        fourth, to the Class B-1 Principal Payment Amount;

        fifth, to the Class B-2 Interest Payment Amount;

        sixth, to the Class B-2 Principal Payment Amount;

        seventh, to the Certificate Interest Payment Amount;

        eighth, to the Invested Amount Payment; and

        ninth, to the holder of the Investor Certificate, the balance of any Available Funds remaining in the Bond Account.

     If a Realized Loss results in the Stated Principal Balances of the Mortgage Loans declining in an amount greater than the sum of (i) the payments of principal on the Senior Bonds, (ii) the payments of principal on the Class B-1 Bonds, (iii) the payments of principal on the Class B-2 Bonds and (iv) the payment in reduction of the Invested Amount, the Senior Percentage, the Class B-1 Percentage, the Class B-2 Percentage and the Investor Percentage may shift (as a result of their methods of computation as described above under "-- PRINCIPAL") such that funds available in the Distribution Account for payments of principal on each future Distribution Date may be allocated in a higher ratio to the Offered Bonds as a result of such shortfall. This shift of the Senior Percentage, the Class B-1 Percentage, the Class B-2 Percentage and the Investor Percentage may cause the Offered Bonds to amortize more rapidly, and the Class B-2 Bonds and the Investor Certificate to amortize more slowly, than would otherwise have been the case in the absence of such shortfalls. An investor should consider the risk that, in the case of any Offered Bond purchased at a discount, a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Bond purchased at a premium, a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield. In addition, an investor in the Offered Bonds should consider the risk that there can be no assurance that investors in the Offered Bonds will be able to reinvest the payments thereon at yields equaling or exceeding the yields on such Bonds. It is possible that yields on any such reinvestments will be lower, and may be significantly lower, than the yields on the Offered Bonds. See "RISK FACTORS -- YIELD, PREPAYMENT AND MATURITY RISKS" herein and "RISK FACTORS -- PREPAYMENT AND YIELD CONSIDERATIONS; REINVESTMENT RISK" in the Prospectus. In general, a "Realized Loss" means, with respect to a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the related Mortgage Loan exceeds the amount of Liquidation Proceeds applied to the principal balance of the related Mortgage Loan. A "Liquidated Mortgage Loan" is a defaulted Mortgage Loan as to which the Master Servicer has determined that all recoverable liquidation and insurance proceeds have been received.

     Under the Indenture, an Event of Default will not occur solely due to the occurrence of shortfalls required to be distributed to Bondholders ("Shortfalls") that affect only the Subordinated Bonds until all the Senior Bonds have been paid in full and then only if Shortfalls on the Subordinated Bonds have not been paid. In addition, an Event of Default by reason of any Shortfalls that affect the Senior Bonds will occur on any Distribution Date only when the Pool Principal Balance is less than the principal amount of the Senior Bonds outstanding after application of all available amounts on deposit in the Distribution Account on such Distribution Date. Nevertheless, at any time following an Event of Default arising from a Shortfall affecting the Senior Bonds, the holders of outstanding Bonds, whether Senior Bonds or Subordinated Bonds, representing more than 50% in principal amount of all Bonds then outstanding, may declare the Bonds due and payable or take any other action pursuant to the terms of the Indenture. Until the Bonds have been declared due and payable following an Event of Default, the holders of the Subordinated Bonds may not request the Bond Trustee to take any action, other than the application of available funds in the Distribution Account to pay principal and interest as provided herein, and may not otherwise cause any action to be taken to enforce the obligation of the Bond Issuer to pay principal and interest on the Subordinated Bonds. Additionally, prior to the Bonds being declared due and payable following an Event of Default, the Senior Bonds will not accrue interest in any form on the interest component of any Shortfall attributable to the Senior Bonds. Should an Event of Default occur, payments will be allocated on each Distribution Date in accordance with the priorities described herein under "-- PRINCIPAL," which would otherwise be applicable on such Distribution Date had an Event of Default not occurred. See "THE AGREEMENTS" in the Prospectus.

STATED MATURITY

     The Stated Maturity for each Class of Bonds is the date determined by the
Company which is   years after the      Distribution Date immediately following
the latest maturity date of any Mortgage Loan. The Stated Maturity of each Class
of Bonds is                , 20  .

     See "TRUST FUND ASSETS -- WEIGHTED AVERAGE LIFE OF THE OFFERED BONDS" and "SECURITY FOR THE BONDS" herein and in the Prospectus.

STRUCTURING ASSUMPTIONS

     Unless otherwise specified, the information in the tables in this Prospectus Supplement has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the "Structuring Assumptions"): (i) the Mortgage Pool consists of one Mortgage Loan with the following characteristics:

                                                                             REMAINING
                                                           ORIGINAL TERM        TERM
                                            NET MORTGAGE    IN MATURITY     TO MATURITY
    PRINCIPAL BALANCE       MORTGAGE RATE       RATE        (IN MONTHS)     (IN MONTHS)
    -----------------       -------------   ------------   -------------   --------------
$                                     %               %

     (ii) the Mortgage Loans prepay at the specified constant Prepayment Assumptions, (iii) no defaults in the payment by Mortgagors of principal of and interest on the Mortgage Loans are experienced, (iv) scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month following the Closing Date and are computed prior to giving effect to prepayments received on the last day of the prior month, (v) prepayments are allocated as described herein without giving effect to loss and delinquency tests, (vi) there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual Mortgage Loans and are received on the last day of each month, commencing in the calendar month of the Closing Date, (vii) the scheduled monthly payment for each Mortgage Loan has been calculated based on the assumed mortgage loan characteristics described in item
(i) above such that each such mortgage loan will amortize in amounts sufficient to repay the principal balance of such assumed mortgage loan by its remaining term to maturity, (viii) the initial Class Principal Amount or Invested Amount, as applicable, of each Class of Bonds and the Investor Certificate, respectively, is as set forth on the cover page hereof and under "SUMMARY -- SECURITIES OTHER THAN THE OFFERED BONDS" herein, (ix) interest accrues on each Class of Bonds and the Investor Certificate at the applicable interest rate described on the cover hereof or described herein, (x) payments in respect of the Bonds and the Investor Certificate are received in cash on the th day of each month commencing in the calendar month following the Closing Date, (xi) the closing date of the sale of the Offered Bonds is
                     , 199 , (xii) [AmREIT] is not required to purchase or substitute for any Mortgage Loan and (xiii) [the Master Servicer or the Company does not exercise any option to purchase any Mortgage Loans described herein under "-- OPTIONAL PURCHASE OF DEFAULTED LOANS"] and the Bond Issuer does not exercise any option to redeem the Bonds as described herein under "-- REDEMPTION AT THE OPTION OF THE BOND ISSUER." While it is assumed that each of the Mortgage Loans prepays at the specified constant Prepayment Assumptions, this is not likely to be the case. Moreover, discrepancies exist between the characteristics of the actual Mortgage Loans which will be delivered to the Bond Trustee and characteristics of the Mortgage Loans assumed in preparing the tables herein.

     Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this Prospectus Supplement (the "Prepayment Assumption") represents an assumed rate of prepayment each month relevant to the then outstanding principal balance of a pool of mortgage loans. The Prepayment Assumption does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. A 100% Prepayment Assumption assumes a Constant
Prepayment Rate ("CPR") of      % per annum of the then outstanding principal
balance of such mortgage loans in the first month of the life of the mortgage
loans and an additional      % per annum in each month thereafter until the
month. Beginning in the                      month and in each month thereafter
during the life of such mortgage loans, a 100% Prepayment Assumption assumes a
CPR of      % per annum each month. As used in the tables below, a      %
Prepayment Assumption assumes a prepayment rate equal to      % of the
Prepayment Assumption. Correspondingly, a      % Prepayment Assumption assumes a
prepayment rate equal to      % of the Prepayment Assumption, and so forth.

[OPTIONAL PURCHASE OF DEFAULTED LOANS

     The Master Servicer or the Company may, at its option, purchase from the Bond Issuer any Mortgage Loan which is delinquent in payment by days or more. Any such purchase will be at a price equal to 100% of the Stated Principal Balance of such Mortgage Loan plus accrued interest thereon at the applicable Mortgage Rate from the date through which interest was last paid by the related Mortgagor or advanced to the first day of the month in which such amount is to be distributed.]

WEIGHTED AVERAGE LIVES OF THE OFFERED BONDS

     The weighted average life of an Offered Bond is determined by (a) multiplying the amount of the reduction, if any, of the Class Principal Amount of such Bond on each Distribution Date by the number of years from the date of issuance to such Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in Class Principal Amount of such Bond referred to in clause (a).

     For a discussion of the factors which may influence the rate of payments (including prepayments) of the Mortgage Loans, see "RISK FACTORS -- YIELD, PREPAYMENT AND MATURITY RISKS" herein and "RISK FACTORS -- PREPAYMENT AND YIELD CONSIDERATIONS" in the Prospectus.

     In general, the weighted average lives of the Offered Bonds will be shortened if the level of prepayments of principal of the Mortgage Loans increases. However, the weighted average lives of the Offered Bonds will depend upon a variety of other factors, including the timing of changes in such rate of principal payments and the priority sequence of distributions of principal of the Classes of Bonds. See "DESCRIPTION OF THE BONDS -- PRINCIPAL" herein.

     The interaction of the foregoing factors may have different effects on the Senior Bonds and the Class B-1 Bonds and the effects on any Class may vary at different times during the life of such Class. Accordingly, no assurance can be given as to the weighted average life of any Class of Offered Bonds. Further, to the extent the prices of the Offered Bonds represent discounts or premiums to their respective original Class Principal

Amounts, variability in the weighted average lives of such Classes of Bonds will result in variability in the related yields to maturity. For an example of how the weighted average lives of the Classes of Offered Bonds may be affected at various constant Prepayment Assumptions, see the Decrement Tables below.

DECREMENT TABLES

     The following tables indicate the percentages of the initial Class Principal Amounts of the Classes of Offered Bonds that would be outstanding after each of the dates shown at various constant Prepayment Assumptions and the corresponding weighted average lives of such Classes. The tables have been prepared on the basis of the Structuring Assumptions. It is not likely that (i) all of the Mortgage Loans will have the characteristics assumed, (ii) all of the Mortgage Loans will prepay at the constant Prepayment Assumptions specified in the tables or at any constant Prepayment Assumption or (iii) all of the Mortgage Loans will prepay at the same rate. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal payments than indicated in the tables at the specified constant Prepayment Assumptions, even if the weighted average remaining term to maturity of the Mortgage Loans is consistent with the remaining terms to maturity of the Mortgage Loans specified in the Structuring Assumptions.

             PERCENT OF INITIAL CLASS PRINCIPAL AMOUNTS OUTSTANDING

                               [DECREMENT TABLES]

REDEMPTION AT THE OPTION OF THE BOND ISSUER

     The Bonds may be redeemed in whole, but not in part, at the Bond Issuer's option, on any Distribution Date on or after the earlier of (a) years after the initial issuance of the Bonds and (b) the Distribution Date on which the sum of
(i) the Senior Class Principal Amount (ii) the Class B-1 Principal Amount, (iii) the Class B-2 Principal Amount and (iv) the Invested Amount, after giving effect to payments to be made on such Distribution Date, is or less of the aggregate of the Stated Principal Balances of the Mortgage Loans as of the Cut-off Date, at a redemption price equal to 100% of the unpaid principal amount of such Bonds (including, in the case of the Class B-1 or Class B-2 Bonds, any unpaid Class B-1 or Class B-2 Principal Carryover Shortfall), plus accrued and unpaid interest at the applicable Bond Interest Rate through the month preceding the month in which such optional redemption date occurs. The Bonds are not otherwise subject to call or redemption at the option of the Bond Issuer nor are they subject to special redemption. See "DESCRIPTION OF THE SECURITIES -- REDEMPTION AT THE OPTION OF THE ISSUER" in the Prospectus.

     Notice of any redemption to be made at the option of the Bond Issuer must be given by the Bond Issuer to the Bond Trustee not less than 30 days prior to the redemption date and must be mailed by the Bond Issuer or the Bond Trustee to affected Bondholders at least ten days prior to the redemption date.

CONTROLLING CLASS UNDER THE INDENTURE

     For the purposes described in the Prospectus under the headings "THE AGREEMENTS -- MODIFICATION OF AGREEMENTS," "-- EVENTS OF DEFAULT" and "RIGHTS UPON EVENT OF DEFAULT," the "Controlling Class" shall be the Class A-1 Bondholders or, if the Class A-1 Bonds are no longer outstanding, the holders of the most senior Class of Subordinated Bonds then outstanding.

BOOK-ENTRY BONDS

     The Offered Bonds will be book-entry Bonds (each, a Class of "Book-Entry Bonds"). Persons acquiring beneficial ownership interests in the Offered Bonds ("Bond Owners") may elect to hold their Offered Bonds through the Depository Trust Company ("DTC") in the United States, or CEDEL or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Bonds will be issued in one or more certificates which equal the aggregate principal amount of the Offered Bonds and will initially be registered in the name of Cede & Co., the nominee of DTC. CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A., will act as depositary for CEDEL and The Chase Manhattan Bank will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Bonds in minimum denominations representing Class Principal Amounts of
$          and in multiples of $1,000 in excess thereof. Except as described below, no person acquiring a Book-Entry Bond (each, a "beneficial owner") will be entitled to receive a physical certificate representing such Offered Bond (a "Definitive Bond"). Unless and until Definitive Bonds are issued, it is anticipated that the only "Bondholders" of the Offered Bonds will be Cede & Co., as nominee of DTC. Bond Owners will not be Bondholders as that term is used in the Indenture. Bond Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations ("Participants") and DTC.

     The beneficial owner's ownership of a Book-Entry Bond will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Bond will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant, and on the records of CEDEL or Euroclear, as appropriate).

     Bond Owners will receive all payments of principal of, and interest on, the Offered Bonds from the Bond Trustee through DTC and DTC participants. While the Offered Bonds are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Bonds and is required to receive and transmit payments of principal of, and interest on, the Bonds. Participants and indirect participants which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"), with whom Bond Owners have accounts with respect to Offered Bonds are similarly required to make book-entry transfers and receive and transmit such payments on behalf of their respective Bond Owners. Accordingly, although Bond Owners will not possess certificates, the Rules provide a mechanism by which Bond Owners will receive payments and will be able to transfer their interest.

     Bond Owners will not receive or be entitled to receive certificates representing their respective interests in the Bonds, except under the limited circumstances described below. Unless and until Definitive Bonds are issued, Bond Owners who are not Participants may transfer ownership of Offered Bonds only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Offered Bonds, by book-entry transfer, through DTC for the account of the purchasers of such Offered Bonds, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Offered Bonds will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Bond Owners.

     Because of time zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or CEDEL Participants on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant (as defined herein) or Euroclear Participant (as defined herein) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC. For information relating to tax documentation procedures relating to the Offered Bonds, see "FEDERAL INCOME TAX
CONSEQUENCES -- WITHHOLDING WITH RESPECT TO CERTAIN FOREIGN INVESTORS" and
"-- BACKUP WITHHOLDING" in the Prospectus and "GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES -- CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS" in Annex I hereto.

     Transfers between Participants will occur in accordance with DTC Rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day fund settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

     DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Bonds, whether held for its own account or as nominee for another person. In general, beneficial ownership of Book-Entry Bonds will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

     CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York ("Morgan" and in such capacity, the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by Morgan, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Belgian Cooperative. The Belgian Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with Morgan are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear

Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Payments on the Book-Entry Bonds will be made on each Distribution Date by the Bond Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Bonds that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Bonds that it represents.

     Under a book-entry format, beneficial owners of the Book-Entry Bonds may experience some delay in their receipt of payments, since such payments will be forwarded by the Bond Trustee to Cede & Co., as nominee of DTC. Payments with respect to Offered Bonds held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "FEDERAL INCOME TAX CONSEQUENCES -- WITHHOLDING WITH RESPECT TO CERTAIN FOREIGN INVESTORS" and "-- BACKUP WITHHOLDING" in the Prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Bonds to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Bond, may be limited due to the lack of physical certificates for such Book-Entry Bonds. In addition, issuance of the Offered Bonds in book-entry form may reduce the liquidity of such Offered Bonds in the secondary market since certain potential investors may be unwilling to purchase Offered Bonds for which they cannot obtain physical certificates.

     Monthly and annual reports on the Bond Issuer will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC or the Relevant Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Bonds of such beneficial owners are credited.

     DTC has advised the Issuer and the Bond Trustee that, unless and until Definitive Bonds are issued in respect of the Offered Bonds, DTC will take any action permitted to be taken by the holders of the Book-Entry Bonds under the Indenture only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Bonds are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Bonds. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Bondholder under the Indenture on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Offered Bonds which conflict with actions taken with respect to other Offered Bonds.

     Definitive Bonds will be issued to beneficial owners of the Book-Entry Bonds, or their nominees rather than to DTC, only if (a) DTC or the Bond Issuer advises the Bond Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the Book-Entry Bonds and the

Bond Issuer or the Bond Trustee is unable to locate a qualified successor or (b) the Bond Issuer, at its sole option, elects to terminate a book-entry system through DTC.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Bond Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of the Definitive Bonds. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Bonds and instructions for re-registration, the Bond Trustee will issue Definitive Bonds, and thereafter the Bond Trustee will recognize the holders of such Definitive Bonds as Bondholders under the Indenture.

     Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Offered Bonds among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     None of the Master Servicer, the Company, the Bond Issuer or the Bond Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Bonds held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     For a description of the procedures generally applicable to the Book-Entry Bonds, see "DESCRIPTION OF THE SECURITIES -- BOOK-ENTRY BONDS" in the Prospectus.

                               CREDIT ENHANCEMENT

     Credit enhancement for the Senior Bonds will be provided by the Subordinated Bonds and by the Investor Certificate. Credit enhancement for the Class B-1 Bonds will be provided by the Class B-2 Bonds and by the Investor Certificate. Credit Enhancement for the Class B-2 Bonds will be provided by the Investor Certificate. The rights of holders of the Subordinated Bonds and the Investor Certificate to receive payments with respect to the Mortgage Loans will be subordinated to such rights of the holders of the Senior Bonds, the rights of the holders of the Class B-2 Bonds and the Investor Certificate will be subordinated to such rights of the holders of the Class B-1 Bonds, and the rights of the holder of the Investor Certificate will be subordinated to such rights of the holders of the Class B-2 Bonds, in each case only to the extent described herein.

     The subordination of (i) the Subordinated Bonds and the Investor Certificate to the Senior Bonds, (ii) the Class B-2 Bonds and the Investor Certificate to the Class B-1 Bonds and (iii) the Investor Certificate to the Class B-2 Bonds are each intended to increase the likelihood of timely receipt by the holders of Bonds with higher relative payment priority of the maximum amount to which they are entitled on any Distribution Date and to provide such holders protection against losses resulting from defaults on Mortgage Loans to the extent described herein. However, the amount of protection afforded by subordination may be exhausted and Shortfalls in payments on the Offered Bonds could result. Any losses realized on the Mortgage Loans in excess of the related available subordination amount will result in losses on the Offered Bonds. See "DESCRIPTION OF THE BONDS -- PRIORITY OF PAYMENTS AND ALLOCATION OF SHORTFALLS" herein.

                             MORTGAGE LOAN PROGRAM

UNDERWRITING STANDARDS

     [All of the Mortgage Loans have been purchased by AmREIT in the ordinary course of business directly from banks, savings and loan associations, mortgage bankers and other mortgage loan originators (each, an "Originator"), or in the secondary mortgage market. AmREIT approves individual institutions as eligible Originators after an evaluation of certain criteria, including the Originator's mortgage origination and servicing experience and financial stability. Each Originator and/or the entity from which AmREIT purchased the Mortgage Loans will represent and warrant that all Mortgage Loans originated and/or sold by it will have been underwritten in accordance with standards consistent with those utilized by mortgage lenders generally during the period of origination.]

     Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the related Mortgaged Property as collateral. In general, a prospective borrower applying for a loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expense, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source (typically the borrower's employer) which verification reports, among other things, the length of employment with that organization, the current salary, and whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts. See "MORTGAGE LOAN PROGRAM -- UNDERWRITING STANDARDS" in the Prospectus.

                        SERVICING OF THE MORTGAGE LOANS

THE MASTER SERVICER

                          will act as Master Servicer. The principal executive
offices of                      are located at                      .

     The Master Servicer will be responsible for servicing the Mortgage Loans in accordance with the terms set forth in the Master Servicing Agreement. The Master Servicer intends to perform its servicing obligations under the Master Servicing Agreement directly or through one or more servicers (each, a "Servicer"). On or prior to the Closing Date, the Master Servicer will enter into or be assigned a mortgage servicing agreement (each, a "Servicing Agreement") with each Servicer pursuant to which such Servicer will perform certain servicing functions with respect to the Mortgage Loans. The Master Servicer will administer and supervise the performance of each Servicer, who may in turn be administering and supervising the performance of the subservicers of the Mortgage Loans. Notwithstanding any such servicing arrangements, the Master Servicer will remain liable for its servicing duties and obligations under the Master Servicing Agreement.

SERVICING AND COLLECTION PROCEDURES

     On or prior to the Closing Date, the Master Servicer may enter into a separate Servicing Agreement with each Servicer to perform, as independent contractor, servicing functions for the Master Servicer subject to its supervision. Such servicing functions include collection and remittance of principal and interest payments, administration of mortgage escrow accounts, collection of certain insurance claims and, if necessary, foreclosure. The Master Servicer may permit Servicers to contract with subservicers to perform some or all of the Servicer's servicing duties, but the Servicers will not thereby be released from their obligations under the Servicing Agreement. The Master Servicer also may enter into subservicing agreements directly with an affiliate of a Servicer or permit a Servicer to transfer its servicing rights and obligations to a third party. In such instances, the affiliate or third party, as the case may be, will perform servicing functions comparable to those normally performed by the Servicer as described above, and the Servicer will not be obligated to perform such servicing functions. When used herein with respect to servicing obligations, the term Servicer includes any such affiliate or third party. The Master Servicer may perform certain supervisory functions with respect to servicing by the Servicer directly or through an agent or independent contractor and the Master Servicer will be responsible for administering and servicing the Mortgage Loans pursuant to the Master Servicing Agreement.

     On or before the Closing Date, the Master Servicer will establish one or more accounts (the "Bond Account") into which each Servicer will remit collections on the mortgage loans serviced by it (net of its related servicing compensation). For purposes of the Master Servicing Agreement, the Master Servicer will be deemed to have received any amounts with respect to the Mortgage Loans that are received by a Servicer regardless of whether such amounts are remitted by the Servicer to the Master Servicer. The Master Servicer has reserved the right to remove the Servicer servicing any Mortgage Loan at any time and will exercise that right if it considers such removal to be in the best interest of the Bondholders. In the event that the Master Servicer removes a Servicer, the Master Servicer will continue to be responsible for servicing the related Mortgage Loans.

FORECLOSURE, DELINQUENCY AND LOSS EXPERIENCE

     The following table summarizes the delinquency, foreclosure and loss experience, respectively, as of December 31, 199 , December 31, 199 and December
31, 199 on approximately $          , $          and $          , respectively,
in outstanding principal balance of conventional mortgage loans master serviced
by                      , commenced master servicing conventional mortgage loans
during           . The delinquency and foreclosure percentages and the loss experience may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such mortgage loans were not outstanding long enough to give rise to some or all of the indicated periods of delinquency. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Mortgage Loans, and no assurances can be given that the foreclosure, delinquency and loss experience presented in the table below will be indicative of such experience on the Mortgage Loans in the future:

                                               AS OF          AS OF          AS OF
                                            DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                                199            199            199
                                            ------------   ------------   ------------
Total number of conventional mortgage
  loans in Master Servicer's Portfolio....
Delinquent mortgage loans and pending
  foreclosures in Master Servicer's
  Portfolio at period end(1): ............
  30 - 59 days............................
  60 - 89 days............................
  90 days or more (excluding
     foreclosures)........................
  Total delinquencies.....................
  Foreclosures pending....................
  Total delinquencies and foreclosures
     pending..............................
  Net Loss(2).............................

-------------------------
(1) As a percentage of the total number of loans master serviced.

(2) There is no material difference between gross loss and net loss.

     There can be no assurance that factors beyond the Master Servicer's control, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future. [For example, over the last several years there has been a general deterioration of the real estate market and weakening of the economy in many regions of the country, including California. The general deterioration of the real estate market has been reflected in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. The general weakening of the economy has been reflected in decreases in the financial strength of borrowers and decreases in the value of collateral serving as collateral for loans. If the real estate market and economy continue to decline, the Master Servicer may experience an increase in delinquencies on the loans it services and higher net losses on liquidated loans.]

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Expense Fees with respect to the Mortgage Loans are payable out of the interest payments on each Mortgage Loan. The Expense Fees will vary from Mortgage Loan to Mortgage Loan. The rate at which the Expense Fees accrue (the "Expense Fee Rate")
will range from   % to   % per annum, in each case of the Stated Principal
Balance of the related Mortgage Loan. As of the Cut-off Date, the weighted
average Expense Fee Rate equaled approximately   %. The Expense Fees consist of
(a) master servicing compensation payable to the Master Servicer in respect of its master servicing activities (the "Master Servicing Fee"), (b) servicing compensation payable to the Servicers in respect of their servicing activities (the "Servicing Fee") and (c) fees payable to the Bond Trustee in respect of its
activities as trustee under the Indenture. The Master Servicing Fee will be   %
per annum of the Stated Principal Balance of each Mortgage Loan. The Servicing Fee payable to each Servicer will vary from Mortgage Loan to Mortgage Loan and
will range from   % to   % per annum, in each case of the Stated Principal
Balance of the related Mortgage Loan serviced by such Servicer. The Master Servicer is obligated to pay certain ongoing expenses associated with the Mortgage Loans and incurred by the Master Servicer in connection with its responsibilities under the Master Servicing Agreement and such amounts will be paid by the Master Servicer out of the Master Servicing Fee. The amount of the Master Servicing Fee is subject to adjustment with respect to prepaid Mortgage Loans, as described herein under "-- ADJUSTMENT TO MASTER SERVICING FEE AND INVESTED AMOUNT IN CONNECTION WITH CERTAIN PREPAID MORTGAGE LOANS." The Master Servicer or the related Servicer will also be entitled to receive late payment fees, assumption fees and other similar charges. The Master Servicer will be entitled to receive all reinvestment income earned on amounts on deposit in the Bond Account and the Distribution Account. The Net Mortgage Rate of a Mortgage Loan is the Mortgage Rate thereof minus the related Expense Fee Rate.

ADJUSTMENT TO MASTER SERVICING FEE AND INVESTED AMOUNT IN CONNECTION WITH CERTAIN PREPAID MORTGAGE LOANS

     When a borrower prepays a Mortgage Loan between Due Dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter. Principal prepayments by borrowers received during a calendar month will be distributed to Bondholders on the Distribution Date in the month following the month of receipt. Pursuant to the Master Servicing Agreement, the Master Servicing Fee for any month may be reduced by an amount with respect to each such prepaid Mortgage Loan sufficient to pay to Bondholders the full amount of interest to which they would be entitled in respect of such Mortgage Loan on the related Distribution Date. If shortfalls in interest as a result of prepayments in any month exceed the sum of (i) amount of the Master Servicing Fee for such month and (ii) the amounts otherwise payable on such Distribution Date to the holder of the Investor Certificate as described in clauses "seventh," "eighth" and "ninth" under "DESCRIPTION OF THE
BONDS -- PRIORITY OF PAYMENTS AND ALLOCATION OF SHORTFALLS" herein, the amount of funds available to be paid to Bondholders in respect of interest on such Distribution Date will be reduced by the amount of such excess. See "DESCRIPTION OF THE BONDS -- INTEREST" herein.

ADVANCES

     Subject to the following limitations, the Master Servicer will be required to advance prior to each Distribution Date, from its own funds, funds advanced by the related Servicer or amounts received with respect to the Mortgage Loans that do not constitute Available Funds for such Distribution Date, an amount equal to the aggregate of payments of principal of and interest on the Mortgage Loans (net of the Master Servicing Fee and the applicable Servicing Fee with respect to the related Mortgage Loans) which were due on the related Due Date and which were delinquent on the related Determination Date, together with an amount equivalent to interest on each Mortgage Loan as to which the related Mortgaged Property has been acquired by the Bond Trustee through foreclosure or deed-in-lieu of foreclosure ("REO Property") (any such advance, an "Advance").

     Advances are intended to maintain a regular flow of scheduled interest and principal payments on the Bonds and the Investor Certificate rather than to guarantee or insure against losses. The Master Servicer is obligated to make Advances with respect to delinquent payments of principal of or interest on each Mortgage Loan to the extent that such Advances are, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan. If the Master Servicer determines on any Determination Date to make an Advance, such Advance will be included with the payment to Bondholders and the holder of the Investor Certificate on the related Distribution Date. [Any failure by a Servicer to advance funds as required under the related Servicing Agreement will constitute a default thereunder, in which case the Master Servicer will be obligated to make any such advance in accordance with the terms of the Master Servicing Agreement.] Any failure by the Master Servicer to make an Advance as required under the Master Servicing Agreement with respect to the Bonds and the Investor Certificate will constitute a Servicing Default thereunder, in which case the Bond Trustee or the successor master servicer will be obligated to make any such Advance, in accordance with the terms of the Master Servicing Agreement.

                        FEDERAL INCOME TAX CONSEQUENCES

     Jeffers, Wilson, Shaff & Falk, LLP has advised the Company that, in its opinion, the Bonds will be treated as indebtedness for federal income tax purposes, and not as an ownership interest in (a) the Mortgage Collateral, (b) the Bond Issuer or (c) a separate association taxable as a corporation. Interest, including original issue discount with respect to any Class of Offered Bonds issued with original issue discount, will be taxable to non-exempt Bondholders. The Tax Prepayment Assumption (as defined in the Prospectus under "FEDERAL INCOME TAX CONSEQUENCES -- INTEREST AND ORIGINAL ISSUE DISCOUNT") for the purposes of determining the amount and rate of accrual of original issue discount on the Bonds assumes that the Mortgage Loans are prepaid at a rate of
  % of the Prepayment Assumption. Based upon (i) [the assumed prepayment rate] and (ii) the expected price to the public of each Class of the Offered Bonds as of the date hereof (including interest accrued before the issue date, if any), the Class A-1 Bonds will not be issued with original issue discount and the Class B-1 Bonds will be treated as issued with original issue discount. Pursuant to applicable regulations regarding the existence and computation of original issue discount, the Bond Issuer intends to treat the stated interest on the Bonds as "qualified stated interest payments" (as such term is defined in the Prospectus under "FEDERAL INCOME TAX CONSEQUENCES").

     Notwithstanding the use of the above prepayment assumption in pricing the Offered Bonds, no representation is made that the Mortgage Loans will actually prepay at the assumed rate or at any other rate. The amount of original issue discount and certain other information with respect to each Offered Bond will be set forth on the face of such Bond as required by applicable regulations and as described in the Prospectus. See "DESCRIPTION OF THE BONDS -- WEIGHTED AVERAGE LIFE OF THE OFFERED BONDS" herein and "FEDERAL TAX CONSEQUENCES" in the Prospectus.

     The Bond Issuer will not elect to treat the segregated pool of assets securing the Bonds as a real estate mortgage investment conduit ("REMIC") or a financial asset securitization investment trust ("FASIT") for federal income tax purposes. Jeffers, Wilson, Shaff & Falk, LLP has further advised the Company that, in its opinion, the Bond Issuer will not be classified as a taxable mortgage pool.

                                 ERISA MATTERS

     A fiduciary of a pension, profit-sharing, stock bonus plan or individual retirement account, including a plan for self employed individuals and their employees or any other employee benefit plan subject to the prohibited transaction provisions of the Code or the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") should consider (i) whether the ownership of the Offered Bonds is in accordance with the documents and instruments governing the plan, (ii) whether the ownership of the Offered Bonds is inconsistent with the fiduciary's responsibilities and satisfies the requirements of Part 4 of Subtitle A of Title I of ERISA (if applicable) and in particular, the diversification, prudence and liquidity requirements of Section 404 of ERISA, (iii) the prohibitions under ERISA on improper delegation of control over, or responsibility for "plan assets" and ERISA's imposition of co-fiduciary liability on a fiduciary who participates in, or permits (by action or inaction) the occurrence of, or fails to remedy a known breach of duty by another fiduciary whit respect to plan assets, and (iv) the need to value the assets of the Plan annually. A fiduciary who decides to invest the assets of a Plan in the Offered Bonds should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the Mortgage Loans.

     Fiduciaries of employee benefit plans and certain other retirement plans and arrangements that are subject to Title I of ERISA or Section 4975 of the Code, including individual retirement accounts and annuities, Keogh plans and entities in which such plans, accounts, annuities or arrangements are invested (any of the foregoing, a "Plan"), persons acting on behalf of a Plan, or persons using the assets of a Plan ("Plan Investors"), should review carefully with their legal advisors whether the purchase or holding of the Offered Bonds could either give rise to a transaction that is prohibited under ERISA or the Code or cause the Collateral to be treated as plan assets for purposes of regulations of the Department of Labor set forth in 29 C.F.R. sec.2510.3-101 (the "Plan Asset Regulations"). Prospective Plan investors should be aware that, although certain exceptions from the application of the prohibited transaction rules and the Plan Asset Regulations exist, there can be no assurance that any such exception will apply with respect to the acquisition of an Offered Bond.

     Under the Plan Asset Regulations, if the Offered Bonds are treated as having substantial equity features, the purchaser of an Offered Bond could be treated as having acquired a direct interest in the Collateral securing the Offered Bonds. In that event, the purchase, holding, or resale of such Offered Bonds could result in a transaction that is prohibited under ERISA or the Code. The Depositor believes that all of the Offered Bonds will be treated as debt obligations without significant equity features for purposes of the Plan Asset Regulations. Accordingly, a Plan that acquires an Offered Bond should not be treated as having acquired a direct interest in the assets of the Trust. However, there can be no complete assurance that the Offered Bonds will be treated as debt obligations without significant equity features for purposes of the Plan Asset Regulations.

     Regardless whether the Offered Bonds are treated as debt or equity for purposes of ERISA, the acquisition or holding of Offered Bonds by or on behalf of a Plan could still be considered to give rise to a prohibited transaction if the Trust, the Indenture Trustee, the Owner Trustee, the Master Servicer or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Plan or in the event that a subsequent transfer of an Offered Bond is between a Plan and a party in interest or disqualified person with respect to such Plan. However, one or more exemptions may be available with respect to certain prohibited transaction rules of ERISA that might apply in connection with the initial purchase, holding and resale of the Offered Bonds, depending in part upon the type of Plan fiduciary making the decision to acquire Offered Bonds and the circumstances under which such decision is made. These exemptions include, but are not limited to, (i) PTCE 96-23, regarding investments determined by in-house asset managers, (ii) PTCE 95-60, regarding investments by insurance company pooled accounts; (iii) PTCE 91-38, regarding investments by bank collective investment funds; (iv) PTCE 90-1, regarding investments by insurance company pooled separate accounts; or
(v) PTCE 84-14, regarding transactions negotiated by qualified professional asset managers. Before purchasing any Offered Bonds, a Plan subject to the fiduciary responsibility provisions of ERISA or described in Section 4975(e)(1) (and not exempt under Section 4975(g)) of the Code should consult with its counsel to determine whether the conditions of any exemption would be met. A purchaser of an Offered Bond should be aware, however, that even if the conditions specified in one or more exemptions are met, the scope of the relief provided by an exemption might not cover all acts that might be construed as prohibited transactions. The purchaser of an Offered Bond will be required to make a representation to the Trust and the Indenture Trustee, in form and substance satisfactory to the Trust and the Indenture Trustee, that it either:
(i) is not, and is not purchasing an Offered Bond, directly or indirectly, for, on behalf of or with the assets of, an employee benefit plan or other retirement arrangement which is subject to Title I of ERISA and/or Section 4975 of the Code, or (ii) PTCE 96-23, PTCE 95-60, PTCE 91-38, PTCE 90-1, PTCE 84-14 or some other prohibited transaction exemption is applicable to the purchase and holding of an Offered Bond by the transferee.

     Any Plan fiduciary considering the purchase of Offered Bonds should consult with its counsel with respect to the potential applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the Underwriting Agreement
between the Company, AmREIT and                      (the "Underwriter"), the
Company has agreed to cause the Bond Issuer to sell to the Underwriter, and the Underwriter has agreed to purchase from the Bond Issuer, Class A-1 Bonds with
original principal amount of $          , and all of the Class B-1 Bonds
(collectively, the "Underwritten Bonds"). Distribution of the Underwritten Bonds will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In connection with the sale of the Underwritten Bonds, the Underwriter may be deemed to have received compensation from the Bond Issuer in the form of underwriting discounts.

     The Bond Issuer proposes to offer the Class A-1 Bonds with original
principal balance of $          for sale to AmREIT in a privately negotiated
transaction. AmREIT will initially pledge its Class A-1 Bonds to [name of lender] to secure indebtedness. AmREIT or its pledgees, donees, transferees or other successors in interest may, from time to time, offer such Class A-1 Bonds for sale to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

     The Underwriter intends to make a secondary market in the Offered Bonds, but has no obligation to do so. There can be no assurance that a secondary market for the Offered Bonds will develop or, if it does develop, that it will continue or that it will provide Bondholders with a sufficient level of liquidity of investment. The Offered Bonds will not be listed on any national securities exchange.

     The Company and AmREIT have agreed to indemnify the Underwriter against, or make contributions to the Underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

                                 LEGAL MATTERS

     The validity of the Bonds will be passed upon for the Bond Issuer by Tobin & Tobin, a professional corporation, San Francisco, California. Certain tax matters will be passed upon by for the Bond Issuer by Jeffers, Wilson, Shaff & Falk, LLP, Irvine, California. Brown & Wood LLP, Washington, D.C., will act as counsel for the Underwriter.

                                    RATINGS

     It is a condition of the issuance of the Senior Bonds that they be rated
AAA by                and AAA by                (               and, together,
the "Rating Agencies"). It is a condition to the issuance of the Class B-1 Bonds
that they be rated [AA] by                .

     The ratings assigned by                to collateralized mortgage
obligations address the likelihood of the receipt of all payments on the mortgage loans by the related bondholders under the agreements pursuant to which
such bonds are issued.                's ratings take into consideration the
credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with such bonds, and the extent to which the payment stream on the mortgage pool is adequate to make the
payments required by such bonds.                's ratings on such bonds do not,
however, constitute a statement regarding frequency of prepayments of the mortgage loans.

     The ratings assigned by                      to the senior bonds address
the likelihood of the receipt of all payments on the mortgage loans by the related bondholders under the agreements pursuant to which such bonds are
issued.                's ratings take into consideration the credit quality of
the related mortgage pool, including any credit support providers, structural and legal aspects associated with such bonds, and the extent to which the payment stream on such mortgage pool is adequate to make payments required by
such bonds.                's ratings on such bonds do not, however, constitute
a statement regarding frequency of prepayments on the related mortgage loans.

     The ratings of the Rating Agencies do not address the possibility that, as a result of principal prepayments, Bondholders may receive a lower than anticipated yield.

     The ratings assigned to the Offered Bonds should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies.

     The Bond Issuer has not requested a rating of the Offered Bonds by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Offered Bonds or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Offered Bonds could be lower than the respective ratings assigned by the Rating Agencies.

                          INDEX OF CERTAIN DEFINITIONS

                                                              PAGE
                                                              -----
Adjustment Date.............................................   S-19
Advance.....................................................   S-44
Advances....................................................    S-8
AmREIT......................................................  Cover
Available Funds.............................................   S-26
Beneficial Owner............................................   S-35
Bond Account................................................   S-25
Bond Distribution Amount....................................   S-25
Bond Interest Rate..........................................   S-27
Bond Issuer.................................................   S-17
Bond Owners.................................................   S-34
Bond Trustee................................................    S-5
Bonds.......................................................   S-25
Book-Entry Bonds............................................   S-34
CEDEL Participants..........................................   S-36
Certificate Interest Payment Amount.........................   S-27
Certificate Interest Rate...................................   S-27
Class B-1 Bond Interest Rate................................   S-27
Class B-1 Interest Carryover Shortfall......................   S-27
Class B-1 Interest Payment Amount...........................   S-27
Class B-1 Percentage........................................   S-29
Class B-1 Principal Amount..................................   S-25
Class B-1 Principal Carryover Shortfall.....................   S-29
Class B-1 Principal Payment Amount..........................   S-29
Class B-2 Interest Carryover Shortfall......................   S-27
Class B-2 Interest Payment Amount...........................   S-27
Class B-2 Bond Interest Rate................................   S-27
Class B-2 Percentage........................................   S-29
Class B-2 Principal Amount..................................   S-25
Class B-2 Principal Carryover Shortfall.....................   S-29
Class B-2 Principal Payment Amount..........................   S-29
Class Principal Amount......................................   S-25
Code........................................................   S-10
Company.....................................................   S-17
Controlling Class...........................................   S-34
Cooperative.................................................   S-37
CPR.........................................................   S-33

                                                              PAGE
                                                              -----
Cut-off Date Pool Principal Balance.........................   S-19
Definitive Bond.............................................   S-35
Deleted Mortgage Loan.......................................   S-24
Deposit Trust Agreement.....................................    S-6
Depositor...................................................   S-17
Distribution Account........................................   S-25
Distribution Date...........................................   S-26
DTC.........................................................   S-35
Due Date....................................................   S-19
ERISA.......................................................   S-45
Euroclear Operator..........................................   S-37
Euroclear Participants......................................   S-37
European Depositaries.......................................   S-35
Expense Fee Rate............................................   S-43
FASIT.......................................................   S-45
FHLMC.......................................................   S-20
Financial Intermediary......................................   S-35
FNMA........................................................   S-20
Index.......................................................   S-19
Indirect Participants.......................................   S-35
Insurance Proceeds..........................................   S-26
Interest Accrual Period.....................................   S-27
Interest Payment Amount.....................................   S-27
Invested Amount.............................................   S-25
Invested Amount Payment.....................................   S-30
Investor Certificate........................................   S-25
Investor Percentage.........................................   S-29
Liquidated Mortgage Loan....................................   S-31
Liquidation Proceeds........................................   S-26
Loan-to-Value Ratio.........................................   S-20
Management Agreement........................................   S-17
Margin......................................................   S-19
Master Servicer.............................................    S-5
Master Servicing Agreement..................................    S-5
Master Servicing Fee........................................   S-43
Maximum Rate................................................   S-19
Morgan......................................................   S-37
Mortgage....................................................   S-24
Mortgage File...............................................   S-24
Mortgage Loan Purchase Agreement............................   S-18
Mortgage Loans..............................................   S-18
Mortgage Note...............................................   S-23
Mortgage Pool...............................................   S-18
Mortgaged Property..........................................   S-18
Net Interest Shortfall......................................   S-27
Net Interest Shortfalls.....................................   S-27
Offered Bonds...............................................    S-5
Original Class B-1 Principal Amount.........................   S-25
Original Class B-2 Principal Amount.........................   S-25

                                                              PAGE
                                                              -----
Original Invested Amount....................................   S-25
Original Senior Class Principal Amount......................   S-25
Originator..................................................   S-40
Owner Trustee...............................................   S-17
Participants................................................   S-35
Periodic Rate Cap...........................................   S-19
Plan........................................................   S-45
Plan Asset Regulations......................................   S-45
Plan Investors..............................................   S-45
Pool Principal Balance......................................   S-28
Prepayment Assumption.......................................   S-32
Prepayment Interest Shortfall...............................   S-28
Primary Mortgage Insurance Policy...........................   S-20
PTCE........................................................   S-46
Rating Agencies.............................................   S-47
Realized Loss...............................................   S-31
Record Date.................................................   S-26
Relevant Depositary.........................................   S-35
Relief Act Reduction........................................   S-28
REMIC.......................................................   S-45
REO Property................................................   S-44
Replacement Mortgage Loan...................................   S-24
Rules.......................................................   S-35
Scheduled Payments..........................................   S-19
Senior Bond Interest Rate...................................   S-27
Senior Bonds................................................   S-25
Senior Class Principal Amount...............................   S-25
Senior Interest Payment Amount..............................   S-27
Senior Percentage...........................................   S-29
Senior Principal Payment Amount.............................   S-28
Servicer....................................................   S-40
Servicing Agreement.........................................   S-40
Servicing Fee...............................................   S-43
Shortfalls..................................................   S-31
SMMEA.......................................................   S-10
Stated Maturity.............................................   S-31
Stated Principal Balance....................................   S-28
Structuring Assumptions.....................................   S-32
Subordinated Bonds..........................................   S-25
Substitution Adjustment Amount..............................   S-24
Terms and Conditions........................................   S-37
Trust Fund Assets...........................................   S-17
Underwriter.................................................   S-46
Underwritten Bonds..........................................   S-46
Weighted Average Life.......................................   S-33

                                    ANNEX I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered American Residential Eagle Trust One, Collateralized Mortgage Bonds (the "Global Bonds") will be available only in book-entry form. Investors in the Global Bonds may hold such Global Bonds through any of The Depository Trust Company ("DTC"), CEDEL or Euroclear. The Global Bonds will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Bonds through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Bonds through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior collateralized mortgage bond issues.

     Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Global Bonds will be effected on a delivery-against-payment basis through the respective Depositaries of CEDEL and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Bonds will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Bonds will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Bonds will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC (each, a "DTC Participant"). As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Bonds through DTC will follow the settlement practices applicable to other collateralized mortgage bond issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Bonds through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Bonds will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior collateralized mortgage bond issues in same-day funds.

     TRADING BETWEEN CEDEL AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

     TRADING BETWEEN DTC SELLER AND CEDEL OR EUROCLEAR PURCHASER. When Global Bonds are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Bonds against payment. Payment will include interest accrued on the Global Bonds from and including the last coupon Distribution Date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Bonds. After settlement has been completed, the Global Bonds will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Bonds will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debt will be valued instead as of the actual settlement date.

     CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Bonds are credited to their accounts one day later.

     As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Bonds would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Bonds were credited to their accounts. However, interest on the Global Bonds would accrue from the value date. Therefore, in many cases the investment income on the Global Bonds earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Bonds to the respective European Depository for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

     TRADING BETWEEN CEDEL OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Bonds are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. In these cases CEDEL or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Bonds from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the CEDEL Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended valued date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use CEDEL or Euroclear and that purchase Global Bonds from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

          (b) borrowing the Global Bonds in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Bonds sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of the Global Bonds holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     EXEMPTION FOR NON-U.S. PERSONS (FORM W-8). Beneficial owners of the Global Bonds that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

     EXEMPTION FOR NON-U.S. PERSONS WITH EFFECTIVELY CONNECTED INCOME (FORM
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES (FORM 1001). Non-U.S. Persons that are Bond Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Bond Owner or his agent.

     EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The Bond Owner of a Global Bond or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate whose income is subject to U.S. federal income tax regardless of its source of income, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Bonds. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Bonds.

                  SUBJECT TO COMPLETION, DATED JANUARY 6, 1999

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JANUARY 6, 1999)
                                $

              [LOGO] AMERICAN RESIDENTIAL EAGLE BOND TRUST [199-]
                                  BOND ISSUER
                    COLLATERALIZED [CALLABLE] MORTGAGE BONDS
                          $            CLASS A-1 BONDS
                          $            CLASS B-1 BONDS

 Consider carefully the risk
 factors beginning on page S-15
 of this prospectus supplement
 which include:
 - Yield, Prepayment and Maturity
   Risks;
 - Cash Flow Considerations;
 - Limited Recourse;
 - Bankruptcy and Insolvency
   Risks;
 - Risks associated with
   Book-Entry Bonds; and
 - Limited Liquidity of
   Investments.
 The Bonds are redeemable only
 under circumstances described in
 this prospectus supplement.
 The Bonds represent obligations
 of the Bond Issuer only and do
 not represent an interest in or
 obligation of AmREIT, American
 Residential Eagle, Inc. or any
 of their affiliates.

THE BONDS:
- Will be collateralized by      year conventional mortgage loans secured by
  first liens on one- to four-family residential properties;
- Which are Senior Bonds will be unconditionally and irrevocably guaranteed as to payment of Insured Payments according to the terms of the financial guaranty insurance policy issued by the Insurer;
- Receive interest payments monthly on the      th day of each month, or if such
  day is not a business day, the next succeeding business day, commencing on
                , 199 . Interest payments are described more fully under the heading "Description of the Bonds -- Interest" in this prospectus supplement; and
- Pay the holders of Subordinated Bonds payments of interest and principal solely from the collateral pledged to secure the Bonds as described more fully under the heading "Description of Bonds -- Priority of Payments and Allocation of Shortfalls" in this prospectus supplement; and

     The Senior Bonds will be unconditionally and irrevocably guaranteed as to payment of Insured Payments (as defined herein) pursuant to the terms of the financial guaranty insurance policy (the "Bond Insurance Policy") to be issued by:

                                 [INSURER LOGO]

     [               ], as Underwriter, will buy the Underwritten Bonds from the
Depositor at a price equal to % of their face value. The Depositor will pay the expenses related to the issuance of the Bonds. The Underwriter will sell the Underwritten Bonds purchased by it from time to time in negotiated transactions.

     The Bonds will be characterized for federal income tax purposes as debt instruments.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------
     THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.
--------------------------------------------------------------------------------
                                 [UNDERWRITER]

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
SUMMARY.....................................................   S-6
RISK FACTORS................................................  S-14
  Yield, Prepayment and Maturity Risks......................  S-14
  Cash Flow Considerations and Risks........................  S-17
  Limited Recourse..........................................  S-17
  Delinquencies May Adversely Affect Investment.............  S-17
  Mortgage Loan Concentration...............................  S-17
  Limited Liquidity of Investments..........................  S-18
  Bankruptcy and Insolvency Risks...........................  S-18
  Book-Entry Bonds..........................................  S-18
  Ratings...................................................  S-19
THE BOND ISSUER.............................................  S-19
DESCRIPTION OF THE BONDS....................................  S-19
  General...................................................  S-19
  Book-Entry Bonds..........................................  S-20
  Payments on Mortgage Loans; Accounts......................  S-25
  Payments..................................................  S-25
  Interest..................................................  S-26
  Principal.................................................  S-27
  Priority of Payments and Allocation of Shortfalls.........  S-29
  Stated Maturity...........................................  S-31
  Structuring Assumptions...................................  S-31
  Optional Purchase of Defaulted Loans......................  S-32
  Weighted Average Lives of Offered Bonds...................  S-32
  Decrement Tables..........................................  S-33
  Redemption at the Option of the Bond Issuer...............  S-33
  Controlling Class Under the Indenture.....................  S-34
CREDIT ENHANCEMENT..........................................  S-34
  Subordination.............................................  S-34
  The Bond insurance Policy.................................  S-34
  The Insurer...............................................  S-34
SECURITY FOR THE BONDS......................................  S-34
  General...................................................  S-34
  The Mortgage Loans........................................  S-35
  The Index.................................................  S-41
  Assignment of the Mortgage Loans..........................  S-41
  Underwriting Standards....................................  S-42
SERVICING OF THE MORTGAGE LOANS.............................  S-43
USE OF PROCEEDS.............................................  S-46
FEDERAL INCOME TAX CONSEQUENCES.............................  S-46
ERISA MATTERS...............................................  S-47
METHOD OF DISTRIBUTION......................................  S-49
LEGAL MATTERS...............................................  S-49
RATINGS.....................................................  S-49
INDEX OF DEFINED TERMS......................................  S-51

            IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We tell you about the securities in two separate documents that progressively provide more detail: (1) the prospectus, which provides general information, some of which may not apply to your series of securities, and (2) this prospectus supplement which describes the specific terms of your series of securities and which may contain information that varies from the information in the prospectus.

     IF THE TERMS OF YOUR SERIES OF SECURITIES AND ANY OTHER INFORMATION CONTAINED HEREIN VARY BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

     We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions.

     You can find a listing of the pages where capitalized terms used in this prospectus are defined under "Index of Terms" in this prospectus supplement and under the caption "Index of Terms" in the accompanying prospectus.

     Some persons participating in this offering may engage in transactions that stabilize, maintain, or in some way affect the price of the securities. These types of transactions may include stabilizing, purchasing securities to cover syndicate short positions and the imposition of penalty bids. For a description of these activities, please read the section entitled "Underwriting" in this prospectus supplement.

                      WHERE YOU CAN FIND MORE INFORMATION

     Federal securities law requires the filing of certain information with the Securities and Exchange Commission (the "SEC"), including annual, quarterly and special reports, proxy statements and other information. You can read and copy these documents at the public reference facility maintained by the SEC at Judiciary Plaza, 450 Fifth Street, NW, Room 1024, Washington, DC 20549. You can also copy and inspect such reports, proxy statements and other information at the following regional offices of the SEC:

        Northeast Regional Office                              Midwest Regional Office
        Seven World Trade Center                               500 West Madison Street, Suite 1400
        New York, New York 10048                               Chicago, Illinois 60661

     Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. SEC filings are also available to the public on the SEC's web site at http://www.sec.gov/.

     The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     In addition to the documents described in the accompanying prospectus under "Where You Can Find More Information," the financial statements of included in, or as exhibits to, the following documents, which
have been filed by                with the SEC, are incorporated by reference:

     - Annual report on Form 10-K for the year ended December 31, 199 , and

     - Quarterly report on Form 10-Q for the quarter ended              30,
       199 .

     All financial statements of                included in documents filed by
the Depositor pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the filing of this prospectus supplement and prior to the termination of the offering of the Bonds shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof.

     The Depositor on behalf of the Bond Issuer undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Bond Issuer's annual report and the financial statements of pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement (referred to in the accompanying prospectus) shall be deemed to be a new registration statement relating to the Bonds offered hereby, and the offering of such Bonds at that time shall be deemed to be the initial bona fide offering thereof.

     Neither we, the Master Servicer nor the Bond Trustee intend to file with the SEC periodic reports with respect to the related Bond Issuer following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Securities Exchange Act of 1934. However, the Bond Issuer may elect to continue reporting in its sole discretion.

     This prospectus supplement and the accompanying prospectus are part of a
registration statement filed with the SEC (Registration No. 333-     ). You may
request a free copy of any of the above filings by writing or calling:

                        American Residential Eagle, Inc.
                       445 Marine View Avenue, Suite 100
                           Del Mar, California 92014
                                 (619) 259-6082

     You should rely on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement or in the accompanying prospectus is accurate as of any date other than the date on the cover page of this prospectus supplement or the accompanying prospectus.

                                    SUMMARY

     This summary highlights selected information from this prospectus supplement and does not contain all the information you need to know to make your investment decision. To understand all of the terms of the offering of the bonds, read carefully this prospectus supplement and in the accompanying prospectus. Certain capitalized terms used in this Summary are defined elsewhere in this prospectus supplement or in the prospectus. We refer you to "INDEX OF CERTAIN DEFINITIONS" on page S-52 of this prospectus supplement and page 120 of the prospectus for the location of the definitions of certain capitalized terms.

                                     BONDS

     American Residential Eagle Bond Trust [199 ], Collateralized [Callable] Mortgage Bonds, Class A-1 and Class B-1 Bonds are, collectively, the "offered Bonds". We only offer the offered Bonds in this prospectus supplement.

                        SECURITIES OTHER THAN THE BONDS

     In addition to the offered Bonds, the Investor Certificate will be issued in the initial amount and will bear interest at the interest rate indicated below, but is not offered in this prospectus supplement:

                           INITIAL    INTEREST
                            AMOUNT      RATE
                           --------   --------
Investor
  Certificate(1).........  $             (2)

-------------------------
(1) The Investor Certificate will provide limited credit support for the Bonds as described herein.

(2) The interest rate for the Investor Certificate (the "Certificate Interest Rate") and any interest accrual period will equal 2.

     Any information contained in this prospectus supplement with respect to the Investor Certificate is provided only to permit a better understanding of the Bonds.

                                 DESIGNATIONS:

Senior Bonds           Class A-1 Bonds.
Subordinated Bonds     Class B-1.
Offered Bonds          The Senior Bonds and the
                       Subordinated Bonds.
Book-Entry Bonds       All classes of Bonds.

                                  BOND ISSUER

     The Bond Issuer, American Residential Eagle Bond Trust [199 ], is a statutory business trust established under the laws of the State of Delaware by the Deposit Trust Agreement (as defined in this prospectus supplement) for the sole purpose of issuing the Bonds and the Investor Certificate. We are the settlor and sole beneficiary of the Bond Issuer. We are a Delaware corporation (the "Company" or the "Depositor"), and are a wholly owned subsidiary of American Residential Investment Trust, Inc., a Maryland corporation ("AmREIT").
The Owner Trustee of the Bond Issuer is                . AmREIT will be the
manager of the Bond Issuer pursuant to a management agreement entered into with the Bond Issuer. Neither we, AmREIT nor the Owner Trustee has guaranteed or is otherwise obligated with respect to payment of the Bonds, and no person or entity other than the Bond Issuer is obligated to pay the Bonds.

     We refer you to "THE BOND ISSUER" in this prospectus supplement for more detail.

                                  BOND TRUSTEE

                    , a banking corporation organized under the laws of
               is the Bond trustee.

                                 OWNER TRUSTEE

                    , a banking corporation organized under the laws of the State of Delaware, is the owner trustee.

                           MASTER SERVICING AGREEMENT

     The mortgage loans will be serviced pursuant to a master servicing
agreement dated as of              1, 199 among the Bond issuer, the Bond
trustee and the Master Servicer.

                                MASTER SERVICER

                    will act as Master Servicer for the mortgage loans. On or prior to the closing date, as to any mortgage loans not being directly serviced by the Master Servicer, the Master Servicer will enter into or be assigned mortgage servicing agreements with certain servicers pursuant to which each servicer will perform certain servicing functions with respect to the mortgage loans. The Master Servicer will administer and supervise the performance of each servicer, who may in turn be administering and supervising the performance of one or more subservicers of the mortgage loans. The Master Servicer will receive the master servicing fee, and each servicer will receive the related servicing fee, from interest collected on the mortgage loans. The Master Servicer will be obligated to perform the obligations of a terminated servicer or appoint a successor servicer.

     We refer you to "SERVICING OF THE MORTGAGE LOANS -- THE MASTER SERVICER and "SERVICING OF THE MORTGAGE LOANS -- SERVICING COMPENSATION AND PAYMENT OF EXPENSES" in this prospectus supplement for more detail.

                            DEPOSIT TRUST AGREEMENT

     The Bond Issuer will be established and the Investor Certificate will be issued pursuant to an amended and restated deposit trust agreement dated as of

                    , 199 (the "Deposit Trust Agreement") among the us and the Owner Trustee.

                                  CUT-OFF DATE

                    1, 199               .

                                 CLOSING DATE:

     On or about                , 19               .

                               DETERMINATION DATE

     The                day of each [month] or, if such day is not a business
day, the first business day thereafter.

                               DISTRIBUTION DATE

     The   th day of each [month] or, if such day is not a business day, the
first business day thereafter, commencing in                , 199 (each, a
"distribution date"). Payments on each distribution date will be made to Bondholders of record as of the related record date, except that the final payment on the Bonds will be made only upon presentment and surrender of the Bonds at the corporate trust office of the Bond trustee.

                                  RECORD DATE

     The "record date" for any distribution date will be the last business day of the month preceding the month of such distribution date.

                              PRIORITY OF PAYMENTS

     Payments will be made on each distribution date from available funds in the following order of priority:

     1. to interest on the Senior Bonds;

     2. to principal of the Senior Bonds;

     3. to interest on the Subordinated Bonds;

     4. to principal of the Subordinated Bonds;

     5. to interest on the Investor Certificate;

     6. to principal of the Investor Certificate; and

     7. to the holder of the Investor Certificate, all remaining available funds.

     Under certain circumstances described in this prospectus supplement:

- payments from available funds for a distribution date that would otherwise be made on the Subordinated Bonds may be made instead on the Senior Bonds, and

- payments from available funds for a distribution date that would otherwise be made on the Investor Certificate may be made instead on the Senior Bonds and the Subordinated Bonds.

     We refer you to "DESCRIPTION OF THE BONDS -- PRIORITY OF PAYMENTS AND ALLOCATION OF SHORTFALLS" in this prospectus supplement for more detail.

                              PAYMENTS OF INTEREST

     To the extent funds are available therefor, each class of Bonds will be entitled to receive interest in the amount of the interest payment amount for such class.

     We refer you to "DESCRIPTION OF THE BONDS -- INTEREST" in this prospectus supplement for more detail.

     - INTEREST PAYMENT AMOUNT: For each class of Bonds, the amount of interest accrued during the related interest accrual period at the applicable Bond interest rate. With respect to each distribution date, the "interest accrual period" for each class of Bonds will be the calendar [month] preceding the month of such distribution date.

     - BOND INTEREST RATE: The "bond interest rate" for each class of Bonds for each distribution date will be as follows:

                            Class A-13: [          ]
                            Class B-1: [          ]

                             PAYMENTS OF PRINCIPAL

     On each distribution date, to the extent funds are available therefor, principal payments in reduction of the senior class principal amount will be made the order and subject to the priorities set forth in this prospectus supplement under "DESCRIPTION OF THE BONDS -- PRINCIPAL" in an amount equal to the senior principal payment amount. principal payments in reduction of the subordinated class principal amount will be made in the order and subject to the priorities set forth in this prospectus supplement under "DESCRIPTION OF THE BONDS -- PRINCIPAL" in an amount equal to the subordinated principal payment amount.

                                STATED MATURITY

     The "stated maturity" for each class of Bonds is the date determined by us which is years after the distribution date immediately following the latest maturity date of any mortgage loan. The stated maturity for each class of Bonds
is                , 20 .

     We refer you to "DESCRIPTION OF THE BONDS -- STATED MATURITY" and
"-- WEIGHTED AVERAGE LIVES OF THE OFFERED BONDS" in this prospectus supplement for more detail.

                          OPTIONAL REDEMPTION OF BONDS

     The Bonds may be redeemed in whole, but not in part, at the Bond Issuer's option, on any distribution date on or after the earlier of

(a) years after the initial issuance of the Bonds and (b) the distribution date on which the sum of (i) the Senior Class principal amount,
(ii) the Subordinated Class principal amount and (iii) the invested amount, in each case after giving effect to payments to be made on such distribution date,
is      % or less of the aggregate of the stated principal balances of the mortgage loans as of the cut-off date, at a redemption price equal to 100% of the unpaid principal amount of such Bonds (including, in the case of any class of Subordinated Bonds, any unpaid class principal carryover shortfall relating thereto), plus accrued and unpaid interest thereon at the applicable Bond Interest Rate through the month preceding the month in which such optional redemption date occurs. The Bonds are not otherwise subject to redemption or call at the option of the Bond Issuer nor are they subject to special redemption.

     We refer you to "DESCRIPTION OF THE BONDS -- REDEMPTION AT THE OPTION OF THE BOND ISSUER" [and "RISK FACTORS YIELD, PREPAYMENT AND MATURITY RISKS"] in this prospectus supplement for more detail.

                               CREDIT ENHANCEMENT

     - SUBORDINATION. Credit enhancement for the Senior Bonds will be provided by the Subordinated Bonds and by the Investor Certificate. Credit enhancement for the Subordinated Bonds will be provided by the Investor Certificate.

     The rights of holders of the Subordinated Bonds and the Investor Certificate to receive payments with respect to the mortgage loans will be subordinated to such rights of the holders of the Senior Bonds. The rights of the holder of the Investor Certificate will be further subordinated to such rights of the holders of the Subordinated Bonds, in each case to the extent described herein.

     We refer you to "DESCRIPTION OF THE BONDS -- PRIORITY OF PAYMENTS AND ALLOCATION OF SHORTFALLS" and "CREDIT ENHANCEMENT" in this prospectus supplement for more detail.

     - BOND INSURANCE POLICY.  In addition to the other credit support described
in this prospectus supplement,                , as the Insurer, will issue a
financial guaranty insurance policy (the "Bond insurance policy") pursuant to which it will irrevocably and unconditionally guarantee payment of the Insured Payments, as described in this prospectus supplement.

     If prior to a distribution date the Bond Trustee determines that the available funds for a distribution date are less than the senior interest payment amount and senior principal payment amount due on such distribution date, the Bond Trustee will, subject to the terms of the Bond insurance Policy, draw an amount under the Bond insurance policy equal to such shortfall and deposit such amount into the Distribution Account for payment to the Senior Bondholder.

     Pursuant to the Indenture, the Insurer will be subrogated to the rights of the Senior Bondholders to receive any payments on such Senior Bonds to the extent of payments under the Bond insurance policy that remain unreimbursed. In addition, under the Indenture, absent the existence of a default by the insurer under the Bond insurance Policy, the Insurer will be entitled to exercise certain voting rights of the Bondholders without the consent of such Bondholders, and the Bondholders may exercise such rights only with the prior written consent of the Insurer. In addition, unless the Insurer defaults on its payment obligations under the Bond insurance policy, the Insurer, rather than the Bond Trustee or the Bondholders, will have the right to direct all matters relating to the Bonds in any proceeding in a bankruptcy of the Issuer.

     We refer you to "CREDIT ENHANCEMENT -- THE BOND INSURANCE POLICY" in this prospectus supplement for more detail.

                                    ADVANCES

     The Master Servicer is obligated to make cash advances with respect to delinquent payments of principal and interest on any mortgage loan to the extent described herein. The Bond Trustee will be obligated to make any such advance if the Master Servicer fails in its obligation to do so, to the extent provided in the master servicing agreement.

     We refer you to "SERVICING OF THE MORTGAGE LOANS" in this prospectus supplement for more detail.

                             CERTAIN PREPAYMENT AND
                        YIELD CONSIDERATIONS AND RISKS;
                               REINVESTMENT RISK

     The effective yields to the holders of the offered Bonds will be lower than the yields otherwise produced by the applicable rate at which interest is paid to such holders and the purchase price of such offered Bonds because [monthly]
distributions will not be payable to such holders until the   th day (or, if
such day is not a business day, the following business day) of the month following the [month] in which interest accrues on the mortgage loans (without any additional payment of interest or earnings thereon in respect of such delay). The rate of principal payments on the Bonds, the aggregate amount of payments on the Bonds and the yields to maturity of the Bonds will be related to the rate and timing of payments of principal on the mortgage loans [and the level of the Index].

     Since the rate of payment of principal on the mortgage loans will depend on future events, no assurance can be given as to such rate or the rate of principal prepayments. The extent to which the yield to maturity of a class of Bonds may vary from the anticipated yield may depend upon the degree to which it is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the mortgage loans. Further, an investor should consider the risk that, in the case of any Bond purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Bond purchased at a premium, a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield.

     Because the mortgage loans may be prepaid at any time, it is not possible to predict the rate at which payments of principal of the Bonds will be received. Since prevailing interest rates are subject to fluctuation, there can be no assurance that investors in the Bonds will be able to reinvest the payments thereon at yields equaling or exceeding the yields on such Bonds. It is possible that yields on any such reinvestments will be lower, and may be significantly lower, than the yields on the Bonds.

     We refer you to "RISK FACTORS -- YIELD, PREPAYMENT AND MATURITY RISKS" in this prospectus supplement and "RISK FACTORS -- PREPAYMENT AND YIELD CONSIDERATIONS" in the prospectus for more detail.

                             SECURITY FOR THE BONDS

     The Bonds will be secured by collateral, trust fund assets consisting of the items set forth below:

     - MORTGAGE LOANS: The mortgage loans will consist primarily of a pool of -year conventional mortgage loan secured by first liens on single-family residential properties( one- to four-units). Such mortgage loans will bear interest at [fixed] rates [that adjust [annually] based on changes in the level of the Index (as defined in this prospectus supplement)]. Payments of principal and interest on the Bonds will be based on payments received on the mortgage loans, as described in this prospectus supplement.

     We refer you to "DESCRIPTION OF THE BONDS -- INTEREST" and "-- PRINCIPAL" in this prospectus supplement and "SECURITY FOR THE BONDS -- THE MORTGAGE LOANS" in the prospectus for more detail.

     [The mortgage rate for each mortgage loan will adjust [annually] based on (the "index"). We refer you to "SECURITY FOR THE BONDS -- THE MORTGAGE LOANS -- GENERAL", and "-- THE INDEX" in this prospectus supplement for more detail.]

     - BOND ACCOUNT: On or prior to the closing date, the Master Servicer will establish and maintain or cause to be established and maintained a separate account or accounts for the collection of payments on the mortgage loans (the "Bond Account").

     We refer you to "DESCRIPTION OF THE BONDS -- PAYMENTS ON MORTGAGE LOANS; ACCOUNTS" in this prospectus supplement and "SERVICING OF THE MORTGAGE LOANS" in this prospectus supplement and in the prospectus for more detail.

     - DISTRIBUTION ACCOUNT: On or prior to the closing date, the Bond Trustee will establish an account (the "Distribution Account") which will be maintained with the Bond Trustee for the benefit of the Bondholders. On or prior to the business day immediately preceding each distribution date, the Master Servicer will withdraw from the Bond Account the Bond distribution amount (as defined in this prospectus supplement) for such distribution date, to the extent of available funds on deposit therein, and will deposit such amount in the distribution account.

     We refer you to "DESCRIPTION OF THE BONDS -- PAYMENTS ON MORTGAGE LOANS; ACCOUNTS" in this prospectus supplement and "SERVICING OF THE MORTGAGE LOANS" in this prospectus supplement and in the prospectus for more detail.

                        FEDERAL INCOME TAX CONSEQUENCES

     For federal income tax purposes:

- The Bonds will be treated as indebtedness.

- Interest, including original issue discount with respect to any class of Bonds issued with original issue discount, will be taxable to non-exempt Bondholders.

- The prepayment rate used by the Bond Issuer for purposes of determining the amount and rate of accrual of original issue discount on the Bonds assumes
  that the mortgage loans are prepaid at a rate of      % of the prepayment
  assumption. Based upon the assumed prepayment rate and the expected price to the public of each class of Bonds as of the date hereof (including interest accrued before the closing date, if any), the Senior Bonds will not be issued with original issue discount and the Subordinated Bonds will be treated as issued with original issue discount.

- Although it is unclear, the Bond Issuer intends to treat the Bonds as "variable rate debt instruments" and the stated interest on the Bonds as "qualified stated interest payments." (as each term is defined in the prospectus under "FEDERAL INCOME TAX CONSEQUENCES").

- Notwithstanding the use of the prepayment assumption in pricing the Bonds, no representation is made that the mortgage loans will actually prepay at such assumed prepayment rate or at any other rate. The amount of original issue discount, if any, and certain other information with respect to each Bond will be set forth on the face of such Bond as required by applicable regulations. Payments on Bonds held by foreign persons will generally be exempt from United States withholding tax, subject to compliance with applicable certification procedures. Tax counsel to the Bond Issuer has advised the Bond Issuer that in its opinion the Bonds will be treated as debt for federal income tax purposes. The Bond Issuer will not elect to treat the segregated pool of assets securing the Bonds as a "real estate mortgage investment conduit".

- Bonds owned by a real estate investment trust will not be treated as "real estate assets" or "government securities" and interest on the Bonds will not be considered "interest on obligations secured by mortgages on real property or on interests in real property." Similarly, the Bonds will not constitute "qualifying real property loans" for mutual savings banks or domestic building and loan associations and will not constitute "loans secured by an interest in real property" or "obligations of the United States" for domestic building and loan associations. In addition, Bonds held by a regulated investment company will not constitute "Government securities."

     We refer you to "FEDERAL INCOME TAX CONSEQUENCES" in the prospectus for more detail.

                                 ERISA MATTERS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and corresponding provisions of the Internal Revenue Code of 1986, as amended (the "Code"), impose certain restrictions on employee benefit plans and certain other retirement plans and arrangements that are subject to ERISA including individual retirement accounts and annuities, Keogh plans and collective investment funds in which such plans, accounts, annuities or arrangements are invested (any of the foregoing a "Plan"), persons acting on behalf of a Plan, or persons using the assets of a Plan. The purchase or holding of the offered Bonds could either give rise to a transaction that is prohibited under ERISA or the Code or cause the mortgage loans securing the offered Bonds to be treated as "plan assets" for purposes of regulations of the Department of Labor set forth in 29 C.F.R. 2510.3-101 (the "Plan Asset Regulations"). The Depositor believes that all of the offered Bonds will be treated as debt obligations without significant equity features for purposes of the Plan Asset Regulations. Accordingly, a Plan that acquires the offered Bonds should not be treated as having acquired a direct interest in the assets of the Bond Issuer. However, there can be no complete assurance that the offered Bonds will be treated as debt obligations without significant equity features for purposes of the Plan Asset Regulations.

     We refer you to "ERISA MATTERS" in this prospectus supplement and in the prospectus for more detail.

                                LEGAL INVESTMENT

     The Bonds will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization and, as such, are legal investments for certain entities to the extent provided for in SMMEA. Institutions whose investment activities are subject to review by federal or state regulatory authorities should consult with their counsel or the applicable authorities to determine whether an investment in the Bonds complies with applicable guideline, policy statements or restrictions.

     We refer you to "LEGAL INVESTMENT" in the prospectus for more detail.

                                    RATINGS

     It is a condition of the issuance of the Senior Bonds that they be rated
[AAA] by ("               ") and [AAA] by                ("               " and,
together with, the "rating agencies"). It is a condition to the issuance of the
Subordinated Bonds that they be rated [AA] by                . The ratings of
the Bonds of any class should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies.

     We refer you to "RATINGS" in this prospectus supplement for more detail.

     The Bond Issuer has not requested a rating of the Bonds by any rating agency other than the rating agencies; there can be no assurance, however, as to whether any other rating agency will rate the Bonds or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Bonds could be lower than the respective ratings assigned by the rating agencies.

                                USE OF PROCEEDS

     The Bond Issuer intends to distribute all of the Bonds to the Depositor for issuance as described under "METHOD OF DISTRIBUTION." The Depositor will apply the proceeds obtained to the purchase of the mortgage loans. The mortgage loans will be purchased by the Depositor from [AmREIT] and sold to the Bond Issuer by the Depositor.

     We refer you to "USE OF PROCEEDS" in this prospectus supplement and in the prospectus and "METHOD OF DISTRIBUTION" in this prospectus supplement for more detail.

                                  RISK FACTORS

     For a discussion of all material risks associated with an investment in the Bonds, we refer you to "RISK FACTORS" commencing on page S-15 in this prospectus supplement and on page 20 in the prospectus.

                                  RISK FACTORS

YIELD, PREPAYMENT AND MATURITY RISKS

     Effect of Delays on Payment on the Bonds. The effective yields to the holders of the Bonds will be lower than the yields otherwise produced by the applicable rate at which interest is paid to such holders and the purchase price of such Bonds because [monthly] payments will not be payable to such holders
until the      th day (or, if such day is not a business day, the following business day) of the month following the month] in which interest accrues on the mortgage loans (without any additional payment of interest or earnings thereon in respect of such delay).

     Effect of Delinquencies on the Mortgage Loans. Delinquencies on the mortgage loans which are not advanced by or on behalf of the Master Servicer (because amounts, if advanced, would be nonrecoverable), may adversely affect the yield on the Subordinated Bonds. Because of the priority of payments, shortfalls resulting from delinquencies not so advanced will be borne first by the Investor Certificate and then by the Subordinated Bonds. If, as a result of such shortfalls, the sum of (i) the Senior Class principal amount, (ii) the Subordinated principal amount and (iii) the invested amount exceeds the pool principal balance, the invested amount will be reduced by the amount of such excess until the invested amount is reduced to zero. Then, the Subordinated Class principal amount will be reduced by the remaining amount of such excess, if any.

     [Effect of Periodic Rate Cap and Minimum Rate. The mortgage rate of each mortgage loan will be subject to a periodic rate cap and a maximum rate. If the Index changes substantially between adjustment dates, the adjusted mortgage rate on a related mortgage loan may not equal the applicable Index plus the related margin due to the constraint of such caps. In such event, the related net mortgage rate and consequently, each Bond interest rate, will be less than would have been the case in the absence of such caps.]

     [Effect of Disproportionate Prepayments. The Bond interest rate for each class of Bonds will be based upon the weighted average of the net mortgage rates for the mortgage loans. Any disproportionate prepayment of mortgage loans with higher net mortgage rates may adversely affect the yield on the Bonds. The Bond interest rates for each class of Bonds will vary from distribution date to distribution date due to (i) the timing of the mortgage rate readjustments of the mortgage loans and (ii) different rates of payment of principal of such mortgage loans bearing different mortgage rates.]

     Effect of Net Interest Shortfalls and Realized Losses. Net interest shortfalls allocated to the Subordinated Bonds, if any, will reduce the amount of interest payable on the Subordinated Bonds which will adversely affect the yields on the Subordinated Bonds. In addition, although all losses initially will be borne by the Investor Certificate the yields on the Subordinated Bonds will depend on the rate and timing of realized losses. Realized losses could occur at a time when the Investor Certificate is no longer outstanding and available to absorb realized losses. Realized losses in excess of the sum of the invested amount will reduce the funds available to make payments to the holders of the Subordinated Bonds on the related distribution date. As a result, holders of the Subordinated Bonds may not receive the full amount of interest and principal on a distribution date that they would have received in the absence of such realized losses. In the event that holders of Subordinated Bonds do not receive the full amount of accrued interest for any distribution date, the amount which is not paid will be carried forward and will be payable on future distribution dates to the extent funds are available therefor. Any amount of interest so carried forward will not (except in the case of the Subordinated Bonds) accrue interest until the Bonds are declared due and payable upon the occurrence of an Event of Default, as described in this prospectus supplement under "DESCRIPTION OF THE BONDS -- PRIORITY OF PAYMENTS AND ALLOCATION OF SHORTFALLS." Any shortfall in amounts otherwise payable as principal of the Subordinated Bonds will be paid on future distribution dates to the extent funds are available. So long as the Senior Bonds are outstanding, any shortfall in amounts available for payments of principal of, or interest on, the Subordinated Bonds will not constitute an event of default.

     Under the Indenture, shortfalls in amounts required to be distributed to Bondholders ("shortfalls") that affect only the Subordinated Bonds will not constitute an event of default until all the Senior Bonds have been paid in full and then only if shortfalls on the Subordinated Bonds have not been paid. In addition, an Event of Default by reason of any shortfalls that affect the Senior Bonds will occur on any distribution date only when the pool principal balance is less than the principal amount of the Senior Bonds outstanding after application of all available amounts on deposit in the Distribution Account on such distribution date. As described in this prospectus supplement, on any distribution date on which a shortfall occurs, payments of accrued interest on the Subordinated Bonds will be subject to the availability of funds in the Distribution Account after payment of accrued interest on and principal then due on all outstanding Senior Bonds. Also, upon the occurrence of each shortfall, the senior percentage and the investor percentage will shift in the manner described in this prospectus supplement under "DESCRIPTION OF THE
BONDS -- PRIORITY OF PAYMENTS AND ALLOCATION OF SHORTFALLS." Therefore, following the occurrence of any shortfall allocable to the Subordinated Bonds, such Subordinated Bonds will amortize more slowly than would otherwise have been the case in the absence of such shortfall. As a result of these factors, the yield on the Subordinated Bonds will be more sensitive than the yield on the Senior Bonds to the occurrence of shortfalls.

     The weighted average life of, and the yield to maturity on, the Subordinated Bonds will be sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by a holder of a Subordinated Bond, the actual yield to maturity of such Bond may be lower than the yield expected by such holder based on such assumption. The timing of losses on the mortgage loans will also affect your actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage loan pool are consistent with your expectations. In general, the earlier a loss occurs, the greater the effect on your yield to maturity. The yield to maturity of the Subordinated Bonds will also be affected by net interest shortfalls allocated to the Subordinated Bonds, if any, and other cash shortfalls in available funds. We refer you to "DESCRIPTION OF THE
BONDS -- PRIORITY OF PAYMENTS AND ALLOCATION OF SHORTFALLS" in this prospectus supplement for more detail.

     Effect of Rate and Timing of Principal payments. The rate of principal payments on the Bonds, the aggregate amount of payments on the Bonds and the yields to maturity of the Bonds will be related to the rate and timing of payments of principal on the mortgage loans. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the mortgage loans due to defaults, casualties, condemnations and purchases by AmREIT [or any optional purchase by the Master Servicer or the Company of a defaulted mortgage loan]). [The mortgage loans may be prepaid by the mortgagors at any time without a prepayment penalty.] [The mortgage loans are subject to the "due-on-sale" provisions included in the prospectus]. We refer you to "SECURITY FOR THE BONDS -- THE MORTGAGE LOANS" in this prospectus supplement for more detail.

     Prepayments, liquidations and purchases of the mortgage loans (including [any optional purchase by the Master Servicer or American Residential Eagle of a defaulted mortgage loan and any optional redemption by the Bond Issuer or repurchase by the Master Servicer or American Residential Eagle of the remaining mortgage loans in connection with the optional redemption of the Bonds, in each case as described in this prospectus supplement)] will result in payments on the Bonds of principal amounts which would otherwise be distributed over the remaining terms of the mortgage loans. Since the rate of payment of principal on the mortgage loans will depend on future events, no assurance can be given as to such rate or the rate of principal prepayments. The extent to which the yield to maturity of a class of Bonds may vary from the anticipated yield will depend upon the degree to which such Bond is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the mortgage loans. Further, you should consider the risk that, in the case of any Bond purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the mortgage loans could result in an actual yield to you that is lower than the anticipated yield and, in the case of any Bond purchased at a premium, a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to you that is lower than the anticipated yield.

     The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. In general, if prevailing interest rates were to fall significantly below the mortgage rates on the mortgage loans, the mortgage loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the mortgage rates on the mortgage loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the mortgage loans would generally be expected to decrease. No assurances can be given as to the rate of prepayments on the mortgage loans in stable or changing interest rate environments.

     The timing of changes in the rate of prepayments on the mortgage loans may significantly affect your actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the mortgage loans, the greater the effect on your yield to maturity. The effect on your yield as a result of principal payments occurring at a rate higher (or lower) than the rate you anticipated during the period immediately following the issuance of the Bonds may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

     WE HAVE MADE NO REPRESENTATION AS TO THE RATE OF PRINCIPAL PAYMENTS ON THE MORTGAGE LOANS OR AS TO THE YIELD TO MATURITY OF ANY CLASS OF BONDS. YOU ARE URGED TO MAKE AN INVESTMENT DECISION WITH RESPECT TO THE BONDS BASED ON THE ANTICIPATED YIELD TO

MATURITY OF SUCH BONDS RESULTING FROM THEIR RESPECTIVE PRICES AND YOUR OWN DETERMINATION AS TO ANTICIPATED MORTGAGE LOAN PREPAYMENT RATES.

CASH FLOW CONSIDERATIONS AND RISKS

     Minimum monthly payments on the mortgage loans will at least equal and may exceed accrued interest thereon. Even assuming that the mortgaged properties provide adequate security for the mortgage loans, substantial delays could be encountered in connection with the liquidation of mortgage loans that are delinquent and resulting shortfalls in payments to holders of the Subordinated Bonds could occur. Further, liquidation expenses (such as legal fees, real estate taxes, and maintenance and preservation expenses) will reduce the security for the related mortgage loans and could thereby reduce the proceeds payable to holders of the Bonds. In the event any of the mortgaged properties fail to provide adequate security for the related mortgage loans, holders of the Subordinated Bonds could experience a loss to the extent that any applicable credit enhancement has been exhausted. In the event any of the mortgaged properties fail to provide adequate security for the related mortgage loans, the Senior Bonds could experience a loss if the Insurer was unable to perform its obligation under the Bond insurance policy.

LIMITED RECOURSE

     The Bonds represent obligations solely of the Bond Issuer and are not insured or guaranteed by any governmental agency or instrumentality, American Residential Eagle, AmREIT, the Master Servicer, any servicer or any other person or entity.

DELINQUENCIES MAY ADVERSELY AFFECT INVESTMENT

     As of the cut-off date, (i) not more than      % of the mortgage loans (by
cut-off date stated principal balance) were delinquent by one or more scheduled
payments and (ii) not more than      % of the mortgage loans (by cut-off date
stated principal balance) were delinquent by two or more scheduled payments. You should consider the risk that the inclusion of such loans in the mortgage loans may effect the rates of defaults and prepayments on such mortgage loans and the yields on the Bonds. We refer you to "SECURITY FOR THE BONDS -- THE MORTGAGE LOANS" in this prospectus supplement for more detail.

MORTGAGE LOAN CONCENTRATION

     Approximately      % and      % of the mortgage loans (by cut-off date
stated principal balance) are expected to be secured by mortgaged properties
located in                      and                      , respectively.
Consequently, losses and prepayments on the mortgage loans and the resultant payments on the Bonds may be affected significantly by changes in the housing markets and the regional economies in these areas, and also by the occurrence of natural disasters (such as earthquakes, fires and floods) in these areas.

LIMITED LIQUIDITY OF INVESTMENTS

     There can be no assurance that a secondary market will develop for the Bonds, or, if one does develop, that it will provide the holders of the Bonds with liquidity of investment or that it will continue to exist for the term of the Bonds.

BANKRUPTCY AND INSOLVENCY RISKS

     We and AmREIT will treat the transfer of the mortgage loans by AmREIT to us as a sale. Nevertheless, in the event of a bankruptcy of AmREIT the trustee in bankruptcy could attempt to recharacterize the sale of the mortgage loans as a borrowing secured by a pledge of mortgage loans. We and the Bond Issuer will treat the transfer of the mortgage loans by us to the Bond Issuer as a sale. Nevertheless, in the event of our bankruptcy, the trustee in bankruptcy could attempt to recharacterize the sale of the mortgage loans as a borrowing secured by a pledge of mortgage loans.

     In either case, if such an attempt to recharacterize the transfer of the loans were successful, a trustee in bankruptcy could elect to accelerate payment of the Bonds and liquidate the mortgage loans, with the holders of the Bonds entitled to no more than the then outstanding Class principal amount, if any, of such Bonds together with interest at the applicable Bond interest rates to the date of payment. In the event of an acceleration of the Bonds, the holders of the Bonds would lose the right to future payments of interest, might suffer reinvestment losses in a lower interest rate environment and may fail to recover their initial investment.

BOOK-ENTRY BONDS

     Limited Liquidity. Issuance of the Bonds in book-entry form may reduce the liquidity of such Bonds in the secondary trading market since investors may be unwilling to purchase Bonds for which they cannot obtain physical certificates.

     Difficulty in Pledging. Since transactions in the Bonds can be effected only through DTC, CEDEL, Euroclear, participating organizations, indirect participants and certain banks, the ability of a Bond owner to pledge a Bond to persons or entities that do not participate in the DTC, CEDEL or Euroclear system may be limited due to lack of a physical certificate representing the Bonds.

     Potential Delays in Payment. You may experience some delay in your receipt of payments of interest and principal on the Bonds since such payments will be forwarded by the Bond Trustee to DTC and DTC will credit such payments to the accounts of its participants (as defined in this prospectus supplement) which will thereafter credit them to your account either directly or indirectly through indirect participants. You will not be recognized as Bondholders as such term is used in the Indenture, and you will be permitted to exercise the rights of Bondholders only indirectly through DTC and its participants.

     We refer you to "DESCRIPTION OF THE BONDS -- BOOK-ENTRY BONDS" in this prospectus supplement and "RISK FACTORS -- EFFECTS OF BOOK-ENTRY REGISTRATION" in the prospectus for more detail.

RATINGS

     The ratings of the classes of Bonds will depend primarily on an assessment by the rating agencies of the mortgage loans and, in the case of the Senior Bonds, upon the claims-paying ability of the Insurer. The rating by the rating agencies of the classes of Bonds is not a recommendation to purchase, hold or sell the Bonds, inasmuch as such rating does not comment as to the market price or suitability for a particular investor. There is no assurance that the ratings will remain in place for any given period of time or that the ratings will not be lowered or withdrawn by the rating agencies. In general, ratings assess credit risk and do not address likelihood of prepayments.

     WE REFER YOU TO "RISK FACTORS" IN THE PROSPECTUS FOR A DISCUSSION OF CERTAIN ADDITIONAL RISK FACTORS RELATING TO INVESTMENT IN THE BONDS

                                THE BOND ISSUER

     The Bond Issuer is a statutory business trust established under the laws of the State of Delaware by an amended and restated deposit trust agreement, dated
as of                      , 199 . The Bond Issuer was formed for the sole
purpose of issuing the Bonds and the Investor Certificate. The Company is the
settlor and sole beneficiary of the Bond Issuer and                      is the
Owner Trustee of the Bond Issuer. The Company is a limited purpose finance corporation the capital stock of which is wholly owned by American Residential Investment Trust, Inc., a Maryland corporation ("AmREIT"). AmREIT will be the manager of the Bond Issuer pursuant to a management agreement entered into with
the Bond Issuer. None of the Company, AmREIT,           or any of their
respective affiliates has guaranteed or is otherwise obligated with respect to payment of the Bonds and no person or entity other than the Bond Issuer is obligated to pay the Bonds, except as specifically set forth herein with regard to the Bond Insurance Policy. See "CREDIT ENHANCEMENT -- The Bond Insurance Policy" herein.

     The Bond Issuer's assets will consist almost entirely of the Mortgage Loans which will be pledged to secure the Bonds. If the Mortgage Loans and other collateral securing the Bonds are insufficient for payment of the Bonds, it is unlikely that significant other assets of the Bond Issuer will be available for payment of the Bonds. The amount of funds available to pay the Bonds may be affected by, among other things, Realized Losses incurred on defaulted Mortgage Loans. See "RISK FACTORS" herein and in the prospectus and "THE ISSUER" in the prospectus.

     The Indenture prohibits the Bond Issuer from incurring any indebtedness other than the Bonds, or assuming or guaranteeing the indebtedness of any other person.

                            DESCRIPTION OF THE BONDS

GENERAL

     The Bonds will be issued pursuant to the Indenture. Set forth below are summaries of the specific terms and provisions pursuant to which the Bonds will be issued. The following summaries are subject to, and are qualified in their entirety by reference to, the provisions of the Indenture. When particular provisions or terms used in the Indenture are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

     American Residential Eagle Bond Trust                      , Collateralized
Mortgage Bonds (the "Bonds"), will consist of the Class A-1 Bonds (the "Senior Bonds") and the Class B-1 Bonds (the "Subordinated Bonds"). The Bond Issuer will also issue the Investor Certificate (the "Investor Certificate") as described herein. The Senior Bonds and the Subordinated Bonds are collectively referred to herein as the "Offered Bonds." Only the Bonds are offered hereby. The Classes of Bonds will have the respective Bond Interest Rates described on the cover hereof. The Investor Certificate will bear interest at the Certificate Interest Rate described herein.

     The "Class Principal Amount" of (a) the Senior Bonds (the "Senior Class Principal Amount") as of any Distribution Date is the Original Senior Class Principal Amount reduced by all amounts previously distributed to holders of the Senior Bonds as payments of principal, (b) the Subordinated Bonds (the "Subordinated Class Principal Amount") as of any Distribution Date is the lesser of (i) the aggregate of the Stated Principal Balances of the Mortgage Loans, less the Senior Class Principal Amount immediately prior to such date, and (ii) the Original Subordinated Class Principal Amount reduced by all amounts previously distributed to holders of the Subordinated Bonds as payments of principal. The Senior Bonds will have an original Senior Class Principal Amount
of $          (the "Original Senior Class Principal Amount") and the
Subordinated Bonds will have an original Subordinated Class Principal Amount of
$          (the "Original Subordinated Class Principal Amount"). The "Invested
Amount" of the Investor Certificate as of any Distribution Date is the lesser of
(i) the aggregate of the Stated Principal Balances of the Mortgage Loans, less the sum of (x) the Senior Class Principal Amount and (y) the Subordinated Class Principal Amount, in each case immediately prior to such date, and (ii) the Original Invested Amount reduced by all amounts previously distributed to the holder of the Investor Certificate in reduction of the Invested Amount. The Investor Certificate will have an original Invested Amount of approximately
$          (the "Original Invested Amount").

BOOK-ENTRY BONDS

     The Bonds will be book-entry Bonds (each, a Class of "Book-Entry Bonds"). Persons acquiring beneficial ownership interests in the Bonds ("Bond Owners") may elect to hold their Bonds through the Depository Trust Company ("DTC") in the United States, or CEDEL or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Bonds will be issued in one or more certificates which equal the aggregate principal amount of the Bonds and will initially be registered in the name of Cede & Co., the nominee of DTC. CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A., will act as depositary for CEDEL and The Chase Manhattan Bank will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Bonds in minimum denominations
representing Class Principal Amounts of $          and in multiples of $1,000 in
excess thereof. Except as described below, no person acquiring a Book-Entry Bond (each, a "beneficial owner") will be entitled to receive a physical certificate representing such Bond (a "Definitive Bond"). Unless and until Definitive Bonds are issued, it is anticipated that the only "Bondholders" of the Bonds will be Cede & Co., as nominee of DTC. Bond Owners will not be Bondholders as that term is used in the Indenture. Bond Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations ("Participants") and DTC.

     The beneficial owner's ownership of a Book-Entry Bond will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Bond will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant, and on the records of CEDEL or Euroclear, as appropriate).

     Bond Owners will receive all payments of principal of, and interest on, the Bonds from the Bond Trustee through DTC and DTC participants. While the Bonds are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Bonds and is required to receive and transmit payments of principal of, and interest on, the Bonds. Participants and indirect participants which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"), with whom Bond Owners have accounts with respect to Bonds are similarly required to make book-entry transfers and receive and transmit such payments on behalf of their respective Bond Owners. Accordingly, although Bond Owners will not possess certificates, the Rules provide a mechanism by which Bond Owners will receive payments and will be able to transfer their interest.

     Bond Owners will not receive or be entitled to receive certificates representing their respective interests in the Bonds, except under the limited circumstances described below. Unless and until Definitive Bonds are issued, Bond Owners who are not Participants may transfer ownership of Bonds only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Bonds, by book-entry transfer, through DTC for the account of the purchasers of such Bonds, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Bonds will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Bond Owners.

     Because of time zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or CEDEL Participants on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant (as defined herein) or Euroclear Participant (as defined herein) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC. For information relating to tax documentation procedures relating to the Bonds, see "FEDERAL INCOME TAX
CONSEQUENCES -- Foreign Investors" and "-- Backup Withholding" in the prospectus and "GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES -- Certain U.S. Federal Income Tax Documentation Requirements" in Annex I hereto.

     Transfers between Participants will occur in accordance with DTC Rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day fund settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

     DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Bonds, whether held for its own account or as nominee for another person. In general, beneficial ownership of Book-Entry Bonds will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

     CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York ("Morgan" and in such capacity, the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by Morgan, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Belgian Cooperative. The Belgian Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with Morgan are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Payments on the Book-Entry Bonds will be made on each Distribution Date by the Bond Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Bonds that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Bonds that it represents.

     Under a book-entry format, beneficial owners of the Book-Entry Bonds may experience some delay in their receipt of payments, since such payments will be forwarded by the Bond Trustee to Cede & Co., as nominee of DTC. Payments with respect to Bonds held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "FEDERAL INCOME TAX CONSEQUENCES -- Withholding with Respect to Certain Foreign Investors" and
"-- Backup Withholding" in the prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Bonds to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Bond, may be limited due to the lack of physical certificates for such Book-Entry Bonds. In addition, issuance of the Book-Entry Bonds in book-entry form may reduce the liquidity of such Bonds in the secondary market since certain potential investors may be unwilling to purchase Bonds for which they cannot obtain physical certificates.

     Monthly and annual reports on the Bond Issuer will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC or the Relevant Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Bonds of such beneficial owners are credited.

     DTC has advised the Bond Issuer and the Bond Trustee that, unless and until Definitive Bonds are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Bonds under the Indenture only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Bonds are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Bonds. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Bondholder under the Indenture on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Bonds which conflict with actions taken with respect to other Bonds.

     Definitive Bonds will be issued to beneficial owners of the Book-Entry Bonds, or their nominees rather than to DTC, only if (a) DTC or the Bond Issuer advises the Bond Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the Book-Entry Bonds and the Bond Issuer or the Bond Trustee is unable to locate a qualified successor or (b) the Bond Issuer, at its sole option, elects to terminate a book-entry system through DTC.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Bond Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of the Definitive Bonds. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Bonds and instructions for re-registration, the Bond Trustee will issue Definitive Bonds, and thereafter the Bond Trustee will recognize the holders of such Definitive Bonds as Bondholders under the Indenture.

     Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Bonds among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     None of the Master Servicer, the Company, the Bond Issuer or the Bond Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Bonds held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     For a description of the procedures generally applicable to the Book-Entry Bonds, see "DESCRIPTION OF THE BONDS -- Book-Entry Bonds" in the prospectus.

PAYMENTS ON MORTGAGE LOANS; ACCOUNTS

     On or prior to the Closing Date, the Master Servicer will establish and maintain or cause to be established and maintained a separate account or accounts for the collection of payments on the Mortgage Loans (the "Bond Account"). On or prior to the Closing Date, the Bond Trustee will establish an account (the "Distribution Account"), which will be maintained with the Bond Trustee in trust for the benefit of the Bondholders. On or prior to the business day immediately preceding each Distribution Date, the Master Servicer will withdraw from the Bond Account the Bond Distribution Amount for such Distribution Date, to the extent of Available Funds on deposit therein, and will deposit such amount in the Distribution Account. The "Bond Distribution Amount" for any Distribution Date will equal the sum of (i) the Senior Interest Payment Amount, (ii) the senior principal payment amount, (iii) the Subordinated Interest Payment Amount and (iv) the Subordinated Principal Payment Amount (as each such term is defined herein). Funds credited to the Bond Account or the Distribution Account may be invested at the direction of the Company for the benefit and at the risk of the Company in Permitted Investments, as defined in the Master Servicing Agreement, that are scheduled to mature on or prior to the business day preceding the next Distribution Date.

PAYMENTS

     Payments on the Bonds will be made by the Bond Trustee on [the           th
day of each month], or if such day is not a business day, on the first business
day thereafter, commencing in           199 (each, a "Distribution Date"), to
the persons in whose names such Bonds are registered at the close of business on the last business day of the month preceding the month of such Distribution Date (the "Record Date").

     Payments on each Distribution Date will be made by check mailed to the address of the person entitled thereto as it appears on the applicable bond register or, in the case of a Bondholder who holds 100% of a Class of Bonds or who holds Bonds with an aggregate initial Class Principal Amount of $1,000,000 or more and who has so notified the Bond Trustee in writing in accordance with the Indenture, by wire transfer in immediately available funds to the account of such Bondholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final payment in retirement of the Bonds will be made only upon presentment and surrender of such Bonds at the Corporate Trust Office of the Bond Trustee.

     As more fully described herein, payments will be made on each Distribution Date from Available Funds in the following order of priority: (i) to interest on the Senior Bonds; (ii) to principal of the Senior Bonds; (iii) to interest on the Subordinated Bonds; (iv) to principal of the Subordinated Bonds; (v) to interest on the Investor Certificate; (vi) to principal of the Investor Certificate; and (vii) to the holder of the Investor Certificate, all remaining Available Funds, subject to certain limitations set forth herein under "-- Principal."

     "Available Funds" with respect to any Distribution Date will be equal to the sum of (i) all scheduled installments of interest (net of the related Expense Fees) and principal due [on the Due Date in the month] in which such Distribution Date occurs and received prior to the related Determination Date, together with any Advances in respect thereof; (ii) all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the Mortgage Loans, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the applicable Servicer's or the Master Servicer's normal servicing procedures (collectively, "Insurance Proceeds") and all other cash amounts received and retained in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise ("Liquidation Proceeds"), during the [month] preceding the month of such Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed Advances, if any); (iii) all partial or full prepayments received during the [month] preceding the month of such Distribution Date; and
(iv) amounts received with respect to such Distribution Date as the Substitution Adjustment Amount or purchase price in respect of a Deleted Mortgage Loan or a Mortgage Loan purchased by AmREIT [or by the Master Servicer or the Company] as of such Distribution Date, reduced by amounts in reimbursement for Advances previously made and other amounts as to which the applicable Servicer or the Master Servicer is entitled to be reimbursed pursuant to the Master Servicing Agreement.

     On each Distribution Date after the Subordinated Class Principal Amount and the Invested Amount have been reduced to zero, the amount, if any, by which the Senior Interest Payment Amount and the senior principal payment amount exceed the Available Funds, shall be paid by the Insurer to the Senior Bondholders pursuant to the Bond Insurance Policy. See "CREDIT ENHANCEMENT -- The Insurer" and "-- The Bond Insurance Policy" herein.

INTEREST

     The Bond Interest Rate for each Class of Bonds for each Distribution Date (each, a "Bond Interest Rate") is described in The Summary hereof. On each Distribution Date, to the extent of funds available therefor, each Class of Bonds and the Investor Certificate will be entitled to receive an amount allocable to interest as described below (as to each such Class or the Investor Certificate, as applicable, the "Interest Payment Amount") with respect to the related Interest Accrual Period. With respect to each Distribution Date, the "Interest Accrual Period" for each Class of Bonds and the Investor Certificate will be the [calendar month] preceding the month of such Distribution Date.

     The Interest Payment Amount for the Senior Bonds (the "Senior Interest Payment Amount") will be equal to the sum of (i) interest at the Senior Bond Interest Rate on the Senior Class Principal Amount, and (ii) the sum of the amounts, if any, by which the amount described in clause (i) above on each prior Distribution Date exceeded the amount actually distributed as interest on such prior Distribution Dates and not subsequently distributed. The Interest Payment Amount for the Subordinated Bonds (the "Subordinated Interest Payment Amount") will be equal to the sum of (i) interest at the Subordinated Bond Interest Rate on the Subordinated Class Principal Amount, (ii) interest at the Subordinated Bond Interest Rate on any Subordinated Principal Carryover Shortfall, (iii) the sum of the amounts, if any, by which the sum of the amounts described in clauses
(i) and (ii) above on each prior Distribution Date exceeded the amount actually distributed as interest on such prior Distribution Dates and not subsequently distributed (the "Subordinated Interest Carryover Shortfall") and (iv) interest at the Subordinated Bond Interest Rate on any Subordinated Interest Carryover Shortfall (to the extent permitted by applicable law). The Interest Payment Amount for the Investor Certificate (the "Certificate Interest Payment Amount") will be equal to interest at the Certificate Interest Rate on the Invested Amount. The Senior Bonds will not be entitled to interest on any Senior Interest Payment Amount not paid when due prior to such time as the Bonds are declared immediately due and payable upon the occurrence of an Event of Default as described herein under "-- Priority of Payments and Allocation of Shortfalls." The Investor Certificate will not be entitled to interest on any Certificate Interest Payment Amount not paid when due.

     The interest payable on any Distribution Date as described above, but not the entitlement thereto, for the Subordinated Bonds, and in the event of a default of the Insurer under the Bond Insurance Policy, the Senior Bonds, will be reduced by their respective proportionate amounts of "Net Interest Shortfalls" for such Distribution Date, if any, based on the amount of interest each Class of Bonds would otherwise be entitled to receive on such Distribution Date before taking into account any reduction in such amounts resulting from such Net Interest Shortfalls. With respect to any Distribution Date, the "Net Interest Shortfall" is equal to the amount by which the sum of (i) the amount of interest which would otherwise have been received with respect to any Mortgage Loan that was the subject of a Relief Act Reduction and (ii) any Prepayment Interest Shortfalls, in each case during the calendar month preceding the month of such Distribution Date, exceeds the sum of (i) the Master Servicing Fee for such period and (ii) the amounts otherwise payable on such Distribution Date to the holder of the Investor Certificate as described in clauses "fifth", "sixth" and "seventh" under "-- Priority of Payments and Allocation of Shortfalls" below. A "Relief Act Reduction" is a reduction in the amount of monthly interest payment on a Mortgage Loan pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS -- Soldiers and Sailors' Civil Relief Act" in the prospectus. A "Prepayment Interest Shortfall" is the amount by which interest paid by a borrower in connection with a prepayment of principal on a Mortgage Loan is less than one month's interest at the related Mortgage Rate on the Stated Principal Balance of such Mortgage Loan.

     Accrued interest to be paid on any Distribution Date will be calculated, in the case of each Class of Bonds and the Investor Certificate, on the basis of the related Class Principal Amount or Invested Amount, as applicable, immediately prior to such Distribution Date. Interest will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.

PRINCIPAL

     GENERAL. All payments and other amounts received in respect of principal of the Mortgage Loans will be allocated among the Senior Bonds, the Subordinated Bonds and the Investor Certificate.

     SENIOR PRINCIPAL PAYMENT AMOUNT. On each Distribution Date, the Available Funds remaining after payment of interest with respect to the Senior Bonds, up to the amount of the senior principal payment amount for such Distribution Date, will be distributed as principal of the Senior Bonds. The "Senior Principal Payment Amount" for any Distribution Date will equal the Senior Percentage of the sum of (a) the principal portion of the Scheduled Payment due on each Mortgage Loan [on the related Due Date], (b) the principal portion of the purchase price of each Mortgage Loan that was purchased by AmREIT or another person pursuant to the Mortgage Loan Purchase Agreement (as defined herein) [or any optional purchase by the Master Servicer or the Company of a default Mortgage Loan] as of such Distribution Date, (c) the Substitution Adjustment Amount in connection with any Deleted Mortgage Loan received with respect to such Distribution Date, (d) any Insurance Proceeds or Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans that are not yet Liquidated Mortgage Loans received during the [calendar month] preceding the month of such Distribution Date, (e) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the [calendar month] preceding the month of such Distribution Date, the Stated Principal Balance of such Mortgage Loan, and (f) all partial and full principal prepayments by borrowers received during the [calendar month] preceding the month of such Distribution Date.

     "Stated Principal Balance" means, as to any Mortgage Loan and Due Date, the unpaid principal balance of such Mortgage Loan as of such Due Date, as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period), after giving effect to any previous partial principal prepayments and Liquidation Proceeds received and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor. The "Pool Principal Balance" with respect to any Distribution Date equals the aggregate of the Stated Principal Balances of the Mortgage Loans outstanding on the Due Date in the month preceding the month of such Distribution Date.

     The "Senior Percentage" for any Distribution Date is the percentage equivalent of a fraction the numerator of which is the Senior Class Principal Amount immediately prior to such date and the denominator of which is the sum of
(i) the Senior Class Principal Amount, (ii) the Subordinated Class Principal Amount and (iii) the Invested Amount, in each case immediately prior to such date. The "Subordinated Percentage" for any Distribution Date is the percentage equivalent of a fraction the numerator of which is the Subordinated Class Principal Amount immediately prior to such date and the denominator of which is the sum of (i) the Senior Class Principal Amount, (ii) the Subordinated Class Principal Amount and (iii) the Invested Amount, in each case immediately prior to such date. The "Investor Percentage" for any Distribution Date will be calculated as the difference between 100% and the sum of the Senior Percentage and the Subordinated Percentage for such date.

     SUBORDINATED PRINCIPAL PAYMENT AMOUNT. On each Distribution Date, to the extent of Available Funds therefor, the Subordinated Principal Payment Amount for such Distribution Date will be distributed as principal of the Subordinated Bonds. The "Subordinated Principal Payment Amount" for any Distribution Date will equal the sum of (i) the Subordinated Percentage of the sum of (a) the principal portion of the Scheduled Payment due on each Mortgage Loan [on the related Due Date], (b) the principal portion of the purchase price of each Mortgage Loan that was purchased by AmREIT or another person pursuant to the Mortgage Loan Purchase Agreement [or by the Master Servicer or the Company in connection with any optional purchase by the Master Servicer of a defaulted Mortgage Loan] as of such Distribution Date, (c) the Substitution Adjustment Amount in connection with any Deleted Mortgage Loan received with respect to such Distribution Date, (d) any Insurance Proceeds or Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans that are not yet Liquidated Mortgage Loans received during the [calendar month] preceding the month of such Distribution Date, (e) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the [calendar month] preceding the month of such Distribution Date, the Stated Principal Balance of such Mortgage Loan and (f) all partial and full principal prepayments by borrowers received during the [calendar month] preceding the month of such Distribution Date and
(ii) any Subordinated Principal Carryover Shortfall. The "Subordinated Principal Carryover Shortfall" for any Distribution Date will equal the excess of (a) the Original Subordinated Class Principal Amount reduced by all amounts previously distributed to holders of the Subordinated Bonds as payments of principal or Subordinated Principal Carryover Shortfall, over (b) the Subordinated Class Principal Amount immediately prior to such date.

     INVESTED AMOUNT PAYMENT. On each Distribution Date, to the extent of Available Funds therefor, the Invested Amount Payment for such Distribution Date will be distributed in reduction of the Invested Amount of the Investor Certificate. The "Invested Amount Payment" for any Distribution Date will equal the sum of (i) the Investor Percentage of the sum of (a) the principal portion of the Scheduled Payment due on each Mortgage Loan [on the related Due Date],
(b) the principal portion of the purchase price of each Mortgage Loan that was purchased by AmREIT or another person pursuant to the Mortgage Loan Purchase Agreement (as defined herein) [or any optional purchase by the Master Servicer or the Company of a defaulted Mortgage Loan] as of such Distribution Date, (c) the Substitution Adjustment Amount in connection with any Deleted Mortgage Loan received with respect to such Distribution Date, (d) any Insurance Proceeds or Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans that are not yet Liquidated Mortgage Loans received during the [calendar month] preceding the month of such Distribution Date, and (e) all partial and full principal prepayments by borrowers received during the [calendar month] preceding the month of such Distribution Date and (ii) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the [calendar month] preceding the month of such Distribution Date, the Liquidation Proceeds allocable to principal received with respect to such Mortgage Loan, after application of such amounts pursuant to clause (e) of the definition of senior principal payment amount and clause (e) of the definition of Subordinated Principal Payment Amount.

PRIORITY OF PAYMENTS AND ALLOCATION OF SHORTFALLS

     Prior to the declaration that the Bonds are due and payable, on any Distribution Date Available Funds will be applied in the following order of priority:

        first, to the Senior Interest Payment Amount;

        second, to the senior principal payment amount;

        third, to the Subordinated Interest Payment Amount;

        fourth, to the Subordinated Principal Payment Amount;

        fifth, to the Certificate Interest Payment Amount;

        sixth, to the Invested Amount Payment; and

          seventh, to the holder of the Investor Certificate, the balance of any Available Funds remaining in the Bond Account.

     If a Realized Loss results in the Stated Principal Balances of the Mortgage Loans declining in an amount greater than the sum of (i) the payments of principal on the Senior Bonds, (ii) the payments of principal on the Subordinated Bonds and (iii) the payment in reduction of the Invested Amount, the Senior Percentage, the Subordinated Percentage and the Investor Percentage may shift (as a result of their methods of computation as described above under "-- Principal") such that funds available in the Distribution Account for payments of principal on each future Distribution Date may be allocated in a higher ratio to the Senior Bonds as a result of such shortfall. This shift of the Senior Percentage, the Subordinated Percentage and the Investor Percentage may cause the Senior Bonds to amortize more rapidly, and the Subordinated Bonds and the Investor Certificate to amortize more slowly, than would otherwise have been the case in the absence of such shortfalls. An investor should consider the risk that, in the case of any Bond purchased at a discount, a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Bond purchased at a premium, a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield. In addition, an investor in the Bonds should consider the risk that there can be no assurance that investors in the Bonds will be able to reinvest the payments thereon at yields equaling or exceeding the yields on such Bonds. It is possible that yields on any such reinvestments will be lower, and may be significantly lower, than the yields on the Bonds. See "RISK FACTORS -- Yield, Prepayment and Maturity Risks" herein and "RISK FACTORS -- Prepayment and Yield Considerations" in the prospectus. In general, a "Realized Loss" means, with respect to a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the related Mortgage Loan exceeds the amount of Liquidation Proceeds applied to the principal balance of the related Mortgage Loan. A "Liquidated Mortgage Loan" is a defaulted Mortgage Loan as to which the Master Servicer has determined that all recoverable liquidation and insurance proceeds have been received.

     Under the Indenture, an Event of Default will not occur solely due to the occurrence of Shortfalls that affect only the Subordinated Bonds until all the Senior Bonds have been paid in full and then only if Shortfalls on the Subordinated Bonds have not been paid. In addition, an Event of Default by reason of any Shortfalls that affect the Senior Bonds will occur on any Distribution Date only when the Pool Principal Balance is less than the principal amount of the Senior Bonds outstanding after application of all available amounts on deposit in the Distribution Account on such Distribution Date. Nevertheless, at any time following an Event of Default arising from a Shortfall affecting the Senior Bonds, the holders of outstanding Bonds, whether Senior Bonds or Subordinated Bonds, representing more than 50% in principal amount of all Bonds then outstanding, may declare the Bonds due and payable or take any other action pursuant to the terms of the Indenture. Until the Bonds have been declared due and payable following an Event of Default, the holders of the Subordinated Bonds may not request the Bond Trustee to take any action, other than the application of available funds in the Distribution Account to pay principal and interest as provided herein, and may not otherwise cause any action to be taken to enforce the obligation of the Bond Issuer to pay principal and interest on the Subordinated Bonds. Additionally, prior to the Bonds being declared due and payable following an Event of Default, the Senior Bonds will not accrue interest in any form on the interest component of any Shortfall attributable to the Senior Bonds. Should an Event of Default occur, payments will be allocated on each Distribution Date in accordance with the priorities described herein under "-- Principal", which would otherwise be applicable on such Distribution Date had an Event of Default not occurred. See "THE INDENTURE" in the prospectus.

     If Available Funds are insufficient to make payments on the Senior Bonds, Senior Bondholders will be dependent upon the ability of the Insurer to meet its obligations under the Bond Insurance Policy. For any Distribution Date, the amount of Available Funds will be dependent in part upon whether any Realized Losses have been incurred on the Mortgage Loans during the most recent Prepayment Period. Realized Losses on the

Mortgage Loans will be allocated first to the Investor Certificate, second to the Subordinated Bonds and third, in the event the Insurer defaults on its obligations under the Bond Insurance Policy, to the Senior Bonds.

STATED MATURITY

     The Stated Maturity for each Class of Bonds is the date determined by the Company which is years after the Distribution Date immediately following the latest maturity date of any Mortgage Loan. The Stated Maturity of each Class of
Bonds is   , 20  . See "DESCRIPTION OF THE BONDS -- Weighted Average Life of the
Bonds" and "SECURITY FOR THE BONDS" herein and in the prospectus.

STRUCTURING ASSUMPTIONS

     Unless otherwise specified, the information in the tables in this prospectus supplement has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the "Structuring Assumptions"): (i) the Mortgage Loan Pool consists of one Mortgage Loan with the following characteristics:

                                            ORIGINAL        REMAINING
                               NET            TERM             TERM
PRINCIPAL    MORTGAGE        MORTGAGE      IN MATURITY     TO MATURITY
 BALANCE       RATE            RATE        (IN MONTHS)     (IN MONTHS)
---------  -------------   ------------   -------------   --------------
    $                %               %

     (ii) the Mortgage Loans prepay at the specified constant Prepayment Assumptions, (iii) no defaults in the payment by Mortgagors of principal of and interest on the Mortgage Loans are experienced, (iv) scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month following the Closing Date and are computed prior to giving effect to prepayments received on the last day of the prior month, (v) prepayments are allocated as described herein without giving effect to loss and delinquency tests, (vi) there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual Mortgage Loans and are received on the last day of each month, commencing in the calendar month of the Closing Date, (vii) the scheduled monthly payment for each Mortgage Loan has been calculated based on the assumed mortgage loan characteristics described in item
(i) above such that each such mortgage loan will amortize in amounts sufficient to repay the principal balance of such assumed mortgage loan by its remaining term to maturity, (viii) the initial Class Principal Amount or Invested Amount, as applicable, of each Class of Bonds and the Investor Certificate, respectively, is as set forth on the cover page hereof and under
"SUMMARY -- Securities Other than the Bonds" herein, (ix) interest accrues on each Class of Bonds and the Investor Certificate at the applicable interest rate described on the cover hereof or described herein, (x) payments in respect of
the Bonds and the Investor Certificate are received in cash on the   th day of
each month commencing in the calendar month following the Closing Date, (xi) the
closing date of the sale of the Bonds is              , 199 , (xii) AmREIT is
not required to purchase or substitute for any Mortgage Loan and (xiii) [the Master Servicer or the Company does not exercise any option to purchase any Mortgage Loans described herein under "-- Optional Purchase of Defaulted Loans"] and the Bond Issuer does not exercise any option to redeem the Bonds as described herein under "-- Redemption at the Option of the Bond Issuer." While it is assumed that each of the Mortgage Loans prepays at the specified constant Prepayment Assumptions, this is not likely to be the case. Moreover, discrepancies exist between the characteristics of the actual Mortgage Loans which will be delivered to the Bond Trustee and characteristics of the Mortgage Loans assumed in preparing the tables herein.

     Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this prospectus supplement (the "Prepayment Assumption") represents an assumed rate of prepayment each month relevant to the then outstanding principal balance of a pool of mortgage loans. The Prepayment Assumption does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. A 100% Prepayment Assumption assumes a Constant
Prepayment Rate ("CPR") of      % per annum of the then outstanding principal
balance of such mortgage loans in the first month of the life of the mortgage
loans and an additional      % per annum in each month thereafter until the
month. Beginning in the month and in each month thereafter during the life of
such mortgage loans, a 100% Prepayment Assumption assumes a CPR of      % per
annum each month. As used in the tables below, a      % Prepayment Assumption
assumes a prepayment rate equal to      % of the Prepayment Assumption.
Correspondingly, a      % Prepayment Assumption assumes a prepayment rate equal
to      % of the Prepayment Assumption, and so forth.

OPTIONAL PURCHASE OF DEFAULTED LOANS

     The Master Servicer or the Company may, at its option, purchase from the
Bond Issuer any Mortgage Loan which is delinquent in payment by   days or more.
Any such purchase will be at a price equal to 100% of the Stated Principal Balance of such Mortgage Loan plus accrued interest thereon at the applicable Mortgage Rate from the date through which interest was last paid by the related Mortgagor or advanced to the first day of the month in which such amount is to be distributed.

WEIGHTED AVERAGE LIVES OF THE BONDS

     The weighted average life of a Bond is determined by (a) multiplying the amount of the reduction, if any, of the Class Principal Amount of such Bond on each Distribution Date by the number of years from the date of issuance to such Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in Class Principal Amount of such Bond referred to in clause (a).

     For a discussion of the factors which may influence the rate of payments (including prepayments) of the Mortgage Loans, see "RISK FACTORS -- Yield, Prepayment and Maturity Risks" herein and "RISK FACTORS -- Prepayment and Yield Considerations" in the prospectus.

     In general, the weighted average lives of the Bonds will be shortened if the level of prepayments of principal of the Mortgage Loans increases. However, the weighted average lives of the Bonds will depend upon a variety of other factors, including the timing of changes in such rate of principal payments and the priority sequence of distributions of principal of the Classes of Bonds. See "DESCRIPTION OF THE BONDS -- Principal" herein.

     The interaction of the foregoing factors may have different effects on the Senior Bonds and the Subordinated Bonds and the effects on any Class may vary at different times during the life of such Class. Accordingly, no assurance can be given as to the weighted average life of any Class of Bonds. Further, to the extent the prices of the Bonds represent discounts or premiums to their respective original Class Principal Amounts, variability in the weighted average lives of such Classes of Bonds will result in variability in the related yields to maturity. For an example of how the weighted average lives of the Classes of Bonds may be affected at various constant Prepayment Assumptions, see the Decrement Tables below.

DECREMENT TABLES

     The following tables indicate the percentages of the initial Class Principal Amounts of the Classes of Bonds that would be outstanding after each of the dates shown at various constant Prepayment Assumptions and the corresponding weighted average lives of such Classes. The tables have been prepared on the basis of the Structuring Assumptions. It is not likely that (i) all of the Mortgage Loans will have the characteristics assumed, (ii) all of the Mortgage Loans will prepay at the constant Prepayment Assumptions specified in the tables or at any constant Prepayment Assumption or (iii) all of the Mortgage Loans will prepay at the same rate. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal payments than indicated in the tables at the specified constant Prepayment Assumptions, even if the weighted average remaining term to maturity of the Mortgage Loans is consistent with the remaining terms to maturity of the Mortgage Loans specified in the Structuring Assumptions.

             PERCENT OF INITIAL CLASS PRINCIPAL AMOUNTS OUTSTANDING

                               [DECREMENT TABLES]

REDEMPTION AT THE OPTION OF THE BOND ISSUER

     The Bonds may be redeemed in whole, but not in part, at the Bond Issuer's option, on any Distribution Date on or after the earlier of (a) years after the initial issuance of the Bonds and (b) the Distribution Date on which the sum of
(i) the Senior Class Principal Amount (ii) the Subordinated Class Principal Amount and (iii) the Invested Amount, after giving effect to payments to be made
on such Distribution Date, is      % or less of the aggregate of the Stated
Principal Balances of the Mortgage Loans as of the Cut-off Date, at a redemption price equal to 100% of the unpaid principal amount of such Bonds (including, in the case of the Subordinated Bonds, any unpaid Subordinated Principal Carryover Shortfall), plus accrued and unpaid interest at the applicable Bond Interest Rate through the month preceding the month in which such optional redemption date occurs. The Bonds are not otherwise subject to call or redemption at the option of the Bond Issuer nor are they subject to special redemption. See "DESCRIPTION OF THE BONDS -- Redemption at the Option of the Bond Issuer" in the prospectus.

     Notice of any redemption to be made at the option of the Bond Issuer must be given by the Bond Issuer to the Bond Trustee not less than 30 days prior to the redemption date and must be mailed by the Bond Issuer or the Bond Trustee to affected Bondholders at least ten days prior to the redemption date.

CONTROLLING CLASS UNDER THE INDENTURE

     For the purposes described in the prospectus under the headings "The Indenture -- Modification of Indenture," "-- Events of Default" and "Rights Upon Event of Default," the "Controlling Class" shall be the Class A-1 Bondholders or, if the Class A-1 Bonds are no longer outstanding, the Class B-1 Bondholders.

                               CREDIT ENHANCEMENT

     Credit enhancement for the Senior Bonds will be provided by the Subordinated Bonds, by the Investor Certificate and by the Bond Insurance Policy (as defined herein). Credit enhancement for the Subordinated Bonds will be provided by the Investor Certificate.

SUBORDINATION

     The rights of holders of the Subordinated Bonds and the Investor Certificate to receive payments with respect to the Mortgage Loans will be subordinated to such rights of the holders of the Senior Bonds and the rights of the holders of the Investor Certificate will be subordinated to such rights of the holders of the Subordinated Bonds, in each case only to the extent described herein.

     The subordination of the Subordinated Bonds and the Investor Certificate to the Senior Bonds and the further subordination of the Investor Certificate to the Subordinated Bonds are each intended to increase the likelihood of timely receipt by the holders of Bonds with higher relative payment priority of the maximum amount to which they are entitled on any Distribution Date and to provide such holders protection against losses resulting from defaults on Mortgage Loans to the extent described herein. However, the amount of protection afforded the Subordinated Bondholders by subordination of the Investor Certificate may be exhausted and Shortfalls in payments on the Subordinated Bonds could result. Any losses realized on the Mortgage Loans in excess of the protection afforded by the Investor Certificate will result in losses on the Subordinated Bonds. See "DESCRIPTION OF THE BONDS -- Priority of Payments and Allocation of Shortfalls" herein.

THE BOND INSURANCE POLICY

                   [DESCRIPTION OF THE BOND INSURANCE POLICY]

THE INSURER

                          [DESCRIPTION OF THE INSURER]

                             SECURITY FOR THE BONDS

GENERAL

     The Bonds will be secured by assignments to the Bond Trustee of collateral consisting of (i) the Mortgage Loans, (ii) funds on deposit in the Bond Account and the Distribution Account, (iii) the Bond Issuer's rights under the Master Servicing Agreement, (iv) [the Bond Issuer's rights under any Servicing Agreement,] (v) the Bond

Issuer's rights under the Mortgage Loan Purchase Agreement (as defined herein), and (vi) the proceeds of all of the foregoing.

THE MORTGAGE LOANS

     The Bonds will be secured by a pool (the "Mortgage Loan Pool")of      year
conventional mortgage loans secured by first liens on one- to four-family residential properties (each, a "Mortgaged Property"). None of the Mortgage Loans will be guaranteed by any governmental agency. All of the Mortgage Loans will have been deposited with the Bond Issuer by the Company which, in turn, will have acquired them from AmREIT pursuant to an agreement (the "Mortgage Loan Purchase Agreement") between the Company and AmREIT. All of the Mortgage Loans will have been acquired by AmREIT in the ordinary course of its business and substantially in accordance with the underwriting criteria specified herein.

     GENERAL. Under the Mortgage Loan Purchase Agreement, AmREIT will make certain representations, warranties and covenants to the Company relating to, among other things, the due execution and enforceability of the Mortgage Loan Purchase Agreement and certain characteristics of the Mortgage Loans and, subject to the limitations described below under " -- Assignment of Mortgage Loans," will be obligated to purchase or substitute a similar mortgage loan for any Mortgage Loan as to which there exists deficient documentation or an uncured material breach of any such representation, warranty or covenant. See "MORTGAGE LOAN PROGRAM -- Representations by Sellers; Repurchases" in the prospectus. Under the Deposit Trust Agreement, the Company will assign all of its rights under the Mortgage Loan Purchase Agreement to the Bond Issuer. Under the Indenture, the Bond Issuer will pledge all its right, title and interest in and to such representations, warranties and covenants (including AmREIT's purchase obligation) to the Bond Trustee for the benefit of the Bondholders. The Bond Issuer will make no representations or warranties with respect to the Mortgage Loans and will have no obligation to repurchase or substitute Mortgage Loans with deficient documentation or which are otherwise defective. The obligations of AmREIT with respect to the Bonds are limited to AmREIT's obligation to purchase or substitute Mortgage Loans with deficient documentation or which are otherwise defective under the Mortgage Loan Purchase Agreement.

     Certain information with respect to the Mortgage Loan Pool is set forth below. Prior to the Closing Date, Mortgage Loans may be removed from the collateral and other Mortgage Loans may be substituted therefor. The Bond Issuer believes that the information set forth herein with respect to the Mortgage Loans as presently constituted is representative of the characteristics of the Mortgage Loans as they will be constituted at the Closing Date, although certain characteristics of the Mortgage Loans in the Mortgage Loan Pool may vary. Unless otherwise indicated, information presented below expressed as a percentage (other than rates of interest) are approximate percentages based on the Stated Principal Balances of the Mortgage Loans as of the Cut-off Date.

     As of the Cut-off Date, the aggregate of the Stated Principal Balances of
the Mortgage Loans is expected to be approximately $       (the "Cut-off Date
Pool Principal Balance"). [The Mortgage Loans provide for the amortization of the amount financed over a series of substantially equal monthly payments.] All of the Mortgage Loans provide for payments due on the first day of each month (the "Due Date"). At origination, substantially all of the Mortgage Loans had stated terms to maturity of years. Scheduled monthly payments made by the Mortgagors on the Mortgage Loans ("Scheduled Payments") either earlier or later than the scheduled Due Dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest. [Mortgagors may prepay their Mortgage Loans at any time without penalty.]

     Each Mortgage Loan will bear interest at a [fixed][adjustable] Mortgage Rate. [Each Mortgage Loan will bear interest at a Mortgage Rate, subject to annual adjustment on the first day of the month specified in the related Mortgage Note (each such date, an "Adjustment Date"), equal to the sum, rounded
to the nearest                      of one percentage point (  %), of
(i) (the "Index") as made available by the and most recently available as of days prior to the Adjustment Date and (ii) a fixed percentage amount specified in the related Mortgage Note (the "Margin") provided, however, that the Mortgage Rate will not increase or decrease by more than percentage points
(     %), except for Mortgage Loans, representing approximately      % of the
Cut-off Date Pool Principal Balance which will not increase or decrease by more
than percentage points (     %), on the first Adjustment Date or more than
percentage points (     %) on any Adjustment Date thereafter (the "Periodic Rate
Cap"). The Index with respect to any Bond Interest Rate and any Distribution Date shall be the Index in effect as of the first day of the month preceding the month in which such Distribution Date occurs.]

     [All of the Mortgage Loans provide that over the life of the Mortgage Loan the Mortgage Rate will in no event increase by more than the Mortgage Rate fixed at origination plus a fixed number of percentage points specified in the related Mortgage Note (such rate, the "Maximum Rate"). None of the Mortgage Loans are subject to minimum Mortgage Rates. Effective with the first payment due on a Mortgage Loan after each related Adjustment Date, the Scheduled Payment will be adjusted to an amount which will pay interest at the adjusted rate and fully amortize the then-outstanding principal balance of the Mortgage Loan over its remaining term. If the Index ceases to be published or is otherwise unavailable, the Master Servicer will select an alternative index based upon comparable information.]

     Each Mortgage Loan is, by its terms, assumable in connection with a transfer of the related Mortgaged Property if the proposed transferee submits certain information to the Master Servicer required to enable it to evaluate the transferee's ability to repay the Mortgage Loan and if the Master Servicer reasonably determines that the security for the Mortgage Loan would not be impaired by the assumption. See "RISK FACTORS" herein and in the prospectus.

     Each Mortgage Loan was originated on or after                      ,
19     .

     The latest stated maturity date of any Mortgage Loan is
                     , 20  . The earliest stated maturity date of any Mortgage
Loan is                      , 20  .

     [As of the Cut-off Date, no Mortgage Loan was delinquent more than   days.]

     [None of the Mortgage Loans are subject to buydown agreements.] [No Mortgage Loan provides for deferred interest or negative amortization.]

     No Mortgage Loan had a Loan-to-Value Ratio at origination of more
than     %. [Except for Mortgage Loans, representing approximately      % of the
Cut-off Date Pool Principal Balance,] each Mortgage Loan with a Loan-to-Value Ratio at origination of greater than 80% is covered by a primary mortgage insurance policy (each a "Primary

Mortgage Insurance Policy") issued by a mortgage insurance company acceptable to the Federal National Mortgage Association (Fannie Mae), the Federal Home Loan Mortgage Corporation (Freddie Mac) or any nationally recognized statistical rating organization, which policy provides coverage of a portion of the original principal balance of the related Mortgage Loan equal to the product of the original principal balance thereof and a fraction, the numerator of which is the excess of the original principal balance of the related Mortgage Loan over 75% of the lesser of the appraised value and selling price of the related Mortgage Property and the denominator of which is the original principal balance of the related Mortgage Loan, plus accrued interest thereon and related foreclosure expenses. No such Primary Mortgage Insurance Policy will be required with respect to any such Mortgage Loan after the date on which the related Loan-to-Value Ratio is 80% or less or, based on a new appraisal, the principal balance of such Mortgage Loan represents 80% or less of the new appraised value. See "-- Underwriting Standards" herein.

     The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related Mortgage Loan at the date of determination and the denominator of which is (a) in the case of a purchase, the lesser of the selling price of the Mortgaged Property and its appraised value determined in an appraisal obtained by the originator at origination of such Mortgage Loan, or
(b) in the case of a refinance, the appraised value of the Mortgaged Property at the time of such refinance. No assurance can be given that the value of any Mortgaged Property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to such Mortgage Loans.

     The following information sets forth in tabular format certain information, as of the Cut-off Date, as to the Mortgage Loans. Other than with respect to rates of interest, percentages (approximate) are stated by Stated Principal Balance of the Mortgage Loans as of the Cut-off Date and have been rounded in order to total 100%.

                        ORIGINAL LOAN-TO-VALUE RATIOS(1)

                                                               AGGREGATE
                                                  NUMBER OF    PRINCIPAL    PERCENT OF
                                                   PLEDGED      BALANCE      MORTGAGE
        ORIGINAL LOAN-TO-VALUE RATIOS(%)          MORTGAGES   OUTSTANDING      POOL
        --------------------------------          ---------   -----------   ----------
                                                               $                     %
                                                               --------      --------
          Total.................................               $                     %
                                                               ========      ========

-------------------------
(1) The weighted average original Loan-to-Value Ratio of the Mortgage Loans is
    expected to be approximately      %.

                         ORIGINAL TERMS TO MATURITY(1)

                                                               AGGREGATE
                                                  NUMBER OF    PRINCIPAL    PERCENT OF
                                                   PLEDGED      BALANCE      MORTGAGE
       ORIGINAL TERM TO MATURITY (MONTHS)         MORTGAGES   OUTSTANDING      POOL
       ----------------------------------         ---------   -----------   ----------
                                                               $                     %
                                                               --------      --------
     Total......................................               $                     %
                                                               ========      ========

-------------------------
(1) As of the Cut-off Date, the weighted average remaining term to maturity of
    the Mortgage Loans is expected to be approximately   months.

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCE(1)

                                                                AGGREGATE
                                                   NUMBER OF    PRINCIPAL    PERCENT OF
                                                    PLEDGED      BALANCE      MORTGAGE
RANGE OF CURRENT MORTGAGE LOAN PRINCIPAL BALANCES  MORTGAGES   OUTSTANDING      POOL
-------------------------------------------------  ---------   -----------   ----------
                                                                $                     %
                                                                --------      --------
     Total......................................                $                     %
                                                                ========      ========

-------------------------
(1) As of the Cut-off Date, the average current Mortgage Loans principal balance
    is expected to be approximately $          .

                           CURRENT MORTGAGE RATES(1)

                                                               AGGREGATE
                                                  NUMBER OF    PRINCIPAL    PERCENT OF
                                                   PLEDGED      BALANCE      MORTGAGE
           CURRENT MORTGAGE RATES(%)              MORTGAGES   OUTSTANDING      POOL
           -------------------------              ---------   -----------   ----------
                                                               $                     %
                                                               --------      --------
     Total......................................               $                     %
                                                               ========      ========

-------------------------
(1) As of the Cut-off Date, the weighted average Mortgage Rate of the Mortgage
    Loans is expected to be approximately      % per annum.

                           PURPOSE OF MORTGAGE LOANS

                                                               AGGREGATE
                                                  NUMBER OF    PRINCIPAL    PERCENT OF
                                                   PLEDGED      BALANCE      MORTGAGE
                  LOAN PURPOSE                    MORTGAGES   OUTSTANDING      POOL
                  ------------                    ---------   -----------   ----------
Purpose.........................................               $                     %
Refinance (Rate or Term)........................
Refinance (Cash-out)............................
                                                               --------      --------
     Total......................................               $                     %
                                                               ========      ========

                 STATE DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                               AGGREGATE
                                                  NUMBER OF    PRINCIPAL    PERCENT OF
                                                   PLEDGED      BALANCE      MORTGAGE
                     STATE                        MORTGAGES   OUTSTANDING      POOL
                     -----                        ---------   -----------   ----------
Other(1)........................................               $                     %
                                                               --------      --------
     Total......................................               $                     %
                                                               ========      ========

-------------------------
(1) Other includes other states, and the District of Columbia, with under    %
    concentrations individually. No more than approximately      % of the
    Mortgage Loans will be secured by Mortgaged Properties located in any one postal zip code area.

                        DOCUMENTATION FOR MORTGAGE LOANS

                                                               AGGREGATE
                                                  NUMBER OF    PRINCIPAL    PERCENT OF
                                                   PLEDGED      BALANCE      MORTGAGE
                TYPE OF PROGRAM                   MORTGAGES   OUTSTANDING      POOL
                ---------------                   ---------   -----------   ----------
Full............................................               $                     %
Alternative.....................................
Reduced.........................................
                                                               --------      --------
     Total......................................               $                     %
                                                               ========      ========

                               OCCUPANCY TYPES(1)

                                                               AGGREGATE
                                                  NUMBER OF    PRINCIPAL    PERCENT OF
                                                   PLEDGED      BALANCE      MORTGAGE
                 OCCUPANCY TYPE                   MORTGAGES   OUTSTANDING      POOL
                 --------------                   ---------   -----------   ----------
Primary Home....................................               $                     %
Investor........................................
Second Home.....................................
                                                               --------      --------
     Total......................................               $                     %
                                                               ========      ========

-------------------------
(1) Based upon representations of the related Mortgagors at the time of origination.

                                 PROPERTY TYPE

                                                               AGGREGATE
                                                  NUMBER OF    PRINCIPAL    PERCENT OF
                                                   PLEDGED      BALANCE      MORTGAGE
                 PROPERTY TYPE                    MORTGAGES   OUTSTANDING      POOL
                 -------------                    ---------   -----------   ----------
Single Family...................................               $                     %
Planned Unit Development........................
Condominium.....................................
2-4 Units.......................................
                                                               --------      --------
     Total......................................               $                     %
                                                               ========      ========

                           MAXIMUM MORTGAGE RATES(1)

                                                               AGGREGATE
                                                  NUMBER OF    PRINCIPAL    PERCENT OF
                                                   PLEDGED      BALANCE      MORTGAGE
                LIFETIME CAPS(%)                  MORTGAGES   OUTSTANDING      POOL
                ----------------                  ---------   -----------   ----------
                                                               $                     %
                                                               --------      --------
     Total......................................               $                     %
                                                               ========      ========

-------------------------
(1) As of the Cut-off Date, the weighted average Lifetime Cap of the Mortgage
    Loans is expected to be approximately      % per annum.

                                   MARGIN(1)

                                                               AGGREGATE
                                                  NUMBER OF    PRINCIPAL    PERCENT OF
                                                   PLEDGED      BALANCE      MORTGAGE
                     MARGIN                       MORTGAGES   OUTSTANDING      POOL
                     ------                       ---------   -----------   ----------
                                                               $                     %
                                                               --------      --------
     Total......................................               $                     %
                                                               ========      ========

-------------------------
(1) As of the Cut-off Date, the weighted average margin of the Mortgage Loans is
    expected to be approximately      %.

                       NEXT NOTE RATE ADJUSTMENT DATES(1)

                                                               AGGREGATE
                                                  NUMBER OF    PRINCIPAL    PERCENT OF
                                                   PLEDGED      BALANCE      MORTGAGE
                     MONTHS                       MORTGAGES   OUTSTANDING      POOL
                     ------                       ---------   -----------   ----------
                                                               $                     %
                                                               --------      --------
     Total......................................               $                     %
                                                               ========      ========

-------------------------
(1) As of the Cut-off Date, the weighted average months to the next Adjustment
    Date of the Mortgage Loans was approximately   months.

THE INDEX

                             [DESCRIPTION OF INDEX]

ASSIGNMENT OF THE MORTGAGE LOANS

     Pursuant to the Indenture, the Bond Issuer on the Closing Date will pledge, transfer, assign, set over and otherwise convey without recourse to the Bond Trustee in trust for the benefit of the Bondholders all right, title and interest of the Bond Issuer in and to each Mortgage Loan and all right, title and interest in and to all other assets included in the Collateral, including all principal and interest received on or with respect to the Mortgage Loans, exclusive of principal and interest due on or prior to the Cut-off Date.

     In connection with such transfer and assignment, the Bond Issuer will deliver or cause to be delivered to the Bond Trustee, or a custodian for the Bond Trustee, among other things, the original promissory note (the "Mortgage Note") (and any modification or amendment thereto) endorsed in blank without recourse, the original instrument creating a first lien on the related Mortgaged Property (the "Mortgage") with evidence of recording indicated thereon, an assignment in recordable form of the Mortgage, the title policy with respect to the related Mortgaged Property and, if applicable, all recorded intervening assignments of the Mortgage and any riders or modifications to such Mortgage Note and Mortgage (except for any such document not returned from the public recording office, which will be delivered to the Bond Trustee as soon as the same is available to the Bond Issuer) (collectively, the "Mortgage File"). [Assignments of the Mortgage Loans to the Bond Trustee (or its nominee) will be recorded in the appropriate public office for real property records, except in states such as California where, in the opinion of counsel, such recording is not required to protect the Bond Trustee's interest in the Mortgage Loans against the claim of any subsequent transferee or any successor to or creditor of the Bond Issuer.]

     The Bond Trustee will review each Mortgage File within
                     days of the Closing Date (or promptly after the Bond Trustee's receipt of any document permitted to be delivered after the Closing
Date) and if any document in a Mortgage File is found to be missing or defective in a material respect and the Bond Issuer does not cure such defect within days of notice thereof from the Bond Trustee (or within
such longer period not to exceed                      days after the Closing
Date as provided in the Mortgage Loan Purchase Agreement in the case of missing documents not returned from the public recording office), AmREIT will be obligated to purchase the related Mortgage Loan. Rather than purchase the Mortgage Loan as provided above, AmREIT may remove such Mortgage Loan (a "Deleted Mortgage Loan") from the

Collateral and substitute in its place another mortgage loan (a "Replacement Mortgage Loan"). Any Replacement Mortgage Loan generally will, on the date of substitution, among other characteristics set forth in the Mortgage Loan Purchase Agreement, (i) have a principal balance, after deduction of all Scheduled Payments due in the month of substitution, not in excess of, and not
more than      % less than, the Stated Principal Balance of the Deleted Mortgage
Loan (the amount of any shortfall to be deposited in the Bond Account by AmREIT and held for distribution to the Bondholders on the related Distribution Date (a "Substitution Adjustment Amount")), (ii) have a Mortgage Rate not lower than,
and not more than      % per annum higher than, that of the Deleted Mortgage
Loan, (iii) have a Loan-to-Value Ratio not higher than that of the Deleted Mortgage Loan, (iv) have a remaining term to maturity not greater than (and not
more than   less than) that of the Deleted Mortgage Loan, and (v) comply with all of the representations and warranties set forth in the Mortgage Loan Purchase Agreement as of the date of substitution. This cure, purchase or substitution obligation constitutes the sole remedy available to Bondholders or the Bond Trustee for omission of, or a material defect in, a Mortgage Loan document.

UNDERWRITING STANDARDS

     All of the Mortgage Loans have been purchased by AmREIT in the ordinary course of business directly from banks, savings and loan associations, mortgage bankers and other mortgage loan originators (each, an "Originator") or in the secondary market. AmREIT approves individual institutions as eligible Originators after an evaluation of certain criteria, including the Originator's mortgage origination and servicing experience and financial stability. Each Originator and/or the entity from which AmREIT purchased the Mortgage Loans will represent and warrant that all Mortgage Loans originated and/or sold by it will have been underwritten in accordance with standards consistent with those utilized by mortgage lenders generally during the period of origination.

     Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the related Mortgaged Property as collateral. In general, a prospective borrower applying for a loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expense, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source (typically the borrower's employer) which verification reports, among other things, the length of employment with that organization, the current salary, and whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts. See "MORTGAGE LOAN PROGRAM -- Underwriting Standards" in the prospectus.

                        SERVICING OF THE MORTGAGE LOANS

THE MASTER SERVICER

                          will act as Master Servicer. The principal executive
offices of                      are located at                      .

     The Master Servicer will be responsible for servicing the Mortgage Loans in accordance with the terms set forth in the Master Servicing Agreement. The Master Servicer intends to perform its servicing obligations under the Master Servicing Agreement through one or more servicers each, a "Servicer"). On or prior to the Closing Date, the Master Servicer will enter into or be assigned a mortgage servicing agreement (each, a "Servicing Agreement") with each Servicer pursuant to which such Servicer will perform certain servicing functions with respect to the Mortgage Loans. The Master Servicer will administer and supervise the performance of each Servicer, who may in turn be administering and supervising the performance of the subservicers of the Mortgage Loans. Notwithstanding any such servicing arrangements, the Master Servicer will remain liable for its servicing duties and obligations under the Master Servicing Agreement.

SERVICING AND COLLECTION PROCEDURES

     On or prior to the Closing Date, the Master Servicer will enter into a separate Servicing Agreement with each Servicer to perform, as independent contractor, servicing functions for the Master Servicer subject to its supervision. Such servicing functions include collection and remittance of principal and interest payments, administration of mortgage escrow accounts, collection of certain insurance claims and, if necessary, foreclosure. The Master Servicer may permit Servicers to contract with subservicers to perform some or all of the Servicer's servicing duties, but the Servicers will not thereby be released from their obligations under the Servicing Agreement. The Master Servicer also may enter into sub-servicing agreements directly with an affiliate of a Servicer or permit a Servicer to transfer its servicing rights and obligations to a third party. In such instances, the affiliate or third party, as the case may be, will perform servicing functions comparable to those normally performed by the Servicer as described above, and the Servicer will not be obligated to perform such servicing functions. When used herein with respect to servicing obligations, the term Servicer includes any such affiliate or third party. The Master Servicer may perform certain supervisory functions with respect to servicing by the Servicer directly or through an agent or independent contractor and the Master Servicer will be responsible for administering and servicing the Mortgage Loans pursuant to the Master Servicing Agreement.

     On or before the Closing Date, the Master Servicer will establish one or more accounts (the "Bond Account") into which each Servicer will remit collections on the mortgage loans serviced by it (net of its related servicing compensation). For purposes of the Master Servicing Agreement,
                     , as Master Servicer, will be deemed to have received any amounts with respect to the Mortgage Loans that are received by a Servicer regardless of whether such amounts are remitted by the Servicer to the Master Servicer. The Master Servicer has reserved the right to remove the Servicer servicing any Mortgage Loan at any time and will exercise that right if it considers such removal to be in the best interest of the Bondholders. In the event that the Master Servicer removes a Servicer, the Master Servicer will continue to be responsible for servicing the related Mortgage Loans.

FORECLOSURE, DELINQUENCY AND LOSS EXPERIENCE

     The following table summarizes the delinquency, foreclosure and loss experience, respectively, as of December 31, 199 , December 31, 199 and
December 31, 199  on approximately $          , $          and $          ,
respectively, in outstanding principal balance of conventional mortgage loans
master serviced by                      .                      commenced master
servicing conventional mortgage loans during              . The delinquency and
foreclosure percentages and the loss experience may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such mortgage loans were not outstanding long enough to give rise to some or all of the indicated periods of delinquency. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Mortgage Loans, and no assurances can be given that the foreclosure, delinquency and loss experience presented in the table below will be indicative of such experience on the Mortgage Loans in the future:

                                                AS OF          AS OF          AS OF
                                             DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                                 199            199            199
                                             ------------   ------------   ------------
Total Number of Conventional Mortgage Loans
  in Portfolio.............................
Delinquent Mortgage Loans and Pending
  Foreclosures at Period End (1): .........
     30-59 days............................
     60-89.................................
     90 days or more (excluding
       foreclosures).......................
     Total Delinquencies...................
Foreclosures pending
  Total delinquencies and foreclosures
     pending...............................
Net Loss(2)................................

-------------------------
(1) As a percentage of the total number of loans master serviced.
(2) There is no material difference between gross loss and net loss.

     There can be no assurance that factors beyond the Master Servicer's control, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future. [For example, over the last several years there has been a general deterioration of the real estate market and weakening of the economy in many regions of the of the country, including California. The general deterioration of the real estate market has been reflected in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. The general weakening of the economy has been reflected in decreases in the financial strength of borrowers and decreases in the value of collateral serving as collateral for loans. If the real estate market and economy continue to decline, the Master Servicer may experience an increase in delinquencies on the loans it services and higher net loss on liquidated loans.]

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Expense Fees with respect to the Mortgage Loans are payable out of the interest payments on each Mortgage Loan. The Expenses Fees will vary from Mortgage Loan to Mortgage Loan. The rate at which the Expense Fees accrue (the "Expense Fee Rate")
will range from      % to      % per annum, in each case of the Stated Principal
Balance of the related Mortgage Loan. As of the Cut-off Date, the weighted
average Expense Fee Rate equaled approximately    %. The Expense Fees consist of
(a) master servicing compensation payable to the Master Servicer in respect of its master servicing activities (the "Master Servicing Fee"), (b) servicing compensation payable to the Servicers in respect of their servicing activities (the "Servicing Fee") and (c) fees payable to the Bond Trustee in respect of its activities as trustee under the Indenture. The Master Servicing Fee will be
     % per annum of the Stated Principal Balance of each Mortgage Loan. The Servicing Fee payable to each Servicer will vary from Mortgage Loan to Mortgage
Loan and will range from      % to      % per annum, in each case of the Stated
Principal Balance of the related Mortgage Loan serviced by such Servicer. The Master Servicer is obligated to pay certain ongoing expenses associated with the Mortgage Loans and incurred by the Master Servicer in connection with its responsibilities under the Master Servicing Agreement and such amounts will be paid by the Master Servicer out of the Master Servicing Fee. The amount of the Master Servicing Fee is subject to adjustment with respect to prepaid Mortgage Loans, as described herein under "-- Adjustment to Master Servicing Fee and Invested Amount in Connection with Certain Prepaid Mortgage Loans." The Master Servicer or the related Servicer will also be entitled to receive late payment fees, assumption fees and other similar charges. The Master Servicer will be entitled to receive all reinvestment income earned on amounts on deposited in the Bond Account and the Distribution Account. The Net Mortgage Rate of a Mortgage Loan is the Mortgage Rate thereof minus the related Expense Fee Rate.

ADJUSTMENT TO MASTER SERVICING FEE AND INVESTED AMOUNT IN CONNECTION WITH CERTAIN PREPAID MORTGAGE LOANS

     When a borrower prepays a Mortgage Loan between Due Dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter. Principal prepayments by borrowers received during a calendar month will be distributed to Bondholders on the Distribution Date in the month following the month of receipt. Pursuant to the Master Servicing Agreement, the Master Servicing Fee for any month may be reduced by an amount with respect to each such prepaid Mortgage Loan sufficient to pay to Bondholders the full amount of interest to which they would be entitled in respect of such Mortgage Loan on the related Distribution Date. If shortfalls in interest as a result of prepayments in any month exceed the sum of (i) amount of the Master Servicing Fee for such month and (ii) the amounts otherwise payable on such Distribution Date to the holder of the Investor Certificate as described in clauses "fifth," "sixth" and "seventh" under "DESCRIPTION OF THE
BONDS -- Priority of Payments and Allocation of Shortfalls" herein, the amount of funds available to be paid to Bondholders in respect of interest on such Distribution Date will be reduced by the amount of such excess. See "DESCRIPTION OF THE BONDS -- Interest" herein.

ADVANCES

     Subject to the following limitations, the Master Servicer will be required to advance prior to each Distribution Date, from its own funds, funds advanced by the related Servicer or amounts received with respect to the Mortgage Loans that do not constitute Available Funds for such Distribution Date, an amount equal to the aggregate of payments of principal of and interest on the Mortgage Loans (net of the Master Servicing Fee and the applicable Servicing Fee with respect to the related Mortgage Loans) which were due on the related Due Date and which were delinquent on the related Determination Date, together with an amount equivalent to interest on each Mortgage Loan as to which the related Mortgaged Property has been acquired by the Bond Trustee through foreclosure or deed-in-lieu of foreclosure ("REO Property") (any such advance, an "Advance").

     Advances are intended to maintain a regular flow of scheduled interest and principal payments on the Bonds and the Investor Certificate rather than to guarantee or insure against losses. The Master Servicer is obligated to make Advances with respect to delinquent payments of principal of or interest on each Mortgage Loan to the extent that such Advances are, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan. If the Master Servicer determines on any Determination Date to make an Advance, such Advance will be included with the payment to Bondholders and the holder of the Investor Certificate on the related Distribution Date. [Any failure by a Servicer to advance funds as required under the related Servicing Agreement will constitute a default thereunder, in which case the Master Servicer will be obligated to make any such advance in accordance with the terms of the Master Servicing Agreement.] Any failure by the Master Servicer to make an Advance as required under the Master Servicing Agreement with respect to the Bonds and the Investor Certificate will constitute a Servicing Default thereunder, in which case the Bond Trustee or the successor master servicer will be obligated to make any such Advance, in accordance with the terms of the Master Servicing Agreement. Subject to the terms of the Bond Insurance Policy, the Bond Insurance Policy will provide protection to the Senior Bondholders against any shortfall resulting from delinquencies as to which a required Advance is not made as described above or is determined to be nonrecoverable, to the extent such shortfall is not otherwise covered by Available Funds.

                                USE OF PROCEEDS

     The Bond Issuer intends to distribute all of the net proceeds of the issuance of the Bonds to the Company which will use such proceeds to pay certain indebtedness incurred by AmREIT in connection with the acquisition of the Mortgage Loans. See "USE OF PROCEEDS" in the prospectus and "METHOD OF DISTRIBUTION" herein.

                        FEDERAL INCOME TAX CONSEQUENCES

     Jeffers, Wilson, Shaff & Falk, LLP has advised the Company that, in its opinion, the Bonds will be treated as indebtedness for federal income tax purposes, and not as an ownership interest in (a) the Mortgage Collateral, (b) the Bond Issuer or (c) a separate association taxable as a corporation. Interest, including original issue discount with respect to any Class of Offered Bonds issued with original issue discount, will be taxable to non-exempt Bondholders. The Tax Prepayment Assumption (as defined in the Prospectus under "FEDERAL INCOME TAX CONSEQUENCES -- INTEREST AND ORIGINAL ISSUE DISCOUNT") for the purposes of determining the amount and rate of accrual of original issue discount on the Bonds assumes that the Mortgage Loans are prepaid at a rate of
     % of the Prepayment Assumption. Based upon (i) [the assumed prepayment rate] and (ii) the expected price to the public of each Class of the Offered Bonds as of the date hereof (including interest accrued before the issue date, if any), the Class A-1 Bonds will not be issued with original issue discount and the Class B-1 Bonds will be treated as issued with original issue discount. Pursuant to applicable regulations regarding the existence and computation of original issue discount, the Bond Issuer intends to treat the stated interest on the Bonds as "qualified stated interest payments" (as such term is defined in the Prospectus under "FEDERAL INCOME TAX CONSEQUENCES").

     Notwithstanding the use of the above prepayment assumption in pricing the Offered Bonds, no representation is made that the Mortgage Loans will actually prepay at the assumed rate or at any other rate. The amount of original issue discount and certain other information with respect to each Offered Bond will be set forth on the face of such Bond as required by applicable regulations and as described in the Prospectus. See "DESCRIPTION OF THE BONDS -- WEIGHTED AVERAGE LIFE OF THE OFFERED BONDS" herein and "FEDERAL TAX CONSEQUENCES" in the Prospectus.

     The Bond Issuer will not elect to treat the segregated pool of assets securing the Bonds as a real estate mortgage investment conduit ("REMIC") or a financial asset securitization investment trust ("FASIT") for federal income tax purposes. Jeffers, Wilson, Shaff & Falk, LLP has further advised the Company that, in its opinion, the Bond Issuer will not be classified as a taxable mortgage pool.

                                 ERISA MATTERS

     A fiduciary of a pension, profit-sharing, stock bonus plan or individual retirement account, including a plan for self employed individuals and their employees or any other employee benefit plan subject to the prohibited transaction provisions of the Internal Revenue Code of 1986, as amended (the "Code") or the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") should consider (i) whether the ownership of the Offered Bonds is in accordance with the documents and instruments governing the plan, (ii) whether the ownership of the Offered Bonds is inconsistent with the fiduciary's responsibilities and satisfies the requirements of Part 4 of Subtitle A of Title I of ERISA (if applicable) and in particular, the diversification, prudence and liquidity requirements of Section 404 of ERISA, (iii) the prohibitions under ERISA on improper delegation of control over, or responsibility for "plan assets" and ERISA's imposition of co-fiduciary liability on a fiduciary who participates in, or permits (by action or inaction) the occurrence of, or fails to remedy a known breach of duty by another fiduciary whit respect to plan assets, and (iv) the need to value the assets of the Plan annually. A fiduciary who decides to invest the assets of a Plan in the Offered Bonds should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the Mortgage Loans.

     Fiduciaries of employee benefit plans and certain other retirement plans and arrangements that are subject to Title I of ERISA or Section 4975 of the Code, including individual retirement accounts and annuities, Keogh plans and entities in which such plans, accounts, annuities or arrangements are invested (any of the foregoing, a "Plan"), persons acting on behalf of a Plan, or persons using the assets of a Plan ("Plan Investors"), should review carefully with their legal advisors whether the purchase or holding of the Offered Bonds could either give rise to a transaction that is prohibited under ERISA or the Code or cause the Collateral to be treated as plan assets for purposes of regulations of the Department of Labor set forth in 29 C.F.R. sec.2510.3-101 (the "Plan Asset Regulations"). Prospective Plan investors should be aware that, although certain exceptions from the application of the prohibited transaction rules and the Plan Asset Regulations exist, there can be no assurance that any such exception will apply with respect to the acquisition of an Offered Bond.

     Under the Plan Asset Regulations, if the Offered Bonds are treated as having substantial equity features, the purchaser of an Offered Bond could be treated as having acquired a direct interest in the Collateral securing the Offered Bonds. In that event, the purchase, holding, or resale of such Offered Bonds could result in a transaction that is prohibited under ERISA or the Code. The Depositor believes that all of the Offered Bonds will be treated as debt obligations without significant equity features for purposes of the Plan Asset Regulations. Accordingly, a Plan that acquires an Offered Bond should not be treated as having acquired a direct interest in the assets of the Trust. However, there can be no complete assurance that the Offered Bonds will be treated as debt obligations without significant equity features for purposes of the Plan Asset Regulations.

     Regardless whether the Offered Bonds are treated as debt or equity for purposes of ERISA, the acquisition or holding of Offered Bonds by or on behalf of a Plan could still be considered to give rise to a prohibited transaction if the Trust, the Indenture Trustee, the Owner Trustee, the Master Servicer or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Plan or in the event that a subsequent transfer of an Offered Bond is between a Plan and a party in interest or disqualified person with respect to such Plan. However, one or more exemptions may be available with respect to certain prohibited transaction rules of ERISA that might apply in connection with the initial purchase, holding and resale of the Offered Bonds, depending in part upon the type of Plan fiduciary making the decision to acquire Offered Bonds and the circumstances under which such decision is made. These exemptions include, but are not limited to, (i) PTCE 96-23, regarding investments determined by in-house asset managers, (ii) PTCE 95-60, regarding investments by insurance company pooled accounts; (iii) PTCE 91-38, regarding investments by bank collective investment funds; (iv) PTCE 90-1, regarding investments by insurance company pooled separate accounts; or
(v) PTCE 84-14, regarding transactions negotiated by qualified professional asset managers. Before purchasing any Offered Bonds, a Plan subject to the fiduciary responsibility provisions of ERISA or described in Section 4975(e)(1) (and not exempt under Section 4975(g)) of the Code should consult with its counsel to determine whether the conditions of any exemption would be met. A purchaser of an Offered Bond should be aware, however, that even if the conditions specified in one or more exemptions are met, the scope of the relief provided by an exemption might not cover all acts that might be construed as prohibited transactions. The purchaser of an Offered Bond will be required to make a representation to the Trust and the Indenture Trustee, in form and substance satisfactory to the Trust and the Indenture Trustee, that it either:
(i) is not, and is not purchasing an Offered Bond, directly or indirectly, for, on behalf of or with the assets of, an employee benefit plan or other retirement arrangement which is subject to Title I of ERISA and/or Section 4975 of the Code, or (ii) PTCE 96-23, PTCE 95-60, PTCE 91-38, PTCE 90-1, PTCE 84-14 or some other prohibited transaction exemption is applicable to the purchase and holding of an Offered Bond by the transferee.

     Any Plan fiduciary considering the purchase of Offered Bonds should consult with its counsel with respect to the potential applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the Underwriting Agreement
between the Company, AmREIT and                      (the "Underwriter"), the
Company has agreed to cause the Bond Issuer to sell to the Underwriter, and the Underwriter has agreed to purchase from the Bond Issuer, Class A-1 Bonds with
original principal amount of $          and all of the Class B-1 Bonds
(collectively, the "Underwritten Bonds"). Distribution of the Underwritten Bonds will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In connection with the sale of the Underwritten Bonds, the Underwriter may be deemed to have received compensation from the Bond Issuer in the form of underwriting discounts.

     The Bond Issuer proposes to offer the Class A-1 Bonds with original
principal balance of $          for sale to AmREIT in a privately negotiated
transaction. AmREIT will initially pledge its Class A-1 Bonds to [name of lender] to secure indebtedness. AmREIT or its pledgees, donees, transferees or other successors in interest may, from time to time, offer such Class A-1 Bonds for sale to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

     The Underwriter intends to make a secondary market in the Offered Bonds, but has no obligation to do so. There can be no assurance that a secondary market for the Offered Bonds will develop or, if it does develop, that it will continue or that it will provide Bondholders with a sufficient level of liquidity of investment. The Offered Bonds will not be listed on any national securities exchange.

     The Company and AmREIT have agreed to indemnify the Underwriter against, or make contributions to the Underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

                                 LEGAL MATTERS

     The validity of the Bonds will be passed upon for the Bond Issuer by Tobin & Tobin, a professional corporation, San Francisco, California. Certain tax matters will be passed upon by for the Bond Issuer by Jeffers, Wilson, Shaff & Falk, LLP. Brown & Wood LLP, New York, New York will act as counsel for the Underwriter.

                                    RATINGS

     It is a condition of the issuance of the Senior Bonds that they be rated
AAA by        and AAA by        (       and        , together, the "Rating
Agencies"). It is a condition to the issuance of the Subordinated Bonds that
they be rated [AA] by                .

     The ratings assigned by                      to collateralized mortgage
obligations address the likelihood of the receipt of all payments on the mortgage loans by the related bondholders under the agreements pursuant to which
such bonds are issued.                's ratings take into consideration the
credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with such bonds, and the extent to which the payment stream on the mortgage pool is adequate to make the
payments required by such bonds.        's ratings on such bonds do not,
however, constitute a statement regarding frequency of prepayments of the mortgage loans.

     The ratings assigned by                      to the Senior Bonds address
the likelihood of the receipt of all payments on the mortgage loans by the related Bondholders under the agreements pursuant to which such bonds are
issued.                's ratings take into consideration the credit quality of
the related mortgage pool, including any credit support providers, structural and legal aspects associated with such bonds, and the extent to which the payment stream on such mortgage pool is adequate to make payments required by
such bonds.                's ratings on such bonds do not, however, constitute
a statement regarding frequency of prepayments on the related mortgage loans.

     The ratings of the Rating Agencies do not address the possibility that, as a result of principal prepayments, Bondholders may receive a lower than anticipated yield.

     The ratings assigned to the Bonds should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies.

     The Bond Issuer has not requested a rating of the Bonds by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Bonds or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Bonds could be lower than the respective ratings assigned by the Rating Agencies.

                             INDEX OF DEFINED TERMS

                                                              PAGE
                                                              ----
Adjustment Date.............................................  S-36
Advance.....................................................  S-46
AmREIT......................................................  S-19
Available Funds.............................................  S-25
Belgian Cooperative.........................................  S-23
Bond Account................................................  S-25
Bond Interest Rate..........................................  S-26
Bond Issuer.................................................  S-6
Bond Owners.................................................  S-20
Book-Entry Bonds............................................  S-20
CEDEL Participants..........................................  S-22
Certificate Interest Payment Amount.........................  S-26
Certificate Interest Rate...................................  S-6
Class Principal Amount......................................  S-20
Code........................................................  S-47
Company.....................................................  S-6
Controlling Class...........................................  S-34
Cooperative.................................................  S-23
CPR.........................................................  S-32
Cut-off Date Pool Principal Balance.........................  S-35
Definitive Bond.............................................  S-21
Deleted Mortgage Loan.......................................  S-41
Deposit Trust Agreement.....................................  S-7
Distribution Account........................................  S-23
Distribution Date...........................................  S-25
DTC.........................................................  S-20
Due Date....................................................  S-35
ERISA.......................................................  S-47
Euroclear Operator..........................................  S-23
Euroclear Participants......................................  S-22
European Depositaries.......................................  S-20
Expense Fee Rate............................................  S-44
FASIT.......................................................  S-47
Financial Intermediary......................................  S-21
Index.......................................................  S-36
Indirect Participants.......................................  S-21
Insurance Proceeds..........................................  S-26
Interest Accrual Period.....................................  S-26
Interest Payment Amount.....................................  S-26
Invested Amount.............................................  S-20
Invested Amount Payment.....................................  S-29
Investor Certificate........................................  S-20
Investor Percentage.........................................  S-28
Liquidated Mortgage Loan....................................  S-30
Liquidation Proceeds........................................  S-26
Loan-to-Value Ratio.........................................  S-37
management agreement........................................  S-6

                                                              PAGE
                                                              ----
Margin......................................................  S-36
Master Servicing Fee........................................  S-45
Maximum Rate................................................  S-36
Morgan......................................................  S-23
Mortgage....................................................  S-41
Mortgage File...............................................  S-41
Mortgage Loan Pool..........................................  S-35
Mortgage Loan Purchase Agreement............................  S-35
Mortgage Note...............................................  S-41
Mortgaged Property..........................................  S-35
Net Interest Shortfall......................................  S-27
Net Interest Shortfalls.....................................  S-27
Offered Bonds...............................................  S-20
Original Subordinated Class Principal Amount................  S-20
Original Invested Amount....................................  S-20
Original Senior Class Principal Amount......................  S-20
Originator..................................................  S-42
Owner Trustee...............................................  S-7
Participants................................................  S-21
Periodic Rate Cap...........................................  S-36
Plan........................................................  S-47
Plan Asset Regulations......................................  S-47
Plan Investors..............................................  S-47
Pool Principal Balance......................................  S-28
Prepayment Assumption.......................................  S-32
Prepayment Interest Shortfall...............................  S-27
Primary Mortgage Insurance Policy...........................  S-36
PTCE........................................................  S-48
Rating Agencies.............................................  S-12
Realized Loss...............................................  S-30
Record Date.................................................  S-25
Relevant Depositary.........................................  S-20
REMIC.......................................................  S-48
REO Property................................................  S-48
Replacement Mortgage Loan...................................  S-42
Rules.......................................................  S-21
Scheduled Payments..........................................  S-36
Senior Bonds................................................  S-20
Senior Class Principal Amount...............................  S-20
Senior Interest Payment Amount..............................  S-26
Senior Percentage...........................................  S-28
Senior Principal Payment Amount.............................  S-27
Servicer....................................................  S-43
Servicing Agreement.........................................  S-43
Servicing Fee...............................................  S-45
Shortfalls..................................................  S-15
SMMEA.......................................................  S-12
Stated Principal Balance....................................  S-28
Structuring Assumptions.....................................  S-31

                                                              PAGE
                                                              ----
Subordinated Bonds..........................................  S-20
Subordinated Class Principal Amount.........................  S-20
Subordinated Interest Carryover Shortfall...................  S-26
Subordinated Interest Payment Amount........................  S-26
Subordinated Percentage.....................................  S-28
Subordinated Principal Carryover Shortfall..................  S-28
Subordinated Principal Payment Amount.......................  S-28
Substitution Adjustment Amount..............................  S-42
Terms and Conditions........................................  S-23

                                    ANNEX I

                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered American
Residential Eagle Bond Trust                      , Collateralized Mortgage
Bonds (the "Global Bonds") will be available only in book-entry form. Investors in the Global Bonds may hold such Global Bonds through any of The Depository Trust Company ("DTC"), CEDEL or Euroclear. The Global Bonds will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Bonds through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Bonds through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior collateralized mortgage bond issues.

     Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Global Bonds will be effected on a delivery-against-payment basis through the respective Depositaries of CEDEL and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Bonds will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Bonds will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Bonds will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC (each, a "DTC Participant"). As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Bonds through DTC will follow the settlement practices applicable to other collateralized mortgage bond issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Bonds through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Bonds will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior collateralized mortgage bond issues in same-day funds.

     TRADING BETWEEN CEDEL AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

     TRADING BETWEEN DTC SELLER AND CEDEL OR EUROCLEAR PURCHASER. When Global Bonds are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Bonds against payment. Payment will include interest accrued on the Global Bonds from and including the last coupon Distribution Date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Bonds. After settlement has been completed, the Global Bonds will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Bonds will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debt will be valued instead as of the actual settlement date.

     CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Bonds are credited to their accounts one day later.

     As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Bonds would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Bonds were credited to their accounts. However, interest on the Global Bonds would accrue from the value date. Therefore, in many cases the investment income on the Global Bonds earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Bonds to the respective European Depository for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

     TRADING BETWEEN CEDEL OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Bonds are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. In these cases CEDEL or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Bonds from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the CEDEL Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended valued date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use CEDEL or Euroclear and that purchase Global Bonds from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

          (b) borrowing the Global Bonds in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Bonds sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of the Global Bonds holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     EXEMPTION FOR NON-U.S. PERSONS (FORM W-8). Beneficial owners of the Global Bonds that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

     EXEMPTION FOR NON-U.S. PERSONS WITH EFFECTIVELY CONNECTED INCOME (FORM
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES (FORM 1001). Non-U.S. Persons that are Bond Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Bond Owner or his agent.

     EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The Bond Owner of a Bond or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate whose income is subject to U.S. federal income tax regardless of its source of income, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Bonds. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Bonds.

                  SUBJECT TO COMPLETION, DATED JANUARY 6, 1999

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JANUARY 6, 1999)

                                 $

                    [LOGO] AMERICAN RESIDENTIAL EAGLE, INC.
                                   DEPOSITOR

           [LOGO] AMERICAN RESIDENTIAL EAGLE CERTIFICATE TRUST [199-]
                               CERTIFICATE ISSUER

              MORTGAGE-BACKED [CALLABLE] CERTIFICATES, SERIES 199-
                      $            CLASS A-1 CERTIFICATES
                       $            CLASS X CERTIFICATES
                      $            CLASS M-1 CERTIFICATES

                  AMERICAN RESIDENTIAL EAGLE BOND TRUST [199-]
                                  BOND ISSUER
 Consider carefully the risk
 factors beginning on page S-15
 of this prospectus supplement
 which include:
 - Yield, Prepayment and Maturity
   Risks;
 - Risks Associated with Interest
   Only Class and of holding
   Subordinated Certificates;
 - Consequences of owning
   Book-Entry Certificates;

 - Limited Recourse; and

 - Limited Liquidity.
 The Certificates represent
 interests in the Certificate
 Issuer only and do not represent
 an interest in or obligation of
 AmREIT, American Residential
 Eagle, Inc. or any of their
 affiliates.

THE CERTIFICATES:
- Will represent the entire beneficial ownership interest in a trust fund to be created pursuant to a Trust Agreement;
- Receive distributions monthly on the   th day of each month, or if such day is
  not a business day, the next succeeding business day, commencing on
                , 199 , from and to the extent of funds available in the Distribution Account; and
- Currently have no secondary trading market.
THE TRUST FUND ASSETS SUPPORTING THE CERTIFICATES:
- Will consist primarily of a single Collateralized Mortgage Bond which is secured by and represents the right to receive all of the payments received on a pool of conventional rate mortgage loans secured by first liens on one- to four-family residential properties.

     [                     ], as Underwriter, will buy the Underwritten
Certificates from the Depositor at a price equal to % of their face value. The Depositor will pay the expenses related to the issuance of the Certificates. The Underwriter will sell the Underwritten Certificates purchased by it from time to time in negotiated transactions.

     The Trust Fund Assets will be treated as a "financial asset securitization investment trust" or "FASIT." The underlying Bonds will be characterized for federal income tax purposes as a debt instrument.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                 [Underwriter]

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
SUMMARY.....................................................   S-6
RISK FACTORS................................................  S-15
  Yield, Prepayment and Maturity Risks......................  S-15
  Risks Associated with Interest Only Class.................  S-16
  Risks of Holding Subordinated Certificates................  S-16
  Limited Source of Payments -- Limited Recourse to Seller
     and No Recourse to Master Servicer of Trustee..........  S-17
  Limited Liquidity.........................................  S-17
  Geographic Concentration..................................  S-17
  Consequences of Owning Book-Entry Certificates............  S-17
USE OF PROCEEDS.............................................  S-18
TRUST FUND ASSETS...........................................  S-18
  General...................................................  S-18
  The Index.................................................  S-24
  Assignment of the Mortgage Loans..........................  S-24
  Underwriting Standards....................................  S-25
DESCRIPTION OF THE CERTIFICATES.............................  S-26
  General...................................................  S-26
  Payments on Mortgage Loans; Accounts......................  S-27
  Priority of Distributions Among Certificates..............  S-27
  Distributions.............................................  S-27
  Interest..................................................  S-28
  Principal.................................................  S-29
  Allocation of Losses......................................  S-31
  Termination; Optional Termination.........................  S-32
  Last Scheduled Distribution Date..........................  S-32
  Controlling Class of Certificates.........................  S-32
  Book-Entry Certificates...................................  S-33
  The Trustee...............................................  S-35
CREDIT ENHANCEMENT..........................................  S-35
  Subordination of Subordinate Certificates.................  S-35
PREPAYMENT AND YIELD CONSIDERATIONS.........................  S-37
  General...................................................  S-37
  Assumptions Relating to Tables............................  S-38
  Weighted Average Lives of the Offered Certificates........  S-39
  Yield on Class X Certificates.............................  S-40
DESCRIPTION OF THE UNDERLYING BOND..........................  S-42
  General...................................................  S-42
  Bond Distributions........................................  S-42
  Bond Interest.............................................  S-43
  LIBOR Rate Determination..................................  S-44
  Bond Principal............................................  S-45
  Investor Certificate Payment..............................  S-46
  Bond Credit Enhancement...................................  S-46
  Excess Spread.............................................  S-47
  Stated Maturity...........................................  S-47
  Bond Redemption...........................................  S-47

                                                              PAGE
                                                              ----
SERVICING OF THE MORTGAGE LOANS.............................  S-48
  The Master Servicer.......................................  S-48
  Servicing and Collection Procedures.......................  S-48
  Foreclosure, Delinquency and Loss Experience..............  S-49
  Servicing Compensation and Payment of Expenses............  S-50
  Adjustment to Master Servicing Fee and Invested Amount in
     Connection with Certain Prepaid Mortgage Loans.........  S-50
  Advances..................................................  S-50
FEDERAL INCOME TAX CONSEQUENCES.............................  S-51
ERISA MATTERS...............................................  S-52
METHOD OF DISTRIBUTION......................................  S-55
LEGAL MATTERS...............................................  S-56
CERTIFICATE RATING..........................................  S-56
INDEX TO DEFINED TERMS......................................  S-57

      IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS
                   SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We tell you about the securities in two separate documents that progressively provide more detail: (1) the prospectus, which provides general information, some of which may not apply to your series of securities, and (2) this prospectus supplement which describes the specific terms of your series of securities and which may contain information that varies from the information in the prospectus.

     IF THE TERMS OF YOUR SERIES OF SECURITIES AND ANY OTHER INFORMATION CONTAINED HEREIN VARY BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

     We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions.

     You can find a listing of the pages where capitalized terms used in this prospectus are defined under "Index of Terms" in this prospectus supplement and under the caption "Index of Terms" in the accompanying prospectus.

     Some persons participating in this offering may engage in transactions that stabilize, maintain, or in some way affect the price of the securities. These types of transactions may include stabilizing, purchasing securities to cover syndicate short positions and the imposition of penalty bids. For a description of these activities, please read the section entitled "Underwriting" in this prospectus supplement.

     This prospectus supplement relates to the underlying Bond as well as the offered Certificates. Additional information regarding the Certificates and the Underlying Bond is contained in the prospectus dated January 6, 1999 (the "Prospectus") and purchasers are urged to read both this prospectus supplement and the prospectus in full. Sales of the offered Certificates may not be consummated unless the purchaser has received both this prospectus supplement and the prospectus.

                      WHERE YOU CAN FIND MORE INFORMATION

     Federal securities law requires the filing of certain information with the Securities and Exchange Commission (the "SEC"), including annual, quarterly and special reports, proxy statements and other information. You can read and copy these documents at the public reference facility maintained by the SEC at Judiciary Plaza, 450 Fifth Street, NW, Room 1024, Washington, DC 20549. You can also copy and inspect such reports, proxy statements and other information at the following regional offices of the SEC:

Northeast Regional Office           Midwest Regional Office
Seven World Trade Center            500 West Madison Street, Suite
                                    1400
New York, New York 10048            Chicago, Illinois 60661

     Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. SEC filings are also available to the public on the SEC's web site at http://www.sec.gov/.

     The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     Neither we, the Master Servicer, the Bond Trustee nor the Certificate Trustee intend to file with the SEC periodic reports with respect to the related Issuer following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Securities Exchange Act of 1934. However, the related Issuer may elect to continue reporting in its sole discretion.

     This prospectus supplement and the accompanying prospectus are part of a
registration statement filed with the SEC (Registration No. 333-     ). You may
request a free copy of any of the above filings by writing or calling:

American Residential Eagle, Inc.
445 Marine View Avenue, Suite 100
Del Mar, California 92014
(619) 259-6082

     You should rely on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement or in the accompanying prospectus is accurate as of any date other than the date on the cover page of this prospectus supplement or the accompanying prospectus.

                                SUMMARY OF TERMS

     This summary highlights selected information from this prospectus supplement and does not contain all the information you need to know to make your investment decision. To understand all of the terms of the offering of the securities, read carefully this prospectus supplement and in the accompanying prospectus. Certain capitalized terms used in this Summary are defined elsewhere in this prospectus supplement or in the prospectus. We refer you to "INDEX TO DEFINED TERMS" on page S-57 of this prospectus supplement and page 120 of the prospectus for the location of the definitions of certain capitalized terms.

                              TITLE OF SECURITIES

     Mortgage-Backed [Callable] Certificates, Series 199  .

                                  DESIGNATIONS

OFFERED
  CERTIFICATES.......  Class A-1, Class X
                       and Class M-1
                       Certificates.
         NON-OFFERED CERTIFICATES

            APPROXIMATE
           INITIAL CLASS      PASS-THROUGH
CLASS   CERTIFICATE BALANCE       RATE
-----   -------------------   ------------
B-1             $                    %
B-2             $                    %
O                (1)               (1)

-------------------------
(1) The Class O Certificates will not have a class Certificate balance and will not bear interest.

SENIOR
  CERTIFICATES.......  Class A-1 and Class
                       X Certificates.
MEZZANINE
  CERTIFICATES.......  Class M-1
                       Certificates.
SUBORDINATE
  CERTIFICATES.......  The Mezzanine
                       Certificates and the
                       Class B-1 and B-2
                       Certificates.
OWNERSHIP
  CERTIFICATES.......  Class O
                       Certificates.
[FIXED RATE
  CERTIFICATES]......
[VARIABLE RATE
  CERTIFICATES]......
INTEREST ONLY
  CLASS..............  Class X
                       Certificates.
BOOK-ENTRY
  CERTIFICATES.......

                               CERTIFICATE ISSUER

     American Residential Eagle Certificate Trust [199 ] the trust formed by the Depositor for the purpose of creating and issuing the Certificates.

                                  BOND ISSUER

     The Bond Issuer is American Residential Eagle Bond Trust [199 ], a Delaware statutory business trust.

                                   DEPOSITOR

     The Depositor is American Residential Eagle, Inc., a Delaware corporation. The Depositor is also referred to as the "Company" in this prospectus supplement.

                              CERTIFICATE TRUSTEE

     [ ] is the Certificate Trustee.

                                  BOND TRUSTEE

     [ ] is the Bond Trustee.

                                MASTER SERVICER

     [ ] is the Master Servicer. We refer you to "The Master Servicer" in this prospectus supplement for more detail.

                                  CUT-OFF DATE

                  , 1998.

                               DISTRIBUTION DATE

     The                      day of each month, or, if such day is not a
business day, the next succeeding business day, commencing in
                     , 199 .

                                  RECORD DATE

     The record date for each distribution date will be the last day of the preceding month.

                               TRUST FUND ASSETS

     The trust fund assets consist primarily of the underlying Bond. The underlying Bond is secured by the mortgage pool and represents the right to receive payments received on the mortgage pool as described in this prospectus supplement.

                                UNDERLYING BOND

     The underlying Bond will be issued by the Bond Issuer pursuant to an
Indenture dated as of                between the Bond Issuer and
as Bond Trustee. The payments of principal and interest due on the underlying Bond each month will be the primary source for payments on the Certificates. The underlying Bond is payable solely from the limited assets of the Seller.

                                 MORTGAGE POOL

     The mortgage pool will consist of fully-amortizing,                to
               month, [fixed interest] [adjustable] rate, conventional first mortgage loans having, as of the cut-off date, an aggregate principal balance equal to approximately $ (the "cut-off date pool principal balance").

     We refer you to "TRUST FUND ASSETS -- THE MORTGAGE POOL" in this prospectus supplement for more detail.

                                TRUST AGREEMENT

     The Certificates will be issued pursuant to a Trust Agreement to be dated
as of                among the Depositor and the Certificate Trustee.

                           PRIORITY OF DISTRIBUTIONS

     As more fully described in this prospectus supplement, distributions will be made on the Certificates on each distribution date from available funds in the following order of priority:

     (1) to interest on each [interest bearing] class of Senior Certificates;

     (2) to principal on the Class A-1 Certificates, up to the maximum amount of principal distributed on such class on such distribution date as described in this prospectus supplement;

     (3) to interest on the M-1 Certificates;

     (4) to principal on the Class M-1 Certificates, up to the maximum amount of principal to be distributed on each class on such distribution date as described herein; and

     (5) to interest on and then principal of each other class of Subordinate Certificates in increasing order of numerical class designation, up to the maximum amount of interest and principal to be distributed on each such class on such distribution date [and subject to certain limitations set forth in this prospectus supplement under "DESCRIPTION OF THE CERTIFICATES -- PRINCIPAL"].

                            CLASS X NOTIONAL AMOUNT

     With respect to the first distribution date, the initial Class X notional amount will be equal to the aggregate principal balance of the mortgage loans as of the cut-off date. On any distribution date thereafter, the Class X notional amount will be equal to the aggregate of the principal balances of the mortgage loans as of the first day of the month preceding the month of such distribution date.

                                    INTEREST

     On each distribution date, each class of interest bearing offered Certificates, to the extent available funds are available for the distribution of interest on such class on such distribution dates, as described above under "Priority of Distributions," generally will be entitled to receive an amount allocable to interest equal to the sum of (i) one month's interest at the applicable pass-through rate set forth below on the related class Certificate balance or the Class X notional amount, as applicable, immediately prior to such distribution date and (ii) the sum of the amounts, if any, by which the amount described in clause (i) above on each prior distribution date exceeded the amount actually distributed as interest on such prior distribution dates and not subsequently distributed ("unpaid interest shortfall"). The applicable pass-through rates are as follows:

     Class A-1:

     Class X:

     Class M-1:

                       PRINCIPAL (INCLUDING PREPAYMENTS)

     On each distribution date an amount allocable to principal will be distributed on the Class A-1 Certificates generally equal to the lesser of (x) available funds reduced by the amount of interest distributed on the Senior Certificates on each distribution date and (y) the sum of (i) the Class A-1 percentage of (a) all scheduled payments of principal due on each mortgage loan on the due date for such mortgage loan in the month in which such distribution date occurs, (b) the principal balance of each mortgage loan that became a liquidated mortgage loan during the month preceding the month of such distribution date, (c) the principal balance of each defective mortgage loan that was repurchased by [AmREIT] or another person as of such distribution date pursuant to the Indenture, (d) certain amounts that may be required to be paid in connection with any substitution of mortgage loans on such distribution date pursuant to the Indenture and (e) any net insurance liquidation proceeds received during the month preceding the month of such distribution date allocable to recoveries of principal of mortgage loans that are not yet liquidated mortgage loans and (ii) the Class A-1 prepayment percentage of all partial principal prepayments and all principal prepayments in full received during such preceding month.

     On each distribution date an amount allocable to principal will be distributed on Class M-1 Certificates equal to the lesser of (x) available funds reduced by the amount of interest and principal distributed on the Senior Certificates and interest on the Class M-1 Certificates, in each case on such distribution date and (y) the sum of (i) the applicable Subordinate percentage allocation of the sum of the amounts calculated pursuant to clauses (a) through
(e) in the preceding paragraph for such distribution date and (ii) the applicable Subordinate prepayment percentage allocation of all principal prepayments received during the preceding month.

                              OPTIONAL TERMINATION

     At its option, the Bond Issuer may redeem the underlying Bond at par as in this prospectus supplement described and thereby effect early retirement of the Certificates. In addition, the Depositor may exercise its option to repurchase the trust fund assets on any distribution date on which the pool principal balance is less than 10% of the cut-off date pool principal balance.

     We refer you to "DESCRIPTION OF THE CERTIFICATES -- TERMINATION; OPTIONAL TERMINATION" in this prospectus supplement for more detail.

     If the Bond Issuer exercises its right to redeem the Underlying Bond or the Depositor elects to repurchase the trust fund assets, the Certificates outstanding at the time of such repurchase will be retired earlier than would otherwise be the case.

     We refer you to "YIELD, PREPAYMENT AND MATURITY RISKS" in this prospectus supplement for more detail.

                          [CREDIT ENHANCEMENT GENERAL]

     We refer you to "DESCRIPTION OF THE CERTIFICATES" and "CREDIT ENHANCEMENT" in this prospectus supplement for more details.

     - SUBORDINATION: The rights of holders of the Subordinate Certificates to receive distributions with respect to the mortgage loans in the mortgage pool will be subordinated to such rights of holders of the Senior Certificates, and the rights of holders of the Senior Certificates, and the rights of holders of the Class B-1 and Class B-2 Certificates to receive such distributions will be further subordinated to such rights of holders of the Mezzanine Certificates, in each case only to the extent described below.

     We refer you to "DESCRIPTION OF THE CERTIFICATES -- PRIORITY OF DISTRIBUTIONS AMOUNT CERTIFICATES," "-- ALLOCATION OF LOSSES" and "CREDIT ENHANCEMENT -- SUBORDINATION OF SUBORDINATE CERTIFICATES" in this prospectus supplement for more detail.

     The subordination of the Subordinate Certificates to the Senior Certificates, and the further subordination of the Class B-1 and Class B-2 Certificates to the Mezzanine Certificates is intended to increase the likelihood of receipt by Senior Certificateholders and Mezzanine Certificateholders, respectively, of the maximum amount to which they are entitled on any distribution date, to provide such holders protection against losses on the mortgage loans to the extent [described in this prospectus supplement] and, to a lesser extent, against [special hazard losses] [fraud losses] [and] [bankruptcy losses.]] However, in certain circumstances the amount of available subordination may be exhausted and shortfalls in distributions on the Certificates may be exhausted and shortfalls in distributions on the Certificates may result. Holders of the Senior Certificates will bear their proportionate share of any losses realized on the mortgage loans in excess of the subordination amount.

     We refer you to "CREDIT ENHANCEMENT -- SUBORDINATION OF SUBORDINATE CERTIFICATES" and "DESCRIPTION OF THE CERTIFICATES -- ALLOCATION OF LOSSES" in this prospectus supplement for more detail.

                          [DESCRIPTION OF OTHER CREDIT
                              ENHANCEMENT, IF ANY]

                       WEIGHTED AVERAGE LIVES (IN YEARS)*

                     PSA
                     ---
        CLASS            %     %     %     %
        -----           ---   ---   ---   ---
A-1
X
M-1

-------------------------
* Determined as described under "PREPAYMENT AND YIELD CONSIDERATIONS
   -- WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES" in this prospectus supplement. Prepayments will not occur at any assumed rate shown or any other constant rate, and the actual weighted average lives of any or all of the classes of Offered Certificates are likely to differ from those shown, perhaps significantly.

                        LAST SCHEDULED DISTRIBUTION DATE

                   LAST SCHEDULED
CLASS            DISTRIBUTION DATE
-----            -----------------
A-1
X
M-1

                               DESCRIPTION OF THE
                                UNDERLYING BOND

     We refer you to "DESCRIPTION OF THE UNDERLYING BOND" in this prospectus supplement for more detail.

     - BOND DISTRIBUTION DATE:  The                      day of each month or,
if such day is not a business day, the first business day thereafter, commencing in (each a "Bond distribution date"). Payments on each Bond distribution date will be made to the Certificate Trustee as the holder of the Underlying Bond for distribution to Certificateholders on the distribution date.

     - BOND DISTRIBUTIONS OF INTEREST: On each Bond distribution date, the holder of the underlying Bond will be entitled to receive interest in the amount of the interest payment amount for such Bond distribution date.

     We refer you to "DESCRIPTION OF THE UNDERLYING BOND -- INTEREST" in this prospectus supplement and "DESCRIPTION OF THE SECURITIES -- PAYMENTS OF INTEREST" in the prospectus for more detail.

     - INTEREST PAYMENT AMOUNT: Interest on the Underlying Bond will be payable monthly on each Bond distribution date in an amount equal to interest accrued on the then outstanding principal balance for such Bond immediately prior to such Bond distribution date at the related Bond interest rate for the related interest accrual period.

     The "interest accrual period" will be the period commencing on the immediately preceding Bond distribution date (or, in the case of the first interest accrual period, commencing on the closing date) and ending on the date immediately preceding such Bond distribution date. Interest will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.

     - BOND INTEREST RATE: The interest rate for the underlying Bond on each Bond distribution date after the first Bond distribution date and up to and including the Bond distribution date on which the Bond Issuer is first permitted to exercise its option to redeem the underlying Bond will be equal to the lesser of (i) a per annum floating rate equal to LIBOR, for the related interest
accrual period, plus   % and (ii)   % per annum. If the Bond Issuer does not
exercise its option to redeem the underlying Bond on the first Bond distribution date on which it is permitted to do so, on the next succeeding Bond distribution date, the Bond interest rate will increase and for the remaining term of the underlying Bond will be equal to the lesser of (i) a per annum floating rate
equal to LIBOR for the related interest accrual period plus   % and (ii)   % per
annum. The underlying Bond interest rate for the first Bond distribution date
will equal   % per annum.

     - BOND DISTRIBUTIONS OF PRINCIPAL: On each Bond distribution date, to the extent funds are available therefor, principal payments in reduction of the then outstanding principal balance on the underlying Bond will be made in an amount equal to the principal payment amount for such Bond distribution date. The principal payment amount is described under "DESCRIPTION OF THE UNDERLYING
BOND -- BOND PRINCIPAL" in this prospectus supplement. The "Bond principal balance" of the underlying Bond on any date of determination is the initial principal balance thereof as of the closing date reduced by all payments of principal thereon prior to such date of determination.

     - STATED MATURITY: The "stated maturity" for the underlying Bond is the date determined by the Company which is the Bond distribution date immediately following the latest maturity date of any mortgage loans. The stated maturity
for the Underlying Bond is           .

     We refer you to "DESCRIPTION OF THE UNDERLYING BOND -- STATED MATURITY" in this prospectus for more detail.

     - OPTIONAL REDEMPTION OF UNDERLYING BOND; TERMINATION: The underlying Bond may be redeemed in whole, but not in part, at the Bond Issuer's option, on any Bond distribution date after the earlier of (a) years after the closing date and
(b) the Bond distribution date after which the pool principal balance with
respect to such Bond distribution date is   % or less of the initial pool
principal balance (each, as defined below), at a redemption price generally equal to 100% of the unpaid Bond principal balance, plus accrued and unpaid interest thereon at the Bond interest rate for the underlying Bond (the "redemption price"). If the Bond Issuer does not exercise its option to redeem the underlying Bond on the first Bond distribution date on which it is permitted to do so, on the next succeeding Bond distribution date, (a) the Bond interest rate will be increased for the remainder of the life of the underlying Bond to the lesser of (i) a per annum floating rate equal to LIBOR for the related
interest accrual period plus   % and (ii)   % per annum; provided, however, that
such rate will be subject to certain available funds limitations as described under "DESCRIPTION OF THE UNDERLYING BOND -- BOND INTEREST" in this prospectus supplement. Upon redemption and retirement of the underlying Bond, the collateral securing the underlying Bond will be released from the lien of the Indenture.

     The underlying Bond will be subject to mandatory redemption by the Bond Issuer at the redemption price in the event that the Master Servicer or the Company exercises its option to purchase all of the remaining mortgage loans. Such option may be exercised by the Master Servicer (or if the Master Servicer fails to exercise such option, by the Company) on any Bond distribution date after the Bond distribution date with respect to which the pool principal
balance is equal to   % or less of the initial pool principal balance at a price determined pursuant to the Master Servicing Agreement, which price shall not be less than the amount necessary to cause the redemption of the underlying Bond to occur at the redemption price. The Master Servicer or the Company will be required to give the Bond Issuer 90 days' notice of the intent to exercise the purchase option during which period the Bond Issuer will continue to have the right to redeem the underlying Bond as described above.

     We refer you to "DESCRIPTION OF THE UNDERLYING BOND -- REDEMPTION" in this prospectus supplement and "DESCRIPTION OF THE SECURITIES -- OPTIONAL REDEMPTION" in the prospectus for more detail.

     The "pool principal balance" with respect to any Bond distribution date equals the aggregate of the stated principal Balances of the mortgage loans outstanding on the due date in the month preceding the month of such Bond distribution date. The "initial pool principal balance" means the pool principal balance as of the cut-off date. "Stated principal balance" means, as to any mortgage loans and due date, the unpaid principal balance of such mortgage loan as of such due date, as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period), after giving effect to any previous partial principal prepayments and liquidation proceeds received and to the payment of principal due on such due date and irrespective of any delinquency in payment by the related Mortgagor.

     - BOND CREDIT ENHANCEMENT: The credit enhancement provided for the benefit of the holder of the underlying Bond consists solely of (a) overcollateralization and (b) excess spread (both (a) and (b) utilizing the internal cashflows of the mortgage loans).

     - OVERCOLLATERALIZATION: Credit support for the underlying Bond will be provided through limited overcollateralization, i.e., the pledge to the Bond Trustee on the closing date of mortgage loans having an aggregate stated principal balance in excess of the Bond principal balance on the closing date. Such excess is the "overcollateralization amount" as of the closing date. Thereafter, with respect to any Bond distribution date, the "overcollateralization amount" equals the excess, if any, of (x) the Pool principal balance as of such Bond distribution date, over (y) the Bond principal balance as of such Bond distribution date (and following the making of all payments on such Bond distribution date). After the closing date, principal distributions on the underlying Bond will be made on each Bond distribution date, to the extent of net available funds available therefor, in amounts up to the amount necessary to maintain the overcollateralization amount at a level equal to the specified overcollateralization amount. The specified overcollateralization amount may adjust after the closing date, as described in this prospectus supplement.

     We refer you to "DESCRIPTION OF THE UNDERLYING BOND -- BOND PRINCIPAL" and "-- BOND CREDIT ENHANCEMENT -- OVERCOLLATERALIZATION RESULTING FROM CASHFLOW STRUCTURE" in this prospectus supplement for more detail.

     - EXCESS SPREAD: Additional credit support for the underlying Bond will be provided to the extent that excess spread exists, i.e., to the extent that a positive spread may exist between the weighted average at the beginning of the related due period of the net mortgage rates on the mortgage loans (the "weighted average net mortgage rate") and the Bond interest rate (any such positive spread, the "positive rate differential"). Whether at any time any positive rate differential exists will depend on a variety of factors, including the relationship of the movements in the indices applicable to the mortgage loans and that applicable to the underlying Bond, over which no prediction can be made or assurance given.

     The "net mortgage rate" of a mortgage loan is the mortgage rate thereof minus the related expense fee rate described below.

                           MASTER SERVICING AGREEMENT

     The mortgage loans will be serviced pursuant to a master servicing
agreement dated as of                , among the Bond Issuer, the Bond Trustee
and the Master Servicer.

                                MASTER SERVICER

                    will act as Master Servicer for the mortgage loans. On or prior to the closing date, as to any mortgage loans not being directly serviced by the Master Servicer, the Master Servicer will enter into or be assigned mortgage servicing agreements with certain servicers pursuant to which each servicer will perform certain servicing functions with respect to the mortgage loans. We refer you to "SERVICING OF THE MORTGAGE LOANS -- THE MASTER SERVICER" in this prospectus supplement for more detail. The Master Servicer will administer and supervise the performance of each servicer, who may in turn be administering and supervising the performance of one or more subservicers of the mortgage loans. The Master Servicer will receive the master servicing fee, and each servicer will receive the related servicing fee, from interest collected on the mortgage loans. The Master Servicer will be obligated to perform the obligations of a terminated servicer or appoint a successor servicer.

     We refer you to "SERVICING OF THE MORTGAGE LOANS -- SERVICING COMPENSATION AND PAYMENT OF EXPENSES" in this prospectus supplement for more detail.

     In addition to the servicing fee and the master servicing fee, there will be deducted from amounts received in respect of the mortgage loans which are allocable to interest an amount sufficient to provide for the payment of the Bond Trustee's fee and the Certificate Trustee's fee. As to each mortgage loan, the sum of the master servicing fee rate, the servicing fee rate and the rate at which the Bond Trustee's fee is determined is referred to as the "bond expense rate." The bond expense rate together with the Certificate Trustee's Fee Rate is referred to as the "expense rate."

     We refer you to "SERVICING OF MORTGAGE LOANS -- SERVICING COMPENSATION AND PAYMENT OF EXPENSES" in this prospectus supplement for more detail.

                                   [ADVANCES]

     The Master Servicer, directly or through one or more servicers, will be obligated to advance, four business days prior to each distribution date an amount equal to all delinquent amounts (net of the related servicing fee and master servicing fee and relief act reductions) on each mortgage loan in the mortgage pool and not previously advanced to the extent that such advances are determined by the Master Servicer to be recoverable.

     [With respect to any mortgage loan requiring a balloon payment on the maturity date of such mortgage loan, in the event of default in any such payment, the Master Servicer will continue to advance, subject to the Master Servicer's determination as to recoverability, an amount equal to interest on the principal balance of such mortgage loan deemed to be due thereon after such default.]

     Any advance made by the Master Servicer or a servicer with respect to a mortgage loan is reimbursable to it as described in this prospectus supplement under "SERVICING OF MORTGAGE LOANS -- ADVANCES." Under the limited circumstances described in this prospectus supplement, the Master Servicer will be entitled to reimburse itself and any servicer from funds on deposit in the Bond Account before distributions are made to holders of Certificates.]

                        FEDERAL INCOME TAX CONSEQUENCES

     For federal income tax purposes:

     - The Trust Fund Assets will be treated as a "financial asset securitization investment trust" or "FASIT."
     - The Senior Certificates and the Subordinate Certificates will constitute "regular interests" in the FASIT and will be treated as debt instruments for federal income tax purposes with payment terms equivalent to the terms of such Certificates.

     - The Class O Certificates will constitute the sole class of "ownership interest" in the FASIT and will be the class of FASIT Ownership Securities, as described in this prospectus supplement under "FEDERAL INCOME TAX CONSEQUENCES."

     - Holders of the offered Certificates will be required to include in income interest on such Certificates in accordance with the accrual method of accounting. The Class X Certificates will, and the other classes of offered Certificates may, depending on their respective issue prices, be treated as having been issued with original issue discount for federal income tax purposes.

     We refer you to "FEDERAL INCOME TAX CONSEQUENCES" in this prospectus supplement and in the prospectus for further information regarding the federal income tax consequences of investing in the Certificates.

                                 ERISA MATTERS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and corresponding provisions of the Internal Revenue Code of 1986, as amended (the "Code"), impose certain restrictions on employee benefit plans and certain other retirement plans and arrangements that are subject to ERISA including individual retirement accounts and annuities, Keogh plans and collective investment funds in which such plans, accounts, annuities or arrangements are invested (any of the foregoing a "Plan"), persons acting on behalf of a Plan, or persons using the assets of a Plan. The purchase or holding of the offered Bonds could either give rise to a transaction that is prohibited under

ERISA or the Code or cause the mortgage loans securing the offered Bonds to be treated as "plan assets" for purposes of regulations of the Department of Labor set forth in 29 C.F.R. 2510.3-101 (the "Plan Asset Regulations"). The Depositor believes that all of the offered Bonds will be treated as debt obligations without significant equity features for purposes of the Plan Asset Regulations. Accordingly, a Plan that acquires the offered Bonds should not be treated as having acquired a direct interest in the assets of the Bond Issuer. However, there can be no complete assurance that the offered Bonds will be treated as debt obligations without significant equity features for purposes of the Plan Asset Regulations.

                                LEGAL INVESTMENT

     It is a condition to the Offering that the Senior Certificates and the Class M-1 Certificates be rated in one of the two highest rating categories
by               and                . Such classes of Certificate will
constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"), and as such, will be legal investments for certain entities to the extent provided in SMMEA.

     Certain classes of Certificates may be deemed "high-risk mortgage securities" as defined in the supervisory policy statement on securities activities approved by the Federal Financial Institutions Examination Council on December 3, 1991 and adopted by the Controller of the Currency, the Federal Deposit Insurance Corporation, the Federal Reserve Board and the Office of Thrift Supervision.

     We refer you to "LEGAL INVESTMENT" in the prospectus for more detail.

                                 ERISA MATTERS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code impose certain restrictions on employee benefit plans subject to ERISA or plans or arrangements subject to Section 4975 of the Code ("Plans") and on persons who are parties in interest or disqualified persons ("parties in interest") with respect to such Plans. The Certificates are likely to be treated as equity interests in the Certificate Issuer; as a result, the Certificates may not be purchased by Plans except upon satisfaction of certain conditions as described in detail under "ERISA MATTERS" in this prospectus supplement.

     We refer you to "ERISA MATTERS" in this prospectus supplement and in the prospectus for more detail.

                               CERTIFICATE RATING

     It is a condition to the issuance of the offered certificates that the Senior Certificates and the Class M-1 Certificates be rated by
and                at least as follows:

        CLASS
        -----          --------    --------
A-1
X
M-1

     We refer you to "RATINGS" in this prospectus supplement for more detail.

                                  RISK FACTORS

     You should consider the following factors in connection with the purchase of the Certificates.

YIELD, PREPAYMENT AND MATURITY RISKS

     The rate of principal payments on the Certificates, the amount of principal and interest payments on the Certificates and the yield to maturity of the Certificates will be directly related to the rate of payments of principal on the mortgage loans. The rate of principal payments on the mortgage loans will in turn be affected by:

     - the amortization schedules of the mortgage loans, the rate of principal prepayments (including partial prepayments and those resulting from refinancing) thereon by mortgagors;

     - liquidations of defaulted mortgage loans;

     - repurchases by AmREIT or other person of defective mortgage loans as a result of defective documentation or breaches of representations or warranties; and

     - optional redemption of the underlying Bond by the Bond Issuer or repurchase of the trust fund assets by the Depositor in connection with the termination of the Certificate Issuer. [The mortgagors may prepay any mortgage loan at any time without penalty.]

     The rate of payments (including prepayments) on mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing rates for similar mortgage loans fall below the mortgage rates on the mortgage loans, the rate of prepayment would generally be expected to increase. Conversely, if prevailing rates for similar mortgage loans rise above the mortgage rates on the mortgage loans, the rate of prepayment would generally be expected to decrease. If you purchase an offered Certificate at a discount you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans will result in an actual yield that is lower than your expected yield. If you purchase an offered Certificate at a premium you should consider the risk that a faster than anticipated rate of principal payments on the mortgage loans will result in an actual yield that is lower than your expected yield.

     WE HAVE MADE NO REPRESENTATION AS TO THE RATE OF PRINCIPAL PAYMENTS ON THE MORTGAGE LOANS OR AS TO THE YIELD TO MATURITY OF ANY CLASS OF OFFERED CERTIFICATES. YOU ARE URGED TO MAKE AN INVESTMENT DECISION WITH RESPECT TO THE OFFERED CERTIFICATES BASED ON THE ANTICIPATED YIELD TO MATURITY OF SUCH CERTIFICATES RESULTING FROM THEIR RESPECTIVE PRICES AND YOUR OWN DETERMINATION AS TO ANTICIPATED MORTGAGE LOAN PREPAYMENT RATES.

     [FURTHER, YOU SHOULD TAKE INTO ACCOUNT THE OPTIONAL REDEMPTION PROVISION OF THE OFFERED CERTIFICATES AND THE IMPACT SUCH A REDEMPTION WOULD HAVE ON THE ANTICIPATED YIELD TO MATURITY OF THE CERTIFICATES. BECAUSE THE BOND ISSUER'S OPTION TO REDEEM THE UNDERLYING BOND WILL BECOME EXERCISABLE WHEN A SUBSTANTIAL PORTION OF THE INITIAL PRINCIPAL BALANCE AMOUNT OF THE BOND WILL BE OUTSTANDING, THE BOND ISSUER'S DECISION WHETHER OR NOT TO REDEEM MAY HAVE A SIGNIFICANT IMPACT ON YOUR YIELD TO MATURITY. THE BOND ISSUER'S DECISION WHETHER OR NOT TO REDEEM WILL DEPEND UPON A NUMBER OF FACTORS AT THE TIME THE UNDERLYING BOND FIRST BECOMES REDEEMABLE AND THEREAFTER, WHICH FACTORS ARE NOT POSSIBLE TO PREDICT AT THE TIME OF ISSUANCE OF THE CERTIFICATES. WE HAVE MADE NO REPRESENTATION AS

TO WHEN OR IF THE BOND ISSUER WILL ELECT TO EXERCISE ITS OPTION TO REDEEM THE UNDERLYING BOND NOR WHEN OR IF WE WILL ELECT TO REPURCHASE THE TRUST FUND ASSETS.]

RISKS ASSOCIATED WITH INTEREST ONLY CLASS

     The timing of changes in the rate of prepayments may significantly affect your actual yield to maturity, even if the average rate of principal prepayments is consistent with your expectations. In general, the earlier a prepayment of principal of the mortgage loans the greater the effect on your yield to maturity. The effect on your yield as a result of principal payments occurring at a rate higher (or lower) than the rate you anticipated during the period immediately following the issuance of the offered Certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments. The yield on the Class X Certificates will be highly sensitive to the rate and timing of prepayments on the mortgage loans. A rapid rate of principal prepayments on the mortgage loans (as defined below) may have a material negative effect on the yield of the Class X Certificates. You must make your own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the offered Certificates. We refer you to "PREPAYMENT AND YIELD CONSIDERATIONS -- YIELD ON THE CLASS X CERTIFICATES" in this prospectus supplement for more detail.

RISKS OF HOLDING SUBORDINATE CERTIFICATES

     The rights of the holders of the Class M-1 Certificates to receive distributions with respect to the mortgage loans will be subordinated to such rights of the Senior Certificates and the rights of the holders of the Class B-1 Certificates to receive distributions with respect to the mortgage loans will be subordinated to such rights of the Senior Certificates and the Class M-1 Certificates. Delinquencies that are not advanced by or on behalf of the Master Servicer (because the amounts, if advanced, would be nonrecoverable) and are not reimbursed by the Bond Issuer out of its limited assets, will adversely affect the yield on the Certificates. Because of the priority of distributions, shortfalls resulting from delinquencies not so advanced or reimbursed will be borne first by the Class B-2 Certificates, second by the Class B-1 Certificates, third by the Class M-1 Certificates and finally by the Senior Certificates.

     The weighted average life of, and the yield to maturity on, the Subordinate Certificates, in decreasing order of their priority of distributions, will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans, to the extent related delinquencies and any losses are not reimbursed by the Bond Issuer from its limited assets. If the actual rate and severity of unreimbursed losses on the mortgage loans is higher than those assumed by a holder of a Subordinate Certificate, the actual yield to maturity of such Certificate may be lower than the yield expected by such holder based on such assumption. The timing of unreimbursed losses on the mortgage loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage loans are consistent with such investor's expectations. In general, the earlier a loss occurs the greater the effect on an investor's yield to maturity. Realized losses on the mortgage loans will reduce the class Certificate balance of the Subordinate Certificates to the extent of any losses allocated thereto without the receipt of cash attributable to such reduction. We refer you to "DESCRIPTION OF THE CERTIFICATES -- ALLOCATION OF LOSSES" in this prospectus supplement for more detail.

LIMITED SOURCE OF PAYMENTS -- LIMITED RECOURSE TO SELLER AND NO RECOURSE TO MASTER SERVICER OF TRUSTEE

     The mortgage loans will be the primary source of payments on the Certificates. The Certificates do not represent an interest in or obligation of the American Residential Eagle, AmREIT, the Certificate Trustee or any of their affiliates, except for limited obligations of American Residential Eagle with respect to certain breaches of its representations and warranties. Neither the Certificates nor the mortgage loans will be guaranteed by or insured by any governmental agency or instrumentality, American Residential Eagle, AmREIT, the Certificate Trustee or any of their affiliates. Consequently, in the event that payments on the mortgage loans are insufficient or otherwise unavailable to make all payments required on the Certificates, there will be no recourse to American Residential Eagle, AmREIT, the Certificate Trustee or any of their affiliates, except as described in this prospectus supplement.

LIMITED LIQUIDITY

     The Underwriter intends to make a secondary market in the Offered Certificates, but has no obligation to do so. There is currently no secondary market in the offered Certificates and there can be no assurance that such a market will develop or, if it does develop, that it will provide
Certificateholders with liquidity of investment or that it will continue for the life of the Certificates.

GEOGRAPHIC CONCENTRATION

     [Approximately (     )% of the mortgage loans (by aggregate outstanding
principal balance as of the cut-off date) are secured by mortgaged properties located in the State of California. Property values of residential real estate in California have declined in recent years. If the California residential real estate market should continue to experience an overall decline in property values after the dates of origination of the mortgage loans, the rates of delinquency, foreclosure, bankruptcy and loss on the mortgage loans may be expected to increase, and may increase substantially, as compared to such rates in a stable or improving real estate market.] [describe other geographic concentrations presenting significant risks]

CONSEQUENCES OF OWNING BOOK-ENTRY CERTIFICATES

     LIMIT ON ABILITY TO TRANSFER OR PLEDGE. Since transactions in the Certificates (the "Book-Entry Certificates") generally can be effected only through DTC, participants and indirect participants, your ability to pledge Book-Entry Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Book-Entry Certificates, may be limited due to the lack of a physical certificate for such Book-Entry Certificates.

     DELAYS IN DISTRIBUTIONS. In addition, under a book-entry format, you may experience delays in your receipt of payments, since distributions will be made by the Certificate Trustee, or a paying agent on behalf of the Certificate Trustee, to CEDE & Co., as nominee for DTC.

     LIMIT ON LIQUIDITY OF CERTIFICATES. Also, issuance of Book-Entry Certificates in book-entry form may reduce the liquidity thereof in any secondary trading market that may develop because investors may be unwilling to purchase securities for which they cannot obtain delivery of physical certificates.

     We refer you to "DESCRIPTION OF THE CERTIFICATES -- BOOK-ENTRY CERTIFICATES" in this prospectus supplement for more detail.

                                USE OF PROCEEDS

     The Depositor will apply the net proceeds of the sale of the Offered Certificates [(together with the net proceeds of the sale of the Class B-1 and Class B-2 Certificates)] against the purchase price of the Underlying Bond.

                               TRUST FUND ASSETS

GENERAL

     The Trust Fund Assets will consist primarily of the Underlying Bond. The Underlying Bond will be secured by a pool (the "Mortgage Pool") of -year conventional mortgage loans secured by first liens on one- to four-family residential properties (each, a "Mortgaged Property"). None of the Mortgage Loans will be guaranteed by any governmental agency. All of the Mortgage Loans will have been deposited with the Bond Issuer by the Depositor which, in turn, will have acquired them from [AmREIT] pursuant to an agreement (the "Mortgage Loan Purchase Agreement") between the Depositor and [AmREIT]. All of the Mortgage Loans will have been acquired by [AmREIT] in the ordinary course of its business and substantially in accordance with the underwriting criteria specified herein. This two-stage process in which the Underlying Bond is first issued and then deposited into the Trust Fund Assets permits the Depositor to obtain the benefits of additional flexibility in structuring the payment terms of the Certificates, as authorized for FASITs, while at the same time being able to retain the Mortgage Loans as consolidated assets of the Bond Issuer for accounting purposes.

     THE MORTGAGE POOL. Under the Mortgage Loan Purchase Agreement, [AmREIT] will make certain representations, warranties and covenants to the Depositor relating to, among other things, the due execution and enforceability of the Mortgage Loan Purchase Agreement and certain characteristics of the Mortgage Loans and, subject to the limitations described below under "-- ASSIGNMENT OF THE MORTGAGE LOANS," will be obligated to purchase or substitute a similar mortgage loan for any Mortgage Loan as to which there exists deficient documentation or an uncured material breach of any such representation, warranty or covenant. See "MORTGAGE LOAN PROGRAM -- REPRESENTATIONS BY SELLERS; REPURCHASES" in the Prospectus. The Company will in turn assign all of its rights under the Mortgage Loan Purchase Agreement to the Bond Issuer. Under the Indenture, the Bond Issuer will pledge all its right, title and interest in and to such representations, warranties and covenants (including AmREIT's purchase obligation) to the Bond Trustee for the benefit of the Bondholders. The Bond Issuer will make no representations or warranties with respect to the Mortgage Loans and will have no obligation to repurchase or substitute Mortgage Loans with deficient documentation or which are otherwise defective. The obligations of AmREIT] with respect to the Bonds are limited to [AmREIT's] obligation to purchase or substitute Mortgage Loans with deficient documentation or which are otherwise defective under the Mortgage Loan Purchase Agreement.

     Certain information with respect to the Mortgage Pool is set forth below. Prior to the Closing Date, Mortgage Loans may be removed from the collateral and other Mortgage Loans may be substituted therefor. The Depositor believes that the information set forth herein with respect to the Mortgage Loans as presently constituted is representative of the characteristics of the Mortgage Loans as they will be constituted at the Closing Date, although certain characteristics of the Mortgage Loans in the Mortgage Loan Pool may vary. The final Mortgage Pool will be filed as an exhibit to the final form of the Agreements filed on Form 8-K following the Closing Date. Unless otherwise indicated, information presented below expressed as a percentage (other than rates of interest) are approximate percentages based on the Stated Principal Balances of the Mortgage Loans as of the Cut-off Date.

     As of the Cut-off Date, the aggregate of the Stated Principal Balances of
the Mortgage Loans is expected to be approximately $       , subject to a
permitted variance of no greater than 5% (the "Cut-off Date Pool Principal Balance"). [The Mortgage Loans provide for the amortization of the amount financed over a series of substantially equal monthly payments.] All of the Mortgage Loans provide for payments due on the first day of each month (the "Due Date"). At origination, substantially all of the Mortgage Loans had stated terms to maturity of years. Scheduled monthly payments made by the Mortgagors on the Mortgage Loans ("Scheduled Payments") either earlier or later than the scheduled Due Dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest. [Mortgagors may prepay their Mortgage Loans at any time without penalty.]

     Each Mortgage Loan will bear interest at a [fixed][adjustable] Mortgage Rate. [Each Mortgage Loan will bear interest at a Mortgage Rate, subject to annual adjustment on the first day of the month specified in the related Mortgage Note (each such date, an "Adjustment Date"), equal to the sum, rounded
to the nearest                      of one percentage point (  %), of (i) (the
"Index") as made available by the and most recently available as of days prior to the Adjustment Date and (ii) a fixed percentage amount specified in the related Mortgage Note (the "Margin") provided, however, that the Mortgage Rate
will not increase or decrease by more than                      percentage
points (  %), except for Mortgage Loans, representing approximately      % of
the Cut-off Date Pool Principal Balance which will not increase or decrease by more than percentage points ( %), on the first Adjustment Date or more than percentage points ( %) on any Adjustment Date thereafter (the "Periodic Rate Cap"). The Index with respect to any Bond Interest Rate and any Distribution Date shall be the Index in effect as of the first day of the month preceding the month in which such Distribution Date occurs.]

     [All of the Mortgage Loans provide that over the life of the Mortgage Loan the Mortgage Rate will in no event increase by more than the Mortgage Rate fixed at origination plus a fixed number of percentage points specified in the related Mortgage Note (such rate, the "Maximum Rate"). None of the Mortgage Loans are subject to minimum Mortgage Rates. Effective with the first payment due on a Mortgage Loan after each related Adjustment Date, the Scheduled Payment will be adjusted to an amount which will pay interest at the adjusted rate and fully amortize the then-outstanding principal balance of the Mortgage Loan over its remaining term. If the Index ceases to be published or is otherwise unavailable, the Master Servicer will select an alternative index based upon comparable information.]

     Each Mortgage Loan is, by its terms, assumable in connection with a transfer of the related Mortgaged Property if the proposed transferee submits certain information to the Master Servicer required to enable it to evaluate the transferee's ability to repay the Mortgage Loan and if the Master Servicer reasonably determines that the security for the Mortgage Loan would not be impaired by the assumption. See "RISK FACTORS" herein and in the Prospectus.

     Each Mortgage Loan was originated on or after                      , 19  .

     The latest stated maturity date of any Mortgage Loan is , 20  . The
earliest stated maturity date of any Mortgage Loan is           , 20  .

     [As of the Cut-off Date, no Mortgage Loan was delinquent more than days.]

     [None of the Mortgage Loans are subject to buydown agreements.] [No Mortgage Loan provides for deferred interest or negative amortization.]

     No Mortgage Loan had a Loan-to-Value Ratio at origination of more than %.
[Except for                      Mortgage Loans, representing approximately
     % of the Cut-off Date Pool Principal Balance,] each Mortgage Loan with a Loan-to-Value Ratio at origination of greater than 80% is covered by a primary mortgage insurance policy (each a "Primary Mortgage Insurance Policy") issued by a mortgage insurance company acceptable to the Federal National Mortgage Association ("FNMA"), the Federal Home Loan Mortgage Corporation ("FHLMC") or any nationally recognized statistical rating organization, which policy provides coverage of a portion of the original principal balance of the related Mortgage Loan equal to the product of the original principal balance thereof and a fraction, the numerator of which is the excess of the original principal balance of the related Mortgage Loan over 75% of the lesser of the appraised value and selling price of the related Mortgage Property and the denominator of which is the original principal balance of the related Mortgage Loan, plus accrued interest thereon and related foreclosure expenses. No such Primary Mortgage Insurance Policy will be required with respect to any such Mortgage Loan after the date on which the related Loan-to-Value Ratio is 80% or less or, based on a new appraisal, the principal balance of such Mortgage Loan represents 80% or less of the new appraised value. See "-- UNDERWRITING STANDARDS" herein.

     The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related Mortgage Loan at the date of determination and the denominator of which is (a) in the case of a purchase, the lesser of the selling price of the Mortgaged Property and its appraised value determined in an appraisal obtained by the originator at origination of such Mortgage Loan, or
(b) in the case of a refinance, the appraised value of the Mortgaged Property at the time of such refinance. No assurance can be given that the value of any Mortgaged Property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to such Mortgage Loans.

     The following information sets forth in tabular format certain information, as of the Cut-off Date, as to the Mortgage Loans. Other than with respect to rates of interest, percentages (approximate) are stated by Stated Principal Balance of the Mortgage Loans as of the Cut-off Date and have been rounded in order to total 100%.

                        ORIGINAL LOAN-TO-VALUE RATIOS(1)

                                                               AGGREGATE
                                                  NUMBER OF    PRINCIPAL    PERCENT OF
             ORIGINAL LOAN-TO-VALUE               MORTGAGE      BALANCE      MORTGAGE
                   RATIOS(%)                        LOANS     OUTSTANDING      POOL
             ----------------------               ---------   -----------   ----------
                                                               $                     %
                                                               --------      --------
          Total.................................               $                     %
                                                               ========      ========

-------------------------
(1) The weighted average original Loan-to-Value Ratio of the Mortgage Loans is
    expected to be approximately      %.

                         ORIGINAL TERMS TO MATURITY(1)

                                                               AGGREGATE
                                                  NUMBER OF    PRINCIPAL    PERCENT OF
                ORIGINAL TERM TO                  MORTGAGE      BALANCE      MORTGAGE
               MATURITY (MONTHS)                    LOANS     OUTSTANDING      POOL
               -----------------                  ---------   -----------   ----------
                                                               $                     %
                                                               --------      --------
          Total.................................               $                     %
                                                               ========      ========

-------------------------
(1) As of the Cut-off Date, the weighted average remaining term to maturity of the Mortgage Loans is expected to be approximately months.

                  CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                               AGGREGATE
                RANGE OF CURRENT                  NUMBER OF    PRINCIPAL    PERCENT OF
                 MORTGAGE LOAN                    MORTGAGE      BALANCE      MORTGAGE
               PRINCIPAL BALANCES                   LOANS     OUTSTANDING      POOL
               ------------------                 ---------   -----------   ----------
                                                               $                     %
                                                               --------      --------
          Total.................................               $                     %
                                                               ========      ========

-------------------------
(1) As of the Cut-off Date, the average current Mortgage Loans principal balance
    is expected to be approximately $       .

                           CURRENT MORTGAGE RATES(1)

                                                               AGGREGATE
                                                  NUMBER OF    PRINCIPAL    PERCENT OF
                                                  MORTGAGE      BALANCE      MORTGAGE
           CURRENT MORTGAGE RATES(%)                LOANS     OUTSTANDING      POOL
           -------------------------              ---------   -----------   ----------
                                                               $                     %
                                                               --------      --------
          Total.................................               $                     %
                                                               ========      ========

-------------------------
(1) As of the Cut-off Date, the weighted average Mortgage Rate of the Mortgage
    Loans is expected to be approximately      % per annum.

                           PURPOSE OF MORTGAGE LOANS

                                                               AGGREGATE
                                                  NUMBER OF    PRINCIPAL    PERCENT OF
                                                  MORTGAGE      BALANCE      MORTGAGE
                  LOAN PURPOSE                      LOANS     OUTSTANDING      POOL
                  ------------                    ---------   -----------   ----------
Purchase........................................               $                     %
Refinance (Rate or Term)
Refinance (Cash-out)
                                                               --------      --------
          Total.................................               $                     %
                                                               ========      ========

                 STATE DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                               AGGREGATE
                                                  NUMBER OF    PRINCIPAL    PERCENT OF
                                                  MORTGAGE      BALANCE      MORTGAGE
                     STATE                          LOANS     OUTSTANDING      POOL
                     -----                        ---------   -----------   ----------
                                                               $                     %
Other(1)........................................
                                                               --------      --------
          Total.................................               $                     %
                                                               ========      ========

-------------------------
(1) Other includes        other states, and the District of Columbia, with under
         % concentrations individually. No more than approximately      % of the
    Mortgage Loans will be secured by Mortgaged Properties located in any one postal zip code area.

                        DOCUMENTATION FOR MORTGAGE LOANS

                                                               AGGREGATE
                                                  NUMBER OF    PRINCIPAL    PERCENT OF
                                                  MORTGAGE      BALANCE      MORTGAGE
                TYPE OF PROGRAM                     LOANS     OUTSTANDING      POOL
                ---------------                   ---------   -----------   ----------
Full............................................               $                     %
Alternative.....................................
Reduced.........................................
                                                               --------      --------
          Total.................................               $                     %
                                                               ========      ========

                               OCCUPANCY TYPES(1)

                                                               AGGREGATE
                                                  NUMBER OF    PRINCIPAL    PERCENT OF
                                                  MORTGAGE      BALANCE      MORTGAGE
                 OCCUPANCY TYPE                     LOANS     OUTSTANDING      POOL
                 --------------                   ---------   -----------   ----------
Primary Home....................................               $                     %
Investor........................................
Second Home.....................................
                                                               --------      --------
          Total.................................               $                     %
                                                               ========      ========

-------------------------
(1) Based upon representations of the related Mortgagors at the time of origination.

                                 PROPERTY TYPE

                                                               AGGREGATE
                                                  NUMBER OF    PRINCIPAL    PERCENT OF
                                                  MORTGAGE      BALANCE      MORTGAGE
                 PROPERTY TYPE                      LOANS     OUTSTANDING      POOL
                 -------------                    ---------   -----------   ----------
Single Family...................................               $                     %
Planned Unit Development Condominium............
2-4 Units.......................................
                                                               --------      --------
          Total.................................               $                     %
                                                               ========      ========

                           MAXIMUM MORTGAGE RATES(1)

                                                               AGGREGATE
                                                  NUMBER OF    PRINCIPAL    PERCENT OF
                                                  MORTGAGE      BALANCE      MORTGAGE
                LIFETIME CAPS(%)                    LOANS     OUTSTANDING      POOL
                ----------------                  ---------   -----------   ----------
                                                               $                     %
                                                               --------      --------
          Total.................................               $                     %
                                                               ========      ========

-------------------------
(1) As of the Cut-off Date, the weighted average Lifetime Cap of the Mortgage
    Loans is expected to be approximately      % per annum.

                                   MARGIN(1)

                                                               AGGREGATE
                                                  NUMBER OF    PRINCIPAL    PERCENT OF
                                                  MORTGAGE      BALANCE      MORTGAGE
                     MARGIN                         LOANS     OUTSTANDING      POOL
                     ------                       ---------   -----------   ----------
                                                               $                     %
                                                               --------      --------
          Total.................................               $                     %
                                                               ========      ========

-------------------------
(1) As of the Cut-off Date, the weighted average margin of the Mortgage Loans is
    expected to be approximately      %.

                       NEXT NOTE RATE ADJUSTMENT DATES(1)

                                                               AGGREGATE
                                                  NUMBER OF    PRINCIPAL    PERCENT OF
                                                  MORTGAGE      BALANCE      MORTGAGE
                     MONTHS                         LOANS     OUTSTANDING      POOL
                     ------                       ---------   -----------   ----------
                                                               $                     %
                                                               --------      --------
          Total.................................               $                     %
                                                               ========      ========

-------------------------
(1) As of the Cut-off Date, the weighted average months to the next Adjustment Date of the Mortgage Loans was approximately months.

THE INDEX

                             [DESCRIPTION OF INDEX]

ASSIGNMENT OF THE MORTGAGE LOANS

     Pursuant to the Indenture, the Bond Issuer on the Closing Date will pledge, transfer, assign, set over and otherwise convey without recourse to the Bond Trustee in trust for the benefit of the Underlying Bondholder all right, title and interest of the Bond Issuer in and to each Mortgage Loan and all right, title and interest in and to all other assets included in the Collateral, including all principal and interest received on or with respect to the Mortgage Loans, exclusive of principal and interest due on or prior to the Cut-off Date.

     In connection with such transfer and assignment, the Bond Issuer will deliver or cause to be delivered to the Bond Trustee, or a custodian for the Bond Trustee, among other things, the original promissory note (the "Mortgage Note") (and any modification or amendment thereto) endorsed in blank without recourse, the original instrument creating a first lien on the related Mortgaged Property (the "Mortgage") with evidence of recording indicated thereon, an assignment in recordable form of the Mortgage, the title policy with respect to the related Mortgaged Property and, if applicable, all recorded intervening assignments of the Mortgage and any riders or modifications to such Mortgage Note and Mortgage (except for any such document not returned from the public recording office, which will be delivered to the Bond Trustee as soon as the same is available to the Bond Issuer) (collectively, the "Mortgage File"). [Assignments of the Mortgage Loans to the Bond Trustee (or its nominee) will be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel, such recording is not required to protect the Bond Trustee's interest in the Mortgage Loans against the claim of any subsequent transferee or any successor to or creditor of the Bond Issuer.]

     The Custodians for the Bond Trustee will review each Mortgage File on or prior to the Closing Date (or promptly after the Custodian's receipt of any document permitted to be delivered after the Closing Date) and if any document in a Mortgage File is found to be missing or defective in a material respect and the Bond Issuer does not cure such defect within 90 days of notice thereof from the Bond Trustee (or within such longer period not to exceed 180 days after the Closing Date as provided in the Mortgage Loan Purchase Agreement in the case of missing documents not returned from the public recording office), [AmREIT] will be obligated to purchase the related Mortgage Loan. Rather than purchase the Mortgage Loan as provided above, [AmREIT] may remove such Mortgage Loan (a "Deleted Mortgage Loan") from the Collateral and substitute in its place another mortgage loan (a "Replacement Mortgage Loan"). Any Replacement Mortgage Loan generally will, on the date of substitution, among other characteristics set forth in the Mortgage Loan Purchase Agreement, (i) have a principal balance, after deduction of all Scheduled Payments due in the month of substitution, not
in excess of, and not more than      % less than, the Stated Principal Balance
of the Deleted Mortgage Loan (the amount of any shortfall to be deposited in the Bond Account by AmREIT and held for distribution to the Bondholders on the related Distribution Date (a "Substitution Adjustment Amount")), (ii) have a
Mortgage Rate not lower than, and not more than      % per annum higher than,
that of the Deleted Mortgage Loan, (iii) have a Loan-to-Value Ratio not higher than that of the Deleted Mortgage Loan, (iv) have a remaining term to maturity not greater than (and not more than less than) that of the Deleted Mortgage Loan, and (v) comply with all of the representations and warranties set forth in the Mortgage Loan Purchase Agreement as of the date of substitution. This cure, purchase or substitution obligation constitutes the sole remedy available to Certificateholders or the Bond Trustee for omission of, or a material defect in, a Mortgage Loan document.

UNDERWRITING STANDARDS

     All of the Mortgage Loans have been purchased by [AmREIT] in the ordinary course of business directly from banks, savings and loan associations, mortgage bankers and other mortgage loan originators (each, an "Originator"), or in the secondary mortgage market. [AmREIT] approves individual institutions as eligible Originators after an evaluation of certain criteria, including the Originator's mortgage origination and servicing experience and financial stability. Each Originator and/or the entity from which purchased the Mortgage Loans has represented and warranted that all Mortgage Loans originated and/or sold by it will have been underwritten in accordance with standards consistent with those utilized by mortgage lenders generally during the period of origination and have been originated by entities that satisfy the criteria for originators of loans that are eligible for inclusion in "mortgage-related securities."

     Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the related Mortgaged Property as collateral. In general, a prospective borrower applying for a loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expense, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source (typically the borrower's employer) which verification reports, among other things, the length of employment with that organization, the current salary, and whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts. See "MORTGAGE LOAN PROGRAM -- UNDERWRITING STANDARDS" in the Prospectus.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Certificates will be issued pursuant to a Trust Agreement, dated as of
               (the "Trust Agreement"), between the Depositor and the Certificate Trustee. The form of Trust Agreement has been filed as an exhibit to the Registration Statement of which the Prospectus Supplement and the Prospectus is a part. The following is a summary of the material terms of the Offered Certificates. Reference is made to the Prospectus for important additional information regarding the terms and conditions of the Trust Agreement and the Certificates. When particular provisions or terms used in the Trust Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

     The Mortgage-Backed Certificates, Series 1998- (the "Certificates") will consist of the Class A-1 Certificates and the Class X Certificates (the "Class A-1 Certificates" and the "Class X Certificates," respectively, and collectively, the "Senior Certificates"), three classes of subordinated certificates (the "Class M-1 Certificates," the "Class B-1 Certificates" and the "Class B-2 Certificates," respectively and collectively, the "Subordinate Certificates"), and the Class O Certificates (the "Ownership Certificates"). Only the Senior Certificates and the Class M-1 Certificates (the "Offered Certificates") are offered hereby.

     The Senior Certificates in the aggregate will evidence an initial
beneficial ownership interest of approximately      % in the Trust Fund Assets,
the Class M-1 Certificates in the aggregate will evidence approximately      %
of the undivided interest in the principal balance of the Trust Fund Assets and the Class B-1 and Class B-2 Certificates evidence in the aggregate the remaining
     % undivided interest in the principal balance of the Trust Fund Assets. The Class X Certificates will have no principal balance, are entitled only to a portion of the interest on the Mortgage Loans and are not entitled to any distributions of principal. The Ownership Certificates will not have a Class Certificate Balance and will not bear interest.

     The Class A-1 Certificates will be issuable in (book-entry) (fully registered) form only. [The Class A-1 Certificates will be issued in minimum
dollar denominations of $          and integral multiples of $          in
excess thereof.] The Class X [and Class M-1] Certificates will be issued in fully registered certificated form in minimum dollar denomination of $
and integral multiples of $          in excess thereof. A single certificate of
each Class may be issued in any amount in excess of the minimum denomination.

PAYMENTS ON MORTGAGE LOANS; ACCOUNTS

     On or prior to the Closing Date, the Master Servicer will establish an account (the "Bond Account") with the Bond Trustee, which shall be maintained (as a separate trust account) by the Master Servicer in trust for the benefit of Certificateholders. Funds credited to the Bond Account may be invested for the benefit and at the risk of the Master Servicer in Eligible Investments, as defined in the Indenture, that are scheduled to mature on or prior to the business day preceding the next Distribution Date. On each Distribution Date, the Master Servicer shall withdraw from the Bond Account the amount of Available Funds and shall deposit such Available Funds in an account established and maintained with the Certificate Trustee on behalf of Certificateholders (the "Distribution Account").

PRIORITY OF DISTRIBUTIONS AMONG CERTIFICATES

     As more fully described herein, distributions will be made on the Certificates on each Distribution Date from Available Funds in the following order of priority: (i) to interest on each Class of Senior Certificates, (ii) to principal on the Class A-1 Certificates, up to the maximum amount of principal to be distributed on the Class A-1 Certificates on such Distribution Date, (iii) to interest on the Class M-1 Certificates, (iv) to principal on the Class M-1 Certificates, up the maximum amount of principal to be distributed on such Class on such Distribution Date, and (v) to interest on and then principal of each other Class of Subordinate Certificates, up to the maximum amount of interest and principal to be distributed on such Class on such Distribution Date [and subject to certain limitations set forth below under "Principal."]

DISTRIBUTIONS

     Distributions of principal and interest to holders of the Offered Certificates will be made on each Distribution Date to the extent of Available Funds to holders of record of such Offered Certificates on (the last day of the preceding month,) (the "Record Date") except that the final distribution in respect of any Class of Offered Certificates will be made only upon presentation and surrender of such Certificates at the office or agency appointed by the Certificate Trustee for that purpose in .

     Distributions of interest and principal to holders of Subordinate Certificates will be subordinate to distributions of interest on and principal of the Senior Certificates and distributions of interest and principal to holders of the Class B-1 and Class B-2 Certificates will be subordinate to distributions of interest on and principal of the Class M-1 Certificates. See "-- ALLOCATION OF LOSSES" and "CREDIT SUPPORT."

     The aggregate amount of funds available in the Distribution Account on a Distribution Date for distribution on the Certificates is equal to "Available Funds". Available Funds for any Distribution Date is the amount received with respect to such Distribution Date from the Underlying Bond, which amount, prior to a Bond Event of Default, will be equal to the sum of (i) all scheduled installments of interest (net of related Expense Fees) and principal due on the first day of the month in which such Distribution Date occurs and received prior to the related Determination Date together with any Advances in respect thereof,
(ii) all insurance and liquidation proceeds (net of related expenses) received during the month preceding such Distribution Date, (iii) all partial or full prepayments received during the month preceding such Distribution Date and (iv) the amount required to be paid in respect of a Mortgage Loan that became required to be repurchased or substituted during the month preceding such Distribution

Date, reduced by amounts in reimbursement for Advances previously made and other amounts as to which the Master Servicer or a servicer is entitled to be reimbursed from the Bond Account pursuant to the Master Servicing Agreement. See "TRUST FUND ASSETS -- THE MORTGAGE POOL -- ASSIGNMENT, OF THE MORTGAGE LOANS" herein.

     The Certificate Trustee will forward with each distribution on a Distribution Date to each Offered Certificateholder a statement or statements setting forth, among other things, (i) the amount of such distribution allocable to principal and (ii) the amount of such distribution allocable to interest. Such amounts will be expressed as a dollar amount per $1,000 of Class Certificate Balance. See "DESCRIPTION OF THE SECURITIES -- REPORTS TO SECURITYHOLDERS" in the Prospectus for a detailed description of the information to be included in such statements.

INTEREST

     On each Distribution Date, each Class of Offered Certificates, to the extent of Available Funds on such Distribution Date applied in the order described above under "-- PRIORITY OF DISTRIBUTIONS AMONG CERTIFICATES", will be entitled to receive an amount allocable to interest equal to the sum of (i) one month's interest at the applicable Pass-Through Rate set forth in the Summary hereof on the Class Certificate Balance or Class X Notional Amount, as the case may be, and (ii) the sum of the amounts, if any, by which the amount described in clause (i) above on each prior Distribution Date exceeded the amount actually distributed as interest on such prior Distribution Dates and not subsequently distributed ("Unpaid Interest Amounts"). [Interest will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.]

     The interest entitlement described above for each Class of Offered Certificates will be reduced by (i) such Class of Certificates allocable share of "Net Interest Shortfalls" with respect to such Distribution Date, which is equal to the amount of interest any Class of Certificateholders would otherwise have been entitled to receive with respect to any Mortgage Loan that was the subject of (a) a Relief Act Reduction (or (b) after the coverage provided by the Subordinate Certificates is exhausted for such type of loss, a Special Hazard Loss, Fraud Loss or a Bankruptcy Loss,) and (ii) such Class' pro rata share of Net Prepayment Interest Shortfalls. A "Relief Act Reduction" is a reduction in the amount of monthly interest payment on a Mortgage Loan pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS -- SOLDIERS' AND SAILORS' CIVIL RELIEF ACT" in the Prospectus. "Net Prepayment Interest Shortfall" is the amount by which the aggregate of Prepayment Interest Shortfalls during the calendar month immediately preceding the month in which the related Due Date occurs exceeds the aggregate amount of the Master Servicing Fee for such period. A "Prepayment Interest Shortfall" is the amount by which interest at the Net Mortgage Rate received in connection with a prepayment of principal on a Mortgage Loan is less than one month's interest at the Net Mortgage Rate on the Principal Balance of the related Mortgage Loan that is prepaid. Each Class' pro rata share of such Net Prepayment Interest Shortfalls will be based on the amount of interest such Class of Certificates otherwise would have been entitled to receive.

     In the event that, on a particular Distribution Date, Available Funds on such Distribution Date applied in the order described above under "-- PRIORITY OF

DISTRIBUTIONS AMONG CERTIFICATES," are not sufficient to make a full distribution of interest to holders of the Offered Certificates, interest will be distributed on such Class or Classes of Offered Certificates of equal priority in proportion to the amount of interest each such Class or Classes would otherwise have been entitled to receive in the absence of such shortfall. The amount of any resulting shortfall will be carried forward and added to the amount holders of each such Class of Offered Certificates will be entitled to receive on the next Distribution Date. Such a shortfall could occur, for example, if losses realized on the Mortgage Loans were exceptionally high or were concentrated in a particular month. Any such amount so carried forward will not bear interest.

PRINCIPAL

     On each Distribution Date, the Class A-1 Certificates will be entitled to receive a amount allocable to principal equal to the lesser of (x) Available Funds reduced by the amount of interest distributed on the Senior Certificates on such Distribution Date and (y) the sum of (i) the Class A-1 Percentage of (a) all scheduled payments of principal due on each Mortgage Loan on the Due Date for such Mortgage Loan in the month in which such Distribution Date occurs, (b) the Principal Balance of each Mortgage Loan that became a Liquidated Mortgage Loan during the month preceding the month of such Distribution Date, (c) the Pool Principal Balance of each Mortgage Loan that was repurchased by AmREIT or another person as of such Distribution Date pursuant to the Mortgage Loan Purchase Agreement, (d) certain amounts that may be required to be paid in connection with any substitution of Mortgage Loans and (e) any net insurance or liquidation proceeds received during the month preceding the month of such Distribution Date allocable to recoveries of principal of Mortgage Loans that are not yet Liquidated Mortgage Loans and (ii) the Class A-1 Prepayment Percentage of all partial principal prepayments and of all principal prepayments in full ("Principal Prepayments") received during such preceding month.

     On each Distribution Date, the Class M-1 Certificates will be entitled to receive an amount allocable to principal equal to the lesser of (x) Available Funds reduced by the amount of interest and principal distributed on the Senior Certificates and interest on the Class M-1 Certificates, in each case on such Distribution Date and (y) the sum of (i) the applicable Subordinate Percentage Allocation of the sum of the amounts calculated pursuant to clauses (a) through
(e) in the preceding paragraph for such Distribution Date and (ii) the applicable Subordinate Prepayment Percentage Allocation of all Principal Prepayments received during the preceding month.

     "Principal Balance" of a Mortgage Loan as of any Due Date is the unpaid principal balance of such Mortgage Loan as specified in the amortization schedule at the time relating thereto (before any adjustment to such schedule by reason of moratorium or similar waive or grace period) for such Due Date, after giving effect to any previous partial payments and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the Mortgagor. The "Pool Principal Balance" will equal the aggregate of the Principal Balances of all Mortgage Loans. The "Due Date" for a Mortgage Loan is the first day of each calendar month on which the scheduled installment of principal and interest with respect thereto is due.

     The "Class A-1 Percentage" for any Distribution Date is the percentage obtained by dividing the sum of the Class Certificate Balance of the Class A-1 Certificates immediately prior to such date by the aggregate of the Class Certificate Balances of all

Classes of Certificates immediately prior to such date. The "Subordinate Percentage" for any Distribution Date is the percentage calculated as the difference between 100% and the Class A-1 Percentage for such date.

     The "Subordinate Percentage Allocation" for any Distribution Date and Class of Subordinate Certificates, is equal to a fraction, the numerator of which is the related Class Certificate Balance immediately prior to such date and the denominator of which is the aggregate of the Class Certificate Balances of all Subordinate Certificates immediately prior to such date.

     The "Class A-1 Prepayment Percentage" for any Distribution Date occurring during the five years beginning on the first Distribution Date will, except as provided below, equal 100%. Thereafter, the Class A-1 Prepayment Percentage will be subject to gradual reduction as described in the following paragraph. This disproportionate allocation of certain unscheduled payments in respect of principal will have the effect of accelerating the amortization of the Class A-1 Certificates while, in the absence of Realized Losses, increasing the interest in the principal balance of the Mortgage Loans evidenced by the Subordinate Certificates. Increasing the respective interest of the Subordinate Certificates relative to that of the Senior Certificates is intended to preserve the availability of the subordination provided by the Subordinate Certificates.

     The "Class A-1 Prepayment Percentage" for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, the Class A-1 Percentage for such Distribution Date plus 70% of the Subordinate Percentage for such Distribution Date; for any distribution Date in the second year thereafter, the Class A-1 Percentage for such Distribution Date plus 60% of the Subordinate Percentage for such Distribution Date; for any Distribution Date in the third year thereafter, the Class A-1 Percentage for such Distribution Date plus 40% of the Subordinate Percentage for such Distribution Date; for any Distribution Date in the fourth year thereafter, the Class A-1 Percentage for such Distribution Date plus 20% of the Subordinate Percentage for such Distribution Date; and for any Distribution Date thereafter, the Class A-1 Percentage for such Distribution Date (unless on any of the foregoing Distribution Dates the Class A-1 Percentage exceeds the initial Class A-1 Percentage, in which case the Class A-1 Prepayment Percentage for such Distribution Date will once again equal 100%). Notwithstanding the foregoing, no reduction to the Senior Prepayment Percentage will occur if [(i) as of the first Distribution Date as to which any such reduction applies, the dollar amount of all monthly payments on the Mortgage Loans due in each of the preceding six months that are delinquent 60 days or
more exceeds a monthly average of      % of all monthly payments due in such
month (including for this purpose any Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Mortgage Pool), or (ii) cumulative Realized Losses with respect to the Mortgage Loans exceed (a) with respect to the Distribution Date in
                     , ( %) of the Class Certificate Balance of the Subordinate Certificates as of the Cut-off Date (the "Original Subordinate Principal
Balance"), (b) with respect to the Distribution Date in                      ,
(  %) of the Original Subordinate Principal Balance, (c) with respect to the
Distribution Date in                      ,   % of the Original Subordinate
Principal Balance, (d) with respect to the Distribution Date in ,   % of the
Original Subordinate Principal Balance, and (e) with respect to the Distribution
Date in                      ,   % of the Original Subordinate Principal
Balance.]

     The "Subordinate Prepayment Percentage" for any Distribution Date is 100% minus the Senior Prepayment Percentage for such Distribution Date. The "Subordinate Prepayment Percentage Allocation" for any Distribution Date and Class of Subordinate Certificates, is equal to the product of the Subordinate Prepayment Percentage and a fraction, the numerator of which is the related Class Certificate Balance immediately prior to such date and the denominator of which is the aggregate of the Class Certificate Balances of all Subordinate Certificates immediately prior to such date.

     If on any Distribution Date the allocation to the Class of Certificates then entitled to principal of full and partial principal prepayments and other amounts in the percentages required above would reduce the outstanding Class Certificate Balance of such Class below zero, the distribution to such Class of Certificates will be limited to the amount necessary to reduce the related Class Certificate Balance to zero and any remaining portion thereof will be distributed to the Class of Certificates next entitled to distributions of principal.

ALLOCATION OF LOSSES

     On each Distribution Date, any Realized Loss on a Mortgage Loan, other than any Excess Loss, that results in a reduction of the principal balance of the Underlying Bond without a corresponding cash principal payment, will be allocated first, sequentially, to the Class B-2, Class B-1 and Class M-1 Certificates, in that order, in each case until the respective Class Certificate Balance thereof is reduced to zero, and thereafter to the Class A-1 Certificates.

     On each Distribution Date, Excess Losses will be allocated pro rata among the Class A-1 Certificates and the Subordinate Certificates based upon their respective Class Certificate Balances.

     In general, a "Realized Loss" means, with respect to a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of liquidation proceeds applied to the principal balance of the Mortgage Loan. "Excess Losses" are (i) Special Hazard Losses in excess of the Special Hazard Loss Coverage Amount, (ii) Bankruptcy Losses in excess of the Bankruptcy Loss Coverage Amount and (iii) Fraud Losses in excess of the Fraud Loss Coverage Amount. "Bankruptcy Losses" are losses that are incurred as a result of Debt Service Reductions and Deficient Valuations. "Special Hazard Losses" are Realized Losses in respect of Special Hazard Mortgage Loans. "Fraud Losses" are losses sustained on a Liquidated Mortgage Loan by reason of a default arising from fraud, dishonesty or misrepresentation. See "CREDIT
SUPPORT -- SUBORDINATION OF SUBORDINATE CERTIFICATES" herein.

     A "Liquidated Mortgage Loan" is a defaulted Mortgage Loan as to which the Master Servicer has determined that all recoverable liquidation and insurance proceeds have been received. A "Special Hazard Mortgage Loan" is a Liquidated Mortgage Loan as to which the ability to recover the full amount due thereunder was substantially impaired by a hazard not insured against under a standard hazard insurance policy of the type described in the Prospectus under "CREDIT SUPPORT -- SPECIAL HAZARD INSURANCE POLICIES." See "CREDIT
SUPPORT -- SUBORDINATION OF SUBORDINATE CERTIFICATES" herein.

     The "Class Certificate Balance" of any Class of Certificates as of any Distribution Date is the initial Class Certificate Balance thereof, reduced by the sum of (i) all amounts previously distributed to holders of such Class as payments of principal and
(ii) the amount of Realized Losses and Excess Losses allocated to such Class, as described above.

TERMINATION; OPTIONAL TERMINATION

     The circumstances under which the obligations created by the Trust Agreement will terminate in respect of the Certificates are described in "DESCRIPTION OF THE SECURITIES -- EARLY TERMINATION" and "THE AGREEMENTS -- TERMINATION OF TRUST AGREEMENT" in the Prospectus. At its option, the Bond Issuer may redeem the Underlying Bond at par and thereby effect early retirement of the Certificates, on any Distribution Date on which the Pool Principal Balance is less than 10% of the Cut-off Date Pool Principal Balance. In addition, the Depositor may exercise its option to repurchase the Trust Fund Assets on any Distribution Date on which the Pool Principal Balance is less than 10% of the Cut-off Date Pool Principal Balance. The repurchase price for such Trust Fund Assets must be at least equal to the principal balance of outstanding Certificates, plus accrued interest. Distributions in respect of any such optional termination will be paid to Certificateholders in order of their priority of distribution as described under "-- PRIORITY OF DISTRIBUTIONS AMONG CERTIFICATES." In no event will the trust created by the Trust Agreement continue beyond the later of (a) the repurchase described above, (b) the expiration of 21 years from the death of the survivor of the person named in the
Trust Agreement and (c)                . The termination of the trust will be
effected in a manner consistent with applicable federal income tax regulations [and the status of the Trust Fund Assets as a FASIT.]]

LAST SCHEDULED DISTRIBUTION DATE

     The Last Scheduled Distribution Date for each Class of Offered Certificates is the latest date on which the Class Certificate Balance is expected to be reduced to zero, and has been calculated on the basis of the assumptions described below under "PREPAYMENT AND YIELD CONSIDERATIONS -- ASSUMPTIONS RELATING TO TABLES" except for the following additional assumptions: (describe). Since the rate of distributions in reduction of the Class Certificate Balance on each Class of Offered Certificates will depend on the rate of payment (including prepayments) of the Mortgage Loans as well as the frequency and severity of losses experienced by the Mortgage Pool, the Class Certificate Balance of any such Class could reach zero significantly earlier or later than its Last Scheduled Distribution Date. The rate of payments on the Mortgage Loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the Mortgage Loans.

[CONTROLLING CLASS OF CERTIFICATES

     For the purposes described in the Prospectus under the headings "THE AGREEMENTS -- MODIFICATION OF AGREEMENTS," "-- EVENTS OF DEFAULT" and "RIGHTS UPON EVENT OF DEFAULT," the "Controlling Class" shall be the Class A-1 Bondholders or, if the Class A-1 Bonds are no longer outstanding, the Class B-1 Bondholders.]

[BOOK-ENTRY CERTIFICATES

     The Offered Certificates will be book-entry Certificates (the "Book-Entry Certificates"). The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate principal balance of each such Class of Offered Certificates which will be held by a nominee of The Depository Trust Company (together with any successor depository selected by the Depositor, the "Depository"). Beneficial interests in the Book-Entry Certificates will be indirectly held by investors through the book-entry facilities of the Depository, as described herein. Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations of $1,000 and in integral multiples in excess thereof, except that one Book-Entry Certificate of each such Class may be issued in an amount which is not an integral multiple of $1,000. The Depositor has been informed by the Depository that its nominee will be CEDE & Co. ("CEDE"). Accordingly, CEDE is expected to be the holder of record of the Book-Entry Certificates. Except as described below, no person acquiring a Book-Entry Certificate (each, a "beneficial owner") will be entitled to receive a physical certificate representing such Certificate (a "Definitive Certificate").

     The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of the Depository (or of a participating firm that acts as agent for the Financial Intermediary, whose interests will in turn be recorded on the records of the Depository, if the beneficial owner's Financial Intermediary is not a Depository participant). Therefore, the beneficial owner must rely on the foregoing procedures to evidence its beneficial ownership of a Book-Entry Certificate. Beneficial ownership of a Book-Entry Certificate may only be transferred by compliance with the procedures of such Financial Intermediaries and Depository participants.

     The Depository is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "Clearing Corporation" within the meaning of the Uniform Commercial Code as in effect in the State of New York and a "Clearing Agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The Depository performs services for its participants, some of which (and/or their representatives) own the Depository. In accordance with its normal procedures, the Depository is expected to record the positions held by each Depository participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing the Depository and Depository participants as in effect from time to time.

     Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to the Depository. The Depository will be responsible for crediting the amount of such payments to the accounts of the applicable Depository participants in accordance with the Depository's normal procedures. Each Depository participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

     Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to CEDE. Because the Depository can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

     None of the Depositor, AmREIT or the Certificate Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by CEDE, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. In the event of the insolvency of the Depository, a Depository participant or an indirect Depository participant in whose name Book-Entry Certificates are registered, the ability of the Beneficial Owners of such Book-Entry Certificates to obtain timely payment may be impaired.

     Unless and until Definitive Certificates are issued, it is anticipated that the only "Certificateholder" of the Book-Entry Certificates will be CEDE, as nominee of the Depository. Beneficial owners of the Book-Entry Certificates will not be Certificateholders, as that term is used in the Trust Agreement. Beneficial owners are only permitted to exercise the rights of Certificateholders indirectly through Financial Intermediaries and the Depository. Monthly and annual reports on the Mortgage Pool provided by the Master Servicer to CEDE, as nominee of the Depository, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose Depository accounts the Book-Entry Certificates of such beneficial owners are credited.

     The Depository has advised the Depositor and the Certificate Trustee that, unless and until Definitive Certificates are issued, the Depository will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Trust Agreement only at the direction of one or more Financial Intermediaries to whose Depository accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates.

     Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to the Depository, only if (a) the Depository or the Depositor advises the Certificate Trustee in writing that the Depository is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates and the Depositor or the Certificate Trustee is unable to locate a qualified successor; (b) the Depositor, at its sole option, elects to terminate a book-entry system through the Depository; or (c) after the occurrence of a Certificate of Event of Default, beneficial owners having Percentage Interests aggregating not less than 51% of all Percentage Interests evidenced by each Class of the Book-Entry Certificates advise the Certificate Trustee and the Depository through the Financial Intermediaries in writing that the continuation of a book-entry system through the Depository (or a successor thereto) is no longer in the best interests of beneficial owners.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Certificate Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through the Depository of Definitive Certificates. Upon surrender by the Depository of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Certificate Trustee will issue the Definitive Certificates, and thereafter the Certificate Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Trust Agreement.]

THE TRUSTEE

     will be the Trustee under the Trust Agreement. The Depositor and may maintain other banking relationships in the ordinary course of business with the Trustee. Offered Certificates may be surrendered at the
Corporate Trust Office of the Trustee located at              , Attention:
             or at such other addresses as the Trustee may designate from time to time.

                               CREDIT ENHANCEMENT

SUBORDINATION OF SUBORDINATE CERTIFICATES

     The rights of Subordinate Certificateholders to receive distributions with respect to the Mortgage Loans will be subordinated to such rights of Senior Certificateholders, and the rights of the holders of the Class B-1 and Class B-2 Certificates to receive such distributions will be further subordinated to such rights of the Mezzanine Certificates, in each case only to the extent described herein. The subordination of the Subordinate Certificates to the Senior Certificates and the subordination of the Class B-1 and Class B-2 Certificates to the Mezzanine Certificates is intended to increase the likelihood of receipt, respectively, by Senior Certificateholders and Mezzanine Certificateholders, respectively, of the maximum amount to which they are entitled on any Distribution Date and to provide such holders protection against Realized Losses, other than Excess Losses.

     In addition, the Subordinate Certificates will provide limited protection against Special Hazard Losses, Bankruptcy Losses and Fraud Losses up to the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount, respectively, as described below. However, in certain circumstances the amount of available subordination may be exhausted and shortfalls in distributions on the Certificates may result. Holders of the Senior Certificates will bear their proportionate share of any losses realized on the Mortgage Loans in excess of the available subordination amount.

     The Subordinated Certificates will provide protection to the Classes of Certificates of higher relative priority against (i) Special Hazard Losses in an
initial amount expected to be up to approximately $          (the "Special
Hazard Loss Coverage Amount"), (ii) Bankruptcy Losses in an initial amount
expected to be up to approximately $          (the "Bankruptcy Loss Coverage
Amount") and (iii) Fraud Losses in an initial amount expected to be up to
approximately $          (the "Fraud Loss Coverage Amount").

     The Special Hazard Loss Coverage Amount will be reduced, from time to time, to be an amount equal on any Distribution Date to the lesser of [(a) the greatest of (i) 1% of the aggregate of the principal balances of the Mortgage Loans, (ii) twice the principal balance of the largest Mortgage Loan and (iii) the aggregate principal balances of the

Mortgage Loans secured by Mortgaged Properties located in the single [California] postal zip code area having the highest aggregate principal balance of any such zip code area and (b) the Special Hazard Loss Coverage Amount as of the Closing Date less the amount, if any, of losses attributable to Special Hazard Mortgage Loans incurred since the Closing Date.] All principal balances for the purpose of this definition will be calculated as of the first day of the month preceding such Distribution Date after giving effect to scheduled installments of principal and interest on the Mortgage Loans then due, whether or not paid.

     The Fraud Loss Coverage Amount will be reduced, from time to time, by the amount of Fraud Losses allocated to the Certificates. In addition, on each anniversary of the Cut-off Date, the Fraud Loss Coverage Amount will be reduced as follows: [(a) on the first and second anniversaries of the Cut-off Date, to
an amount equal to the excess of   % of the Cut-off Date Pool Principal Balance
over the cumulative amount of Fraud Losses allocated to the Certificates, (b) on the third and fourth anniversaries of the Cut-off Date, to an amount equal to
the excess of      % of the Cut-off Date Pool Principal Balance over the
cumulative amount of Fraud Losses allocated to the Certificates and (c) on the fifth anniversary of the Cut-off Date, to zero.]

     The Bankruptcy Loss Coverage Amount will be reduced, from time to time, by the amount of Bankruptcy Losses allocated to the Certificates.

     The amount of coverage provided by the Subordinate Certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses may be cancelled or reduced from time to time for each of the risks covered, provided that the then current ratings of the Certificates assigned by the Rating Agencies are not adversely affected thereby. [In addition, a reserve fund or other form of credit support may be substituted for the protection provided by the Subordinated Certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses.]

     As used herein, a "Deficient Valuation" is a bankruptcy proceeding whereby the bankruptcy court may establish the value of the Mortgaged Property at an amount less than the then outstanding principal balance of the Mortgage Loan secured by such Mortgaged Property or may reduce the outstanding principal balance of a Mortgage Loan. In the case of a reduction in the value of the related Mortgaged Property, the amount of the secured debt could be reduced to such value, and the holder of such Mortgage Loan thus would become an unsecured creditor to the extent the outstanding principal balance of such Mortgage Loan exceeds the value so assigned to the Mortgaged Property by the bankruptcy court. In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction (a "Debt Service Reduction") of the amount of the monthly payment on the related Mortgage Loan. Notwithstanding the foregoing, no such occurrence shall be considered a Debt Service Reduction or Deficient Valuation so long as the Master Servicer is pursuing any other remedies that may be available with respect to the related Mortgage Loan and (i) such Mortgage Loan is not in default with respect to payment due thereunder or (ii) scheduled monthly payments of principal and interest are being advanced by the Master Servicer without giving effect to any Debt Service Reduction.

     [Other Types of Credit Enhancement, if any]

                      PREPAYMENT AND YIELD CONSIDERATIONS

GENERAL

     Because principal payments on the Mortgage Loans will be distributed to Certificateholders, the rate of principal payments on the Offered Certificates, the aggregate amount of each interest payment on the interest bearing Offered Certificates and the yield to maturity of Offered Certificates purchased at a price other than par are directly related to the rate of payments of principal on the Mortgage Loans. The principal payments on the Mortgage Loans may be in the form of scheduled principal payments or principal prepayments (for this purpose, the term "principal prepayment" includes prepayments and any other recovery of principal in advance of its scheduled Due Date, including liquidations due to default, casualty, condemnation and the like). Any such prepayments will result in distributions to holders of the Offered Certificates of amounts which would otherwise be distributed over the remaining term of the Mortgage Loans. The rate at which mortgage loans in general prepay may be influenced by a number of factors, including general economic conditions, mortgage market interest rates, availability of mortgage funds and homeowner mobility. In general, if prevailing interest rates fall significantly below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to prepay at higher rates than if prevailing rates remain at or above the interest rates on the Mortgage Loans. Conversely, if interest rates rise above the interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease.

     The timing of changes in the rate of prepayments may significantly affect the actual yield to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the Mortgage Loans the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments. The yield on the Class X Certificates will be highly sensitive to the rate and timing of prepayments on the Mortgage Loans. A rapid rate of principal prepayments on the Mortgage Loans (as defined below) may have a material negative effect on the yield of the Class X Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Offered Certificates. See "-- YIELD ON CLASS X CERTIFICATES" herein.

     As described herein under "DESCRIPTION OF THE CERTIFICATES -- PRINCIPAL", the Class A-1 Prepayment Percentage of Principal Prepayments and excluding for this purpose, liquidations due to default, casualty, condemnation and the like will be initially distributed to the Class A-1 Certificates. This may result in all (or a disproportionate percentage) of such principal prepayments being distributed to holders of the Class A-1 Certificates and none (or less than their pro rata share) of such principal prepayments being distributed to holders of Subordinate Certificates during the periods of time described in the definition of "Class A-1 Prepayment Percentage."

     [Mortgagors are permitted to prepay the Mortgage Loans, in whole or in part, at any time without penalty.] The rate of payment of principal may also be affected by any repurchase of the Mortgage Loans permitted or required by the Master Servicing Agreement and the Mortgage Loan Purchase Agreement. See "TRUST FUND ASSETS -- THE MORTGAGE POOL -- ASSIGNMENT OF THE MORTGAGE

LOANS" and "DESCRIPTION OF THE CERTIFICATES -- TERMINATION; OPTIONAL TERMINATION" herein.

     Each monthly interest payment on a Mortgage Loan will be calculated as the product of one-twelfth of the applicable Mortgage Rate at the time of such calculation and the then unpaid principal balance on such Mortgage Loan. The Net Mortgage Rate with respect to each Mortgage Loan will be similarly calculated on a loan-by-loan basis, by subtracting from the applicable Mortgage Rate the related Expense Rate.

     The effective yield to holders of interest bearing Offered Certificates will be reduced slightly below the yield otherwise produced by the applicable Pass-Through Rate because, while interest will accrue from the first day of each month, the distribution of such interest will not be made until the th day of the month following the month of accrual.

     [Substantially all] of the Mortgage Loans will include due-on-sale clauses which allow the holder of the Mortgage Loan to demand payment in full of the remaining principal balance upon sale or certain transfers of the property securing such Mortgage Loan. The Master Servicer, or the applicable servicer, will enforce "due-on-sale" clauses to the extent permitted by applicable law. Each Mortgage Note which contains "due-on-sale" provisions permits the holder of the Mortgage Note to accelerate the maturity of the Mortgage Loan upon conveyance by the Mortgagor of the underlying Mortgaged Property. The Master Servicer, or the applicable servicer, will enforce any "due-on-sale" clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the Master Servicer or any such servicer will not take any action in relation to the enforcement of any "due-on-sale" provisions which would impair or threaten to impair any recovery under any related Primary Mortgage Insurance Policy. Acceleration of Mortgage Loans as a result of enforcement of such "due-on-sale" provisions in connection with transfers of the related Mortgaged Properties or the occurrence of certain other events resulting in acceleration would affect the level of prepayments on the Mortgage Loans, thereby affecting the weighted average lives of the Classes of the Offered Certificates.

     [See "DESCRIPTION OF THE CERTIFICATES -- TERMINATION; OPTIONAL TERMINATION" herein for a description of the Bond Issuer's right to redeem the Underlying Bond and the Master Servicer's option to repurchase the Mortgage Loans. AmREIT may be required to repurchase Mortgage Loans because of defective documentation or material breaches in its representations and warranties with respect to such Mortgage Loans. Any such repurchases will shorten the weighted average lives of the Classes of Offered Certificates.]

     [Although each of the Mortgage Loans bears interest at an adjustable Mortgage Rate, the [semi-annual] annual] adjustments of the Mortgage Rate for any Mortgage Loan will not exceed the Periodic Rate Cap and the Mortgage Rate will in no event exceed the Maximum Rate for such Mortgage Loan, regardless of the level of interest rates generally or the rate otherwise produced by the Index and the Gross Margin.] [In addition, such adjustments will be subject to rounding to the nearest one-eighth of 1%.]

ASSUMPTIONS RELATING TO TABLES

     The Decrement Tables have been prepared on the basis of the following assumptions (the "Assumptions"): [describe assumptions]. Although the characteristics of the mortgage loans for the Decrement Tables have been prepared on the basis of the characteristics of the Mortgage Loans which are expected to be in the Pool, there is no assurance that the Assumptions will reflect the actual characteristics or performance of the Mortgage Loans or that the performance of the Offered Certificates will conform to the results set forth in the tables.

WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES

     Weighted average life refers to the average amount of time that will elapse from the date of issuance of an Offered Certificate until each dollar in reduction of the Class Certificate Balance thereof is distributed to the investor. The weighted average lives of such Classes of Offered Certificates will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayments" includes prepayments and liquidations due to default, casualty, condemnation and the like), the timing of changes in such rate of payments and the priority sequence of distributions of principal of such Offered Certificates. The interaction of the foregoing factors may have different effects on each Class of Offered Certificates and the effects on any such Class may vary at different times during the life of such Class. Accordingly, no assurance can be given as to the weighted average life of any such Class of Offered Certificates. For an example of how the weighted average lives of the Offered Certificates are affected by the foregoing factors at various constant percentages of PSA, see the Decrement Tables below.

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement is the Prepayment Standard Assumption ("PSA"), which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. A prepayment assumption of 100% PSA assumes constant prepayment rates of 0.2% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the mortgage loans, 100% PSA assumes a constant prepayment rate of 6% per annum each month. As used in the table below, "0% PSA" assumes prepayment rates equal to 0% of PSA, i.e., no prepayments. Correspondingly, "125% PSA" assumes prepayment rates equal to 125% of PSA, and so forth. PSA does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. The Depositor believes that no existing statistics of which it is aware provide a reliable basis for holders of Offered Certificates to predict the amount or the timing of receipt of prepayments on the Mortgage Loans.

     The Decrement Tables set forth below have been prepared on the basis of the Assumptions described above under "-- ASSUMPTIONS RELATING TO TABLES." There will likely be discrepancies between the characteristics of the actual Mortgage Loans included in the Pool and the characteristics of the Mortgage Loans assumed in preparing the Decrement Tables. Any such discrepancy may have an effect upon the percentages of initial Class Certificate Balances outstanding set forth in the Decrement Tables (and the weighted average lives of the Offered Certificates). In addition, to the extent that the Mortgage Loans that actually are included in the Mortgage Pool have characteristics that differ from those assumed in preparing the following Decrement Tables, the Class

Certificate Balance of any such Class of Offered Certificates will be reduced to zero earlier or later than indicated by such Decrement Tables.

     Furthermore, the information contained in the Decrement Tables with respect to the weighted average life of any Offered Certificate is not necessarily indicative of the weighted average life of such Class of Offered Certificate that might be calculated or projected under different or varying prepayment assumptions.

     It is not likely that (i) all of the Mortgage Loans will have the Mortgage Rates or remaining terms to maturity assumed or (ii) the Mortgage Loans will prepay at the indicated percentage of PSA until maturity. In addition, the diverse remaining terms to maturity of the Mortgage Loans (which includes many recently originated Mortgage Loans) could produce slower or faster distributions in reduction of Class Certificate Balances than indicated in the Decrement Table at the various percentages of PSA specified.

     Based upon the foregoing assumptions, the following Decrement Tables indicate the projected weighted average life of each Class of the Offered Certificates and set forth the percentages of the initial Class Certificate Balance of each such Class that would be outstanding after each of the dates shown at various constant percentages of the PSA.

DECREMENT TABLES

  PERCENTAGE OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING FOR THE OFFERED
       CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF PSA SET FORTH BELOW:

                                       CLASS A-1                     CLASS M-1
                              ---------------------------   ---------------------------
     DISTRIBUTION DATE         %     %     %     %     %     %     %     %     %     %
     -----------------        ---   ---   ---   ---   ---   ---   ---   ---   ---   ---
Initial Class Certificate
  Balance...................
Weighted Average Life (in
  years)(1).................
Years to Maturity...........

-------------------------
(1) The weighted average life of an Offered Certificate is determined by (i) multiplying the amount of each distribution of the Class Certificate Balance thereof by the number of years from the date of the issuance of the Offered Certificate to the related Distribution Date, (ii) adding the results and
    (iii) dividing the sum by the initial Class Certificate Balance of the Offered Certificates of such Class.

YIELD ON CLASS X CERTIFICATES

     The significance of the effects of prepayments on the Class X Certificates is illustrated in the following table entitled "SENSITIVITY OF THE CLASS X CERTIFICATES TO PREPAYMENTS," which shows the pre-tax yield (on a corporate bond equivalent basis) to holders of such Certificates under different constant percentages of the Prepayment Assumption. The yields of such Certificates set forth in the following table were calculated using the assumptions specified above for the Decrement Tables and assuming that the purchase price of the Class X Certificates is approximately
     % for 100% of such Class of Certificates and such Certificates are purchased on [date].

     AS INDICATED IN THE FOLLOWING TABLE, THE YIELD TO INVESTORS IN THE CLASS X CERTIFICATES WILL BE HIGHLY SENSITIVE TO THE RATE OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) OF THE MORTGAGE LOANS (ESPECIALLY THOSE WITH HIGH NET MORTGAGE RATES), WHICH GENERALLY CAN BE PREPAID AT ANY TIME. ON THE BASIS OF THE ASSUMPTIONS DESCRIBED ABOVE, THE YIELD TO MATURITY ON THE CLASS X CERTIFICATES WOULD BE 0% IF PREPAYMENTS WERE TO OCCUR AT A CONSTANT RATE OF APPROXIMATELY
     % OF THE PREPAYMENT ASSUMPTION. USING SUCH ASSUMPTIONS, IF THE ACTUAL PREPAYMENT RATE OF THE MORTGAGE LOANS WERE TO EXCEED THE FOREGOING RATE FOR AS LITTLE AS ONE MONTH (WHILE EQUALING SUCH RATE FOR ALL OTHER MONTHS), INVESTORS IN THE CLASS X CERTIFICATES WOULD NOT RECOVER FULLY THEIR INITIAL INVESTMENTS.

     It is not likely that the Mortgage Loans will prepay at a constant rate until maturity or that all of the Mortgage Loans will prepay at the same rate or that they will have the characteristics assumed. There can be no assurance that the Mortgage Loans will prepay at any of the rates shown in the table or at any other particular rate. The timing of changes in the rate of prepayments may affect significantly the yield realized by a holder of a Class X Certificate and there can be no assurance that the pre-tax yield to an investor in the Class X Certificates will correspond to any of the pre-tax yields shown herein. Each investor must make its own decision as to the appropriate prepayment assumptions to be used in deciding whether or not to purchase a Class X Certificate.

                           SENSITIVITY OF THE CLASS X
                          CERTIFICATES TO PREPAYMENTS
                          (PRE-TAX YIELDS TO MATURITY)

                                                         % OF PREPAYMENT ASSUMPTION
                                                       ------------------------------
                                                       50%   75%   100%   125%   200%
                                                       ---   ---   ----   ----   ----
Pre-Tax Yields to Maturity...........................     %     %     %      %      %

     The yields set forth in the preceding table were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on the Class X Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of the Class X Certificates indicated above and converting such monthly rates to corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as payments of interest on the Class X Certificates and consequently does not purport to reflect the return on any investment in the Class X Certificates when such reinvestment rates are considered.

                       DESCRIPTION OF THE UNDERLYING BOND

GENERAL

     The Underlying Bond will be issued by the Bond Issuer pursuant to an
Indenture dated as of                between the Bond Issuer and
as Bond Trustee. The payments of principal and interest on the Underlying Bond will be the primary source for distributions on the Certificates. The Underlying Bond is payable solely from the limited assets of the Bond Issuer.

BOND DISTRIBUTIONS

     Distributions on the Underlying Bond will be made by the Bond Trustee on
the                      day of each month, or if such day is not a business
day, on the first business day thereafter, commencing on                (each a
"Bond Distribution Date").

     Distributions on each Bond Distribution Date will be made by wire transfer in immediately available funds to the Distribution Account; provided, however, that the final payment in retirement of the Underlying Bond will be made only upon presentment and surrender of such Underlying Bond at the Corporate Trust Office of the Bond Trustee.

     "Available Funds" for the Bond Distribution Date will generally be equal to the sum of (i) the aggregate amount of scheduled payments on the Mortgage Loans due on the related Due Date and received by the Master Servicer on or prior to the related Withdrawal Date (net of the related Servicing Fees), (ii) any amounts representing miscellaneous fees and collections, including assumption fees collected from Mortgagors, to the extent not paid to the Master Servicer or any Servicer, and any amounts payable by the Master Servicer or the Company as reimbursement of any investment losses, (iii) any unscheduled payments and receipts on the Mortgage Loans, received during the calendar month preceding the month of such Bond Distribution Date including all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the Mortgage Loans, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the applicable Servicer's or the Master Servicer's normal servicing procedures (collectively, "Insurance Proceeds"), all other cash amounts received and retained in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise ("Liquidation Proceeds"), (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure), all partial or full prepayments received during such month and compensating interest paid by the applicable Servicer or Master Servicer if and to the extent provided for by the Servicing Agreement or Master Servicing Agreement, respectively, (iv) amounts received with respect to such Bond Distribution Date as the purchase price in respect of a Defective Mortgage Loan or Delinquent Mortgage Loans repurchased by [AmREIT] or any Substitution Adjustment Amount in respect of a Defective Mortgage Loan that has been substituted for in lieu of repurchase by [AmREIT], and the proceeds of any purchase of a Mortgage Loan by a Servicer as a result of a breach of a representation, warranty or covenant by such Servicer or of any other such purchase by a Servicer to the extent otherwise required or permitted under the applicable Servicing Agreement, and (v) all Advances made for such Bond Distribution Date in respect of the Mortgage Loans, in each case net of amounts reimbursable therefrom to the Master Servicer or any Servicer for Advances made with respect to prior Bond Distribution Dates and net of such amount as may be necessary to reimburse the

Master Servicer or the Bond Trustee for certain costs and expenses (including any indemnification expenses) owed to either pursuant to the Master Servicing Agreement or the Indenture but only up to an amount set forth in the Master Servicing Agreement (the "Capped Amount"). With respect to any Bond Distribution Date, the "Due Date" is the first day of the month in which such Bond Distribution Date occurs; the "Due Period" is the period beginning on the second day of the preceding calendar month and ending on the Due Date in the current calendar month; and a "Withdrawal Date" is the date the Master Servicer transfers Available Funds from the Bond Account to the Distribution Account.

     As more fully described below, the Available Funds for each Bond Distribution Date will be distributed by the Bond Trustee at the direction of the Master Servicer in the following order of priority, to the payment of the following amounts for such Bond Distribution Date: first, the fee payable to the Bond Trustee under the Indenture and [AmREIT] under the Management Agreement, second, the Interest Payment Amount, third, the amount of any Bondholders' Interest Carryover, if applicable, fourth, the Basic Principal Amount, fifth, the Excess Cashflow Principal Amount, sixth, such amount as may be necessary to reimburse either the Master Servicer or the Bond Trustee for any amounts that would otherwise have been payable to it for costs and expenses but were in excess of the Capped Amount and seventh, any remaining amounts for such Bond Distribution Date to the holder of the Investor Certificate. The amount of Available Funds for any Bond Distribution Date after payment of the fees set forth in clause, first, above, is referred to herein as the "Net Available Funds" for such Bond Distribution Date.

BOND INTEREST

     The Bond Interest Rate on the Underlying Bond for each Bond Distribution Date is described herein under "SUMMARY OF TERMS -- BOND INTEREST RATE." Notwithstanding such description, if as of any Bond Distribution Date the Bond Interest Rate as described under "SUMMARY OF TERMS -- BOND INTEREST RATE" for such Bond Distribution Date exceeds the Weighted Average Net Mortgage Rate for the related Due Period, then the Bond Interest Rate for the related Interest Accrual Period will be equal to the Weighted Average Net Mortgage Rate (unless such Bond Distribution Date would be the seventh consecutive Bond Distribution Date on which the Bond Interest Rate would be equal to the Weighted Average Net Mortgage Rate, in which case, the Bond Interest Rate would be calculated as described under "SUMMARY OF TERMS -- BOND INTEREST RATE." If the Bond Interest Rate for any Bond Distribution Date is based on the Weighted Average Net Mortgage Rate, the excess of (a) the amount of interest on the Underlying Bond that would have accrued in respect of the related Interest Accrual Period had interest been calculated based on LIBOR (subject to the fixed-rate cap) over (b) the amount of interest on the Underlying Bond actually accrued in respect of such Interest Accrual Period based on the Weighted Average Net Mortgage Rate, such excess, together with the unpaid portion of any such excess from prior Bond Distribution Dates (and interest accrued thereon, at the applicable rate calculated based on LIBOR (subject to the fixed-rate cap)) is referred to as the "Bondholders' Interest Carryover.:" Any Bondholders' Interest Carryover will be payable on the Bond Distribution Date when incurred or on any subsequent Bond Distribution Date to the extent that the Net Available Funds for such Bond Distribution Date are sufficient after distribution of the Interest Payment Amount for the Underlying Bond, as described herein under "-- BOND DISTRIBUTIONS" above.

     On each Bond Distribution Date, the Underlying Bond will be entitled to receive an amount allocable to interest (the "Interest Payment Amount") equal to the sum of (i) interest at the Bond Interest Rate for the related Interest Accrual Period for the Underlying Bond on the then outstanding Principal Balance for such Bond immediately prior to such Bond Distribution Date, and (ii) the sum of the amounts, if any, by which the amount described in clause (i) above on each prior Bond Distribution Date exceeded the amount actually distributed as interest on the Underlying Bond on such prior Bond Distribution Date and not subsequently distributed, together with, to the extent permitted by applicable law, interest on the amount described in clause (ii) at the related Bond Interest Rate. With respect to each Bond Distribution Date, the "Interest Accrual Period" will be the period commencing on the immediately preceding Bond Distribution Date (or, in the case of the first Interest Accrual Period, commencing on the Closing Date) and ending on the date immediately preceding such Bond Distribution Date.

     Accrued interest to be paid on any Bond Distribution Date will be calculated on the basis of the then outstanding Principal Balance for the Underlying Bond immediately prior to such Bond Distribution Date. Interest will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.

LIBOR RATE DETERMINATION

     On the second business day prior to the commencement of each Interest Accrual Period after the initial Interest Accrual Period for the Underlying Bond (each a "LIBOR Rate Determination Date"), the Master Servicer will determine LIBOR.

     "LIBOR" means, as of any LIBOR Rate Determination Date, the rate for deposits in United States dollars for a period equal to the relevant Interest Accrual Period (commencing to the first day of such Interest Accrual Period) which appears in the Telerate Page 3750 as of 11:00 a.m., London time, on such date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a period equal to the relevant Interest Accrual Period (commencing on the first day of such Interest Accrual Period). The Master Servicer will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in The City of New York, selected by the Master Servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a period equal to the relevant Interest Accrual Period (commencing on the first day of such Interest Accrual Period).

     "Telerate Page 3750" means the display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service of the purpose of displaying comparable rates or prices) and "Reference Banks" means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

     The Bond Interest Rate for the first Bond Distribution Date will equal % per annum.

     The establishment of LIBOR (or an alternative index) by the Master Servicer and the Master Servicer's subsequent calculation of the Bond Interest Rate on the Underlying Bond for the Interest Accrual Period, in the absence of willful misconduct, bad faith or manifest error, will be final and binding. The Bond Interest Rate on the Underlying Bond for any applicable Interest Accrual Period
may be obtained by telephoning the Master Servicer at           .

BOND PRINCIPAL

     On each Bond Distribution Date, the "Principal Payment Amount" will equal the sum for such Bond Distribution Date of the Basic Principal Amount and the Excess Cash Flow Principal Amount, if any. In no event will the Principal Payment Amount with respect to any Bond Distribution Date be greater than the then outstanding Bond Principal Balance of the Underlying Bond.

     The "Basic Principal Amount" for any Bond Distribution Date will be equal to the lesser of (a) the Net Available Funds remaining after distribution of the Interest Payment Amount and any Bondholders' Interest Carryover for such Bond Distribution Date, (b) the Principal Distributable Amount for such Bond Distribution Date and (c) the amount necessary, if any, to reduce the Bond Principal Balance to the Targeted Principal Balance for such Bond Distribution Date.

     The "Principal Distributable Amount" for any Bond Distribution Date will be equal to the sum of:

          (i) the principal portion of all scheduled monthly payments on the Mortgage Loans received or Advanced (as defined herein) on the Mortgage Loans with respect to the related Due Date;

          (ii) the principal portion of all proceeds received with respect to such Bond Distribution Date of (x) the repurchase of a Defective Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment) or a Delinquent Mortgage Loan by [AmREIT] or (y) any Mortgage Loan purchased by the applicable Servicer to the extent required or permitted under the applicable Servicing Agreement, during the preceding calendar month; and

          (iii) the principal portion of all other unscheduled collections received during the second preceding calendar month (or deemed to be received during such month) (including, without limitation, full and partial principal prepayments made by the respective Mortgagors, Liquidation Proceeds and Insurance Proceeds), to the extent not distributed in the preceding month.

     The "Targeted Principal Balance" for any Bond Distribution Date will mean the Bond Principal Balance that is equal to (x) the Pool Principal Balance with respect to such Bond Distribution Date minus (y) the Specified
Overcollateralization Amount for such Bond Distribution Date.

     The "Specified Overcollateralization Amount" will be an amount to be determined pursuant to the Master Servicing Agreement. For each Bond Distribution Date, the Specified Overcollateralization Amount will adjust pursuant to the parameters set forth in the Master Servicing Agreement and such parameters may themselves be amended without the consent of the Bondholder or the Bond Trustee by agreement of the Bond Issuer with the advice of tax counsel.

     The "Excess Cash Flow Principal Amount" for any Bond Distribution Date will be equal to the lesser of (i) the Net Monthly Excess Cashflow, if any, for such Bond Distribution Date and (ii) the amount necessary, if any, after application of the Basic Principal Amount for such Bond Distribution Date, to reduce the Bond Principal Balance to the Targeted Principal Balance for such Bond Distribution Date. The "Net Monthly Excess Cashflow" for any Bond Distribution Date is equal to the amount of Net Available Funds, if any, remaining after payment of (i) the Interest Payment Amount, (ii) the amount of any Bondholders' Interest Carryover, and (iii) the Basic Principal Amount.

INVESTOR CERTIFICATE PAYMENT

     No payments shall be made on the Investor Certificate on any Bond Distribution Date on which funds available to pay principal on the Bond are insufficient to reduce the Bond Principal Balance to the Targeted Principal Balance, i.e., at any time at which the Overcollateralization Amount is less than the Specified Overcollateralization Amount. Conversely, on any Bond Distribution Date on which Net Available Funds remain after payment of the amount, if any, required to reduce the Bond Principal Balance to the Targeted Principal Balance for such Bond Distribution Date, and, if applicable, the payment of any Bondholders' Interest Carryover, and the payment of costs and expenses to the Master Servicer and the Bond Trustee, respectively, in excess of the respective Capped Amount such remaining Net Available Funds shall be distributed to the holder of the Investor Certificate, which shall initially be the Company. Any amounts so distributed shall have been released from the lien of the Indenture and shall no longer be available to make payments on the Underlying Bond.

BOND CREDIT ENHANCEMENT

OVERCOLLATERALIZATION RESULTING FROM CASHFLOW STRUCTURE

     As described under "-- BOND PRINCIPAL" above, after the Closing Date, principal distributions on the Underlying Bond will be made on each Bond Distribution Date, to the extent of funds available therefor, in amounts up to the amount necessary to maintain the Overcollateralization Amount at a level equal to the Specified Overcollateralization Amount.

     The Indenture provides that, on any Bond Distribution Date, all unscheduled collections on account of principal with respect to Mortgage Loans during the calendar month preceding the calendar month in which such Bond Distribution Date occurs will be distributed on the Underlying Bond on such Bond Distribution Date. If any Mortgage Loan becomes a Liquidated Mortgage, the Liquidation Proceeds related thereto and allocated to principal may be less than the principal balance of the related Mortgage Loan, the amount of any such insufficiency is generally defined as a "Realized Loss." The principal balance of any Mortgage Loan after it becomes a Liquidated Mortgage Loan shall equal zero. The Indenture does not contain any rule which requires that the amount of any Realized Loss be distributed to the Bondholder on the Bond Distribution Date which immediately follows the event of loss, i.e., the Indenture does not require the current recovery of losses by the Underlying Bondholder. However, the occurrence of a Realized Loss will reduce the Overcollateralization Amount and may therefore increase the required principal distribution on the Underlying Bond to the extent that such reduction causes the Overcollateralization Amount to be less than the Specified Overcollateralization Amount. The effect of the foregoing is to allocate losses to overcollateralization by reducing payments on the Mortgage Loans which the holder of the Investor Certificate would otherwise receive.

EXCESS SPREAD

     "Excess Spread" refers to the positive spread that may exist between the Weighted Average Net Mortgage Rate and the Bond Interest Rate. Whether at any time any such positive spread exists will depend on a variety of factors, including the relationship of the movements in the indices applicable to the Mortgage Loans and that applicable to the Underlying Bond, over which no prediction can be made or assurance given.

STATED MATURITY

     The Stated Maturity for the Underlying Bond is the date determined by the Company which is the Bond Distribution Date immediately following the latest maturity date of any Mortgage Loans. The Stated Maturity of the Underlying Bond
is           .

BOND REDEMPTION

     The Underlying Bond may be redeemed in whole, but not in part, at the Bond Issuer's option, on any Bond Distribution Date on or after the earlier of (a) years after the Closing Date and (b) the Bond Distribution Date after which the Pool Principal Balance with respect to such Bond Distribution Date is % or less of the Initial Pool Principal Balance, at a redemption price equal to 100% of the unpaid Bond Principal Balance, plus accrued and unpaid interest thereon at the Bond Interest Rate (the "Redemption Price"). In addition, the Redemption Price would include any then outstanding Bondholders' Interest Carryover. If the Bond Issuer does not exercise its option to redeem the Underlying Bond on the first Payment Date on which it is permitted to do so, on the next succeeding Bond Distribution Date, (a) the Bond Interest Rate will be increased for the remainder of the life of the Underlying Bond to the less of (i) a per annum
floating rate equal to LIBOR for the related Interest Accrual Period plus   %
and (ii)   % per annum.

     [The Underlying Bond will be subject to mandatory redemption and retirement by the Bond Issuer at the Redemption Price in the event that the Master Servicer or the Company exercises its option to purchase all of the remaining Mortgage Loans. Such option may be exercised by the Master Servicer (or if the Master Servicer fails to exercise such option, by the Company) on any Bond Distribution Date after the Bond Distribution Date with respect to which the Pool Principal
Balance is equal to      % or less of the Initial Pool Principal Balance at a
price determined pursuant to the Master Servicing Agreement, which price shall not be less than the amount necessary to redeem the Underlying Bond at the Redemption Price, provided, however, that the Master Servicer or the Company will notify the Bond Issuer of the intent to exercise the option and the Bond Issuer will have 90 days during which it may exercise its right to sell the remaining Mortgage Loans and mandatorily redeem the Underlying Bond.

     See "DESCRIPTION OF THE SECURITIES -- REDEMPTION OF BONDS -- OPTIONAL REDEMPTION" in the Prospectus.

                        SERVICING OF THE MORTGAGE LOANS

THE MASTER SERVICER

                          will act as Master Servicer. The principal executive
offices of                      are located at                      .

     The Master Servicer will be responsible for servicing the Mortgage Loans in accordance with the terms set forth in the Master Servicing Agreement. The Master Servicer intends to perform its servicing obligations under the Master Servicing Agreement directly or through one or more servicers (each, a "Servicer"). On or prior to the Closing Date, the Master Servicer will enter into or be assigned a mortgage servicing agreement (each, a "Servicing Agreement") with each Servicer pursuant to which such Servicer will perform certain servicing functions with respect to the Mortgage Loans. The Master Servicer will administer and supervise the performance of each Servicer, who may in turn be administering and supervising the performance of the subservicers of the Mortgage Loans. Notwithstanding any such servicing arrangements, the Master Servicer will remain liable for its servicing duties and obligations under the Master Servicing Agreement.

SERVICING AND COLLECTION PROCEDURES

     On or prior to the Closing Date, the Master Servicer will enter into a separate Servicing Agreement with each Servicer to perform, as independent contractor, servicing functions for the Master Servicer subject to its supervision. Such servicing functions include collection and remittance of principal and interest payments, administration of mortgage escrow accounts, collection of certain insurance claims and, if necessary, foreclosure. The Master Servicer may permit Servicers to contract with subservicers to perform some or all of the Servicer's servicing duties, but the Servicers will not thereby be released from their obligations under the Servicing Agreement. The Master Servicer also may enter into subservicing agreements directly with an affiliate of a Servicer or permit a Servicer to transfer its servicing rights and obligations to a third party. In such instances, the affiliate or third party, as the case may be, will perform servicing functions comparable to those normally performed by the Servicer as described above, and the Servicer will not be obligated to perform such servicing functions. When used herein with respect to servicing obligations, the term Servicer includes any such affiliate or third party. The Master Servicer may perform certain supervisory functions with respect to servicing by the Servicer directly or through an agent or independent contractor and the Master Servicer will be responsible for administering and servicing the Mortgage Loans pursuant to the Master Servicing Agreement.

     On or before the Closing Date, the Master Servicer will establish one or more accounts (the "Bond Account") into which each Servicer will remit collections on the mortgage loans serviced by it (net of its related servicing compensation). For purposes of the Master Servicing Agreement, , as Master Servicer, will be deemed to have received any amounts with respect to the Mortgage Loans that are received by a Servicer regardless of whether such amounts are remitted by the Servicer to the Master Servicer. The Master Servicer has reserved the right to remove the Servicer servicing any Mortgage Loan at any time and will exercise that right if it considers such removal to be in the best interest of the Certificateholders. In the event that the Master Servicer removes a Servicer, the Master Servicer will continue to be responsible for servicing the related Mortgage Loans.

FORECLOSURE, DELINQUENCY AND LOSS EXPERIENCE

     The following table summarizes the delinquency, foreclosure and loss experience, respectively, as of December 31, 199 , December 31, 199 and December
31, 199 on approximately $          , $          and $          , respectively,
in outstanding principal balance of conventional mortgage loans master serviced
by                      commenced master servicing conventional mortgage loans
during           . The delinquency and foreclosure percentages and the loss experience may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such mortgage loans were not outstanding long enough to give rise to some or all of the indicated periods of delinquency. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Mortgage Loans, and no assurances can be given that the foreclosure, delinquency and loss experience presented in the table below will be indicative of such experience on the Mortgage Loans in the future:

                                           AS OF           AS OF           AS OF
                                        DECEMBER 31,    DECEMBER 31,    DECEMBER 31,
                                            199             199             199
                                        ------------    ------------    ------------
Total number of conventional mortgage
  loans in Master Servicer's
  portfolio...........................
Delinquent mortgage loans and pending
  foreclosures in Master Servicer's
  portfolio at period end(1):.........
30-59 days............................
60-89 days............................
90 days or more (excluding
  foreclosures).......................
Total delinquencies...................
Foreclosures pending..................
Total delinquencies and foreclosures
  pending.............................
Net Loss(2)...........................

-------------------------
(1) As a percentage of the total number of loans master serviced.

(2) There is no material difference between gross loss and net loss.

     There can be no assurance that factors beyond the Master Servicer's control, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future. [For example, over the last several years there has been a general deterioration of the real estate market and weakening of the economy in many regions of the country, including California. The general deterioration of the real estate market has been reflected in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. The general weakening of the economy has been reflected in decreases in the financial strength of borrowers and decreases in the value of collateral serving as collateral for loans. If the real estate market and economy continue to decline, the Master Servicer may experience an increase in delinquencies on the loans it services and higher net losses on liquidated loans.]

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Expense Fees with respect to the Mortgage Loans are payable out of the interest payments on each Mortgage Loan. The Expense Fees will vary from Mortgage Loan to Mortgage Loan. The rate at which the Expense Fees accrue (the
"Expense Fee Rate") will range from   % to   % per annum, in each case of the
Stated Principal Balance of the related Mortgage Loan. As of the Cut-off Date,
the weighted average Expense Fee Rate equaled approximately   %. The Expense
Fees consist of (a) master servicing compensation payable to the Master Servicer in respect of its master servicing activities (the "Master Servicing Fee"), (b) servicing compensation payable to the Servicers in respect of their servicing activities (the "Servicing Fee") and (c) fees payable to the Bond Trustee in respect of its activities as trustee under the Indenture and fees of the Certificate Trustee under the Trust Agreement. The Master Servicing Fee will be
  % per annum of the Stated Principal Balance of each Mortgage Loan. The Servicing Fee payable to each Servicer will vary from Mortgage Loan to Mortgage
Loan and will range from   % to   % per annum, in each case of the Stated
Principal Balance of the related Mortgage Loan serviced by such Servicer. The Master Servicer is obligated to pay certain ongoing expenses associated with the Mortgage Loans and incurred by the Master Servicer in connection with its responsibilities under the Master Servicing Agreement and such amounts will be paid by the Master Servicer out of the Master Servicing Fee. The amount of the Master Servicing Fee is subject to adjustment with respect to prepaid Mortgage Loans, as described herein under "-- ADJUSTMENT TO MASTER SERVICING FEE AND INVESTED AMOUNT IN CONNECTION WITH CERTAIN PREPAID MORTGAGE LOANS." The Master Servicer or the related Servicer will also be entitled to receive late payment fees, assumption fees and other similar charges. The Master Servicer will be entitled to receive all reinvestment income earned on amounts on deposit in the Bond Account and the Distribution Account. The "Net Mortgage" Rate of a Mortgage Loan is the Mortgage Rate thereof minus the related Expense Fee Rate.

ADJUSTMENT TO MASTER SERVICING FEE AND INVESTED AMOUNT IN CONNECTION WITH CERTAIN PREPAID MORTGAGE LOANS

     When a borrower prepays a Mortgage Loan between Due Dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter. Principal prepayments by borrowers received during a calendar month will be distributed to Certificateholders (as beneficial holders of the Underlying Bond) on the Distribution Date in the month following the month of receipt. Pursuant to the Master Servicing Agreement, the Master Servicing Fee for any month may be reduced by an amount with respect to each such prepaid Mortgage Loan sufficient to pay to Certificateholders the full amount of interest to which they would be entitled in respect of such Mortgage Loan on the related Distribution Date. If shortfalls in interest as a result of prepayments in any month exceed the sum of amount of the Master Servicing Fee for such month, the amount of funds available to be paid to Bondholders in respect of interest on such Distribution Date will be reduced by the amount of such excess. See "DESCRIPTION OF THE CERTIFICATES -- INTEREST" herein.

ADVANCES

     Subject to the following limitations, the Master Servicer will be required to advance prior to each Distribution Date, from its own funds, funds advanced by the related Servicer or amounts received with respect to the Mortgage Loans that do not constitute Available

Funds for such Distribution Date, an amount equal to the aggregate of payments of principal of and interest on the Mortgage Loans (net of the Master Servicing Fee and the applicable Servicing Fee with respect to the related Mortgage Loans) which were due on the related Due Date and which were delinquent on the related Determination Date, together with an amount equivalent to interest on each Mortgage Loan as to which the related Mortgaged Property has been acquired by the Bond Trustee through foreclosure or deed-in-lieu of foreclosure ("REO Property") (any such advance, an "Advance").

     Advances are intended to maintain a regular flow of scheduled interest and principal payments on the Certificates rather than to guarantee or insure against losses. The Master Servicer is obligated to make Advances with respect to delinquent payments of principal of or interest on each Mortgage Loan to the extent that such Advances are, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan. If the Master Servicer determines on any Determination Date to make an Advance, such Advance will be included with the payment to Certificateholders on the related Distribution Date. [Any failure by a Servicer to advance funds as required under the related Servicing Agreement will constitute a default thereunder, in which case the Master Servicer will be obligated to make any such advance in accordance with the terms of the Master Servicing Agreement.] Any failure by the Master Servicer to make an Advance as required under the Master Servicing Agreement will constitute a Servicing Default thereunder, in which case the Bond Trustee or the successor master servicer will be obligated to make any such Advance, in accordance with the terms of the Master Servicing Agreement. [Subject to the terms of the Bond Insurance Policy, the Bond Insurance Policy will provide protection to the Senior Bondholders against any shortfall resulting from delinquencies as to which a required Advance is not made as described above or is determined to be nonrecoverable, to the extent such shortfall is not otherwise covered by Available Funds.]

                        FEDERAL INCOME TAX CONSEQUENCES

     Jeffers, Wilson, Shaff & Falk, LLP, has advised the Company and the Depositor that in its opinion (a) based on the Indenture and other relevant documents, the Underlying Bond will be treated as debt for federal income tax purposes and not as an ownership interest in the Mortgage Pool, the Bond Issuer or a separate association taxable as a corporation and (b) based on the Trust Agreement and other relevant documents, the Trust Fund Assets will qualify as a FASIT within the meaning of Section 860L(a) of the Code.

     The Offered Certificates will be regular interests in the FASIT and generally will be treated as debt instruments issued by the FASIT for federal income tax purposes. Income on the Offered Certificates must be reported under an accrual method of accounting. See "FEDERAL INCOME TAX CONSEQUENCES" in the Prospectus for a discussion of the material federal income tax consequences of the purchase, ownership and disposition of FASIT regular interests.

     The Class X Certificates will, and the other Classes of Offered Certificates may, depending on their respective issue prices, be treated for federal income tax purposes as having been issued with an amount of original issue discount equal to the difference between its principal balance and its issue price. See "FEDERAL INCOME TAX CONSEQUENCES" in the Prospectus. For purposes of determining the amount and the rate of accrual of original issue discount and market discount, the Depositor intends to assume that there will be prepayments on the Mortgage Loans at a rate equal to
  % PSA.

     Notwithstanding the use of the above prepayment assumption in pricing of the Offered Certificates, no representation is made that the Mortgage Loans will actually prepay at the assumed rate or at any other rate. The amount of original issue discount and certain other information with respect to each Offered Certificate will be set forth on the face of such Certificate as required by applicable regulations and as described in the Prospectus. See "PREPAYMENT AND YIELD CONSIDERATIONS -- WEIGHTED AVERAGE LIFE OF THE OFFERED CERTIFICATES" herein and "FEDERAL INCOME TAX CONSEQUENCES" in the Prospectus.

     The Offered Certificates will be treated as regular interests in a FASIT under section 860G of the Code. Accordingly, the Offered Certificates (i) will be treated as assets described in section 7701(a)(19)(C)(xi) (but not as assets described in section 7701(a)(19)(C)(v) of the Code, and (ii) under most circumstances, will not be "real estate assets" within the meaning of section 856(c)(5) of the Code. See "FEDERAL INCOME TAX CONSEQUENCES" in the Prospectus.

     DUE TO THE COMPLEXITY OF THE FEDERAL INCOME TAX RULES APPLICABLE TO OFFERED CERTIFICATES AND THE CONSIDERABLE UNCERTAINTY THAT EXISTS WITH RESPECT TO MANY ASPECTS OF THOSE RULES, POTENTIAL INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE OFFERED CERTIFICATES.

                                 ERISA MATTERS

     A fiduciary of a pension, profit-sharing, stock bonus plan or individual retirement account, including a plan for self employed individuals and their employees or any other employee benefit plan subject to the prohibited transaction provisions of the Code or the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") should consider (i) whether the ownership of Certificates is in accordance with the documents and instruments governing the plan, (ii) whether the ownership of the Certificates is inconsistent with the fiduciary's responsibilities and satisfies the requirements of Part 4 of Subtitle A of Title I of ERISA (if applicable) and in particular, the diversification, prudence and liquidity requirements of
Section 404 of ERISA, (iii) the prohibitions under ERISA on improper delegation of control over, or responsibility for "plan assets" and ERISA's imposition of co-fiduciary liability on a fiduciary who participates in, or permits (by action or inaction) the occurrence of, or fails to remedy a known breach of duty by another fiduciary whit respect to plan assets, and (iv) the need to value the assets of the Plan annually. A fiduciary who decides to invest the assets of a Plan in the Certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the Mortgage Loans.

     Section 406 of ERISA prohibits "parties in interest" with respect to an employee benefit plan subject to ERISA and/or a plan or other arrangement subject to the excise tax provisions set forth under Section 4975 of the Code (each of the foregoing, a "Plan") from engaging in certain transactions involving such Plan and its assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving plans described under that Section; ERISA authorizes the imposition of civil penalties for prohibited transactions involving plans not covered under Section 4975 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire the Offered Certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of such Certificates. See "ERISA Matters" in the Prospectus.

     Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA's general fiduciary requirements. Accordingly, assets of such plans may be invested in the Certificates without regard to the ERISA Matters described herein and in the Prospectus, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in
Section 503 of the Code.

     The U.S. Department of Labor has granted to [the underwriter] an
administrative exemption (Prohibited Transaction Exemption   , as amended by
Prohibited Transaction Exemption   regarding investment in FASIT certificates)
(the "Exemption") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The Exemption applies to mortgage loans such as the Mortgage Loans in the Trust Fund.

     Among the conditions that must be satisfied for the Exemption to apply are the following:

     (1) the acquisition of the certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

     (2) the rights and interest evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust fund;

     (3) the certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P"), Moody's Investors Service, Inc. ("Moody's"), Duff & Phelps Credit Rating Co. ("DCR") or Fitch IBCA, Inc. ("Fitch");

     (4) the trustee must not be an affiliate of any other member of the Restricted Group (as defined below);

     (5) the sum of all payments made to and retained by the underwriters in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the seller pursuant to the assignment of the loans to the trust fund represents not more than the fair market value of such loans; the sum of all payments made to and retained by the servicer and any other servicer represents not more than reasonable compensation for such person's services under the agreement pursuant to which the loans are pooled and reimbursements of such person's reasonable expenses in connection therewith; and

     (6) the Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

     The trust fund must also meet the following requirements:

     (i) the corpus of the trust fund must consist solely of assets of the type that have been included in other investment pools;

     (ii) certificates in such other investment pools must have been rated in one of the three highest rating categories of S&P, Moody's, Fitch or DCR for at least one year prior to the Plan's acquisition of certificates; and

     (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of certificates.

     Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire certificates in a trust as to which the fiduciary (or its affiliate) is an obligor on the receivables held in the trust provided that, among other requirement, (i) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent (50%) of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group; (ii) such fiduciary (or its affiliate) is an obligor with respect to five percent (5%) or less of the fair market value of the obligations contained in the trust; (iii) the Plan's investment in certificates of any class does not exceed twenty-five percent (25%) of all of the certificates of that class outstanding at the time of the acquisition; and (iv) immediately after the acquisition, no more than twenty-five percent (25%) of the assets of the Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Plans sponsored by the Underwriter, the Trustee, the Master Servicer, any obligor with respect to Mortgage Loans included in the Trust Fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust Fund, or any affiliate of such parties (the "Restricted Group").

     It is expected that the Exemption will apply to the acquisition and holding of the Class A Certificates by Plans and that all conditions of the Exemption other than those within the control of the investors will be met. In addition, as of the date hereof, there is no single Mortgagor that is the obligor on five percent (5%) of the Mortgage Loans included in the Trust Fund by aggregate unamortized principal balance of the assets of the Trust Fund.

     THE EXEMPTION DOES NOT APPLY TO THE INITIAL PURCHASE, THE HOLDING, OR THE SUBSEQUENT RESALE OF THE SUBORDINATE CERTIFICATES. Consequently, transfers of the Subordinate Certificates will not be registered by the Trustee unless the Trustee receives: (i) a representation from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA or a plan or arrangement subject to Section 4975 of the Code, nor a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer;
(ii) if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption
("PTCE   ") and that the purchase and holding of such Certificates are covered
under PTCE   ; or (iii) an opinion of counsel satisfactory to the Trustee that the purchase or holding of such Certificate by a Plan, any person acting on behalf of a Plan or using such Plan's assets, will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction requirements of ERISA and the Code and will not subject the Trustee to any obligation in addition to those undertaken in the Pooling and Servicing Agreement. Such representation as described above shall be deemed to have been made to the Trustee by the transferee's acceptance of a Subordinate Certificate. In the event that such representation is violated, or any attempt to transfer to a Plan or person acting on behalf of a Plan or using such Plan's assets is attempted without such opinion of counsel, such attempted transfer or acquisition shall be void and of no effect.

     Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of PTCE 83-1 described in the Prospectus and the Exemption, and the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the Underwriting Agreement
between the Depositor and                      , (the "Underwriter"), the
Depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Depositor, Class A-1 Certificates with original principal
amount of $       , and all of Class X and Class M-1 Certificates (the
"Underwriters Certificates"). Distribution of the Underwritten Certificates will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In connection with the sale of the Underwritten Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

     The Depositor proposes to offer the Class A-1 Certificates with original
principal balance of $          for sale to AmREIT in a privately negotiated
transaction. AmREIT will initially pledge its Class A-1 Certificates to [name of lender] to secure indebtedness. AmREIT or its pledgees, donees, transferees or other successors in interest may, from time to time, offer such Class A-1 Certificates for sale to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

     The Depositor has been advised by the Underwriter that it intends to make a market in the Offered Certificates but has no obligation to do so. There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue.

     The Underlying Bond will be held by the Certificate Trustee as part of the Trust Fund Assets and hence may be deemed to be indirectly offered and sold to investors in the Certificates.

     The Depositor has agreed to indemnify the Underwriter against, or make contributions to the Underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

                                 LEGAL MATTERS

     The validity of the Certificates and the Underlying Bond will be passed upon for the Depositor by Tobin & Tobin, a professional corporation, San Francisco, California. Certain federal income tax consequences with respect to the Certificates and the Underlying Bond will be passed upon for the Depositor by Jeffers, Wilson, Shaff & Falk, LLP, Irvine, California. Brown & Wood LLP, Washington, D.C., will act as counsel for the Underwriter.

                               CERTIFICATE RATING

     It is a condition to the issuance of the Offered Certificates that the
Offered Certificates be rated [Aaa] and AAA] by                      and
                     , respectively, and that the Underlying Bond be rated no lower than one of the four highest rating categories by each such firm.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by Certificateholders of payments required under the Trust Agreement.

                          's and                      's ratings take into
consideration the credit quality of the Mortgage Pool including any credit support providers, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Pool is adequate to make payments required under the Offered Certificates.
             's and              's ratings on the Offered Certificates do not,
however, constitute a statement regarding frequency of prepayments on the Mortgage Loans or address the remote possibility that, in the event of the insolvency of AmREIT or the Depositor, the sale of the Offered Certificates may be recharacterized as a financing and that, as a result of such recharacterization, the Senior Certificates may be accelerated. The ratings also do not address the possibility that, as a result of principal prepayments, holders of the Certificates may receive a lower than anticipated yield and that in extreme cases, holders of stripped pass-through certificates, such as the Class X Certificates, may fail to recoup their initial investments.

     The Depositor has not requested a rating of any Class of Offered
Certificates by any rating agency other than                      and
                     . However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates, or if it does, what rating would be assigned by such other rating agency. The rating assigned by any such other rating agency to a Class of Offered Certificates may be lower than
the ratings assigned by                      and                      .

     The rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                             INDEX TO DEFINED TERMS

                                                              PAGE
                                                              ----
Adjustment Date.............................................  S-19
Advance.....................................................  S-51
AmREIT......................................................   S-8
Assumptions.................................................  S-38
Available Funds.............................................  S-42
Bankruptcy Loss Coverage Amount.............................  S-35
Bankruptcy Losses...........................................  S-31
Basic Principal Amount......................................  S-45
beneficial owner............................................  S-33
Bond Account................................................  S-48
Bond Distribution Date......................................  S-42
bond expense rate...........................................  S-12
Bond Interest Rate..........................................  S-43
Bond Issuer.................................................   S-6
Bond principal balance......................................  S-10
Bond Trustee................................................   S-6
Bondholders' Interest Carryover.............................  S-43
Book-Entry Certificates.....................................  S-33
Capped Amount...............................................  S-43
CEDE........................................................  S-33
Certificate Issuer..........................................   S-6
Certificate Trustee.........................................   S-6
Certificateholder...........................................  S-34
Certificates................................................  S-26
Class A-1 Certificates......................................  S-26
Class A-1 Percentage........................................  S-29
Class A-1 Prepayment Percentage.............................  S-30
Class B-1 Certificates......................................  S-26
Class B-2 Certificates......................................  S-26
Class Certificate Balance...................................  S-31
Class M-1 Certificates......................................  S-26
Class X Certificates........................................  S-26
Clearing Agency.............................................  S-33
Clearing Corporation........................................  S-33
Company.....................................................   S-6
Controlling Class...........................................  S-32
Cut-off Date Pool Principal Balance.........................  S-19
Debt Service Reduction......................................  S-36
Deficient Valuation.........................................  S-36
Definitive Certificate......................................  S-33
Deleted Mortgage Loan.......................................  S-25
Depositor...................................................   S-6
Depository..................................................  S-33
Distribution Account........................................  S-27
Distribution Date...........................................   S-7
Due Date....................................................  S-19
Due Period..................................................  S-43

                                                              PAGE
                                                              ----
ERISA.......................................................  S-52
Excess Cash Flow Principal Amount...........................  S-46
Excess Losses...............................................  S-31
Excess Spread...............................................  S-47
Expense Fee Rate............................................  S-50
Expense Rate................................................  S-13
FASIT.......................................................  S-13
FHLMC.......................................................  S-20
Financial Intermediary......................................  S-33
FNMA........................................................  S-20
Fraud Loss Coverage Amount..................................  S-35
Fraud Losses................................................  S-31
Index.......................................................  S-19
Initial Pool Principal Balance..............................  S-11
Insurance Proceeds..........................................  S-42
Interest Accrual Period.....................................  S-10
Interest Payment Amount.....................................  S-44
Libor.......................................................  S-44
Libor Rate Determination Date...............................  S-44
Liquidated Mortgage Loan....................................  S-31
Liquidation Proceeds........................................  S-42
Loan-to-Value Ratio.........................................  S-20
Margin......................................................  S-19
Master Servicer.............................................  S-12
Master Servicing Agreement..................................  S-12
Master Servicing Fee........................................  S-50
Maximum Rate................................................  S-19
Mortgage....................................................  S-24
Mortgage File...............................................  S-24
Mortgage Loan Purchase Agreement............................  S-18
Mortgage Loans..............................................  S-18
Mortgage Note...............................................  S-24
Mortgage Pool...............................................  S-18
Mortgaged Property..........................................  S-18
Net Available Funds.........................................  S-43
Net Interest Shortfalls.....................................  S-28
Net Monthly Excess Cashflow.................................  S-46
Net Mortgage Rate...........................................  S-50
Net Prepayment Interest Shortfall...........................  S-28
Offered Certificates........................................  S-26
Original Subordinate Principal Balance......................  S-30
Originator..................................................  S-25
Overcollateralization Amount................................  S-12
Ownership Certificates......................................  S-26
Pass-Through Rate...........................................   S-8
Parties in Interest.........................................  S-52
Periodic Rate Cap...........................................  S-19
Plan........................................................  S-52

                                                              PAGE
                                                              ----
Pool Principal Balance......................................  S-29
positive rate differential..................................  S-12
Prepayment Interest Shortfall...............................  S-28
Primary Mortgage Insurance Policy...........................  S-20
Prepayments.................................................  S-39
Principal Balance...........................................  S-29
Principal Distributable Amount..............................  S-45
Principal Payment Amount....................................  S-45
Principal Prepayments.......................................  S-29
Prospectus..................................................   S-2
PSA.........................................................  S-39
PTCE 95-60..................................................  S-55
Realized Loss...............................................  S-46
Record Date.................................................   S-7
Redemption Price............................................  S-47
Reference Banks.............................................  S-44
Relief Act Reduction........................................  S-28
REO Property................................................  S-51
Replacement Mortgage Loan...................................  S-25
Scheduled Payments..........................................  S-19
Senior Certificates.........................................  S-26
Servicer....................................................  S-48
Servicing Agreement.........................................  S-48
Servicing Fee...............................................  S-50
SMMEA.......................................................  S-14
Special Hazard Losses.......................................  S-31
Special Hazard Loss Coverage Amount.........................  S-35
Special Hazard Mortgage Loan................................  S-31
Specified Overcollateralization Amount......................  S-45
Stated Principal Balance....................................  S-11
Subordinate Certificates....................................  S-26
Subordinate Percentage......................................  S-30
Subordinate Prepayment Percentage...........................  S-31
Subordinate Prepayment Percentage Allocation................  S-31
Subordinate Percentage Allocation...........................  S-30
Substitution Adjustment Amount..............................  S-25
Targeted Principal Balance..................................  S-45
Telerate Page 3750..........................................  S-44
Trust Agreement.............................................  S-26
Trust Fund Assets...........................................   S-7
Underlying Bond.............................................   S-7
Underwriter.................................................  S-55
Underwritten Certificates...................................  S-55
Unpaid Interest Amounts.....................................  S-28
unpaid interest shortfall...................................   S-8
weighted average net mortgage rate..........................  S-12
Withdrawal Date.............................................  S-43

                  SUBJECT TO COMPLETION, DATED JANUARY 6, 1999

PROSPECTUS
                                $160,000,000,000

                               (AGGREGATE AMOUNT)

                       [LOGO] AMERICAN RESIDENTIAL EAGLE
                                   DEPOSITOR
                   $80,000,000 COLLATERALIZED MORTGAGE BONDS
                    $80,000,000 MORTGAGE-BACKED CERTIFICATES

                                    THIS PROSPECTUS COVERS SECURITIES CONSISTING
                                    OF:

                                    - One or more Series of Collateralized
                                      Mortgage Bonds; and/or

                                    - One or more Series of Mortgage-Backed
                                      Certificates.

                                    EACH SERIES OF COLLATERALIZED MORTGAGE
                                    BONDS:

                                    - Will be secured by the assets of the
                                      trust; and

                                    - Will have trust fund assets consisting
                                      primarily of mortgage collateral comprised of one or more of the following types: (i) fixed-rate or floating-rate, first or junior lien mortgage loans secured by one- to four-family residential properties or other types of residential or mixed use properties; (ii) mortgage pass-through securities issued or guaranteed by one of the national government sponsored housing agencies; or (iii) a combination of mortgage loans and agency securities.
                                    EACH SERIES OF MORTGAGE-BACKED CERTIFICATES:
                                    - Will evidence beneficial ownership of the
                                      trust fund assets in the related trust;
                                      and
                                    - Will have trust fund assets consisting
                                      primarily of one or more collateralized
                                      mortgage bonds representing the right to receive all or substantially all of the payments on the mortgage collateral and other items securing such collateralized mortgage bonds.
                                    EACH SERIES OF SECURITIES:
                                    - Will be issued by a separate trust;
                                    - Will consist of one or more classes;

                                    - May also have trust fund assets consisting
                                      of certain cash accounts, insurance
                                      policies, surety bonds, guaranteed
                                      investment contracts,
                                      cross-collateralization rights,
                                      reinvestment income, guaranties, letters of credit or derivative arrangements to the extent described in this prospectus and in the related prospectus supplement; and

                                    - Will have interest that accrues at a fixed
                                      rate, a variable rate or a combination
                                      thereof as determined in the manner
                                      specified in the related prospectus

                                      supplement.

Consider carefully the risk
 factors beginning on page 20
 of this prospectus which
 include:

- Risks associated with
  Single-Family Mortgage
  Loans;

- Risks Associated with
  Multifamily and Mixed use
  Mortgage Loans;

- Risks Associated with Non-
  Conforming Loans; and

- Limited Liquidity of
  Investment.

The Securities represent
 obligations of or interests
 in the Issuer only and do not
 represent an interest in or
 obligation of AmREIT,
 American Residential Eagle,
 Inc. or any of their
 affiliates.

     Bonds of each Series will be characterized for federal income tax purposes as debt instruments.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
SUMMARY.....................................................    8
RISK FACTORS................................................   20
  Risks Associated with Single-Family Mortgage Loans........   20
  Risks Associated with Investing in Multifamily and Mixed
     Use Mortgage Loans.....................................   21
  Risks Associated with Non-Conforming Mortgage Loans.......   22
  Prepayment and Yield Considerations; Reinvestment Risk....   23
  Risks Associated with Payment Characteristics of Classes
     of Securities..........................................   23
  Environmental Risks.......................................   24
  Limited Liquidity of Investment...........................   24
  Bankruptcy and Insolvency Risks...........................   24
  Effects of Book-Entry Registration........................   25
  Ratings of the Securities.................................   26
  Credit Considerations and Risks...........................   27
  Pre-Funding Accounts May Result in Reinvestment Risk......   29
  Pre-Funding Accounts May Adversely Affect Investment......   30
  Consequences of Owning Original Issue Discount
     Securities.............................................   30
INTRODUCTION................................................   31
  The Issuers...............................................   31
  The Company...............................................   32
USE OF PROCEEDS.............................................   33
TRUST FUND ASSETS...........................................   33
  General...................................................   33
  The Mortgage Loans........................................   34
  Agency Securities.........................................   40
  Substitution of Mortgage Collateral.......................   46
  Optional Purchase of Defaulted Mortgage Loans.............   47
  Bond and Distribution Accounts............................   47
  Pre-Funding Account.......................................   48
DESCRIPTION OF THE SECURITIES...............................   49
  General...................................................   50
  Distributions on Securities...............................   52
  Redemption of Bonds.......................................   53
  Early Termination.........................................   54
  Call Protection and Guarantees............................   55
  Weighted Average Life of the Securities...................   55
  Categories of Classes of Securities.......................   57
  Reports to Securityholders................................   60
  Book-Entry Securities.....................................   62
CREDIT ENHANCEMENT..........................................   65
  General...................................................   65
  Subordination.............................................   66
  Reserve Funds.............................................   67
  Mortgage Pool Insurance Policies..........................   67
  Special Hazard Insurance Policies.........................   69
  Bankruptcy Bonds..........................................   70
  Security Insurance Policies, Surety Bonds and
     Guaranties.............................................   70
  Letter of Credit..........................................   71

                                                              PAGE
                                                              ----
  Over-Collateralization....................................   71
  Cross-Collateralization...................................   72
  Excess Spread.............................................   72
  Minimum Principal Payment Agreement.......................   72
  Derivative Arrangements...................................   72
MORTGAGE LOAN PROGRAM.......................................   73
  Underwriting Standards....................................   73
  Quality Control...........................................   76
  Representations by Sellers; Repurchases...................   76
SERVICING OF THE MORTGAGE LOANS.............................   77
  General...................................................   77
  Payments on Mortgage Loans................................   78
  Collection Procedures.....................................   79
  Junior Mortgages..........................................   81
  Servicing and other Compensation and Payment of
     Expenses...............................................   81
  Prepayments...............................................   82
  Evidence as to Compliance.................................   82
  Advances and Other Amounts Payable by Master Servicer.....   82
  Resignation of Master Servicer............................   83
  Stand-By Master Servicer..................................   84
  Special Servicing Agreement...............................   84
  Certain Matters Regarding the Master Servicer and the
     Company................................................   84
  Servicing Defaults........................................   85
  Rights Upon Servicing Default.............................   85
  Amendment of Master Servicing Agreement...................   85
THE AGREEMENTS..............................................   86
  Modification of Agreements................................   86
  Events of Default.........................................   87
  Rights Upon Events of Default.............................   87
  Certain Indenture Covenants of the Issuer.................   88
  Issuer's Annual Compliance Statements.....................   89
  Bond Trustee's Annual Report..............................   89
  Satisfaction and Discharge of Indenture...................   89
  Termination of Trust Agreement............................   89
  The Trustees..............................................   90
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS.....................   91
  General...................................................   91
  Junior Mortgages..........................................   92
  Foreclosure/Repossession..................................   93
  Rights of Redemption......................................   95
  Anti-Deficiency Legislation and Other Limitations on
     Lenders................................................   96
  Federal Bankruptcy and Other Laws Affecting Creditors'
     Rights.................................................   97
  Environmental Risks.......................................   99
  Due-on-Sale Clauses.......................................  101
  Enforceability of Prepayment Charges and Late Payment
     Fees...................................................  101
  Application of Usury Laws.................................  102
  Soldiers' and Sailors' Civil Relief Act...................  102
  Subordinate Financing.....................................  102
FEDERAL INCOME TAX CONSEQUENCES.............................  103

                                                              PAGE
                                                              ----
  Classification of the Issuer and the Bonds................  103
  Taxation of the FASIT and its Holders.....................  104
  Treatment of FASIT Regular Securities.....................  106
  Taxation of High-Yield Interests..........................  106
  Taxation of FASIT Ownership Securities....................  107
  Interest and Original Issue Discount......................  107
  Premium...................................................  110
  Election to Treat All Interest as Original Issue
     Discount...............................................  111
  Realized Losses...........................................  111
  Sale or Redemption........................................  111
  Market Discount...........................................  111
  Withholding with Respect to Certain Foreign Investors.....  113
  Backup Withholding........................................  113
STATE TAX CONSIDERATIONS....................................  114
LEGAL INVESTMENT............................................  114
ERISA MATTERS...............................................  116
  General...................................................  116
  Prohibited Transactions...................................  116
RATINGS.....................................................  118
PLAN OF DISTRIBUTION........................................  119
LEGAL MATTERS...............................................  119
INDEX OF CERTAIN DEFINITIONS................................  220

      IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS
                   AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

     We tell you about the securities in two separate documents that progressively provide more detail: (1) this prospectus, which provides general information, some of which may not apply to your series of securities, and (2) the accompanying prospectus supplement which describes the specific terms of your series of securities and which may contain information that varies from the information in this prospectus.

                             PROSPECTUS SUPPLEMENTS

     The prospectus relating to a Series of Securities to be offered hereunder will, among other things, set forth with respect to such Series of Securities, which Classes of such Series are being offered by the prospectus supplement (the "Offered Securities") and, to the extent applicable:

     The prospectus supplement, set forth to the extent applicable:

     - information concerning the Issuer of the series of securities;

     - the principal amount and the interest rate, or the method to be used to determine the interest rate, of each class of the series of securities;

     - certain characteristics of the mortgage collateral included in the trust fund assets for such series of securities and, if applicable, information as to any insurance policies, surety bonds, guaranties, derivative arrangements, cross-collateralization, reinvestment income, guaranteed investment contracts or letters of credit, and the amount and source of any reserve fund or other cash account for the securities;

     - the circumstances, if any, under which the securities of such series are subject to special redemption or optional redemption or early termination;

     - the stated maturity of each class of securities;

     - the method used to calculate the aggregate amount of principal required to be applied to the securities on each distribution date and the priority in which such payments will be applied among the classes of securities;

     - the principal amount of each class of securities that would be outstanding on specified distribution dates if the mortgage collateral relating to the class prepaid at various assumed rates;

     - the distribution dates for the series of securities;

     - information as to the nature and extent of subordination with respect to any class of securities that is subordinate in right of payment to any other class;

     - any minimum principal payment requirements and the terms of any related minimum principal payment agreement with respect to the series of securities;

     - additional information with respect to the plan of distribution of the securities; and information as to the Master Servicer and the Bond Trustee and the Certificate Trustee for the series.

     IF THE TERMS OF YOUR SERIES OF SECURITIES AND ANY OTHER INFORMATION CONTAINED HEREIN VARY BETWEEN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT.

     We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions.

     You can find a listing of the pages where capitalized terms used in this prospectus are defined under "Index of Certain Definitions" beginning on page 120 in this prospectus and under the caption "Index of Terms" in the accompanying prospectus supplement.

     Some persons participating in this offering may engage in transactions that stabilize, maintain, or in some way affect the price of the securities. These types of transactions may include stabilizing, purchasing securities to cover syndicate short positions and the imposition of penalty bids. For a description of these activities, please read the section entitled "Underwriting" in this prospectus.

                      WHERE YOU CAN FIND MORE INFORMATION

     Federal securities law requires the filing of certain information with the Securities and Exchange Commission (the "SEC"), including annual, quarterly and special reports, proxy statements and other information. You can read and copy these documents at the public reference facility maintained by the SEC at Judiciary Plaza, 450 Fifth Street, NW, Room 1024, Washington, DC 20549. You can also copy and inspect such reports, proxy statements and other information at the following regional offices of the SEC:

Northeast Regional Office       Midwest Regional Office
Seven World Trade Center        500 West Madison Street,
New York, New York 10048        Suite 1400
                                Chicago, Illinois 60661

     Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. SEC filings are also available to the public on the SEC's web site at http://www.sec.gov/ .

     The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     This prospectus incorporates by reference the documents filed with the SEC on behalf of the Bond Issuer named in the accompanying prospectus supplement during the offering of the Bonds being issued by the Bond Issuer.

     Neither we, the Master Servicer, the Bond Trustee nor the Certificate Trustee for any series of securities intend to file with the SEC periodic reports with respect to the related Issuer following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Securities Exchange Act of 1934. However, the related Issuer may elect to continue reporting in its sole discretion.

     This prospectus and the accompanying prospectus supplements are part of a registration statement filed with the SEC (Registration No. 333- ). You may request a free copy of any of the above filings by writing or calling:

American Residential Eagle, Inc.
445 Marine View Avenue, Suite 100
Del Mar, California 92014
(619) 259-6082

     You should rely on the information incorporated by reference or provided in this prospectus or the accompanying prospectus supplements. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or in the accompanying prospectus supplements is accurate as of any date other than the date on the cover page of this prospectus or the accompanying prospectus supplements.

                                    SUMMARY

     This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. To understand all the terms of the offering of the securities, you should read this prospectus and the accompanying prospectus supplement. Certain capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto elsewhere in this prospectus. We refer you to "INDEX OF CERTAIN DEFINITIONS" in this prospectus for the location of the definitions of certain terms.

                               SECURITIES OFFERED

     The Securities being offered are either Collateralized Mortgage Bonds or Mortgage-Backed Certificates.

     The trust fund assets for each series of Bonds will consist primarily of mortgage collateral comprised of one or more of the following:

     - fixed-rate, first or junior lien mortgage loans;

     - floating-rate, first or junior lien mortgage loans;

     - mortgage pass-through securities issued or guaranteed by Ginnie Mae (or
       GNMA), Fannie Mae (or FNMA) or Freddie Mac (or FHLMC); or

     - a combination of agency securities and mortgage loans.

     - The mortgage loans will be secured by single-family residential properties (one-to four- units) or other types of residential or mixed use properties as described in "TRUST FUND ASSETS -- THE MORTGAGE LOANS" in this prospectus.

     The trust fund assets for each series of Certificates will consist primarily of one or more Bonds.

     The trust fund assets for a series of securities may also include certain cash accounts, insurance policies, surety bonds, guaranteed investment contracts, cross-collateralization rights, reinvestment income, guaranties or letters of credit to the extent described herein and in the related prospectus supplement.

     We refer you to "TRUST FUND ASSETS" in this prospectus for more detail.

     The Bonds will be issued from time to time in one or more series pursuant to Indentures (as defined herein) between each Issuer and a bank or trust company acting as trustee (the "Bond Trustee") for the holders of the Bonds of each series (the "Bondholders") under the relevant Indenture.

     The Certificates may be issued from time to time in one or more series pursuant to Trust Agreements between American Residential Eagle, Inc. and a bank or trust company acting as the Certificate Trustee for the Certificateholders.

     Each series of securities will consist of one or more Classes which may include one or more Classes of deferred interest securities (as defined herein). A series of securities may include one or more classes of Senior Securities and one or more classes of Subordinated Securities. Unless otherwise specified in the related prospectus supplement, the Securities represent obligations of or interests in the Issuer and are not insured or guaranteed by any other person or entity. We refer you to "DESCRIPTION OF THE SECURITIES" in this prospectus for more detail. Securities of a class may differ from securities of other classes of the same series in the amounts allocated to and the priority of principal payments and interest rate and in such other manner as specified in the related prospectus supplement. A series of securities may include one or more Classes entitled to (i) principal distributions, with disproportionate, nominal or no interest

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

distributions or (ii) interest distributions, with disproportionate, nominal or no principal distributions. A series of securities may be insured or guaranteed as to payment of principal and interest by a third-party insurer or guarantor, or secured by certain cash accounts, insurance policies, surety bonds, guaranteed investment contracts, cross-collateralization, reinvestment income, guaranties, letters of credit or derivative arrangements, in each case to the extent provided in this prospectus and in the related prospectus supplement.

                                     ISSUER

     The Issuer of each series of securities will be a trust that we establish for the sole purpose of issuing that series of securities and engaging in transactions relating to those securities. We are American Residential Eagle, Inc., a wholly owned limited purpose finance subsidiary of American Residential Investment Trust, Inc. or "AmREIT". AmREIT, a Maryland corporation, has elected to be taxed as a real estate investment trust or "REIT". Each trust that is formed to act as an Issuer will be a business trust created under Delaware law pursuant to a trust agreement between us, acting as Depositor and a bank or trust company acting as trustee. Neither we, AmREIT, nor any of our respective affiliates will guarantee or otherwise be obligated to make payments on the Securities. The securities will be obligations solely of or represent interests solely in their respective Issuers. The assets of each Issuer, other than those comprising the trust fund Assets for the securities it issues, are not expected to be significant.

     We refer you to "INTRODUCTION -- THE ISSUERS" in this prospectus for more detail.

                                MASTER SERVICER

     The entity or entities named as Master Servicer in the prospectus supplement will act as master servicer with respect to all of the mortgage loans included in the trust fund assets for the applicable series of securities pursuant to a Master Servicing Agreement among the Master Servicer, the Issuer and the Bond Trustee. The Master Servicer will directly service the mortgage loans or will administer and supervise the performance of the entities primarily responsible for servicing the mortgage loans, who may in turn be administering and supervising the performance of one or more subservicers of such mortgage loans, and will be obligated to perform the obligations of a terminated servicer or appoint a successor servicer.

     We refer you to "Servicing of the Mortgage Loans" in this prospectus for more detail.

                                SPECIAL SERVICER

     If specified in the prospectus supplement, we may appoint a Special Servicer to service, make certain decisions and take various actions with respect to delinquent or defaulted mortgage loans included in the trust fund assets.

     We refer you to "Servicing of the Mortgage Loans-Special Service Agreement" in this prospectus for more detail.

                             CLASSES OF SECURITIES

     One or more classes of securities of each series may be entitled to receive distributions allocable only to principal, only to interest or to any combination thereof;

     - entitled to receive distributions only of prepayments of principal throughout the lives of the securities or during specified periods;

     - subordinated in the right to receive distributions of scheduled payments of principal, prepayments of principal, interest or any combination thereof to one or more other classes of securities of such series throughout the lives of the securities or during specified periods;

     - entitled to receive such distributions only after the occurrence of events specified in the related prospectus supplement;

     - entitled to receive distributions in accordance with a schedule or formula or on the basis of collections from designated portions of the related trust fund assets;

     - as to securities entitled to distributions allocable to interest, may be entitled to receive interest at a fixed rate or a rate that is subject to change from time to time; and

     - as to securities entitled to distributions allocable to interest, may be entitled to distributions allocable to interest only after the occurrence of events specified in the related prospectus supplement and may accrue interest until such events occur, in each case as specified in the related prospectus supplement. The timing and amounts of such distributions may vary among classes or over time, as specified in the related prospectus supplement.

                        DISTRIBUTIONS ON THE SECURITIES

     Distributions on the securities entitled to distributions will be made monthly, quarterly, semi-annually or at such other intervals and on the distribution dates specified in the related prospectus supplement. Distributions will be made out of the payments received in respect of the related trust fund assets or other assets pledged for the benefit of the securities to the extent specified in the related prospectus supplement. The amount allocable to payments of principal and interest on any distribution date will be determined as specified in the related prospectus supplement. The prospectus supplement for a series of securities will describe the method for allocating distributions among securities of different classes as well as the method for allocating distributions among securities for any particular class.

     The aggregate original principal balance of the securities will not exceed the aggregate distributions allocable to principal that such securities will be entitled to receive. Unless otherwise provided in the related prospectus supplement, the securities will have an aggregate original principal balance equal to the aggregate unpaid principal balance of the trust fund assets as of the related cut-off date and will bear interest in the aggregate at a rate equal to the interest rate borne by the underlying loans net of the aggregate servicing fees and any other amounts specified in the related prospectus supplement or at such other interest rate as may be specified in such prospectus supplement.

     The rate at which interest will be passed through or paid to holders of each class of securities entitled thereto may be a fixed rate or a rate that is subject to change from time to time from the time and for the periods, in each case, as specified in the related prospectus supplement. Any such rate may be calculated on a loan-by-loan or weighted average basis or calculated based on a notional amount, in each case, as described in the related prospectus supplement.

                     REDEMPTION OF BONDS; EARLY TERMINATION

     The securities of each series will be redeemable and subject to early termination under the circumstances described below. If the series of securities is redeemable or subject to early termination when the outstanding principal amount of the securities is greater than 25% of the cut-off date principal balance, such series will be titled Mortgage-Backed Callable Securities.

     - SPECIAL REDEMPTION: The Bonds of a series or a class may be subject to special redemption, in whole or in part, as specified in the related prospectus supplement. Pursuant to a special redemption, the Issuer will be required to redeem, on the dates specified in such prospectus supplement, at 100% of their unpaid principal amount, plus accrued interest, outstanding Bonds of a series or class if, as a result of substantial payments of principal on the mortgage collateral pledged as security for such series or class of bonds or low reinvestment yields, or both, the Bond Trustee determines, based on the assumptions specified in the Indenture, that in the absence of such special redemption the amount of cash expected to be on deposit in the Bond Account on the next distribution date for such series of Bonds would be insufficient to make required payments on the Bonds of such series on such distribution date. Any such redemption will not exceed the principal amount of Bonds that would otherwise be required to be paid on the next distribution date out of the principal payments and prepayments so received. We refer you to "DESCRIPTION OF THE SECURITIES -- REDEMPTION OF
BONDS -- SPECIAL REDEMPTION" in this prospectus. Principal payments on a special redemption will be applied to Bonds of a series in accordance with the priorities specified in the related prospectus supplement.

     - OPTIONAL REDEMPTION: If so provided in the related prospectus supplement, the Bonds of each series may be subject to redemption at the option of the Issuer. The prospectus supplement for each Series will specify the circumstances, if any, under which the Bonds of such series may be so redeemed, the manner of effecting such redemption, the conditions to which such redemption are subject and the redemption prices for each class of Bonds to be redeemed (which will be no lower than 100% of the principal amount of outstanding Bonds, plus accrued interest).

     We refer you to "DESCRIPTION OF THE SECURITIES -- REDEMPTION OF BONDS -- OPTIONAL REDEMPTION" in this prospectus for more detail.

     The Master Servicer or other party specified in the related prospectus supplement may have the option to purchase the remaining trust fund assets supporting a series of Bonds, subject to the principal balance of such trust fund assets being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the trust fund assets at the cut-off date for the series. Any such purchase of trust fund assets and property acquired other person will be at a price specified in the related prospectus supplement (which will be no lower than 100% of the principal amount of outstanding Bonds, plus accrued interest). The exercise of such right may cause the Issuer to call for redemption of all or a portion of the related series of Bonds secured by such trust fund assets.

     - EARLY TERMINATION: If the series of Bonds included in the trust fund assets for a series of Certificates are redeemed in full pursuant to a special redemption or optional redemption, the related series of Certificates will be retired earlier than would otherwise be the case. In addition, we may have the option to purchase the remaining trust fund assets supporting a series of Certificates, subject to the principal balance of such trust fund assets being less than the percentage specified in the related prospectus supplement of the trust fund assets at the cut-off date for the series. The purchase price for such remaining trust fund assets will be at least equal to 100% of the aggregate principal balance of the outstanding Certificates, together with accrued interest thereon. In any such event, the related Issuer of such series of Certificates will be terminated and Certificateholders will receive final distributions as described in the related prospectus supplement.

                               TRUST FUND ASSETS

     Each series of securities will be separately supported by one or more of the types of trust fund assets set forth below. Unless otherwise provided in the related prospectus supplement, the Issuer may substitute other mortgage collateral for the mortgage collateral originally included in the trust fund assets for the securities of a series so long as the substitute mortgage collateral meets certain criteria.

     We refer you to "TRUST FUND ASSETS -- SUBSTITUTION OF MORTGAGE COLLATERAL" in this prospectus for more detail.

     - MORTGAGE LOANS: In connection with the issuance of a series of securities supported in whole or in part by mortgage loans, the Issuer will pledge and assign to the Bond Trustee a pool of conventional (i.e., not insured or guaranteed by any governmental agency) loans secured by first or junior mortgages or deeds of trust on single-family residential properties or other types of residential or mixed use loans described under "TRUST FUND ASSETS -- THE MORTGAGE LOANS" in this prospectus. Such additional types of mortgage loans include loans secured by small multifamily residential properties (5 to 20 units) and small mixed use residential properties (up to 12 dwelling units). If so specified in the related prospectus supplement, the mortgage loans may include cooperative apartment loans secured by security interests in shares issued by private, nonprofit, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such cooperatives' buildings.

     We expect that all or a substantial portion of the mortgage loans for each series of securities will have been acquired by us from AmREIT for transfer to the Issuer of such series and that such mortgage loans will in most cases be "nonconforming" mortgage loans in that they will fail to satisfy the criteria to be eligible for purchase by FNMA or FHLMC for one or more reasons. Such mortgage loans may include sub-prime mortgage loans. AmREIT acquires mortgage loans in the normal course of its business from entities who have originated or otherwise acquired such loans. AmREIT works with such originating entities to develop underwriting guidelines for loan products that will meet AmREIT's investment criteria; however, neither AmREIT nor any of its affiliates originates or services mortgage loans.

     None of the mortgage loans will represent obligations of AmREIT.

     As described above, a series of certificates supported in whole or in part by mortgage loans will evidence an interest in one or more Bonds secured by such loans rather than the actual mortgage loans. For a series of Certificates supported by mortgage loans, following the pledge and assignment of such loans to the Bond Trustee, the Bonds secured by the mortgage loans will be deposited into the Issuer of such series of Certificates by the Depositor.
     We refer you to "TRUST FUND ASSETS -- THE MORTGAGE LOANS" in this prospectus for more detail.

     The payment terms of the mortgage loans supporting a series of securities, if any, will be described in the related prospectus supplement and may include any of the following features or combinations thereof or other features described in the related prospectus supplement:

     (a) Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related prospectus supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a loan for such periods and under such circumstances as may be specified in the related prospectus supplement. The loan agreement or promissory note in respect of a mortgage loan may provide for the payment of interest at a rate lower than the interest rate specified in such mortgage note for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by a third party.

     (b) Principal may be payable on a level debt service basis to fully amortize the loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the interest rate on the mortgage loan or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity ("balloon payments"). Principal may include interest that has been deferred and added to the principal balance of the mortgage loan.

     (c) Monthly payments of principal and interest may be fixed for the life of the loan, may increase over a specified period of time or may change from period to period. mortgage loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

     (d) The mortgage loans generally may be prepaid at any time without payment of any prepayment fee, unless otherwise specified in the related prospectus supplement. If so specified in the related prospectus supplement, prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of any such mortgage loan or may decline over time, and may be prohibited for the life of any such mortgage loan or for certain periods ("lockout periods"). Certain mortgage loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. All or a portion of any prepayment fee may be payable as additional interest on the securities, if so specified in the related prospectus supplement. Other mortgage loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The mortgage loans may include "due-on-sale" clauses which permit the mortgagee to demand payment of the entire mortgage loan in connection with the sale or certain transfers of the related mortgaged property (as defined below). Other mortgage loans may be assumable by persons meeting then applicable underwriting standards.

     We refer you to "MORTGAGE LOAN PROGRAM -- UNDERWRITING STANDARDS" in this prospectus for more detail.

     (e) The real property constituting security for repayment of a mortgage loan may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico, or any other territory of the United States as specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, all of the mortgage loans will be covered by standard hazard insurance policies insuring against losses due to fire and various other causes. The mortgage loans may be covered by primary mortgage insurance policies to the extent provided in the related prospectus supplement.

     We refer you to "TRUST FUND ASSETS -- THE MORTGAGE LOANS" in this prospectus for more detail.

     - AGENCY SECURITIES: The agency securities supporting a series of securities will consist of:

     - fully modified pass-through mortgage-backed certificates guaranteed as to timely payment of principal and interest by GNMA;

     - certificates issued and guaranteed as to timely payment of principal and interest by FNMA;

     - mortgage participation certificates issued and guaranteed as to timely payment of interest and, unless otherwise specified in the related prospectus supplement, ultimate payment of principal by FHLMC certificates;

     - stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain GNMA, FNMA or FHLMC Certificates and, unless otherwise specified in the related prospectus supplement, guaranteed to the same extent as the underlying securities; another type of pass-through certificate issued or guaranteed by GNMA, FNMA or FHLMC and described in the related prospectus supplement; or

     - a combination of such agency securities.

     All GNMA certificates will be backed by the full faith and credit of the United States. No FHLMC or FNMA Certificates will be backed, directly or indirectly, by the full faith and credit of the United States.

     We refer you to "TRUST FUND ASSETS -- AGENCY SECURITIES" in this prospectus for more detail.

     - BOND AND DISTRIBUTION ACCOUNTS: All scheduled monthly principal and interest payments and all prepayments received with respect to the mortgage collateral for a series of securities, other than amounts not required to be remitted to the Bond Trustee, such as amounts retained by the Master Servicer, any servicer or any subservicer of mortgage loans as servicing compensation, to pay certain insurance premiums or to reimburse the Master Servicer or any servicer for certain advances it has made, will be remitted the Bond Account to be established as an eligible account on the closing date for the sale of such series of securities. All principal and interest distributions received from the mortgage collateral and remitted to the Bond Account, other than amounts, if any, subsequently withdrawn to reimburse the Master Servicer or any servicer for certain non-recoverable advances it has made, together with (i) the amount of cash, if any, initially deposited in the Bond Account by the Issuer, (ii) if applicable, all amounts withdrawn from any related reserve funds, (iii) any Insurance Proceeds and Liquidation Proceeds (as such terms are defined herein) and (iv) if so specified in the related prospectus supplement, all reinvestment income earned thereon, will be available for transfer to the Distribution Account (as defined herein) for application to the payment of the principal of, and interest on, such series of securities as described in the related prospectus supplement.

     On or prior to the closing date, the Bond Trustee will establish the Distribution Account which shall be an eligible account maintained with the Bond Trustee or the Certificate Trustee, as the case may be, for the benefit of the Securityholders of the related series. On or prior to a date specified in the related prospectus supplement and preceding each related distribution date, the Master Servicer shall withdraw from the Bond Account the amount required to be distributed to Securityholders on such distribution date, to the extent of funds available for such purpose on deposit therein, and will deposit such amount in the Distribution Account.

     Any funds remaining in the Bond Account on a distribution date, other than amounts not constituting available funds, if so specified in the related prospectus supplement, after (i) the reimbursement of the Master Servicer or any servicer for non-recoverable advances made by it, (ii) each required payment of interest and principal to Securityholders of the related series has been paid in full, (iii) if applicable, any reserve fund has been funded in the manner described in the related prospectus supplement and (iv) the payment of certain expenses relating to such series of bonds, will be subject to withdrawal upon the order of the Issuer.

     We refer you to "TRUST FUND ASSETS -- BOND AND DISTRIBUTION ACCOUNTS" and "SERVICING OF THE MORTGAGE LOANS" in this prospectus for more detail.

     - PRE-FUNDING ACCOUNTS: If so specified in the related prospectus supplement, the assets of the Issuer will include the funds on deposit in a Pre-Funding Account which will be used to purchase additional mortgage collateral during a funding period specified in such prospectus supplement.

     We refer you to "TRUST FUND ASSETS -- PRE-FUNDING ACCOUNTS" in this prospectus for more detail.

                               CREDIT ENHANCEMENT

     The mortgage collateral supporting a series of securities or the securities of one or more classes in the related series may have the benefit of one or more types of credit enhancement as described herein and more fully in the related prospectus supplement. The protection against losses afforded by any such credit enhancement may be limited. The type, characteristics and amount of credit enhancement will be determined based on the characteristics of the mortgage loans underlying or comprising the mortgage collateral and will be established on the basis of requirements of each rating agency. In addition, one or more classes of securities of a series may be guaranteed as to payment of principal and interest by a third party insurer or guarantor, to the extent provided in the related prospectus supplement.

     We refer you to "CREDIT ENHANCEMENT" in this prospectus for more detail.

     - SUBORDINATION: A series of securities may consist of one or more classes of Senior Securities and one or more classes of Subordinated Securities. The rights of the Subordinated Securityholders to receive payments of principal and/or interest (or any combination thereof) will be subordinated to such rights of the Senior Security-holders to the extent described in the related prospectus supplement. This subordination is intended to enhance the likelihood of regular receipt by the Senior Securityholders of the full amount of their scheduled payments of principal and/or interest. The protection afforded to the Senior Securityholders of a series by means of the subordination feature will be accomplished by (i) the preferential right of such holders to receive, prior to any payment being made on the related Subordinated Securities, the amounts of principal and/or interest due them on each distribution date out of the funds available for payment on such date in the related Distribution Account and, to the extent described in the related prospectus supplement, by the right of such holders to receive future payments that would otherwise have been payable to the Subordinated Security-holders; or (ii) as otherwise described in the related prospectus supplement. If so specified in the related prospectus supplement, subordination may apply only in the event of certain types of losses not covered by other forms of credit support, such as hazard losses not covered by standard hazard insurance policies or losses due to the bankruptcy or fraud of the borrower. The related prospectus supplement will set forth information concerning, among other things, the amount of subordination of a class or classes of Subordinated Securities in a series, the circumstances in which such subordination will be applicable and the manner, if any, in which the amount of subordination will decrease over time.

     We refer you to "CREDIT ENHANCEMENT -- SUBORDINATION" in this prospectus for more detail.

     - RESERVE FUNDS: If so specified in the related prospectus supplement, the Issuer will deposit in one or more reserve funds to be established with the Bond Trustee or the Certificate Trustee, as the case may be, cash, certificates of deposit, letters of credit, surety bonds, guaranteed investment contracts, re-investment income or any combination thereof, which may be used by the Bond Trustee or the Certificate Trustee to make payments on such series of securities to the extent funds are not otherwise available. The related prospectus supplement will specify the manner of funding the related reserve fund and the conditions under which the amounts in any such reserve fund will be used to make payments to holders of securities of a particular class or released to the related Issuer.

     We refer you to "CREDIT ENHANCEMENT -- RESERVE FUNDS" in this prospectus for more detail.

     - MORTGAGE POOL INSURANCE POLICY: If so specified in the related prospectus supplement, a mortgage pool insurance policy or policies may be obtained and maintained for a series of securities supported by mortgage loans, which shall be limited in scope, covering defaults on such mortgage loans in an initial amount equal to a specified percentage of the aggregate principal balance of all mortgage loans included in the related mortgage pool as of the first day of the month of issuance of the related series of securities or such other date as is specified in the related prospectus supplement (the "cut-off date").

     We refer you to "CREDIT ENHANCEMENT -- MORTGAGE POOL INSURANCE POLICIES" in this prospectus for more detail.

     - SPECIAL HAZARD INSURANCE POLICY: If so specified in the related prospectus supplement, a special hazard insurance policy or policies may be obtained and maintained for a series of securities supported by mortgage loans, covering certain physical risks that are not otherwise insured against by standard hazard insurance policies. Each special hazard insurance policy will be limited in scope and will cover losses pursuant to the provisions of each such special hazard insurance policy as described in the related prospectus supplement.

     We refer you to "CREDIT ENHANCEMENT -- SPECIAL HAZARD INSURANCE POLICIES" in this prospectus for more detail.

     - BANKRUPTCY BOND: If so specified in the related prospectus supplement, a bankruptcy bond or bonds may be obtained for a series of securities supported by mortgage loans to cover certain losses resulting from action that may be taken by a bankruptcy court in connection with a mortgage loan. The level of coverage and the limitations in scope of each bankruptcy bond will be specified in the related prospectus supplement.

     We refer you to "CREDIT ENHANCEMENT -- BANKRUPTCY BONDS" in this prospectus for more detail.

     - BOND INSURANCE POLICIES, SURETY BONDS AND GUARANTEES: If so specified in the related prospectus supplement, credit enhancement for one or more classes of securities of a series may be provided by insurance policies or surety bonds issued by one or more insurance companies or sureties. Such guarantee insurance or surety bond will guarantee timely payments of interest and/ or full payment of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement. If specified in the related prospectus supplement, one or more surety bonds, insurance policies or third-party guarantees may be used to provide coverage for the risks of default or types of loses set forth in such prospectus supplement.

     We refer you to "CREDIT ENHANCEMENT -- SECURITY INSURANCE POLICIES, SURETY BONDS AND GUARANTEES" in this prospectus for more detail.

     - LETTER OF CREDIT: If so specified in the related prospectus supplement, credit enhancement may be provided for a series of securities supported by mortgage loans by one or more letters of credit. A letter of credit may provide limited protection against certain losses in addition to or in lieu of other credit enhancement, such as losses resulting from delinquent payments on the mortgage loans supporting the related series of securities, losses from risks not covered by standard hazard insurance policies, losses due to bankruptcy of a borrower and application of certain provisions of the federal bankruptcy laws, and losses due to denial of insurance coverage due to misrepresentations made in connection with the origination or sale of a mortgage loan. The issuer of the letter of credit will be obligated to honor demands with respect to such letter or credit, to the extent of the amount available thereunder to provide funds under the circumstances and subject to such conditions as are specified in the related prospectus supplement. The liability of an issuer under its letter of credit will be reduced by the amount of unreimbursed payments thereunder.

     - OVER-COLLATERALIZATION: If so specified in the related prospectus supplement, credit enhancement may consist of over-collateralization whereby the aggregate principal balance of the related mortgage collateral exceeds the aggregate principal balance of the securities of the related series. Such over-collateralization may exist on the related closing date or develop thereafter as a result of the application of a portion of the interest payment on each mortgage loan or agency security, as the case may be, as an additional payment in respect of principal to reduce the principal balance of a certain class or classes of securities of such series and, thus, accelerate the rate of payment of principal on such class or classes of securities.

     We refer you to "CREDIT ENHANCEMENT -- OVER-COLLATERALIZATION" in this prospectus for more detail.

     - CROSS-COLLATERALIZATION: If so specified in the related prospectus supplement, separate classes of a series may be supported by separate groups of mortgage collateral. In such case, credit support may be provided by a cross-collateralization feature which requires that payments be made with respect to securities supported by one or more groups of mortgage collateral prior to payments to Subordinated Securities supported by other groups of mortgage collateral within the same series.

     We refer you to "CREDIT ENHANCEMENT -- CROSS-COLLATERALIZATION" in this prospectus for more detail.

     If so specified in the related prospectus supplement, the coverage provided by one or more of the forms of credit enhancement described in this prospectus may apply concurrently to two or more separate series of securities. If applicable, the related prospectus supplement will identify the series of securities to which such credit enhancement relates and the manner of determining the amount of coverage provided to such series of securities thereby and of the application of such coverage to the identified series of securities.

     We refer you to "CREDIT ENHANCEMENT -- CROSS-COLLATERALIZATION" in this prospectus for more detail.

     - MINIMUM PRINCIPAL PAYMENT AGREEMENT: If so specified in the related prospectus supplement, an Issuer may enter into an agreement with an institution pursuant to which such institution will provide such funds as may be necessary to enable such Issuer to make principal payments on the securities of the related series at a minimum rate set forth in such prospectus supplement.

     We refer you to "CREDIT ENHANCEMENT -- MINIMUM PRINCIPAL PAYMENT AGREEMENT" in this prospectus for more detail.

     - DERIVATIVE ARRANGEMENTS: If so specified and to the extent described in the related prospectus supplement, one or more derivative arrangements may be used to support payments on the Securities. A derivative arrangement is a contract or agreement, the price of which is directly dependent upon (i.e., "derived from") the value of one or more underlying assets. Derivatives involve rights or obligations based on the underlying asset, but do not necessarily result in a transfer of the underlying asset. Derivative arrangements include swap agreements, interest rate swaps, interest rate caps, interest rate floors, interest rate collars and currency swap agreements.

     We refer you to "CREDIT ENHANCEMENT -- DERIVATIVE ARRANGEMENTS" in this prospectus for more detail.

                                    ADVANCES

     The Master Servicer and each servicer may be obligated to advance amounts corresponding to delinquent interest and/or principal payments on the mortgage loans supporting a series of securities (including, in the case of cooperative loans, unpaid maintenance fees or other charges under the related proprietary lease) until the date, as specified in the related prospectus supplement, following the date on which the related mortgaged property is sold at a foreclosure sale or the related mortgage loans are otherwise liquidated. Any obligation to make advances may be subject to limitations as specified in the related prospectus supplement. If so specified in the related prospectus supplement, advances may be drawn from a cash account available for such purpose as described in such prospectus supplement. Advances will be reimbursable to the extent described under "SERVICING OF THE

MORTGAGE LOANS -- ADVANCES AND OTHER AMOUNTS PAYABLE BY MASTER SERVICER" in this prospectus and "-- ADVANCES" in the related prospectus supplement.

     In the event the Master Servicer or servicer fails to make a required advance, the Bond Trustee may be obligated to advance such amounts otherwise required to be advanced by the Master Servicer or servicer.

     We refer you to "SERVICING OF MORTGAGE LOANS -- ADVANCES AND OTHER AMOUNTS PAYABLE BY MASTER SERVICER" in this prospectus for more detail.

                          TAX STATUS OF THE SECURITIES

     The tax counsel to us and to the Issuer is Jeffers, Wilson, Shaff & Falk, LLP.

     The Bonds, when beneficially owned by someone other than AmREIT or one of its qualified real estate investment trust ("REIT") subsidiaries (as defined in section 856(i) of the Code), will constitute indebtedness for federal income tax purposes and not an ownership interest in the Issuer or the collateral. We refer you to "FEDERAL INCOME TAX CONSEQUENCES" in this prospectus and in the related prospectus supplement for information concerning the material federal tax consequences of an investment in the Bonds.

     If a FASIT election is made, Certificates representing regular interests in a FASIT will generally be taxable to holders in the same manner as evidences of indebtedness issued by the FASIT Issues. Stated interest on such regular interests will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder's normal accounting method.

     Certain classes of securities may be issued with original issue discount ("OID"). You should be aware that the Code and the Treasury regulations promulgated thereunder do not adequately address certain issues relevant to prepayable securities, such as the securities.

     If you are required to report income with respect to the related securities under the accrual method of accounting will do so without giving effect to delays and reductions in distributions attributable to a default or delinquency on the mortgage loans, except possibly to the extent that it can be established that such amounts are uncollectable. As a result, the amount of income (including OID) you report in any period could significantly exceed the amount of cash distributed to you in that period.

                                USE OF PROCEEDS

     We will apply net proceeds to be received from the sale of the securities of each series to the purchase or acquisition of the related mortgage collateral or we will use the proceeds for general corporate purposes. The mortgage collateral included in the trust fund assets for a series of securities will be sold to us by AmREIT (or an affiliate) and deposited by us with the Issuer of such series.

     We refer you to "USE OF PROCEEDS" in this prospectus for more detail.

                                    RATINGS

     It is a condition to the issuance of each series of securities that the securities of such series to be offered hereunder be rated in one of the four highest (two highest if the securities are Certificates) rating categories by at least one nationally recognized statistical rating organization. A rating is not a recommendation to purchase, hold or sell securities inasmuch as such rating does not comment as to market price or suitability for a particular investor. Ratings of securities will address the likelihood of the payment of principal and interest thereon pursuant to their terms. There can be no assurance that a rating will remain for a given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if in its judgment circumstances in the future so warrant.

     We refer you to "RATINGS" in this prospectus for more detail. For more detailed information regarding the ratings assigned to any Class of a particular series of securities, we refer you to "SUMMARY -- RATINGS" and "RATINGS" in the related prospectus supplement.

                                LEGAL INVESTMENT

     The prospectus supplement for each series of securities will specify which, if any, of the classes of securities offered thereby will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Classes of Securities that qualify as "mortgage-related securities" will be legal investments for certain types of institutional investors to the extent provided in SMMEA, subject, in any case, to any other regulations that may govern investments by such institutional investors.

     We refer you to "LEGAL INVESTMENT" in this prospectus for more detail.

                                 ERISA MATTERS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code impose certain restrictions on employee benefit plans subject to ERISA or plans or arrangements subject to Section 4975 of the Code and on persons who are parties in interest or disqualified persons ("parties in interest") with respect to such Plans. The prospectus supplement for each series of securities will discuss the potential applicability of ERISA and Section 4975 of the Code, the availability of exemptions therefrom and any limitations on investment in any class of such securities by Plans. Investments by Plans are also subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

                    ABSENCE OF ACTIVE PUBLIC TRADING MARKET

     Unless otherwise specified in the related prospectus supplement, the securities are not expected to be listed on an exchange or quoted in an automated quotation system of a registered securities association. As a result, it is not expected that there will be an active public trading market for the securities. This may limit the liquidity of an investment in the securities and result in any sale by a Securityholder to be at a discount from the purchase price.

                                  RISK FACTORS

     For a discussion of all material risks associated with an investment in the Securities, we refer you to "RISK FACTORS" in this prospectus and in the related prospectus supplement.

                                  RISK FACTORS

     You should consider, among other things, the following factors in connection with an investment in the securities.

RISKS ASSOCIATED WITH SINGLE-FAMILY MORTGAGE LOANS

     Factors that May Adversely Affect Property Values. There are several factors that could adversely affect the value of mortgaged properties such that the outstanding balance of the related mortgage loans would equal or exceed the value of the mortgaged properties. Among the factors are:

     - an overall decline in the residential real estate market in the areas in which the mortgaged properties are located;

     - a decline in the general condition of the mortgaged properties as a result of failure of borrowers to maintain adequately the mortgaged properties; and

     - natural disasters that are not necessarily covered by insurance, such as earthquakes and floods.

     If such a decline occurs, the actual rate of delinquencies, foreclosures and losses on the mortgage loans could be higher than those currently experienced in the mortgage lending industry in general. The holder of one or more Classes of Securities of the related Series will bear the losses on such mortgage loans that are not otherwise covered by the credit enhancement described in the applicable prospectus supplement.

     Delays Due to Liquidation. Even assuming that the mortgaged properties provide adequate security for the mortgage loans, substantial delays could be encountered in connection with the liquidation of defaulted mortgage loans. Corresponding delays in the receipt of related proceeds by Securityholders could occur. An action to foreclose on a mortgaged property securing a mortgage loan is regulated by state statutes and rules. An action to foreclose is also subject to the delays, sometimes requiring several years to complete, and expenses of other lawsuits if defenses or counterclaims are interposed. Furthermore, in some states an action to obtain a deficiency judgement is not permitted following a nonjudicial sale of the mortgaged property. If a borrower defaults, these restrictions, among other things, may impede the ability of the Master Servicer to foreclose on or sell the mortgaged property or to obtain liquidation proceeds sufficient to repay all amounts due on the related mortgage loan. In addition, the Master Servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted mortgage loans and not yet repaid, including legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

     Disproportionate Effect of Liquidation Expenses. Liquidation expenses with respect to defaulted loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted loan having a small remaining principal balance as it would in the case of a defaulted loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small loan than would be the case with the defaulted loan having a large remaining principal balance.

     Nature of Security Provided by Junior Liens. Certain mortgage loans may be secured by second liens on the related mortgaged properties. As to mortgage loans secured by second mortgages, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such mortgage loans only to the extent that the claims of such senior mortgages have been satisfied in full, including any related foreclosure costs. In addition, the holder of a mortgage loan secured by a junior mortgage may not foreclose on the mortgaged property unless it forecloses subject to the senior mortgages. In such case the holder must either pay the entire amount due on the senior mortgages to the senior mortgages at or prior to the foreclosure sale, or it must undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default thereunder. The Issuer will not have any source of funds to satisfy the senior mortgages or make payments due to the senior mortgages. However, the Master Servicer or servicer may, at its option, advance the Issuer such amounts to the extent deemed recoverable or prudent. If proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the Issuer, as the holder of the junior lien, and, accordingly, holders of one or more classes of the securities, to the extent not covered by credit enhancement, are likely to incur losses in jurisdictions in which a deficiency judgment against the borrower is not available. The Issuer and, accordingly, holders of one or more classes of the securities, is also likely to incur losses if any deficiency judgment obtained is not realized upon. In addition, the rate of default of second mortgage loans may be greater than that of mortgage loans secured by first liens on comparable properties.

RISKS ASSOCIATED WITH INVESTING IN MULTIFAMILY AND MIXED USE MORTGAGE LOANS

     Investing in multifamily and mixed mortgage loans involves each of the risks described above for single-family mortgage loans and certain additional risks unique to multifamily and commercial lending. Owners of multifamily residential properties rely on monthly lease payments from tenants to pay for maintenance and other operating costs of such properties, to fund capital improvements and to service any mortgage loan or other debt that may be secured by such properties. Various factors, many of which are beyond the control of the owner or operator of such a property, may affect the economic viability of that property.

     Risk of Defaults by Tenants and Higher Vacancy Rates Under Adverse Economic Conditions. Changes in payment patterns by tenants may result from a variety of social, legal and economic factors. Economic factors including the rate of inflation, unemployment levels and relative rates offered for various types of housing may create changes in payment patterns that result in the increased risks of defaults by tenants and higher vacancy rates. Adverse economic conditions, either local or national, may limit the amount of rent that can be charged and may result in a reduction in timely lease payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by construction of additional housing units, competition and local politics, including rent stabilization or rent control laws or policies. In addition, the level of mortgage interest rates may encourage tenants to purchase single family housing. We are unable to determine and have no basis to predict whether, or to what extent, economic, legal or social factors will affect future rental or payment patterns.

     The location and construction quality of a particular building may affect the occupancy level as well as the rents that may be charged for additional units. The characteristics of a neighborhood may change over time or in relation to new

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

developments. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even good construction will deteriorate over time if adequate maintenance is not performed in a timely fashion.

     For mixed use mortgage loans, income from the market value of the portion of the underlying properties, which are retail or office properties, would be adversely affected if:

     - space in such properties could not be leased;

     - tenants are unable to meet their lease obligations;

     - a significant tenant were not able to make its lease payments or were to become a debtor in a bankruptcy case and the lease of the related property was rejected; or

     - for any other reason rental payments could not be collected.

     If tenant sales in the properties that contain retail space were to decline, percentage rents may decline, tenants may be unable to pay their base rent, or delays in enforcing the lessor's rights could be experienced. Repayment of the related mixed use mortgage loans will be affected by the expiration of space leases and the ability of the respective borrowers to renew their leases or relet space on comparable terms. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions (to the extent not reserved), could be substantial and could reduce cash flow from the properties.

     Dependence on the Performance and Viability of the Property Manager of Each Property. The profitable operation of multifamily properties and multi-tenant retail and office properties is also dependent on the performance and viability of the property manager of such property. The property manager is responsible for responding to changes in the local market, for planning and implementing the rental structure, including establishing appropriate rental rates, and for advising the borrower so that maintenance and capital improvements can be carried out in a timely fashion. Thus, the property manager's performance may impact the borrower's ability to make payments under the related mortgage loan.

RISKS ASSOCIATED WITH NON-CONFORMING MORTGAGE LOANS

     We expect that a substantial portion of the mortgage loans supporting each series of securities to be comprised of non-conforming mortgage loans in that they will fail, for one or more reasons, to satisfy the criteria to be eligible for purchase by Fannie Mae or Freddie Mac. Such non-conforming mortgage loans may be illiquid and present greater credit and other risks than conforming mortgage loans. In addition, to the extent mortgage loans are acquired from AmREIT, and have been purchased under AmREIT's Freedom Program, such mortgage loans may lack standardized terms and may be secured by properties which are unique and more difficult to value than typical residential properties. Such mortgage loans may have been underwritten primarily on the basis of loan-to-value ratios or favorable credit factors rather than on the borrower's credit standing or income ratios. Accordingly, the potential loss experience on the non-conforming mortgage loans supporting a series of securities may be more difficult to evaluate compared to the experience for conforming or other more standardized types of residential and mixed-use properties. Actual losses incurred on such non-conforming mortgage loans may exceed levels of credit enhancement thought to be sufficient to protect securityholders from risk of loss.

PREPAYMENT AND YIELD CONSIDERATIONS; REINVESTMENT RISK

     The rate of payments of principal, including prepayments, on the mortgage collateral supporting a series of securities will directly affect the weighted average life of such series of securities. The rate of payment of principal includes prepayments resulting from refinancing or liquidations of the mortgage loans directly supporting the securities or the mortgage loans underlying the agency securities, as the case may be, due to defaults, casualties, condemnations and repurchases by the Issuer, or AmREIT or other seller or purchases by us or the Master Servicer. The "weighted average life" of a security refers to the average length of time, weighted by principal that will elapse from the date of issuance to the date each dollar of principal is repaid to the investor. The yields to maturity and weighted average lives of the securities will be affected primarily by the amount and timing of principal payments received on or in respect of the mortgage collateral supporting the related series of securities. In addition, the yields to maturity and weighted average lives of the securities will be affected by the extent to which the issuer thereof elects to exercise any right to call or redeem such securities. The "yield to maturity" of a security refers to the investment rate of return on such security if held to maturity.

     The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. The rate of payment of principal, including prepayments, on the mortgage loans or the mortgage loans underlying the agency securities, as the case may be, may be influenced by a variety of economic, geographic, social, tax, legal and other factors. In general, if prevailing interest rates fall significantly below the mortgage rates borne by the mortgage loans underlying the agency securities or the mortgage loans, such mortgage loans directly supporting the securities are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above such mortgage rates. Conversely, if prevailing interest rates rise appreciably above the mortgage rates borne by the mortgage loans, such mortgage loans are likely to experience a lower prepayment rate than if prevailing interest rates remain at or below such mortgage rates. However, there is no assurance that such will be the case. In addition, the yields to maturity and weighted average lives of the securities of a series will be affected by the extent to which the issuer thereof elects to exercise any option to call or redeem the securities and by any distribution of amounts remaining in any pre-funding account following the end of the related funding period. In each case, securityholders may be unable to reinvest such payments in securities of comparable quality having interest rates similar to those borne by such securities. It is possible that yields on any such reinvestments will be lower, and may be significantly lower, than the yields on such securities.

RISKS ASSOCIATED WITH PAYMENT CHARACTERISTICS OF CLASSES OF SECURITIES

     The extent to which yields to maturity of the various classes of securities of a series may vary from the anticipated yields will depend upon:

     - the degree to which such lasses are purchased at a discount or premium;

     - the degree to which the timing of payments thereon is sensitive to the rate of payments of principal, including prepayments;

     - the related mortgage collateral; and

     - the degree to which the level of payments thereon is sensitive to rapid shifts in interest rates.

     The timing of changes in the rate of prepayments on such mortgage collateral may significantly affect an investor's actual yield to maturity. This is true even if the average rate of principal payments is consistent with an investor's expectation. In addition, the timing of increases and decreases in interest rates may significantly affect an investor's actual yield to maturity, even if the average level of interest rates over the term of the security is as expected. Categories of classes of securities that are generally more sensitive to such factors include the Support Classes, the Inverse Floating Rate Classes, the Interest Only Classes and the Principal Only Classes. The prospectus supplement relating to a series of securities will discuss in greater detail the effect that the rate and timing of principal payments (including prepayments), delinquencies and losses and interest rate changes have on the yield, weighted average lives and maturities of such classes of securities.

ENVIRONMENTAL RISKS

     Real property pledged as security to a lender may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response Compensation and Liability Act of 1980, or "CERCLA", a lender may be liable, as an "owner" or "operator", for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower. This is true, regardless of whether the environmental damage or threat was caused by a prior owner. Such costs could result in a loss to the holder of the related property. We refer you to "Certain Legal Aspects of Mortgage
Loans -- Environmental Risks" in this prospectus for more detail.

LIMITED LIQUIDITY OF INVESTMENT

     Prior to issuance, there has been no market for the securities of any series. Also, there can be no assurance that a secondary market for any securities will develop, or if it does develop, that it will provide securityholders with a sufficient level of liquidity of investment or will continue while securities of such series remain outstanding. In addition, the market value of securities of any series may fluctuate with changes in prevailing rates of interest and prepayments, spreads and other factors. Consequently, the sale of securities by a securityholder in any secondary market that may develop may be at a discount from the purchase price. Issuance of the securities of a series in book-entry form may also reduce the liquidity of such securities since investors may be unwilling to purchase securities for which they cannot obtain physical certificates. We refer you to "-- Effects of Book-Entry Registration" in this prospectus for more detail. No issuer is expected to apply to have the securities issued by it listed on any exchange or quoted in an automated quotation system of a registered securities association.

BANKRUPTCY AND INSOLVENCY RISKS

     Effects of Bankruptcy of American Residential Investment Trust,
Inc. (AmREIT) or American Residential Eagle, Inc. We and AmREIT will treat AmREIT's transfer of the trust fund assets to us as a sale for accounting purposes. We and each Issuer will treat our transfer of the trust fund assets to such Issuer as a sale for accounting purposes. As a sale of Trust Fund Assets by AmREIT to us, the trust fund assets would not be part of

AmREIT's bankruptcy estate and would not be available to AmREIT's creditors. However, in the event of the insolvency of AmREIT, it is possible that the bankruptcy trustee or a creditor of AmREIT may attempt to recharacterize the sale of the trust fund assets as a borrowing by AmREIT, secured by a pledge of the trust fund assets. Similarly, as a sale of trust fund assets by us to an Issuer, the trust fund assets would not be part of our bankruptcy estate and would not be available to our creditors. However, in the event of our insolvency, it is possible that the bankruptcy trustee or a creditor of ours may attempt to recharacterize the sale of the trust fund assets as a borrowing by us, secured by a pledge of the trust fund assets. In either case, in the event the transfer is recharacterized as a pledge, we or the Issuer, as the case may be, will have a perfected security interest in the related trust fund assets. Nonetheless, a court could prevent timely payments of amounts due on the securities and, thus, cause a reduction of payments due on the securities.

     Effects of Bankruptcy on the Master Servicer. In the event of the bankruptcy of the Master Servicer, the bankruptcy trustee or receiver may have the power to prevent the Bond Trustee or the Bondholders from appointing a successor Master Servicer. The time period during which cash collections may be commingled with the Master Servicer's own funds prior to each distribution date will be specified in the related prospectus supplement. In the event of the insolvency of the Master Servicer, and if such cash collections are commingled with Master Servicer's own funds for at least ten days, the Bond Trustee will likely not have a perfected interest in such collections. It will likely not be a perfected interest since such collections would not have been deposited in a segregated account within ten days after the collection thereof. The inclusion of the cash collections in the bankruptcy estate of the Master Servicer may result in delays in payment and failure to pay amounts due on the securities of the related series.

     Effects of Bankruptcy of Obligors on the Mortgage Collateral. In addition, federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal bankruptcy laws, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may reduce the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference. The rehabilitation plan proposed by the debtor may also reduce the monthly payments due under such mortgage loans, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any such proceedings under the federal bankruptcy laws, including but not limited to any automatic stay, could result in delays in receiving payments on the mortgage collateral supporting a series of securities and possible reductions in the aggregate amount of such payments.

EFFECTS OF BOOK-ENTRY REGISTRATION

     Limited Liquidity. If the securities of a series are issued in book-entry form, such registration may reduce the liquidity of such securities in the secondary trading market since investors may be unwilling to purchase securities for which they cannot obtain physical certificates. Transactions in book-entry securities can be effected only through the Depository Trust Company, or "DTC", in the United States, CEDEL or Euroclear in Europe, participating organizations and financial intermediaries as defined in this prospectus. Thus, your ability to pledge a book-entry security to persons or entities that do not participate in the DTC, CEDEL or Euroclear systems may be limited due to lack of a

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

physical certificate representing such securities. Security owners will not be recognized as Securityholders, and Security owners will be permitted to exercise the rights of Securityholders only indirectly through DTC and its participants.

     Potential Delays in Payments. In addition, you may experience some delay in their receipt of distributions of interest and principal on book-entry securities since distributions are required to be forwarded by the Bond Trustee or the Certificate Trustee to DTC. DTC is then required to credit such distributions to the accounts of depository participants which thereafter will be required to credit them to your account either directly or indirectly through financial intermediaries. We refer you to "Description of the Securities -- Book-Entry Securities" in this prospectus for more detail.

RATINGS OF THE SECURITIES

     Ratings Not a Recommendation. It will be a condition to the issuance of a class of securities we offer hereby that they be rated in one of the four highest rating categories by each rating agency identified as rating such class in the related prospectus supplement. Any such rating would be based on, among other things, the adequacy of the value of the related mortgage collateral and any credit enhancement with respect to such class. Such rating will represent such rating agency's assessment solely of the likelihood that holders of such class of securities will receive payments to which Securityholders are entitled under the applicable Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on mortgages underlying the related mortgage collateral will be made, the degree to which the rate of such prepayments might differ from that originally anticipated nor the likelihood of early optional termination of the series of securities. Such rating shall not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield. Nor does the rating address the possibility that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

     Ratings May be Lowered or Withdrawn. There is also no assurance that any such rating will remain in effect for any given period of time or may not be lowered or withdrawn entirely by the applicable rating agency in the future if in its judgment circumstances so warrant. Such rating may be lowered or withdrawn due to any erosion in the adequacy of the value of the assets of the Issuer or any credit enhancement with respect to a series of securities. Other reasons why such rating might also be lowered or withdrawn are an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of such credit enhancement provider's long term debt.

     Limitations of Analysis Performed by Rating Agencies. The amount, type and nature of credit enhancement, if any, established with respect to a class of securities of a series will be determined on the basis of criteria established by each rating agency. Such criteria are sometimes based upon an actuarial analysis of the behavior of similar loans in a larger group. Such analysis is often the basis upon which each rating agency determines the amount of credit enhancement required with respect to each such class. There is no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience. Nor is there any assurance that the data derived from a large pool of similar loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of mortgages underlying the mortgage collateral. Finally, there is no assurance that the values of any mortgaged properties have remained or will remain at their levels on the respective dates of origination of the related mortgages. If the residential real estate markets should experience an overall decline in values such that the outstanding principal balances of the mortgages underlying the mortgage collateral supporting a particular series of securities and any secondary financing on the related mortgaged properties become equal to or greater than the value of the mortgaged properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the mortgage collateral, and accordingly, the rates of delinquencies, foreclosures and losses with respect to any mortgage collateral supporting a series of securities. To the extent that such losses are not covered by credit enhancement, such losses will be borne, at least in part by the holders of one or more classes of securities of the related series.

CREDIT CONSIDERATIONS AND RISKS

     Limited Source of Payments. We do not have, nor expect to have, any significant assets. Although the securities will be obligations of or interests in their respective Issuers, no Issuer is expected to have significant assets other than those included in the trust fund assets for the series of securities issued by it. Unless otherwise provided in the related prospectus supplement, the securities of a series will be payable solely from the assets included in the trust fund assets for such series and will not have any claim against or security interest in the assets supporting any other series. There will be no recourse to American Residential Eagle nor AmREIT, nor any other person for any failure to make payments on the securities. In addition, at the times set forth in the related prospectus supplement, certain mortgage collateral and/or any balance remaining in the Bond Account for a series of securities immediately after making all payments due on such securities, after making any other payments specified in the related prospectus supplement, may be promptly released or remitted to American Residential Eagle, AmREIT, any credit enhancement provider or any other person entitled thereto. Thus, such mortgage collateral and/or any balance remaining in the Bond Account for a series of securities will no longer be available for making payments on such securities. Consequently, for payments on securities of a series, investors in such securities must rely solely upon payments of principal and interest on the mortgage collateral and any other assets included in the trust fund assets for such series, and the sources of credit enhancement identified in the related prospectus supplement.

     No Recourse To American Residential Eagle, Inc. or AmREIT. The securities will not represent an interest in or obligation of American Residential Eagle or AmREIT or any affiliate thereof. Our only obligations, if any, with respect to the mortgage collateral or the securities of any series will be pursuant to certain representations and warranties. We do not have, and do not expect in the future to have, any significant assets with which to meet any obligation to repurchase mortgage collateral with respect to which there has been a breach of any representation or warranty. If, for example, we were required to repurchase a mortgage loan, our only sources of funds to make such repurchase would be from funds obtained (i) from the enforcement of a corresponding obligation, if any, on the part of AmREIT or other Seller, or (ii) to the extent provided in the related prospectus supplement, from a reserve fund or similar credit enhancement established to provide funds for such repurchases.

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

     The only obligations of AmREIT or other Seller with respect to the mortgage collateral or the securities of any series will be pursuant to certain representations and warranties. AmREIT or such other Seller may be required to repurchase or substitute for any mortgage loan with respect to which such representations and warranties are breached. There is no assurance, however, that AmREIT or such other Seller will have the financial ability to effect any such repurchase or substitution.

     Limitations Of Direct or Indirect Backing For Securities. Agency securities are issued or guaranteed by government-sponsored entities but only the guarantee by GNMA of Ginnie Mae Certificates is entitled to the full faith and credit of the United States. The guarantees by FNMA and FHLMC of Fannie Mae Certificates and Freddie Mac Certificates, respectively, are backed only by the credit of FNMA, a federally chartered, privately owned corporation or by the credit of FHLMC, a federally chartered corporation controlled by the Federal Home Loan Banks. Neither the United States nor any agency thereof will be obligated to finance the operations of FNMA or FHLMC or to assist either FNMA or FHLMC in any other way. We refer you to "Trust Fund Assets -- Agency Securities" in this prospectus for more detail. Although payment of principal of, and interest on, any agency security securing all or part of a series of securities will be guaranteed by either GNMA, FNMA or FHLMC, such guarantee will run only to such agency security and will not guarantee the payment of principal or interest on the securities of such series.

     Deficiency on Sale of Mortgage Collateral. In the event of an acceleration of the payment of the Bonds of a series, upon an event of default under the Indenture with respect to such series, there is no assurance that the proceeds from any sale of the mortgage collateral would be sufficient to pay in full the outstanding principal amount of such series of Bonds (or related series of Certificates) together with interest accrued thereon. The market value of such mortgage collateral generally will fluctuate with changes in prevailing rates of interest. Consequently, such mortgage collateral may be liquidated at a discount, in which case the proceeds of liquidation might be less than the aggregate outstanding principal amount and interest payable on the securities of such series. Although the securities will be obligations of or represent interests in their respective Issuers, no Issuer is expected to have significant assets other than those included in the trust fund assets for the series of securities issued by it. It is therefore unlikely that the Issuer will have sufficient other assets available for payment of any such deficiency. If, following an event of default, a series of Bonds has been declared to be due and payable, the Bond Trustee may, in its discretion, but subject to the direction of the securityholders, refrain from selling the collateral for such series of Bonds and continue to apply amounts received on the collateral to payments due on the securities of such series in accordance with their terms, notwithstanding the acceleration of the maturity of such Bonds. We refer you to "The
Agreements -- Rights Upon Events of Default" in this prospectus for more detail.

     Effect of Subordination. If so specified in the related prospectus supplement, the rights of the holders of one or more classes of Subordinated Securities will be subordinate to the rights of one or more classes of Senior Securities of such series to payments of principal and/or interest (or any combination thereof) to the extent specified in the related prospectus supplement. Although subordination is intended to reduce the risk to holders of Senior Securities of delinquent payments or ultimate losses, the amount of subordination will be limited. In addition, if principal payments on one or more classes of securities of a series are made in a specified order of priority, any limits with respect to the aggregate

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

amount of claims under any related credit enhancement may be exhausted before the principal of the lower priority classes of securities of such series has been repaid. As a result, the impact of significant losses on the mortgage collateral may be borne first by any class of Subordinated Securities of a series and thereafter by the classes of Senior Securities of such series, in each case to the extent described in the related prospectus supplement.

     Limitations, Reduction and Substitution of Credit Enhancement. The prospectus supplement for a series of securities will describe any credit enhancement for such series, which may include cash accounts, insurance policies, surety bonds, guaranteed investment contracts, cross-collateralization, reinvestment income, guarantees, letters of credit or derivative arrangements to the extent described herein and therein. Although credit enhancement is intended to reduce the risk of delinquent payments or losses to holders of securities entitled to the benefit thereof, the amount of such credit enhancement will be limited, as set forth in the related prospectus supplement. The credit enhancement may be subject to periodic reduction in accordance with a schedule or formula or otherwise decline, and could be depleted under certain circumstances prior to the payment in full of the related series of securities, and as a result securityholders of the related series may suffer losses. Moreover, such credit enhancement may not cover all potential losses or risks. For example, credit enhancement may or may not cover fraud or negligence by a loan originator or other parties. In addition, the Bond Trustee or the Certificate Trustee will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of securities, provided each applicable rating agency indicates that the then-current rating of the securities of such aeries will not be adversely affected. We refer you to "Credit Enhancement" in this prospectus for more detail.

     The amount of applicable credit enhancement supporting one or more classes of securities of a series, including the subordination of one or more classes of securities, will be determined on the basis of criteria established by each rating agency. Each rating agency rates such classes of securities based on, among other things, assumptions regarding levels of defaults, delinquencies and losses. There can be no assurance that the default, delinquency and loss experience on the related mortgage collateral will not exceed such assumed levels. We refer you to "-- Ratings of the Securities" in this prospectus for more detail.

     Delinquent Loans May Adversely Affect Investment. Certain of the mortgage loans directly supporting the securities or mortgage loans underlying the agency securities supporting a series of securities may be past due or non-performing as of the related cut-off date. You should consider the risk that the inclusion of such loans in the mortgage collateral for a series of securities may affect the rate of defaults and prepayments on such mortgage collateral and the yield on the securities of such series.

PRE-FUNDING ACCOUNTS MAY RESULT IN REINVESTMENT RISK

     If so specified in the related prospectus supplement, on the related closing date we will deposit cash in an amount specified in such prospectus supplement into a Pre-Funding Account. The pre-funded amount will be used to purchase additional mortgage loans and/or agency securities from us during a period from the related closing date to a date not more than one year after such closing date. We, in turn, will acquire such subsequent mortgage collateral from AmREIT. The Pre-Funding Account will be maintained with the Bond Trustee for the related series of securities and is designed solely to hold funds to be applied by such Bond Trustee during the funding period to pay to American Residential Eagle the purchase price for subsequent mortgage collateral. Monies on deposit in the pre-funding account will not be available to cover losses on or in respect of the related mortgage collateral. To the extent that the entire pre-funded amount has not been applied to the purchase of subsequent mortgage collateral by the end of the related funding period, any amounts remaining in the pre-funding account will be distributed as a prepayment of principal to securityholders on the distribution date immediately following the end of the funding period in the amounts and pursuant to the priorities set forth in the related prospectus supplement. Any reinvestment risk resulting from such prepayment will be borne entirely by the holders of one or more classes of the related series of securities. We refer you to "Trust Fund Assets -- Pre-Funding Account" in this prospectus for more detail.

PRE-FUNDING ACCOUNTS MAY ADVERSELY AFFECT INVESTMENT

     The ability of the Issuer to acquire subsequent mortgage collateral during the funding period will be dependent upon our ability to acquire subsequent mortgage collateral that satisfies the requirements described in the related prospectus supplement. Although such subsequent mortgage collateral must satisfy the characteristics described in the related prospectus supplement, such subsequent mortgage collateral may have certain different characteristics, including, without limitation, a more recent origination date than the initial mortgage collateral. As a result, the addition of such subsequent mortgage collateral pursuant to the pre-funding account may adversely affect the performance of the related securities. We refer you to "Trust Fund
Assets -- Pre-Funding Account" in this prospectus for more detail.

CONSEQUENCES OF OWNING ORIGINAL ISSUE DISCOUNT SECURITIES

     All of the "deferred interest securities" will be, and certain of the other securities may be, issued with original issue discount for federal income tax purposes. A holder of a security issued with original issue discount will be required to include original issue discount in ordinary gross income for federal income tax purposes as it accrues, in advance of receipt of the cash attributable to such income. Accrued but unpaid interest on the deferred interest securities generally will be treated as original issue discount for this purpose. We refer you to "Federal Income Tax Consequences -- Interest and Original Issue Discount" and "-- Market Discount" in this prospectus for more detail.

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

                                  INTRODUCTION

     American Residential Eagle, Inc., a Delaware corporation (the "Company"), proposes to establish one or more trusts to issue and sell Securities from time to time under this Prospectus and related Prospectus Supplements. The Company is a limited purpose finance corporation whose capital stock is wholly owned by American Residential Investment Trust, Inc. ("AmREIT"). AmREIT, a Maryland corporation, has elected to be treated as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"). The Company was formed for the sole purpose of acting as the depositor of one or more trusts to be formed for the purpose of issuing the Securities offered hereby and by the related Prospectus Supplements. Each trust that is formed to act as an Issuer will be created pursuant to an agreement between the Company acting as depositor (in such capacity, the "Depositor"), and a bank or trust company, acting as trustee. Each trust will be established solely for the purpose of issuing one Series of Securities and engaging in transactions relating thereto. Each Series of Securities will be separately supported by the Trust Fund Assets described in the Prospectus Supplement relating to such Series, which assets will constitute the only significant assets available to make payments on the Securities of such Series. Accordingly, the investment characteristics of a Series of Securities will be determined by the Trust Fund Assets for such Series and will not be affected by the identity of the obligor with respect to such Series of Securities. The term "Issuer," as used herein, with respect to a Series of Securities refers to the trust established by the Company for the sole purpose of issuing such Series of Securities.

     Each Series of Bonds will be issued pursuant to a separate Indenture (the "Indenture") between the Issuer of such Series and a bank or trust company acting as trustee for the holders of such Bonds (the "Bond Trustee"). Each Series of Certificates will be issued pursuant to a separate Trust Agreement (the "Trust Agreement") between the Depositor and a bank or trust company acting as trustee (the "Certificate Trustee"). The Indentures and Trust Agreements for Series of Securities offered hereby are referred to herein collectively as "Agreements" and individually as an "Agreement." A form of the each Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each final Agreement relating to each Series of Securities will be filed with the Securities and Exchange Commission as soon as practicable following the issuance of such Series of Securities.

THE ISSUERS

     Any trust established to act as Issuer of a Series of Securities will be created pursuant to a trust agreement between the Company and a bank or trust company acting as trustee. Under the terms of each trust agreement creating a trust relating to a Series of Bonds (a "Bond Issuer"), the Company initially will retain the entire beneficial interest in the trust created thereunder unless otherwise specified in the related Prospectus Supplement. The Company may thereafter sell or assign all or a portion of such beneficial ownership to another entity or entities unless prohibited from doing so by the related trust agreement. The beneficial owners of each Bond Issuer will have no liability for the obligations of the Issuer under the Bonds issued by it and holders of Bonds of each Series will be deemed to have released the holders of beneficial interest from any claim, liability or obligation on or with respect to the Bonds. Each Bond Issuer will be managed by AmREIT. Under the terms of each trust agreement creating a trust relating to a Series of Certificates (a "Certificate Issuer"), the Company may retain or sell all or a portion of any Class of such Series of Certificates.

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

     The Mortgage Collateral for each Series of Securities will have been deposited with the Issuer of such Series by the Company which, in turn, will have either (i) received such collateral from AmREIT (or an affiliate) as a contribution to the Company's capital or (ii) purchased such collateral from AmREIT (or an affiliate) or another entity or entities (in such capacity, each a "Seller") as provided in the related Prospectus Supplement. (References herein to AmREIT in its capacity as Seller shall be deemed to include any affiliate of AmREIT acting in such capacity.) AmREIT acquires mortgage loans in the normal course of its business from entities who have originated or otherwise acquired such loans. AmREIT works with such originating entities to develop underwriting guidelines for loan products that will meet AmREIT's investment criteria; however, neither AmREIT nor any of its affiliates originates or services mortgage loans. None of the Mortgage Loans will represent obligations of AmREIT.

     In connection with the issuance of each Series of Bonds, the related Mortgage Collateral will be deposited by the Company with the Issuer of such Series and pledged by such Issuer to the Bond Trustee under the related Indenture to secure such Series of Bonds. The Indenture with respect to each Series of Bonds will prohibit the incurrence of further indebtedness by the Issuer of such Series of Bonds. The Bond Trustee will hold the Mortgage Collateral for a Series of Bonds as security pledged only for that Series, and holders of the Bonds of that Series will be entitled to the benefits of such security pursuant to the terms of the Indenture. In connection with the issuance of each Series of Mortgaged-Backed Certificates (the "Certificates"), the Company will deposit one or more Series of Bonds created for such purpose into the Issuer of such Series of Certificates by assigning the Bonds to the Certificate Trustee under the related Trust Agreement for such Series of Certificates. The Trust Agreement with respect to such Series will prohibit the issuance of additional Series of Certificates by that Issuer. The Certificate Trustee will hold the Bonds so designated as part of the Trust Fund Assets for such Series of Certificates and the holders of such Series of Certificates will have beneficial ownership of such Trust Fund Assets pursuant to the terms of the Trust Agreement.

     Each trust agreement will provide that the related trust may not conduct any activities other than those related to the issuance and sale of the Securities of the particular Series issued by it and such other limited activities as may be required in connection with reports and distributions to holders of beneficial interests in the trust. No trust agreement will be subject to amendment without the prior written consent of the Bond Trustee or the Certificate Trustee for the related Series, which consent may not be unreasonably withheld if such amendment would not adversely affect the interests of the Securityholders of such Series.

THE COMPANY

     The Company was incorporated in the State of Delaware on January 27, 1998 and is a limited purpose finance subsidiary of AmREIT. The Company is a qualified real estate investment trust subsidiary. AmREIT is a publicly owned real estate investment trust. The Company's principal executive offices are located at 445 Marine View Avenue, Suite 100, Del Mar, California 92014. The Company's telephone number is 619-259-6082.

     AmREIT has agreed with the Company that AmREIT will not file or cause to be filed any voluntary petition in bankruptcy against the Company or any trust created by it until at least one year after the date on which the related Securities have been paid in full, if at all.

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

                                USE OF PROCEEDS

     The net proceeds to be received from the sale of the Securities of each Series will be applied by the Company to the purchase or acquisition of the related Trust Fund Assets or the payment of expenses incurred in connection with the issuance of Securities and otherwise incurred in connection with the conduct of the Company's operations.

                               TRUST FUND ASSETS

GENERAL

     The Trust Fund Assets securing each Series of Bonds will consist of collateral (the "Collateral") comprised of (i) the Mortgage Collateral pledged as security for such Series of Bonds, (ii) funds on deposit in the Bond Account and the Distribution Account under the Indenture for such Series of Bonds representing payments and prepayments on Mortgage Collateral, including, to the extent applicable, all payments which may become due under any applicable hazard, mortgage guaranty, mortgagor bankruptcy, title insurance and bond insurance policies (collectively, the "Insurance Proceeds") and the proceeds (the "Liquidation Proceeds") of foreclosure or settlement of defaulted Mortgage Loans each as required to be remitted to the Bond Trustee, (iii) cash, certificates of deposit, letters of credit, surety bonds, reinvestment income, guaranteed investment contracts or any combination thereof in the aggregate amount, if any, specified in the related Prospectus Supplement to be deposited by the Issuer in a related Reserve Fund, (iv) the amount of cash, if any, specified in the related Prospectus Supplement, to be initially deposited by the Issuer in the related Bond Account, (v) certain cash accounts, insurance policies, surety bonds, reinvestment income, guarantees, letters of credit, cross-collateralization or derivative arrangements, as specified herein and in the related Prospectus Supplement, (vi) to the extent applicable, the reinvestment income on all of the foregoing, (vii) the Issuer's rights under the Master Servicing Agreement with respect to the Series of Bonds, (viii) the Issuer's rights under the Mortgage Loan Purchase Agreement with respect to the Series of Bonds, (ix) amounts (excluding any reinvestment income thereon) deposited in the related early remittance account, if any, under the Indenture for such Series of Bonds and (x) the Issuer's rights under certain of the Mortgage Pool Insurance Policies and/or Bond Insurance Policies obtained for such Series of Bonds. Scheduled payments on the Mortgage Collateral securing a Series of Bonds and amounts, if any, initially deposited in the related Bond Account, together with, to the extent applicable, amounts available to be withdrawn from any related Reserve Fund, will be sufficient to make timely payments of interest on the Bonds of such Series and to retire each Class of Bonds comprising such Series not later than the Stated Maturity of such Class of Bonds specified in the related Prospectus Supplement.

     The Trust Fund Assets for each Series of Certificates will consist primarily of one or more Bonds representing the right to receive all or substantially all of the payments on the Collateral securing such Series of Bonds. Each Series of Certificates will accordingly be supported by the Mortgage Collateral and other items included in the Trust Fund Assets for the related Series of Bonds.

     Each Prospectus Supplement relating to a Series of Securities will include information as to (i) the approximate aggregate principal amount of the Mortgage Collateral supporting such Series and whether the Mortgage Collateral consists of Mortgage Loans,

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

GNMA Certificates, FNMA Certificates, FHLMC Certificates or some combination of Mortgage Loans and Agency Securities and (ii) the approximate weighted average terms to maturity of such Mortgage Collateral.

     The Collateral supporting each Series of Securities will serve as Trust Fund Assets only for that Series of Securities, except to the extent that any Mortgage Pool Insurance Policies, Special Hazard Insurance Policies, Bankruptcy Bonds or other form of credit enhancement specified herein may, if specified in the related Prospectus Supplement, be pledged to support more than one Series of Securities. See "CREDIT ENHANCEMENT" herein.

     The following is a brief description of the Mortgage Collateral expected to be included in the Trust Fund Assets for a Series of Securities. If specific information respecting the Mortgage Collateral is not known at the time the related Series of Securities initially is offered, more general information of the nature described below will be provided in the related Prospectus Supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of such Securities (the "Detailed Description"). A schedule of the Mortgage Collateral relating to such Series of Securities will be attached to the applicable Agreement upon issuance of the Securities.

THE MORTGAGE LOANS

     GENERAL. All of the Mortgage Loans will be contributed to the Company's capital by AmREIT (or an affiliate) or purchased by the Company from AmREIT (or an affiliate) or another Seller and will be master serviced by the Master Servicer specified in the related Prospectus Supplement. See "SERVICING OF THE MORTGAGE LOANS" herein. Mortgage Loans contributed to or acquired by the Company will have been originated in accordance with the underwriting criteria specified under "MORTGAGE LOAN PROGRAM UNDERWRITING STANDARDS" herein and in the related Prospectus Supplement. The Mortgage Loans supporting a Series of Securities will consist solely of Conventional Loans secured by first or junior liens on one-to four-family residential properties or other types of residential or mixed use properties described below under "FREEDOM PROGRAM." All Mortgage Loans supporting a Series of Certificates will be secured by first liens on single parcels of real estate. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS -- GENERAL" herein. The real property constituting security for repayment of a Mortgage Loan (each, a "Mortgaged Property") may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico, or any other territory of the United States as specified in the related Prospectus Supplement. Mortgage Loans with certain Loan-to-Value Ratios and/or certain principal balances may be covered wholly or partially by primary mortgage insurance policies (each, a "Primary Mortgage Insurance Policy"). The existence, extent and duration of any such coverage will be described in the applicable Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans supporting a Series of Securities will have monthly payments due on the first day of each month. Such monthly installments on each such Mortgage Loan, net of (i) applicable servicing compensation or master servicing compensation, (ii) amounts retained by the Master Servicer or Servicer (as defined herein) to be applied to the payment of premiums for certain Mortgage Pool Insurance Policies and, if applicable, bond insurance policies and (iii) amounts retained to reimburse the Master Servicer or Servicer

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

for certain advances it has made, will be payable to the Bond Trustee by the Master Servicer on or before the monthly remittance date specified in the Prospectus Supplement relating to the Series of Securities supported by such Mortgage Loans (each, a "Remittance Date"). See "SERVICING OF THE MORTGAGE LOANS --PAYMENTS ON MORTGAGE LOANS" and "-- ADVANCES AND OTHER AMOUNTS PAYABLE BY MASTER SERVICER" herein. The payment terms of the Mortgage Loans supporting a Series of Securities will be described in the related Prospectus Supplement and may include any of the following features or combination thereof or other features described in the related Prospectus Supplement:

          (a) Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related Prospectus Supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations as set forth in the related loan agreement or promissory note ("Mortgage Note"). Accrued interest may be deferred and added to the principal of a loan for such periods and under such circumstances as may be specified in the related Prospectus Supplement. A Mortgage Note may provide for the payment of interest at a rate lower than the interest rate ("Mortgage Rate") specified in such Mortgage Note for a period of time or for the life of the loan and the amount of any difference may be contributed from funds supplied by the seller of the Mortgaged Property or another source.

          (b) Principal may be payable on a level debt service basis to fully amortize the Mortgage Loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the Mortgage Rate or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity ("balloon payments"). Principal may include interest that has been deferred and added to the principal balance of the Mortgage Loan.

          (c) Monthly payments of principal and interest may be fixed for the life of the Mortgage Loan, may increase over a specified period of time or may change from period to period. The terms of a Mortgage Loan may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

          (d) The Mortgage Loans may be prepaid (i) at any time without the payment of any prepayment fee or (ii) subject to a prepayment fee, which may be fixed for the life of any such Mortgage Loan or may decline over time, and may be prohibited for the life of such Mortgage Loan or for certain periods ("lockout periods"). Certain Mortgage Loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other Mortgage Loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due-on-sale" clauses that permit the mortgagee to demand payment of the entire Mortgage Loan in connection with the sale or certain transfers of the related Mortgaged Property. Other Mortgage Loans may be assumable by persons meeting the then applicable underwriting standards. See "MORTGAGE LOAN PROGRAM -- UNDERWRITING STANDARDS" herein.

     The Mortgage Collateral supporting a Series of Securities may include certain Mortgage Loans ("Buydown Loans") that include provisions whereby a third party partially subsidizes the monthly payments of the Mortgagors during the early years of such Mortgage Loans, the difference to be made up from a fund (a "Buydown Fund") contributed by such third party at the time of origination of the Mortgage Loan. A Buydown Fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. The underlying assumption of buydown plans is that the income of the Mortgagor will increase during the buydown period as a result of normal increases in compensation and inflation, so that the Mortgagor will be able to meet the full mortgage payments at the end of the buydown period. To the extent that this assumption as to increased income is not fulfilled, the possibility of defaults on Buydown Loans is increased. The related Prospectus Supplement will contain information with respect to any Buydown Loan concerning limitations on the interest rate paid by the Mortgagor initially, on annual increases in the interest rate and on the length of the buydown period.

     Mortgage Loans will consist of mortgage loans or deeds of trust secured by first or junior liens on one-to four-family residential properties or other types of residential or mixed use properties described below under "FREEDOM PROGRAM." If provided in the related Prospectus Supplement, certain of the Mortgage Loans may be secured by junior liens where the related senior liens ("Senior Liens") are not to be included as part of the Mortgage Collateral. Holders of such Mortgage Loans secured by junior liens are subject to the risk that adequate funds will not be received in connection with a foreclosure of the related Senior Liens to satisfy fully both the Senior Liens and the Mortgage Loans. In the event that a holder of a Senior Lien forecloses on a Mortgaged Property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the Senior Liens. The claims of the holders of the Senior Liens will be satisfied in full out of proceeds of the liquidation of the related Mortgaged Property, if such proceeds are sufficient, before the Issuer as holder of the junior lien receives any payments in respect of the Mortgage Loan. If the Master Servicer or a Servicer were to foreclose on any such Mortgage Loan, it would do so subject to any related Senior Liens. In order for the debt related to the Mortgage Loan to be paid in full at such sale, a bidder at the foreclosure sale of such Mortgage Loan would have to bid an amount sufficient to pay off all sums due under the Mortgage Loan and the Senior Liens or purchase the Mortgaged Property subject to the Senior Liens. In the event that such proceeds from a foreclosure or similar sale of the related Mortgaged Property are insufficient to satisfy all Senior Liens and the Mortgage Loan in the aggregate, the Issuer, as the holder of the junior liens, and, accordingly, holders of one or more classes of the Securities of the related Series, bear (i) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (ii) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions or the Mortgage Loan may be nonrecourse. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages.

     Each Prospectus Supplement will contain information, as of the date of such Prospectus Supplement and to the extent then specifically known to the Company, with

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respect to the Mortgage Loans supporting the related Series of Securities, including (i) the aggregate outstanding principal balance and the average outstanding principal balance of the Mortgage Loans as of the date of issuance of the related Series of Securities, (ii) the types of property securing the Mortgage Loans, (iii) the original terms to maturity of the Mortgage Loans, (iv) the earliest origination date and latest maturity date of any of the Mortgage Loans, (v) the maximum and minimum per annum Mortgage Rates and (vi) the geographical distribution of the Mortgage Loans.

     If so specified in the related Prospectus Supplement, the Mortgage Loans may include cooperative apartment loans ("Cooperative Loans") secured by security interests in shares issued by private, non-profit, cooperative housing corporations ("Cooperatives") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such Cooperatives' buildings.

     The Mortgaged Properties relating to Mortgage Loans will consist of detached or semi-detached one-family dwelling units, two- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, small multi-family and mixed use properties and certain other dwelling units described under "FREEDOM PROGRAM." Such Mortgaged Properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the Mortgage Loans by at least five years.

     FREEDOM PROGRAM. Under AmREIT's Freedom Program, it will (i) identify segments of the residential Mortgage Loan market that meet its general criteria for potential originations, (ii) develop tailored underwriting guidelines for Mortgage Loans to be generated in each market segment, (iii) arrange for the acquisition by it of Mortgage Loans directly from the originators ("Correspondents"), hence avoiding certain loan broker or other intermediary fees, and (iv) arrange for the servicing of the Mortgage Loans by entities experienced in servicing the particular types of Mortgage Loans involved. Although AmREIT works with its Correspondents to develop the desired underwriting guidelines, neither AmREIT nor any of its affiliates originates or services mortgage loans.

     Under the Freedom Program, AmREIT will identify market segments of the residential Mortgage Loan market that it believes have the potential for generating Mortgage Loans with higher yields than other Mortgage Loans with generally comparable risks. These segments generally are present where there is less competition among Mortgage Loan originators and, hence, fewer resources available to borrowers. AmREIT has identified a number of such segments and expects that new opportunities to other market segments will become available as the Mortgage Loan market continues to change. These emerging market segments typically will include Mortgage Loans that are not readily available from large, nationally-based Mortgage Loan originators due to factors related to the Mortgage Loan underwriting process itself (such as the need to value a complex, mixed use property) or a limited secondary market for resale of such types of Mortgage Loans.

     AmREIT has identified the following market segments of the residential Mortgage Loan market for its initial tailored Mortgage Loan products:

          - Small Multifamily Home Mortgage Loans. A small multifamily home Mortgage Loan will be secured by a first lien on a 5-unit to 20-unit residential property. The underwriting guidelines for small multifamily home Mortgage Loans

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

     will place emphasis on the appraised value, the existence and terms of underlying leases, a cash flow analysis, the condition of the mortgaged property and favorable credit reports.

          - Manufactured Housing Mortgage Loans. A manufactured housing Mortgage Loan will be secured by a first lien on an owner occupied manufactured housing unit (excluding mobile homes) permanently affixed to a foundation and the underlying lot. The underwriting guidelines for manufactured housing Mortgage Loans will place emphasis on appraised value (relying on comparable sales), condition of the property, the quality of the borrower's income and favorable credit reports.

          - Mixed Use Mortgage Loans. A mixed use Mortgage Loan will be secured by a first lien on a combined commercial and up-to-twelve-unit residential property. The qualifying commercial uses of the properties will be generally limited to retail, professional, light industrial or office use. The underwriting guidelines for mixed use Mortgage Loans will place emphasis on appraised value (relying on comparable sales), condition of the property (and environmental compliance),cash flow analysis and credit reports (including credit reports on commercial tenants).

          - Rural Home Mortgage Loans. A rural home Mortgage Loan will be secured by a first lien on a residential property in a rural area where agricultural use is present but limited to noncommercial use. The underwriting guidelines for rural home Mortgage Loans will place emphasis on appraised value (relying on comparable sales), condition of the property, quality of the borrower's income and favorable credit reports. Rural home Mortgage Loan amounts will generally be higher with respect to the appraised value of the residence, and the first five acres and lower with respect to any additional acreage.

          - Mini-Ranch Home Mortgage Loans. A mini-ranch home Mortgage Loan will be secured by a first lien on a residential ranch property. The underwriting guidelines for mini-ranch home Mortgage Loans will place emphasis on appraised value (relying on comparable sales), condition of the property, the quality of the borrower's income (primarily non-ranch income) and favorable credit reports. Mini-ranch home Mortgage Loan amounts will generally be higher with respect to the appraised value of the residence and the first five acres, and lower with respect to any additional acreage.

          - Condominium/Resort Mortgage Loans. A condominium/resort Mortgage Loan will be secured by a first lien on a vacation property, including those located in ski, golf and other recreational resort areas. The underwriting guidelines for condominium/resort Mortgage Loans will place emphasis on appraised value (relying on comparable sales with same complex comparables preferred), same complex rental history, the quality of the borrower's income and favorable credit reports.

     AmREIT has created tailored underwriting guidelines for Mortgage Loans in the initial target market segments. Such Mortgage Loan underwriting guidelines will set forth the various characteristics (such as combinations of loan-to-value levels and credit ranking of borrowers) for Mortgage Loans that AmREIT is prepared to purchase from Correspondents. These Mortgage Loans generally will be nonconforming, primarily as a result of the property type, and, to a lesser extent, the borrower's credit characteristics.

     AmREIT intends to draw upon the experience of its executive officers in the residential mortgage industry to build a network of Correspondents with expertise in

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

market segments targeted by AmREIT. AmREIT will make arrangements to acquire Mortgage Loans through its relationships with these Correspondents. AmREIT will identify and work with a number of Correspondents to generate Mortgage Loan products for the Freedom Program.

     The Mortgage Loans acquired pursuant to the Freedom Plan will have certain distinct risk characteristics and generally lack standardized terms, which may complicate their structure. The underlying properties themselves may be unique and more difficult to value than typical residential real estate properties. Although AmREIT intends to seek geographic diversification of the properties which are collateral for its Mortgage Loans, it does not intend to set specific diversification requirements (whether by state, zip code or other geographic measure). Concentration of the Mortgage Collateral securing a series of Bonds in any one area will increase exposure to the economic and natural hazard risks associated with that area.

     OTHER LOAN PROGRAMS. In addition to the tailored Mortgage Loan products described above, AmREIT may also acquire conforming Mortgage Loans and nonconforming jumbo Mortgage Loans from Correspondents, and purchase Mortgage Loans on a bulk basis. Conforming Mortgage Loans meet underwriting guidelines with respect to principal balance, loan repayment schedule and borrower credit history, as defined by certain government sponsored agencies. These Mortgage Loans will consist of conventional Mortgage Loans that comply with requirements for inclusion in certain programs sponsored by the FHLMC or FNMA, and FHA Loans and VA Loans. The nonconforming Mortgage Loans will be conventional Mortgage Loans that vary in one or more respects from the requirements for participation in FHLMC or FNMA programs.

     AmREIT may invest in sub-prime Mortgage Loans. Sub-prime Mortgage Loans are residential Mortgage Loans made to borrowers with credit ratings below the conforming Mortgage Loan guidelines. Additionally, sub-prime Mortgage Loans generally are subject to greater frequency of loss and delinquency than conforming Mortgage Loans. Accordingly, lower credit grade Mortgage Loans normally bear a higher rate of interest than conforming Mortgage Loans. The Prospectus Supplement relating to any Series of Bonds secured by sub-prime Mortgage Loans will set forth the matrix of underwriting criteria under which such Mortgage Loans were originated separately for each credit-quality category (e.g., "A--," "B," "C" or "D") applicable to such Mortgage Loans.

     No assurance can be given that values of the Mortgaged Properties will remain at their levels on the dates of origination of the related Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans, and any secondary financing on the Mortgaged Properties, securing a Series of Bonds become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the timely payment by Mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any Mortgage Collateral. To the extent that such losses are not covered by subordination provisions, any other credit enhancement or alternative arrangements described herein and in the related Prospectus Supplement, such losses will be borne, at least in part, by the holders of the Securities of the related Series.

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

     ASSIGNMENT OF MORTGAGE LOANS TO BOND TRUSTEE. Assignments of the mortgages or deeds of trust in recordable form, naming the Bond Trustee as assignee, will be executed and, subject to release for recording purposes, delivered to the Bond Trustee or its Custodian along with certain other original documents evidencing the Mortgage Loans, including the related Mortgage Notes. The original mortgage documents will be held by the Bond Trustee or one or more of its custodians, except to the extent released to the Master Servicer or any Servicer from time to time in connection with its respective servicing activities. The Issuer will promptly cause the assignments of the related Mortgage Loans to be recorded in the appropriate public office for real property records, except in states in which, in the opinion of counsel acceptable to the Bond Trustee, such recording is not required to protect the Bond Trustee's interest in such Mortgage Loans against the claim of any subsequent transferee or any successor to or creditor of the Issuer or the originator of such Mortgage Loan. In the event an assignment of a Mortgage Loan to the Bond Trustee is not recorded or the opinion referred to above is not delivered to the Bond Trustee within the period specified in the related Prospectus Supplement, the Seller may, if required by the Bond Trustee in accordance with the terms of the Indenture, be obligated to (i) purchase such Mortgage Loan at a price equal to the outstanding principal balance thereof on the date of such purchase plus accrued and unpaid interest thereon to the first day of the month following the month in which such Mortgage Loan is purchased and deposit such amount in the Bond Account for the related Series of Securities or (ii) if permitted by the applicable provisions of the Indenture and the Mortgage Loan Purchase Agreement with respect to such Series of Securities, replace such Mortgage Loan with an eligible replacement mortgage loan (a "Replacement Mortgage Loan"). See
"-- SUBSTITUTION OF MORTGAGE COLLATERAL" herein.

     The Master Servicer will service the Mortgage Loans, either directly or through other mortgage servicing institutions ("Servicers"), pursuant to a Master Servicing Agreement (as defined herein), and will receive a fee for such services. See "MORTGAGE LOAN PROGRAM" and "SERVICING OF THE MORTGAGE LOANS" herein. With respect to Mortgage Loans serviced by the Master Servicer through a Servicer, the Master Servicer will remain liable for its servicing obligations under the related Master Servicing Agreement as if the Master Servicer alone were servicing such Mortgage Loans.

     The obligations of the Master Servicer with respect to the Mortgage Loans will consist principally of its contractual master servicing obligations under the related Master Servicing Agreement (including its obligation to enforce the obligations of the Servicers) as more fully described herein under "MORTGAGE LOAN PROGRAM -- REPRESENTATIONS BY SELLERS; REPURCHASES" and its obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the Mortgage Loans in the amounts described herein under "SERVICING OF THE MORTGAGE LOANS -- ADVANCES AND OTHER AMOUNTS PAYABLE BY MASTER SERVICER" herein. The obligations of the Master Servicer to make advances may be subject to limitations, to the extent provided herein and in the related Prospectus Supplement.

AGENCY SECURITIES

     GENERAL. The "Agency Securities" supporting a Series of Securities will consist of (i) fully modified pass-through mortgage-backed certificates guaranteed as to timely payment of principal and interest by the Government National Mortgage Association ("GNMA Certificates"), (ii) certificates ("Guaranteed Mortgage Pass-Through

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

Certificates") issued and guaranteed as to timely payment of principal and interest by the Federal National Mortgage Association ("FNMA Certificates"),
(iii) mortgage participation certificates issued and guaranteed as to timely payment of interest and, unless otherwise specified in the related Prospectus Supplement, ultimate payment of principal by the Federal Home Loan Mortgage Corporation ("FHLMC Certificates"), (iv) stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain GNMA, FNMA or FHLMC Certificates and, unless otherwise specified in the related Prospectus Supplement, guaranteed to the same extent as the underlying securities, (v) another type of passthrough certificate issued or guaranteed by GNMA, FNMA or FHLMC and described in the related Prospectus Supplement or (vi) a combination of such Agency Securities.

     GNMA CERTIFICATES. GNMA is a wholly-owned corporate instrumentality of the United States with the Department of Housing and Urban Development. Section 306(g) of Title III of the National Housing Act of 1934, as amended (the "Housing Act"), authorizes GNMA to guarantee the timely payment of the principal of, and interest on, GNMA Certificates that represent an interest in a pool of mortgage loans insured by the FHA under the Housing Act or Title V of the Housing Act of 1949 ("FHA Loans"), or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code ("VA Loans").

     Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection." In order to meet its obligations under such guaranty, GNMA may, under Section 306(d) of the Housing Act, borrow from the United States Treasury in an unlimited amount which is at any time sufficient to enable GNMA to perform its obligations under its guaranty.

     Each GNMA Certificate included in the Trust Fund Assets a Series of Securities (which may be issued under either the GNMA I program (each such certificate, a "GNMA I Certificate") or the GNMA II program (each such certificate, a "GNMA II Certificate")) will be a "fully modified pass-through" mortgage-backed certificate issued and serviced by a mortgage banking company or other financial concern ("GNMA Issuer") approved by GNMA or by FNMA as a seller-servicer of FHA Loans and/or VA Loans. The mortgage loans underlying the GNMA Certificates will consist of FHA Loans and/or VA Loans. Each such mortgage loan is secured by a one- to four-family or multifamily residential property. GNMA will approve the issuance of each such GNMA Certificate in accordance with a guaranty agreement (a "Guaranty Agreement") between GNMA and the GNMA Issuer. Pursuant to its Guaranty Agreement, a GNMA Issuer will be required to advance its own funds in order to make timely payments of all amounts due on each such GNMA Certificate if the payments received by the GNMA Issuer on the FHA Loans or VA Loans underlying each such GNMA Certificate are less than the amounts due on each such GNMA Certificate.

     The full and timely payment of principal of and interest on each GNMA Certificate will be guaranteed by GNMA, which obligation is backed by the full faith and credit of the United States. Each such GNMA Certificate will have an original maturity of not more than 30 years (but may have original maturities of substantially less than 30 years). Each such GNMA Certificate will be based on and backed by a pool of FHA Loans or VA Loans secured by one- to four-family residential properties and will provide for the

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

payment by or on behalf of the GNMA Issuer to the registered holder of such GNMA Certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA Loan or VA Loan underlying such GNMA Certificate, less the applicable servicing and guaranty fee, which together equal the difference between the interest on the FHA Loan or VA Loan and the passthrough rate on the GNMA Certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA Loans or VA Loans underlying such GNMA Certificate and liquidation proceeds in the event of a foreclosure or other disposition of any such FHA Loans or VA Loans.

     If a GNMA Issuer is unable to make the payments on a GNMA Certificate as it becomes due, it must promptly notify GNMA and request GNMA to make such payment. Upon notification and request, GNMA will make such payments directly to the registered holder of such GNMA Certificate. In the event no payment is made by a GNMA Issuer and the GNMA Issuer fails to notify and request GNMA to make such payment, the holder of such GNMA Certificate will have recourse only against GNMA to obtain such payment. The Bond Trustee or its nominee, as registered holder of the GNMA Certificates securing a Series of Bonds will have the right to proceed directly against GNMA under the terms of the Guaranty Agreements relating to such GNMA Certificates for any amounts that are not paid when due.

     All mortgage loans underlying a particular GNMA I Certificate must have the same interest rate (except for pools of mortgage loans secured by manufactured homes) over the term of the loan. The interest rate on such GNMA I Certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA I Certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

     Mortgage loans underlying a particular GNMA II Certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II Certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA II Certificate (except for pools of mortgage loans secured by manufactured homes).

     Regular monthly installment payments on each GNMA Certificate supporting a Series of Securities will be comprised of interest due as specified on such GNMA Certificate plus the scheduled principal payments on the FHA Loans or VA Loans underlying such GNMA Certificate due on the first day of the month in which the scheduled monthly installments on such GNMA Certificate are due. Such regular monthly installments on each such GNMA Certificate are required to be paid to the registered holder by the 15th day of each month in the case of a GNMA I Certificate and are required to be mailed to the registered holder by the 20th day of each month in the case of a GNMA II Certificate. Any principal prepayments on any FHA Loans or VA Loans underlying a GNMA Certificate securing a Series of Bonds or any other early recovery of principal on such loans will be passed through to the registered holder of such GNMA Certificate.

     GNMA Certificates may be backed by graduated payment mortgage loans or by Buydown Loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers' monthly payments during the early years of such mortgage loan. Payments due the registered holders of GNMA Certificates backed by pools containing Buydown Loans will be computed in the same manner as payments derived from other GNMA Certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of such mortgage loans, will be less than the amount of stated interest on such mortgage loans. The interest not so paid will be added to the principal of such graduated payment mortgage loans and, together with interest thereon, will be paid in subsequent years. The obligations of GNMA and of a GNMA Issuer will be the same irrespective of whether the GNMA Certificates are backed by graduated payment mortgage loans or Buydown Loans. No statistics comparable to the FHA's prepayment experience on level payment, non-"buydown" mortgage loans are available in respect of graduated payment or Buydown Loans. GNMA Certificates related to a Series of Bonds may he held in book-entry form.

     The GNMA Certificates supporting a Series of Securities, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any such different characteristics and terms will be described in the related Prospectus Supplement.

     FNMA CERTIFICATES. FNMA is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended. FNMA originally was established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately-managed corporation by legislation enacted in 1968.

     FNMA provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. FNMA acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, FNMA helps to redistribute mortgage funds from capital-surplus to capital-short areas.

     FNMA Certificates are Guaranteed Mortgage Pass-Through Certificates representing fractional undivided interests in a pool of mortgage loans formed by FNMA. Each mortgage loan generally must meet the applicable standards of the FNMA purchase program. Mortgage loans comprising a pool are either provided by FNMA from its own portfolio or purchased pursuant to the criteria of the FNMA purchase program.

     Mortgage loans underlying FNMA Certificates supporting a Series of Securities will consist of conventional loans, FHA Loans or VA Loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a FNMA Certificate are expected to be between either 8 to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate, level payment FHA Loans or VA Loans are expected to be 30 years.

     Mortgage loans underlying a FNMA Certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a FNMA Certificate is equal to the lowest interest rate of any mortgage loan in the related pools, less a specified minimum annual percentage representing servicing compensation and FNMA's guaranty fee. Under a regular servicing option (pursuant to which the mortgagee or each other servicer assumes the entire risk of foreclosure losses), the annual interest

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

rates on the mortgage loans underlying a FNMA Certificate will be between 50 basis points and 250 basis points greater than is its annual pass-through rate and under a special servicing option (pursuant to which FNMA assumes the entire risk for foreclosure losses), the annual interest rates on the mortgage loans underlying a FNMA Certificate will generally be between 55 basis points and 255 basis points greater than the annual FNMA Certificate pass-through rate. One "basis point" is equal to one-hundredth of a percentage point (0.01%). If specified in the related Prospectus Supplement, FNMA Certificates may be backed by adjustable rate mortgages.

     FNMA guarantees to each registered holder of a FNMA Certificate that it will distribute amounts representing such holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by such FNMA Certificate on the underlying mortgage loans, whether or not received, and such holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. The obligations of FNMA under its guaranties are obligations solely of FNMA and are not backed by, or entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend FNMA up to $2.25 billion outstanding at any time, neither the United States nor any agency thereof is obligated to finance FNMA's operations or to assist FNMA in any other manner. If FNMA were unable to satisfy its obligations, distributions to holders of FNMA Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and accordingly, monthly distributions to holders of FNMA Certificates would be affected by delinquent payments and defaults on such mortgage loans.

     FNMA Certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 (other than FNMA Certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects) are available in book-entry form only. Distributions of principal and interest on each FNMA Certificate will be made by FNMA on the 25th day of each month to the persons in whose name the FNMA Certificate is entered in the books of the Federal Reserve Banks (or registered on the FNMA Certificate register in the case of fully registered FNMA Certificates) as of the close of business on the last day of the preceding month. With respect to FNMA Certificates issued in book-entry form, distributions thereon will be made by wire, and with respect to fully registered FNMA Certificates, distributions thereon will be made by check.

     The FNMA Certificates supporting a Series of Securities, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any such different characteristics and terms will be described in the related Prospectus Supplement.

     FHLMC CERTIFICATES. FHLMC is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended (the "FHLMC Act"). The common stock of FHLMC is owned by the Federal Home Loan Banks and its preferred stock is owned by stockholders of the Federal Home Loan Banks. FHLMC was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of FHLMC currently consists of the purchase of first lien, conventional mortgage loans or participation interests in such mortgage loans and the sale of the mortgage loans or participations so purchased in the form of guaranteed mortgage securities, primarily

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

FHLMC Certificates. FHLMC is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

     Each FHLMC Certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien Conventional Loans, FHA Loans or VA Loans. FHLMC Certificates are sold under the terms of a Mortgage Participation Certificate Agreement. A FHLMC Certificate may be issued under either FHLMC's Cash Program or Guarantor Program.

     Mortgage loans underlying the FHLMC Certificates supporting a Series of Securities will generally consist of mortgage loans with original terms to maturity of between 10 and 40 years. Each such mortgage loan must meet the applicable standards set forth in the FHLMC Act. A FHLMC Certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another FHLMC Certificate group. Under the Guarantor Program, any such FHLMC Certificate group may include only whole loans or participation interests in whole loans.

     FHLMC guarantees to each registered holder of a FHLMC Certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate interest rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the FHLMC Certificate group represented by such FHLMC Certificate, whether or not received. FHLMC also guarantees to each registered holder of a FHLMC Certificate collection by such holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of such holder's pro rata share thereof, but does not, except if and to the extent specified in the related Prospectus Supplement for a Series of Bonds, guarantee the timely payment of scheduled principal. Under FHLMC's Gold PC Program, FHLMC guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in such month of distribution. Pursuant to its guaranties, FHLMC indemnifies holders of FHLMC Certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. FHLMC may remit the amount due on account of its guaranty of collection of principal at any time after default on an underlying mortgage loan, but not later than (i) 30 days following foreclosure sale, (ii) 30 days following payment of the claim by any mortgage insurer or (iii) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying FHLMC Certificates, including the timing of any demand for acceleration, FHLMC reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans that it has purchased but not sold. The length of time necessary for FHLMC to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor and FHLMC has not adopted standards which require that the demand be made within any specified period.

     FHLMC Certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of FHLMC under its guaranty are obligations solely of FHLMC and are not backed by, or entitled to, the full faith and credit of the United States. If FHLMC were unable to satisfy such obligations, distributions to holders

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

of FHLMC Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of FHLMC Certificates would be affected by delinquent payments and defaults on such mortgage loans.

     Registered holders of FHLMC Certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by FHLMC, including any scheduled principal payments, full and partial prepayments of principal and principal received by FHLMC by virtue of condemnation, insurance, liquidation or foreclosure and repurchases of the mortgage loans by FHLMC or the seller thereof. FHLMC is required to remit each registered FHLMC certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the FHLMC pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which such payments are deemed to have been received by FHLMC.

     Under FHLMC's Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a FHLMC Certificate may exceed the pass-through rate on the FHLMC Certificate. Under such program, FHLMC purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased results in the yield (expressed as a percentage) required by FHLMC. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a FHLMC Certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a FHLMC Certificate group based upon their yield to FHLMC rather than on the interest rate on the underlying mortgage loans. Under FHLMC's Guarantor Program, the pass-through rate on a FHLMC Certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of FHLMC's management and guaranty income as agreed upon between the seller and FHLMC.

     FHLMC Certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a FHLMC Certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of such FHLMC Certificate. Thereafter, such remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to FHLMC Certificates sold by FHLMC on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders thereof in accordance with such holders' instructions.

SUBSTITUTION OF MORTGAGE COLLATERAL

     Substitution of Mortgage Collateral (the "Substitute Collateral") will be permitted in the event of breaches of representations and warranties with respect to any original Mortgage Collateral or in the event the documentation with respect to any Mortgage Collateral is determined by the Bond Trustee to be incomplete. The period during which such substitution will be permitted generally will be indicated in the Prospectus Supplement for a Series of Securities. The Prospectus Supplement for a Series of

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

Securities will describe the conditions upon which Mortgage Collateral may be substituted for Mortgage Collateral initially supporting such Series.

OPTIONAL PURCHASE OF DEFAULTED MORTGAGE LOANS

     If so provided in the related Prospectus Supplement, the Master Servicer, the Seller and/or the Company may, at its option, purchase from the Issuer any Mortgage Loan which is delinquent in payment by more than the number of days specified in such Prospectus Supplement, at a price specified in such Prospectus Supplement.

BOND AND DISTRIBUTION ACCOUNTS

     A separate Bond Account will be established with the Bond Trustee for each Series of Securities for receipt of (i) all interest and principal payments (including, to the extent applicable, any required advances by the Master Servicer and any Servicers) and all prepayments on the Mortgage Collateral supporting such Series required to be remitted to the Bond Trustee (including, to the extent applicable, Insurance Proceeds required to be remitted to the Bond Trustee and Liquidation Proceeds); (ii) the amount of cash, if any, withdrawn from any related Reserve Fund; and (iii) if so specified in the related Prospectus Supplement, the reinvestment income on all of the foregoing. On or prior to the date specified in the related Prospectus Supplement (each, a "Distribution Account Deposit Date"), the Master Servicer shall withdraw from the Bond Account the security distribution amount (the "Security Distribution Amount") at monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the prospectus supplement (each a "Distribution Date"), to the extent of funds available for such purpose on deposit therein, and will deposit such amount in the Distribution Account.

     The Bond Trustee will invest the funds in the Bond Account and the Distribution Account in Permitted Investments maturing no later than the next Distribution Date for the related Series of Securities. "Permitted Investments" may include (i) obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;
(ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each applicable Rating Agency, or such lower rating which will not result in a change in the rating then assigned to each related Series of Securities by each applicable Rating Agency, (iii) commercial paper or finance company paper which is then receiving the highest commercial or finance company paper rating of each applicable Rating Agency, or such lower rating as will not result in a change in the rating then assigned to each related Series of Securities by each applicable Rating Agency; (iv) certificates of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company, but only if Moody's Investors Service, Inc. ("Moody's") is not an applicable Rating Agency) are then rated one of the two highest long-term and the highest short-term ratings of each such Rating Agency for such securities, or such lower ratings as will not result in a change in the rating then assigned to each related Series of Securities by each Rating Agency; (v) demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent such deposits are fully insured by the FDIC; (vi) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in a change in the rating then assigned to each related Series of Securities by each applicable Rating Agency; (vii) repurchase obligations with respect to any security described in clauses (i) and
(ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (iv) above; (viii) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest ratings of each applicable Rating Agency (except if the Rating Agency is Moody's, such rating shall be the highest commercial paper rating of Moody's for any such securities), or such lower rating as will not result in a change in the rating then assigned to each related Series of Securities by each applicable Rating Agency, as evidenced by a signed writing delivered by each such Rating Agency; (ix) interests in any money market fund which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable rating by each applicable Rating Agency or such lower rating as will not result in a change in the rating then assigned to each related Series of Securities by each such Rating Agency; and (x) short term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each applicable Rating Agency in their respective highest applicable rating category or such lower rating as will not result in a change in the rating then assigned to each related Series of Securities by each such Rating Agency; provided that no such instrument shall be a Permitted Investment if such instrument evidences the right to receive interest only payments with respect to the obligations underlying such instrument; and provided, further, that no investment specified in clause (ix) or clause (x) above shall be a Permitted Investment for any Pre-Funding Account or any related Capitalized Interest Account (as defined herein). If a letter of credit is deposited with the Bond Trustee, such letter of credit will be irrevocable, will name the Bond Trustee, in its capacity as trustee for the Securityholders, as the sole beneficiary and will be issued by a bank acceptable to each applicable Rating Agency. (Indenture, Section 1.01)

     Unless an Event of Default or an event which if not timely cured will constitute an Event of Default with respect to a Series of Securities has occurred and is continuing, funds remaining in the related Bond Account following a Distribution Date for such Bonds (other than certain amounts not constituting Available Funds if so specified in the related Prospectus Supplement or any funds required to be deposited in a related Reserve Fund) will be subject to withdrawal upon the order of the Issuer free from the lien of the Indenture.

PRE-FUNDING ACCOUNT

     If so specified in the related Prospectus Supplement, the Master Servicer will establish and maintain a Pre-Funding Account, in the name of the related Bond Trustee on behalf of the related Securityholders, into which the Depositor will deposit cash in an amount equal to the pre-funded amount on the related Closing Date (the "Pre-Funded Amount"). The Pre-Funding Account will be maintained with the Bond Trustee for the related Series of Securities and is designed solely to hold funds to be applied by such Bond

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

Trustee during the Funding Period to pay to the Depositor the purchase price for Subsequent Mortgage Collateral. Prior to inclusion in the Collateral supporting a Series of Securities, in accordance with the provisions of the related Indenture, the Subsequent Mortgage Collateral will be subject to review by the same parties as reviewed the initial Mortgage Collateral. Specifically, the Bond Trustee will be required to perform a document review and an independent firm will certify the fair value of the Subsequent Mortgage Collateral. In addition, the Issuer will be required to deliver to the Bond Trustee a legal opinion to the effect that all Indenture requirements have been met for including the Subsequent Mortgage Collateral in the Collateral.

     Monies on deposit in the Pre-Funding Account will not be available to cover losses on or in respect of the related Mortgage Collateral. The Pre-Funded Amount will not exceed 50% of the initial aggregate principal amount of the Securities of the related Series. The Pre-Funded Amount will be used by the related Bond Trustee to purchase Subsequent Mortgage Collateral from the Depositor from time to time during the Funding Period. The Funding Period, if any, for a Series of Securities will begin on the related Closing Date and will end on the date specified in the related Prospectus Supplement, which in no event will be later than the date that is one year after the related Closing Date. Monies on deposit in the Pre-Funding Account may be invested in Permitted Investments (as such term is defined above under "-- BOND AND DISTRIBUTION ACCOUNTS") under the circumstances and in the manner described in the related Agreement. Earnings on investment of funds in the Pre-Funding Account will be deposited into the related Bond Account or such other trust account as is specified in the related Prospectus Supplement and losses will be charged against the funds on deposit in the Pre-Funding Account. Any amounts remaining in the Pre-Funding Account at the end of the Funding Period will be paid to the related Securityholders in the manner and priority specified in the related Prospectus Supplement, as a prepayment of principal of the related Securities. Certain information with respect to the Subsequent Mortgage Collateral will be filed with the Commission on Form 8-K within fifteen days after the date such Subsequent Mortgage Collateral is conveyed to the related Trust.

     In addition, if so specified in the related Prospectus Supplement, on the related Closing Date the Depositor will deposit in an account (the "Capitalized Interest Account") cash in such amount as is necessary to cover shortfalls in interest on the related Series of Securities that may arise as a result of utilization of the Pre-Funding Account as described above. The Capitalized Interest Account shall be maintained with the applicable Trustee for the related Series of Securities and is designed solely to cover the above-mentioned interest shortfalls. Monies on deposit in the Capitalized Interest Account will not be available to cover losses on or in respect of the related Mortgage Collateral. To the extent that the entire amount on deposit in the Capitalized Interest Account has not been applied to cover shortfalls in interest on the related Series of Securities by the end of the Funding Period, any amounts remaining in the Capitalized Interest Account will be paid to the Depositor.

                         DESCRIPTION OF THE SECURITIES

     Each Series of Bonds will be issued pursuant to an indenture ("Indenture") between the related Bond Issuer and the entity named in the related Prospectus Supplement as Bond Trustee with respect to such Series, and the related Mortgage Loans will be serviced by the Master Servicer pursuant to a Master Servicing Agreement. A form of Indenture

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

and Master Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each Series of Certificates will be issued pursuant to a separate agreement (a "Trust Agreement") between the Depositor and the Certificate Trustee. A form of Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

     The Indentures and Trust Agreements for Series of Securities offered hereby are referred to collectively as "Agreements" and individually as an "Agreement." The provisions of each Agreement will vary depending upon the nature of the Securities to be issued thereunder and the nature of the related Trust Fund Assets. The following are descriptions of the material provisions which may appear in each Agreement. The descriptions are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Series of Securities. The Depositor will provide a copy of the Agreement (without exhibits) relating to any Series without charge upon written request of a holder of record of a Security of such Series addressed to American Residential Eagle, Inc., 445 Marine View Avenue, Suite 100, Del Mar, California 92014.

GENERAL

     Unless otherwise described in the related Prospectus Supplement, the Securities of each Series will be issued in book-entry or fully registered form, in the authorized denominations specified in the related Prospectus Supplement, will, in the case of Certificates, evidence specified beneficial ownership interests in, and in the case of Bonds, be secured by, the related Trust Fund Assets pursuant to the terms of each Agreement and will not be entitled to payments in respect of the assets included in any other Issuer established by the Depositor. Unless otherwise specified in the Prospectus Supplement, the Securities will not represent obligations of the Depositor or any affiliate of the Depositor. The assets of each Issuer will consist of, to the extent provided in the related Agreement, (i) the Trust Fund Assets as are subject to the related Agreement (exclusive of any amounts specified in the related Prospectus Supplement ("Retained Interest")), including all payments of interest and principal received with respect to the Mortgage Loans after the Cut-off Date (to the extent not applied in computing the principal balance of such Mortgage Loans as of the Cut-off Date (the "Cut-off Date Principal Balance")); (ii) such assets as from time to time are required to be deposited in the related Account, as described below under "TRUST FUND ASSETS -- BOND AND DISTRIBUTION ACCOUNTS";
(iii) property which secured a Mortgage Loan and which is acquired on behalf of the Securityholders by foreclosure or deed in lieu of foreclosure and (iv) any insurance policies or other forms of credit enhancement required to be maintained pursuant to the related Agreement. If so specified in the related Prospectus Supplement, Trust Fund Assets may also include one or more of the following: reinvestment income on payments received on the Trust Fund Assets, a Reserve Account, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments.

     Each Series of Securities will be issued in one or more Classes. Each Class of Bonds of a Series will be secured by, and each Class of Certificates of a Series will evidence beneficial ownership of, a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on, the related Trust Fund Assets. A Series of Securities may include one or more Classes that are senior in right to payment to one or more other Classes of Securities of such Series. Certain Series or Classes of Securities may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described under "Credit Enhancement" herein and in the related Prospectus Supplement. One or more Classes of Securities of a Series may be entitled to receive distributions of principal, interest or any combination thereof. Distributions on one or more Classes of a Series of Securities may be made prior to one or more other Classes, after the occurrence of specified events, in accordance with a schedule or formula or on the basis of collections from designated portions of the related Trust Fund Assets, in each case as specified in the related Prospectus Supplement. The timing and amounts of such distributions may vary among Classes or over time as specified in the related Prospectus Supplement.

     Distributions of principal and interest (or, where applicable, of principal only or interest only) on the related Securities will be made by the applicable Trustee on each Distribution Date (i.e., monthly, quarterly, semi-annually or at such other intervals and on the dates as are specified in the related Prospectus Supplement) in proportion to the percentages specified in the related Prospectus Supplement. Distributions will be made to the persons in whose names the Securities are registered at the close of business on the dates specified in the related Prospectus Supplement (each, a "Record Date"). Distributions will be made in the manner specified in the related Prospectus Supplement to the persons entitled thereto at the address appearing in the register maintained for Securityholders (the "Security Register"); provided, however, that the final distribution in retirement of the Securities will be made only upon presentation and surrender of the Securities at the office or agency of the applicable Trustee or other person specified in the notice to Securityholders of such final distribution.

     The Securities will be transferable and exchangeable at the Corporate Trust Office of the applicable Trustee as set forth in the related Prospectus Supplement. No service charge will be made for any registration of exchange or transfer of Securities of any Series, but the Trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

     Under current law the purchase and holding of a Class of Securities entitled only to a specified percentage of payments of either interest or principal or a notional amount of other interest or principal on the related Mortgage Loans or a Class of Securities entitled to receive payments of interest and principal on the Mortgage Loans only after payments to other Classes or after the occurrence of certain specified events by or on behalf of any employee benefit plan or other retirement arrangement (including individual retirement accounts and annuities, Keogh plans and collective investment funds in which such plans, accounts or arrangements are invested) subject to provisions of ERISA or the Code may result in prohibited transactions within the meaning of ERISA and the Code. See "ERISA MATTERS." Unless otherwise specified in the related Prospectus Supplement, the transfer of Securities of such a Class will not be registered unless the transferee (i) represents that it is not, and is not purchasing on behalf of, any such plan, account or arrangement or (ii) provides an opinion of counsel satisfactory to the applicable Trustee and the Depositor that the purchase of Securities of such a class by or on behalf of such plan, account or arrangement is permissible under applicable law and will not subject the Bond Trustee, the Certificate Trustee, the Master Servicer or the Depositor to any obligation or liability in addition to those undertaken in the Agreements.

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

DISTRIBUTIONS ON SECURITIES

     General. In general, the method of determining the amount of distributions on a particular Series of Securities will depend on the type of credit support, if any, that is used with respect to such Series. See "CREDIT ENHANCEMENT." Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the Securities of a particular Series. The Prospectus Supplement for each Series of Securities will describe the method to be used in determining the amount of distributions on the Securities of such Series.

     Distributions allocable to principal and interest on the Securities will be made by the applicable Trustee out of, and only to the extent of, funds in the related Distribution Account, including any funds transferred from the Bond Account and any Reserve Account (a "Reserve Account"). As between Securities of different classes and as between distributions of principal (and, if applicable, between distributions of Principal Prepayments, as defined below, and scheduled payments of principal) and interest, distributions made on any Distribution Date will be applied as specified in the related Prospectus Supplement. The Prospectus Supplement will also describe the method for allocating distributions among Securities of a particular class.

     Available Funds. All distributions on the Securities of each Series on each Distribution Date will be made from the Available Funds described below, in accordance with the terms described in the related Prospectus Supplement and specified in the applicable Agreement. "Available Funds" for each Distribution Date will generally equal the amount on deposit in the related Bond Account on such Distribution Date (net of related fees and expenses payable by the related Issuer) other than amounts to be held therein for distribution on future Distribution Dates.

     Distributions of Interest. Interest will accrue on the aggregate principal balance of the Securities (or, in the case of Securities entitled only to distributions allocable to interest, the aggregate notional amount) of each Class of Securities (the "Class Security Balance") entitled to interest from the date, at the applicable interest rate (which may be a fixed rate or rate adjustable as specified in such Prospectus Supplement), and for the periods specified in such Prospectus Supplement. To the extent funds are available therefor, interest accrued during each such specified period on each class of Securities entitled to interest (other than a class of Securities that provides for interest that accrues, but is not currently payable, referred to hereafter as "Deferred Interest Securities") will be distributable on the Distribution Dates specified in the related Prospectus Supplement until the aggregate Class Security Balance of the Securities of such class has been distributed in full or, in the case of Securities entitled only to distributions allocable to interest, until the aggregate notional amount of such Securities is reduced to zero or for the period of time designated in the related Prospectus Supplement. Except in the case of the Deferred Interest Securities, the original Class Security Balance of each Security will equal the aggregate distributions allocable to principal to which such Security is entitled. Distributions allocable to interest on each Security that is not entitled to distributions allocable to principal will be calculated based on the notional amount of such Security. The notional amount of a Security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

     Interest payable on the Securities of a Series on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the

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

event interest accrues over a period ending two or more days prior to a Distribution Date, the effective yield to Securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the Security were to accrue through the day immediately preceding such Distribution Date, and the effective yield (at par) to Securityholders will be less than the indicated coupon rate.

     With respect to any Class of Deferred Interest Securities, if specified in the related Prospectus Supplement, any interest that has accrued but is not paid on a given Distribution Date will be added to the aggregate Class Security Balance of such Class of Securities on that Distribution Date. Distributions of interest on any Class of Deferred Interest Securities will commence only after the occurrence of the events specified in such Prospectus Supplement. Prior to such time, the beneficial ownership interest in the Trust Fund Assets or the principal balance, as applicable, of such Class of Deferred Interest Securities, as reflected in the aggregate Class Security Balance of such Class of Deferred Interest Securities, will increase on each Distribution Date by the amount of interest that accrued on such Class of Deferred Interest Securities during the preceding interest accrual period but that was not required to be distributed to such Class on such Distribution Date. Any such Class of Deferred Interest Securities will thereafter accrue interest on its outstanding Class Security Balance as so adjusted.

     Distributions of Principal. The related Prospectus Supplement will specify the method by which the amount of principal to be distributed on the Securities on each Distribution Date will be calculated and the manner in which such amount will be allocated among the Classes of Securities entitled to distributions of principal. The aggregate Class Security Balance of any Class of Securities entitled to distributions of principal generally will be in the aggregate original Class Security Balance of such Class of Securities specified in such Prospectus Supplement, reduced by all distributions reported to the holders of such Securities as allocable to principal and, (i) in the case of Deferred Interest Securities, as specified in the related Prospectus Supplement, increased by all interest accrued but not then distributable on such Deferred Interest Securities and (ii) in the case of adjustable rate Securities, subject to the effect of negative amortization, if applicable.

     If so provided in the related Prospectus Supplement, one or more classes of Securities will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of such payments ("Principal Prepayments") in the percentages and under the circumstances or for the periods specified in such Prospectus Supplement. Any such allocation of Principal Prepayments to such Class or Classes of Securities will have the effect of accelerating the amortization of such Securities while increasing the interests of one or more other classes of Securities in the related Trust Fund Assets. Increasing the interests of the other Classes of Securities relative to that of certain Securities is intended to preserve the availability of the subordination provided by such other Securities. See "CREDIT ENHANCEMENT -- SUBORDINATION."

REDEMPTION OF BONDS

     Special Redemption. If so specified in the related Prospectus Supplement, the Bonds of each Series or Class may be subject to special redemption, in whole or in part, under the circumstances and in the manner described below or in the related Prospectus

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

Supplement. If applicable, the Issuer will be required to redeem, on the day of any month specified in the related Prospectus Supplement, outstanding Bonds of a Series in the amount described below if, as a result of substantial payments of principal on the Mortgage Loans or the mortgage loans underlying the Agency Securities pledged as security for such Series of Bonds or low reinvestment yields, or both, the Bond Trustee determines, based on the procedures and assumptions specified in the Indenture, that, in the absence of such special redemption, the amount of cash to be on deposit in the related Bond Account on the next Distribution Date for such Series of Bonds would be insufficient to make required payments on the Bonds of such Series on such Distribution Date. The amount of Bonds required to be so redeemed will not exceed the distributions on the Mortgage Collateral securing such Series of Bonds received during the Due Period that would otherwise be required to be applied to the payment of principal of such Series of Bonds on the following Distribution Date.

     All payments of principal pursuant to any special redemption will be made in the priority and manner specified in the related Prospectus Supplement. Bonds of the same Class will be redeemed in the manner specified in the related Prospectus Supplement. Notice of any such redemption must be mailed by the Issuer or the Bond Trustee at least five days prior to the special redemption date. The redemption price required to be paid for any Bond to be so redeemed will be equal to 100% of the principal amount thereof together with accrued interest.

     Optional Redemption. If so provided in the related Prospectus Supplement, the Bonds of any Class of a Series may be subject to redemption at the option of the Issuer. Unless otherwise provided in the related Prospectus Supplement, notice of any such redemption must be given by the Issuer to the Bond Trustee not less than 30 days prior to the redemption date and must be mailed by the Issuer or the Bond Trustee to affected Bondholders at least five days prior to the redemption date. The Prospectus Supplement for each Series will specify the circumstances, if any, under which the Bonds of such Series may be so redeemed, the manner of effecting such redemption, the conditions to which such redemption are subject and the redemption prices for each Class of Bonds to be redeemed (which will be no lower than 100% of the principal amount of outstanding Bonds, plus accrued interest).

     The Master Servicer or other party specified in the related Prospectus Supplement, may have the option to purchase the remaining Trust Fund Assets supporting a Series of Bonds, subject to the principal balance of the related Trust Fund Assets being less than the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Trust Fund Assets at the Cut-off Date for the Series. Any such purchase of Trust Fund Assets and property acquired in respect of Trust Fund Assets evidenced by a Series of Securities by the Master Servicer or such other person will be at a price specified in the related Prospectus Supplement (which will be no lower than 100% of the principal amount of outstanding Bonds, plus accrued interest). The exercise of such right may cause the Issuer to call for redemption of all or a portion of the related Series of Bonds secured by such Trust Fund Assets.

EARLY TERMINATION

     If the Series of Bonds included in the Trust Fund Assets for a Series of Certificates are redeemed in full pursuant to a special redemption or optional redemption, the related Series of Certificates will be retired earlier than would otherwise be the case. In addition,

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

the Depositor may have the option to purchase the remaining outstanding Securities or the Trust Fund Assets supporting a Series of Certificates, subject to the principal balance of such Trust Fund Assets being less than the percentage specified in the related Prospectus Supplement of the Trust Fund Assets at the Cut-off Date for the Series. The purchase price for such remaining outstanding Securities or the Trust Fund Assets will be at least equal to 100% of the aggregate principal balance of the outstanding Certificates, together with accrued interest thereon. In any such event, the related Issuer of such Series of Certificates may be terminated and Certificateholders will receive final distributions as described in the related Prospectus Supplement. There will be no continuing direct or indirect liability of the Issuer or the Certificateholders as sellers of the Trust Fund Assets.

CALL PROTECTION AND GUARANTEES

     The Issuer may, at its option, obtain for any Series of Securities one or more guarantees from a company or companies acceptable to each applicable Rating Agency, which guarantees may provide for (i) call protection (which may include yield maintenance) for any Class of Securities of such Series or (ii) a guarantee of a certain prepayment rate with respect to some or all of the Mortgage Loans or mortgage loans underlying the Agency Securities included in the Trust Fund Assets for such Series. Any call protection or guarantees may affect the weighted average life of the Securities of such Series.

WEIGHTED AVERAGE LIFE OF THE SECURITIES

     All of the Mortgage Loans supporting a Series of Securities will consist of mortgage loans which are neither insured nor guaranteed by any governmental agency ("Conventional Loans"). See "TRUST FUND ASSETS -- THE MORTGAGE LOANS" herein. The mortgage loans underlying FHLMC Certificates and FNMA Certificates supporting a Series of Securities will consist of either Conventional Loans, FHA Loans (as defined herein) or VA Loans (as defined herein), or any combination thereof. The mortgage loans underlying the GNMA Certificates supporting a Series of Securities will consist of FHA Loans or VA Loans. Each Mortgage Loan and each Agency Security will provide by its terms for monthly payments of principal and interest in the amounts described in "TRUST FUND ASSETS -- THE MORTGAGE LOANS," and "-- AGENCY SECURITIES."

     Since the aggregate amount of the principal payment required to be made on a Series of Securities on a Distribution Date will depend on the amount of the principal payments (including for this purpose prepayments resulting from refinancing or liquidations due to defaults, casualties, condemnations and repurchases by the Issuer or AmREIT or other Seller or purchases by the Master Servicer or the Company) received on the related Mortgage Loans or Agency Securities, as the case may be, in the related Due Period, the prepayment experience on the underlying mortgage loans (with respect to a Series of Securities supported by Agency Securities) or on the Mortgage Loans (with respect to a Series of Securities supported by Mortgage Loans) will affect (i) the weighted average life of each Class of Securities and (ii) the extent to which such Class is paid prior to its Stated Maturity. The prepayment experience on the Mortgage Loans which support a Series of Securities may be affected by recoveries on foreclosures or other liquidations of Mortgage Loans and by losses from defaults and delinquencies on Mortgage Loans. See "SERVICING OF THE MORTGAGE LOANS" herein. The weighted average life of each outstanding Class of Securities also may be affected by the actual reinvestment income earned on the payments on the Mortgage Collateral, if applicable, if a portion of the Spread is paid as a principal payment on such Securities and by the exercise by the Issuer of its right to substitute other Mortgage Collateral for the Mortgage Collateral originally supporting such Securities. Although any substitute Mortgage Collateral will have payment terms anticipated to result in a cash flow substantially similar to, but in no event less than, the anticipated cash flow of the Mortgage Collateral it replaces, such substitutions may, individually or in the aggregate, affect the weighted average life of such Bonds. See "TRUST FUND ASSETS -- SUBSTITUTION OF MORTGAGE COLLATERAL" herein. Further, the weighted average life of each Class of a Series of Securities supported by FNMA Certificates may be affected by the exercise by FNMA of its right to repurchase the mortgage loans backing such FNMA Certificates, as described under "TRUST FUND ASSETS -- AGENCY SECURITIES" herein. The Stated Maturity for each Class of Securities is the date determined by the Company to fall a specified period after the date on which the principal thereof will be fully paid, assuming (i) timely receipt of scheduled payments (with no prepayments) on the Mortgage Collateral, (ii) if applicable, such scheduled payments are reinvested at the Assumed Reinvestment Rate for such Series, (iii) no Mortgage Collateral is substituted by the Issuer or the Seller in place of the Mortgage Collateral initially included in the Trust Fund Assets for such Securities and (iv) if applicable, no portion of the Spread is applied to the payment of the Securities, unless the related Prospectus Supplement provides otherwise, in which event such Stated Maturities will be based on the assumptions specified in such Prospectus Supplement. If so provided in the related Prospectus Supplement, holders of one or more Classes of Securities of a Series may have the right, at their option, to receive full payment in respect of such Securities prior to Stated Maturity, in each case to the extent and subject to the conditions specified in such Prospectus Supplement.

     The rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors including, without limitation, homeowner mobility, economic conditions, the presence and enforceability of "due-on-sale" clauses, mortgage market interest rates and the availability of mortgage funds, and no assurance can be given as to the actual prepayment experience of the Mortgage Collateral. In general, however, if interest rates vary significantly from those prevailing when the Mortgage Loans or the mortgage loans underlying the Agency Securities included in the Trust Fund Assets for a Series of Securities were originated, such Mortgage Loans and mortgage loans are likely to be subject to higher or lower principal prepayments than if interest rates remain at or near those prevailing when such Mortgage Loans and mortgage loans were originated. It should be noted that certain Agency Securities supporting a Series of Securities may be backed by mortgage loans with different interest rates, and, similarly, that not all of the Mortgage Loans supporting a Series of Securities are likely to bear the same interest rate. Accordingly, the prepayment experience of these Agency Securities and Mortgage Loans will to some extent be a function of the mix of interest rates of the underlying mortgage loans and of the Mortgage Loans. Furthermore, the stated certificate rate on certain Certificates may be less than the weighted average interest rate of the underlying mortgage loans. See "TRUST FUND ASSETS" herein.

CATEGORIES OF CLASSES OF SECURITIES

     The Securities of any Series may be comprised of one or more Classes. Such Classes, in general, fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The Prospectus Supplement for a Series of Securities may identify the Classes which comprise such Series by reference to the following categories.

          CATEGORIES OF CLASSES                              DEFINITION
          ---------------------                              ----------
                                                          PRINCIPAL TYPES
Accretion Directed........................  A Class that receives principal payments from the accreted interest from specified
                                            Classes of Deferred Interest Securities. For
                                            example, if the aggregate amount of interest
                                            that accrues on a Class of Deferred Interest
                                            Securities in a given period is $100, the
                                            cash saved by not paying such interest in
                                            the current period is used to pay principal
                                            of $100 on an Accretion Directed Class. The
                                            amount of accrued and unpaid interest on the
                                            Class of Deferred Interest Securities is
                                            added to the principal balance of such
                                            Class. An Accretion Directed Class also may
                                            receive principal payments from principal
                                            paid on the underlying Trust Fund Assets for
                                            the related Series.
Component Securities......................  A Class consisting of "Components." The
                                            Components of a Class of Component
                                            Securities may have different principal
                                            and/or interest payment characteristics but
                                            together constitute a single Class. Each
                                            Component of a Class of Component Securities
                                            may be identified as falling into one or
                                            more of the categories of this chart.
Notional Amount Securities................  A Class having little or no principal balance and bearing interest on the related
                                            notional amount. The notional amount is used
                                            for purposes of the determination of
                                            interest distributions.

          CATEGORIES OF CLASSES                              DEFINITION
          ---------------------                              ----------
Planned Principal Class (also sometimes     A Class that is designated to receive
  referred to as "PACs")..................  principal payments using a predetermined principal balance schedule derived by
                                            assuming two constant prepayment rates for
                                            the underlying Trust Fund Assets. These two
                                            rates are the endpoints for the "structuring
                                            range' for the Planned Principal Class. For
                                            example, if a structuring range for the PAC
                                            is set at constant prepayment rates
                                            generally between 15% and 25%, that Class
                                            generally will receive a predetermined
                                            principal amount (as set forth on the
                                            schedule included in the related Prospectus
                                            Supplement) on each distribution date with
                                            respect to which the constant prepayment
                                            rate on the underlying Trust Fund Assets
                                            falls between 15% and 25%. To the extent the
                                            prepayment experience of the Trust Fund
                                            Assets is less than 15%, an amount of
                                            principal less than the scheduled amount may
                                            be paid, and to the extent the prepayment
                                            experience is higher than 25%, additional
                                            amounts of principal may be distributed to
                                            the PAC holders. The Planned Principal
                                            Classes in any Series of Securities may be
                                            subdivided into different categories (e.g.,
                                            Primary Planned Principal Classes, Secondary
                                            Planned Principal Classes and so forth)
                                            having different effective structuring
                                            ranges and different principal payment
                                            priorities. The structuring range for the
                                            Secondary Planned Principal Class of a
                                            Series of Securities will be narrower than
                                            that for the Primary Planned Principal Class
                                            of such Series.
Sequential Pay............................  Classes that receive principal payments in a prescribed sequence, that do not have
                                            predetermined principal balance schedules
                                            and that under all circumstances receive
                                            payments of principal continuously from the
                                            first Distribution Date on which they
                                            receive principal until they are retired. A
                                            single Class that receives principal
                                            payments before or after all other Classes
                                            in the same Series of Securities may be
                                            identified as a Sequential Pay Class.

          CATEGORIES OF CLASSES                              DEFINITION
          ---------------------                              ----------
Support Class (also sometimes referred to   A Class that receives principal payments on
  as "Companion Classes").................  any Distribution Date only if scheduled payments have been made on specified Planned
                                            Principal Classes and/or Targeted Principal
                                            Classes. For example, if a Series of
                                            Securities has a PAC with a structuring
                                            range generally between 15% and 25% constant
                                            prepayment rate, for any given period if the
                                            underlying Trust Fund Assets generally
                                            prepay at a 15% constant prepayment rate
                                            there will be just enough principal
                                            collected to satisfy the scheduled principal
                                            payable to the PAC holders. In that case,
                                            the Support Class for such Series would
                                            receive little or no principal for that
                                            period. On the other hand, if the underlying
                                            Trust Fund Assets generally experience a 25%
                                            constant prepayment rate for a given period,
                                            more principal will be collected than is
                                            needed to satisfy the PAC scheduled payment
                                            and such principal will be paid to the
                                            Support Class holders.
Targeted Principal Class (also sometimes    A Class that is designated to receive
  referred to as "TACs")..................  principal payments using a predetermined principal balance schedule derived by
                                            assuming a single constant prepayment rate
                                            for the underlying Trust Fund Assets. For
                                            example, a principal schedule could be
                                            created based on the underlying Trust Fund
                                            Assets generally prepaying at a 20% constant
                                            prepayment rate for the life of the assets.
                                            The TAC holders would then generally receive
                                            the scheduled principal amount if the actual
                                            prepayment rate for a given period was 20%.
                                            To the extent the actual prepayment rate is
                                            less than 20%, the TAC holders may receive
                                            less than the scheduled amount, and to the
                                            extent the actual prepayment rate is
                                            greater, they may receive more than the
                                            scheduled amount.

                                                           INTEREST TYPES
Deferred Interest.........................  A Class that accretes the amount of accrued interest otherwise distributable on such
                                            Class, which amount will be added as
                                            principal to the principal balance of such
                                            Class on each applicable Distribution Date.
                                            Such accretion may continue until some
                                            specified event has occurred or until such
                                            Deferred Interest Class is retired.
Fixed Rate................................  A Class with an interest rate that is fixed throughout the life of the Class.
Floating Rate.............................  A Class with an interest rate that resets periodically based upon a designated index
                                            and that varies directly with changes in
                                            such index.

          CATEGORIES OF CLASSES                              DEFINITION
          ---------------------                              ----------
Inverse Floating Rate.....................  A Class with an interest rate that resets periodically based upon a designated index
                                            and that varies inversely with changes in
                                            such index.
Interest Only.............................  A Class that receives some or all of the interest payments made on the underlying
                                            Trust Fund Assets and little or no
                                            principal. Interest Only Classes have a
                                            nominal principal balance and/or a notional
                                            amount. A nominal principal balance
                                            represents actual principal that will be
                                            paid on the Class. It is referred to as
                                            nominal since it is extremely small compared
                                            to other Classes. A notional amount is the
                                            amount used as a reference to calculate the
                                            amount of interest due on an Interest Only
                                            Class.
Variable Rate.............................  A Class with an interest rate that resets periodically and is calculated by reference
                                            to the rate or rates of interest applicable
                                            to specified assets or instruments (e.g.,
                                            the Mortgage Rates borne by the underlying
                                            Mortgage Loans).
Principal Only............................  A Class that does not bear interest and is entitled to receive only distributions in
                                            respect of principal.
Partial Deferred Interest.................  A Class that accretes a portion of the amount of accrued interest thereon, which
                                            amount will be added to the principal
                                            balance of such Class on each applicable
                                            Distribution Date, with the remainder of
                                            such accrued interest to be distributed
                                            currently as interest on such Class. Such
                                            accretion may continue until a specified
                                            event has occurred or until such Partial
                                            Deferred Interest Class is retired.

REPORTS TO SECURITYHOLDERS

     Prior to or concurrently with each distribution on a Distribution Date the Master Servicer or the applicable Trustee will furnish to each Securityholder of record of the related Series a statement setting forth, to the extent applicable to such Series of Securities, among other things:

          (i) the amount of such distribution allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and if so specified in the related Prospectus Supplement, any applicable prepayment penalties included therein;

          (ii) the amount of such distribution allocable to interest;

          (iii) the amount of any Advance;

          (iv) the aggregate amount (a) otherwise allocable to the Subordinated Securityholders on such Distribution Date, and (b) withdrawn from the Reserve Account, if any, that is included in the amounts distributed to the Senior Securityholders;

          (v) the outstanding principal balance or notional amount of each Class of the related Series after giving effect to the distribution of principal on such Distribution Date;

          (vi) the percentage of principal payments on the Mortgage Loans (excluding prepayment), if any, which each such Class will be entitled to receive on the following Distribution Date;

          (vii) the percentage of Principal Prepayments on the Mortgage Loans, if any, which each such Class will be entitled to receive on the following Distribution Date;

          (viii) the related amount of the servicing compensation retained or withdrawn from the Bond Account by the Master Servicer, and the amount of additional servicing compensation received by the Master Servicer attributable to penalties, fees, excess Liquidation Proceeds and other similar charges and items;

          (ix) the number and aggregate principal balances of Mortgage Loans (A) delinquent (exclusive of Mortgage Loans in foreclosure) (1) 1 to 30 days,
     (2) 31 to 60 days, (3) 61 to 90 days and (4) 91 or more days and (B) in foreclosure and delinquent (1) 1 to 30 days, (2) 31 to 60 days, (3) 61 to 90 days and (4) 91 or more days, as of the close of business on the last day of the calendar month preceding such Distribution Date;

          (x) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

          (xi) the applicable interest rate, if adjusted from the date of the last statement, of any such Class expected to be applicable to the next distribution to such Class;

          (xii) if applicable, the amount remaining in any Reserve Account at the close of business on the Distribution Date;

          (xiii) the applicable interest rate as of the day prior to the immediately preceding Distribution Date; and

          (xiv) any amounts remaining under letters of credit, Pool policies or other forms of credit enhancement.

     Where applicable, any amount set forth above may be expressed as a dollar amount per single Security of the relevant Class specified in the related Prospectus Supplement. The report to Securityholders for any Series of Securities may include additional or other information of a similar nature to that specified above.

     In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer or the applicable Trustee will mail to each Securityholder of record at any time during such calendar year a report (a) as to the aggregate amounts reported pursuant to (i) and (ii) above for such calendar year or, in the event such person was a Securityholder of record during a portion of such calendar year, for the applicable portion of such year and (b) such other customary information as may be deemed necessary or desirable for Securityholders to prepare their tax returns.

BOOK-ENTRY SECURITIES

     As described in the related Prospectus Supplement, if not issued in fully registered form, one or more Classes of Securities of any Series (each, a Class of "Book-Entry Securities") will be registered as book-entry certificates. Persons acquiring beneficial ownership interests in the Securities ("Security Owners") will hold their Securities through the Depository Trust Company ("DTC") in the United States, or CEDEL or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Securities will be issued in one or more certificates which equal the aggregate principal balance of the Securities and will initially be registered in the name of Cede & Co., the nominee of DTC. CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A., will act as depositary for CEDEL and The Chase Manhattan Bank will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Except as described below, no person acquiring a Book-Entry Security (each, a "beneficial owner") will be entitled to receive a physical certificate representing such Security (a "Definitive Security"). Unless and until Definitive Securities are issued, it is anticipated that the only "Securityholders" of the Securities will be Cede & Co., as nominee of DTC. Security Owners are only permitted to exercise their rights indirectly through Participants and DTC.

     The beneficial owner's ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Security will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant, and on the records of CEDEL or Euroclear, as appropriate).

     Security Owners will receive all distributions of principal of, and interest on, the Securities from the applicable Trustee through DTC and DTC participants. While the Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit distributions of principal of, and interest on, the Securities. Participants and indirect participants with whom Security Owners have accounts with respect to Securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Security Owners. Accordingly, although Security Owners will not possess certificates, the Rules provide a mechanism by which Security Owners will receive distributions and will be able to transfer their interest.

     Security Owners will not receive or be entitled to receive certificates representing their respective interests in the Securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, Security Owners who are not Participants may transfer ownership of Securities only through Participants and indirect participants by instructing such Participants and indirect participants to transfer Securities, by book-entry transfer, through DTC for the account of the purchasers of such Securities, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Bonds will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Security Owners.

     Because of time zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or CEDEL Participants on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant (as defined herein) or Euroclear Participant (as defined herein) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

     Transfers between Participants will occur in accordance with DTC Rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day fund settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

     CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York ("Morgan" and in such capacity, the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Belgian Cooperative"). All operations are conducted by Morgan, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Belgian Cooperative. The Belgian Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     Morgan is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with Morgan are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Under a book-entry format, beneficial owners of the Book-Entry Securities may experience some delay in their receipt of payments, since such payments will be forwarded by the Security Trustee to Cede & Co., as nominee of DTC. Distributions with respect to Securities held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "FEDERAL INCOME TAX CONSEQUENCES -- WITHHOLDING WITH RESPECT TO CERTAIN FOREIGN INVESTORS" and "-- BACKUP WITHHOLDING" herein. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Securities to persons or entities that do not participate in the depository system may be limited due to the lack of physical certificates for such Book-Entry Securities. In addition, issuance of the Book-Entry Securities in book-entry form may reduce the liquidity of such Securities in the secondary market since certain potential investors may be unwilling to purchase Securities for which they cannot obtain physical certificates.

     Monthly and annual reports on the Issuer will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Securities or such beneficial owners are credited.

     DTC has advised the Bond Trustee and Certificate Trustee that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Securities under the applicable Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Bonds are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Securities. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Securityholder under the applicable Agreement on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions with respect to some Securities, at the direction of the related Participants, which conflict with actions taken with respect to other Securities.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the applicable Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of the Definitive Securities. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Securities and instructions for re-registration, the applicable Trustee will issue Definitive Securities, and thereafter the applicable Trustee will recognize the holders of such Definitive Securities as Securityholders under the applicable Agreement.

     Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Securities among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     None of the Master Servicer, the Depositor, the Issuer, the Bond Trustee or the Certificate Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Securities held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

                               CREDIT ENHANCEMENT

GENERAL

     Credit enhancement may be provided with respect to one or more Classes of a Series of Securities or with respect to the related Mortgage Collateral for the purpose of (i) maintaining timely payments or providing additional protection against losses on the Collateral securing such Series of Securities, (ii) paying administrative expenses or (iii) establishing a minimum reinvestment rate on the payments made in respect of such Collateral or principal payment rate on such Collateral. Credit enhancement may be in the form of the subordination of one or more Classes of such Securities, the establishment of one or more Reserve Funds, use of a Mortgage Pool Insurance Policy, a Special Hazard Insurance Policy, Bankruptcy Bond, cash account, insurance policy, surety bond,

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guaranteed investment contract, cross-collateralization, reinvestment income, guaranty, letter of credit or derivative arrangement as described herein and in the related Prospectus Supplement, or any combination of the foregoing. Unless otherwise specified in the related Prospectus Supplement, no credit enhancement will provide protection against all risks of loss or guarantee repayment of the entire principal balance of the Securities and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, Securityholders will bear their allocable share of any deficiencies.

SUBORDINATION

     If so specified in the related Prospectus Supplement, a Series of Securities may consist of one or more Classes of Senior Securities and one or more Classes of Subordinated Securities. The rights of the holders of the Subordinated Bonds of a Series (the "Subordinated Securityholders") to receive payments of principal and/or interest (or any combination thereof) will be subordinated to such rights of the holders of the Senior Securities of the same Series (the "Senior Securityholders") to the extent described in the related Prospectus Supplement. This subordination is intended to enhance the likelihood of regular receipt by the Senior Securityholders of the full amount of their scheduled payments of principal and/or interest. The protection afforded to the Senior Securityholders of a Series by means of the subordination feature will be accomplished by (i) the preferential right of such holders to receive, prior to any payment being made on the related Subordinated Securities, the amounts of principal and/or interest due them on each Distribution Date out of the funds available for payment on such date in the related Distribution Account and, to the extent described in the related Prospectus Supplement, by the right of such holders to receive future payments that would otherwise have been payable to the Subordinated Securityholders; or (ii) as otherwise described in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, subordination may apply only in the event of certain types of losses not covered by other forms of credit support, such as hazard losses not covered by standard hazard insurance policies or losses due to the bankruptcy or fraud of the borrower. The related Prospectus Supplement will set forth information concerning, among other things, the amount of subordination of a Class or Classes of Subordinated Securities in a Series, the circumstances in which such subordination will be applicable and the manner, if any, in which the amount of subordination will decrease over time.

     If so specified in the related Prospectus Supplement, delays in receipt of scheduled payments on the Mortgage Collateral and losses with respect to the Mortgage Collateral will be borne first by the various Classes of Subordinated Securities and thereafter by the various Classes of Senior Securities, in each case under the circumstances and subject to the limitations specified in such Prospectus Supplement. The aggregate payments in respect of delinquent payments on the Mortgage Collateral over the lives of the Securities or at any time, the aggregate losses in respect of Mortgage Collateral which must be borne by the Subordinated Securities by virtue of subordination and the amount of payments otherwise distributable to the Subordinated Securityholders that will be distributable to Senior Securityholders on any Distribution Date may be limited as specified in the related Prospectus Supplement. If aggregate payments in respect of delinquent payments on the Mortgage Collateral or aggregate losses in respect of such Mortgage Collateral were to exceed the amount specified in the related Prospectus Supplement, Senior Securityholders would experience losses on the Securities.

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     If so specified in the related Prospectus Supplement, various Classes of
Senior Securities and Subordinated Securities may themselves be subordinate in their right to receive certain payments to other Classes of Senior and Subordinated Securities, respectively.

     As between Classes of Senior Securities and as between Classes of Subordinated Securities, payments may be allocated among such Classes (i) in accordance with a schedule or formula, (ii) in relation to the occurrence of events or (iii) otherwise, in each case as specified in the related Prospectus Supplement. As between Classes of Subordinated Securities, payments to Senior Securityholders on account of delinquencies or losses and payments to the Reserve Fund will be allocated as specified in the related Prospectus Supplement.

RESERVE FUNDS

     If so specified in the related Prospectus Supplement, the Issuer will deposit in one or more accounts to be established with the applicable Trustee (each, a "Reserve Fund") cash, certificates of deposit, letters of credit, surety bonds, guaranteed investment contracts or any combination thereof, which may be used by the applicable Trustee to make payments on such Series of Securities to the extent funds are not otherwise available. Reserve Funds will be established if they are deemed by the Issuer to be required to assure timely payment of principal of, and interest on, its Series of Securities or are otherwise required as a condition to the rating of such Securities by any Rating Agency, or if the Issuer chooses to reduce the likelihood of a special redemption of such Securities. The applicable Trustee will invest any cash in any Reserve Fund in Permitted Investments maturing no later than the dates specified in the related Prospectus Supplement. If a letter of credit is deposited with the applicable Trustee, such letter of credit will be irrevocable, will name such Trustee, in its capacity as trustee for the Securityholders, as the sole beneficiary and will be issued by a bank acceptable to each Rating Agency. If a surety bond is deposited with the applicable Trustee, such surety bond will represent an obligation of an insurance company or other corporation whose credit standing is acceptable to each Rating Agency and will provide that such Trustee may exercise all of the rights of the Issuer under such surety bond without the necessity of the taking of any action by the Issuer. Following each Distribution Date for such Series of Securities, amounts may be withdrawn from the related Reserve Funds and remitted to the Issuer free from the terms of the applicable Agreement under the conditions and to the extent specified in the related Prospectus Supplement. Additional information concerning any Reserve Fund securing a Series of Securities, including without limitation the manner in which such Reserve Fund shall be funded and the conditions under which the amounts on deposit therein will be used to make payments to holders of Securities of a particular Class of the related Series will be set forth in the related Prospectus Supplement.

MORTGAGE POOL INSURANCE POLICIES

     If so specified in the related Prospectus Supplement, a separate mortgage pool insurance policy or policies ("Mortgage Pool Insurance Policy") may be obtained for a Series of Securities supported by Mortgage Loans and issued by the insurer (the "Pool Insurer") named in such Prospectus Supplement. Each Mortgage Pool Insurance Policy will, subject to the limitations described below, cover loss by reason of default in payment on the related Mortgage Loans in an amount equal to a percentage specified in such Prospectus Supplement of the aggregate principal balance of such Mortgage Loans on the

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Cut-off Date which are not covered as to their entire outstanding principal balances by Primary Mortgage Insurance Policies. As more fully described below, the Master Servicer will present claims thereunder to the Pool Insurer on behalf of itself, the applicable Trustee and the Securityholders. The Mortgage Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may be made only respecting particular defaulted Mortgage Loans and only upon satisfaction of certain conditions precedent described below. Unless otherwise specified in the related Prospectus Supplement, the Mortgage Pool Insurance Policies will not cover losses due to a failure to pay or denial of a claim under a Primary Mortgage Insurance Policy.

     Unless otherwise specified in the related Prospectus Supplement, each Mortgage Pool Insurance Policy will provide that no claims may be validly presented unless (i) any required Primary Mortgage Insurance Policy is in effect for the defaulted Mortgage Loan and a claim thereunder has been submitted and settled; (ii) hazard insurance on the related Mortgaged Property has been kept in force and real estate taxes and other protection and preservation expenses have been paid; (iii) if there has been physical loss or damage to the Mortgaged Property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and (iv) the insured has acquired good and merchantable title to the Mortgaged Property free and clear of liens except certain permitted encumbrances. Upon satisfaction of these conditions, the Pool Insurer will have the option either (a) to purchase the Mortgaged Property at a price equal to the principal balance of the related Mortgage Loan plus accrued and unpaid interest at the Mortgage Rate to the date of such purchase and certain expenses incurred by the Master Servicer on behalf of the applicable Trustee and Securityholders or (b) to pay the amount by which the sum of the principal balance of the defaulted Mortgage Loan plus accrued and unpaid interest at the Mortgage Rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Mortgaged Property, in either case net of certain amounts paid or assumed to have been paid under the related Primary Mortgage Insurance Policy. If any Mortgaged Property is damaged, and proceeds, if any, from the related standard hazard insurance policy or the applicable Special Hazard Insurance Policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the Mortgage Pool Insurance Policy, the Master Servicer will not be required to expend its own funds to restore the damaged property unless it determines that (i) such restoration will increase the proceeds to Securityholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) such expenses will be recoverable by it through proceeds of the sale of the Mortgaged Property or proceeds of the related Mortgage Pool Insurance Policy or any related Primary Mortgage Insurance Policy.

     Unless otherwise specified in the related Prospectus Supplement, no Mortgage Pool Insurance Policy will insure (and many Primary Mortgage Insurance Policies do not insure) against loss sustained by reason of a default arising from, among other things, (i) fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the Mortgagor, the originator or persons involved in the origination thereof, or (ii) failure to construct a Mortgaged Property in accordance with plans and specifications. A failure of coverage attributable to one of the foregoing events might result in a breach of the related Seller's representations described above and, in such event, might give rise to an obligation on the part of such Seller to repurchase the defaulted Mortgage Loan if the breach cannot be cured by such Seller. No Mortgage Pool Insurance Policy will cover (and many Primary Mortgage Insurance Policies do not cover) a claim in

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

respect of a defaulted Mortgage Loan occurring when the servicer of such Mortgage Loan, at the time of default or thereafter, was not approved by the applicable insurer.

     Unless otherwise specified in the related Prospectus Supplement, the original amount of coverage under each Mortgage Pool Insurance Policy will be reduced over the life of the related Securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed properties. The amount of claims paid will include certain expenses incurred by the Master Servicer as well as accrued interest on delinquent Mortgage Loans to the date of payment of the claim, unless otherwise specified in the related Prospectus Supplement. Accordingly, if aggregate net claims paid under any Mortgage Pool Insurance Policy reach the original policy limit, coverage under that Mortgage Pool Insurance Policy will be exhausted and any further losses will be borne by the Securityholders.

SPECIAL HAZARD INSURANCE POLICIES

     If so specified in the related Prospectus Supplement, a separate Special Hazard Insurance Policy may be obtained for a Series of Securities supported by Mortgage Loans and will be issued by the insurer (the "Special Hazard Insurer") named in such Prospectus Supplement. Each Special Hazard Insurance Policy will, subject to limitations described below, protect holders of the related Securities from (i) loss by reason of damage to Mortgaged Properties caused by certain hazards (including earthquakes and, to a limited extent, tidal waves and related water damage or as otherwise specified in the related Prospectus Supplement) not insured against under the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located or under a flood insurance policy (unless the Mortgaged Property is located in a federally designated flood area) and (ii) loss caused by reason of the application of the coinsurance clause contained in standard hazard insurance policies. No Special Hazard Insurance Policy will cover losses occasioned by fraud or conversion by either Trustee or the Master Servicer, war, insurrection, civil war, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear or chemical reaction, flood (if the Mortgaged Property is located in a federally designated flood area), nuclear or chemical contamination and certain other risks. The amount of coverage under any Special Hazard Insurance Policy will be specified in the related Prospectus Supplement. Each Special Hazard Insurance Policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the Mortgage Loan have been kept in force and other protection and preservation expenses have been paid.

     Subject to the foregoing limitations, and unless otherwise specified in the related Prospectus Supplement, each Special Hazard Insurance Policy will provide that where there has been damage to property securing a foreclosed Mortgage Loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the standard hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the Master Servicer, the Special Hazard Insurer will pay the lesser of (i) the cost of repair or replacement of such property or (ii) upon transfer of the property to the Special Hazard Insurer, the unpaid principal balance of such Mortgage Loan at the time of acquisition of such property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the Master Servicer with respect to such property. If the unpaid principal balance of a Mortgage Loan plus accrued interest and certain expenses is paid by the Special Hazard Insurer, the

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amount of further coverage under the related Special Hazard Insurance Policy will be reduced by such amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of such property will further reduce coverage by such amount. So long as a Mortgage Pool Insurance Policy remains in effect, the payment by the Special Hazard Insurer of the cost of repair or of the unpaid principal balance of the related Mortgage Loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to Securityholders, but will affect the relative amounts of coverage remaining under the related Special Hazard Insurance Policy and Mortgage Pool Insurance Policy.

     To the extent specified in the related Prospectus Supplement, the Master Servicer may deposit cash, an irrevocable letter of credit or a guaranteed investment contract in a special trust account to provide protection in lieu of or in addition to that provided by a Special Hazard Insurance Policy. The amount of any Special Hazard Insurance Policy or of the deposit to the special trust account in lieu thereof relating to such Securities may be reduced so long as any such reduction will not result in a downgrading of the rating of such Securities by any applicable Rating Agency.

BANKRUPTCY BONDS

     If so specified in the related Prospectus Supplement, a bankruptcy bond or bonds (the "Bankruptcy Bond") may be obtained for a Series of Securities supported by Mortgage Loans to cover losses resulting from proceedings under the federal Bankruptcy Code with respect to a Mortgage Loan will be issued by an insurer named in such Prospectus Supplement. Each Bankruptcy Bond will cover, to the extent specified in the related Prospectus Supplement, certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a Mortgage Loan or a reduction by such court of the principal amount of a Mortgage Loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each Bankruptcy Bond will be set forth in the related Prospectus Supplement. Coverage under a Bankruptcy Bond may be cancelled or reduced by the Master Servicer if such cancellation or reduction would not adversely affect the then current rating or ratings of the related Securities. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS -- ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS" herein.

     To the extent specified in the related Prospectus Supplement, the Master Servicer may deposit cash, an irrevocable letter of credit or a guaranteed investment contract in a special trust account to provide protection in lieu of or in addition to that provided by a Bankruptcy Bond. The amount of any Bankruptcy Bond or of the deposit to the special trust account in lieu thereof relating to such Securities may be reduced so long as any such reduction will not result in a downgrading of the then current rating of such Securities by any such Rating Agency.

SECURITY INSURANCE POLICIES, SURETY BONDS AND GUARANTIES

     If specified in the related Prospectus Supplement, deficiencies in amounts otherwise payable on Securities of a Series or certain Classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties (each, a "Security Insurance Policy"). Such instruments may cover, with respect to one or more Classes of Securities of the related Series, timely payments of interest and/or full

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payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related Prospectus Supplement.
In addition, if specified in the related Prospectus Supplement, a Series of Securities may also be covered by insurance or guaranties for the purpose of (i) maintaining timely payments or providing additional protection against losses on the Mortgage Collateral supporting such Series, (ii) paying administrative expenses or (iii) establishing a minimum reinvestment rate on the payments made in respect of such Mortgage Collateral or principal payment rate on such Mortgage Collateral. Such arrangements may include agreements under which Securityholders are entitled to receive amounts deposited in various accounts held by the applicable Trustee upon the terms specified in such Prospectus Supplement. A copy of any such instrument for a Series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Securities of the related Series.

LETTER OF CREDIT

     If so specified in the related Prospectus Supplement, credit enhancement may be provided by a letter of credit. The letter of credit, if any, with respect to a Series of Securities will be issued by the bank or financial institution specified in the related Prospectus Supplement (the "L/C Bank"). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Collateral supporting the related Series of Securities on the related Cut-off Date or of one or more Classes of Securities (the "L/C Percentage"). If so specified in the related Prospectus Supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the federal Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a Mortgage Loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the letter of credit for each Series of Securities will expire at the date specified in the related Prospectus Supplement. A copy of the letter of credit for a Series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Securities of the related Series.

OVER-COLLATERALIZATION

     If so specified in the related Prospectus Supplement, credit enhancement may consist of over-collateralization whereby the aggregate principal balance of the related Mortgage Collateral exceeds the aggregate principal balance of the Securities of the related Series. Such over-collateralization may exist on the related Closing Date or develop thereafter as a result of the application of a portion of the interest payments on each Mortgage Loan or Agency Security, as the case may be, as an additional payment in respect of principal to reduce the principal balance of a certain Class or Classes of Securities and, thus, accelerate the rate of payment of principal on such Class or Classes of Securities.

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CROSS-COLLATERALIZATION

     If so specified in the related Prospectus Supplement, separate groups of Mortgage Collateral may support separate Classes of the related Series of Securities. In such case, credit support may be provided by a cross-collateralization feature which requires that payments be made with respect to Securities supported by one or more groups of Mortgage Collateral prior to distributions to Subordinated Securities secured by one or more other groups of Mortgage Collateral. Cross-collateralization may be provided by (i) the allocation of certain excess amounts generated by one or more groups of Mortgage Collateral to one or more other groups of Mortgage Collateral or (ii) the allocation of losses with respect to one or more groups of Mortgage Collateral, to one or more other groups of Mortgage Collateral. Such excess amounts will be applied and/or such losses will be allocated to the Class or Classes of Subordinated Securities of the related Series then outstanding having the lowest rating assigned by any applicable Rating Agency or the lowest payment priority, in each case to the extent and in the manner more specifically described in the related Prospectus Supplement. The Prospectus Supplement for a Series which includes a cross-collateralization feature will describe the manner and conditions for applying such cross-collateralization feature.

EXCESS SPREAD

     "Excess Spread" refers to the positive spread that may exist to the extent specified in the related Prospectus Supplement between the weighted average of the interest rates (less servicing or other applicable fees) on the Mortgage Collateral and the weighted average of the Security Interest Rates. Whether at any time any such positive spread exists will depend on a variety of factors, including, with respect to a Series of Securities with respect to which both the Securities and the Mortgage Collateral bear interest at adjustable rates, the relationship of the movements in the indices applicable to the Mortgage Collateral and those applicable to the Securities, over which no prediction can be made or assurance given.

     If so specified in the related Prospectus Supplement, the coverage provided by one or more of the forms of credit enhancement described in this Prospectus may apply concurrently to two or more separate Series of Securities. If applicable, the related Prospectus Supplement will identify the Series of Securities to which such credit enhancement relates and the manner of determining the amount of coverage provided to such Series of Securities thereby and of the application of such coverage to the identified Series of Securities.

MINIMUM PRINCIPAL PAYMENT AGREEMENT

     If so specified in the related Prospectus Supplement, an Issuer may enter into an agreement with an institution pursuant to which such institution will provide such funds as may be necessary to enable such Issuer to make principal payments on the Securities of the related Series at a minimum rate set forth in such Prospectus Supplement.

DERIVATIVE ARRANGEMENTS

     If so specified in the related Prospectus Supplement, credit enhancement may be provided with respect to one or more Classes of Securities of a Series or with respect to the Mortgage Collateral securing a Series of Securities in the form of one or more

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derivative arrangements. A derivative arrangement is a contract or agreement, the price of which is directly dependent upon (i.e., "derived from") the value of one or more underlying assets, including securities, equity indices, debt instruments, commodities, other derivative instruments, or any agreed upon pricing index or arrangement (e.g., the movement over time of the Consumer Price Index or interest rates). Derivatives involve rights or obligations based on the underlying asset, but do not necessarily result in a transfer of the underlying asset. Derivative arrangements include swap agreements, interest rate swaps, interest rate caps, interest rate floors, interest rate collars and currency swap agreements. A "swap agreement" is a contractual agreement providing for a series of exchanges of principal and/or interest in the same or different currencies. At a more general level, the term "swap agreement" includes the exchange of fixed-for-floating payments on a given quantity of a specified commodity, security or other asset. An "interest rate swap" is a swap agreement between two parties to engage in a series of exchanges of interest payments on the same notional principal amount denominated in the same currency based, respectively, on variable and fixed rates of interest. An "interest rate cap" is an agreement providing for multi-period cash settled options on interest rates. The cap purchaser receives a cash payment whenever the reference rate exceeds the ceiling rate on a fixing date. An "interest rate floor" is an agreement providing for a multi-period interest rate option that provides a cash payment to the holder of the option whenever the reference rate is below the floor on a fixing date. An "interest rate collar" is an agreement providing for a combination of an interest rate cap and an interest rate floor such that a cap is purchased and a floor is sold or vice versa. The effect of an interest rate collar is to place upper and lower bounds on the cost of funds. A "currency swap agreement" is a swap agreement between two parties for the exchange of a future series of interest and principal payments in which one party pays in one currency and the other party pays in a different currency. The exchange rate is fixed over the life of the currency swap agreement.

     The derivative arrangements described above will support the payments on the Securities to the extent and under the conditions specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, no credit enhancement will provide protection against all risks of loss or guarantee repayment of the entire principal balance of the Securities and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, Securityholders will bear their allocable share of any deficiencies.

                             MORTGAGE LOAN PROGRAM

     The Mortgage Loans will have been purchased by the Depositor, either directly or through affiliates, from Sellers (including AmREIT). The Mortgage Loans so acquired by the Depositor will have been originated substantially in accordance with the underwriting criteria specified below under "Underwriting Standards." All Mortgage Loans will have been originated by entities that satisfy the criteria for originators of loans that are eligible for inclusion in "mortgage-related securities."

UNDERWRITING STANDARDS

     Unless otherwise specified in the related Prospectus Supplement, each Seller will represent and warrant that all Mortgage Loans originated and/or sold by it to the Depositor or one of its affiliates will have been underwritten in accordance with standards consistent with those utilized by mortgage lenders generally during the period of

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origination. For Mortgage Loans acquired from AmREIT that have been originated by Correspondents under the Freedom Program (as described above under "TRUST FUND ASSETS -- THE MORTGAGE LOANS"), the Prospectus Supplement will set forth the matrix of specific underwriting standards applied to such Mortgage Loans, based on the applicable combination of underwriting characteristics described below. For Mortgage Loans acquired from AmREIT that it has purchased as described under "TRUST FUND ASSETS -- THE MORTGAGE LOANS -- OTHER LOAN PROGRAMS," the related Prospectus Supplement will include detailed information with respect to the underwriting standards employed by the applicable originators of the Mortgage Loans, to the extent such information is reasonably available to the Depositor. Such information may include, as applicable, underwriting guidelines with respect to required borrower income, debt to income ratios, credit histories, loan-to-value ratios and documentation and verification requirements.

     Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the related Mortgaged Property as collateral. In general, a prospective borrower applying for a loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information. As part of the description of the borrower's financial conditions, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source (typically the borrower's employer) which verification reports, among other things, the length of employment with that organization, the current salary, and whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

     The Company may elect to have the borrower's credit report reviewed, and a credit score produced, by an independent credit-scoring firm, such as Fair, Issac and Company ("FICO"). The Company has not engaged FICO or discussed any such engagement with FICO. Credit scores estimate, on a relative basis, which borrowers are most likely to default on Mortgage Loans. Lower scores imply higher default risks relative to higher scores. FICO scores are empirically derived from historical credit bureau data and represent a numerical weighing of a borrower's credit characteristics over a two-year period. A FICO score is generated through the statistical analysis of a number of credit-related characteristics or variables. Common characteristics include the following: the number of credit lines (trade lines), payment history, past delinquencies, severity of delinquencies, current levels of indebtedness, types of credit and length of credit history. Attributes are the specific values of each characteristic. A scoreboard (the model) is created with weights or points assigned to each attribute. An individual loan applicant's credit score is derived by summing together the attribute weights for that applicant.

     In determining the adequacy of the Mortgaged Property as collateral, an appraisal is made of each property considered for financing. The appraiser is required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. The appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of

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replacing the home. The value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance. The maximum Loan-to-Value Ratio is generally not expected to exceed 95%. Mortgage Loans with Loan-to-Value Ratios in excess of 80% at origination may be covered by private mortgage insurance insuring the balance thereof down to a 75% Loan-to-Value Ratio. The method of calculating the "Loan-to-Value Ratio" of a Mortgage Loan will be described in the Prospectus Supplement for a Series of Securities supported by Mortgage Loans.

     Once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available (i) to meet the borrower's monthly obligations on the proposed mortgage loan (determined on the basis of the monthly payments due in the year of origination) and other expenses related to the Mortgaged Property (such as property taxes and hazard insurance) and (ii) to meet monthly housing expenses and other financial obligations and monthly living expenses. The maximum housing expense to income ratio referred to in (i) is generally not expected to exceed 40% and the maximum debt to income ratio described in (ii) is generally not expected to exceed 55%. The underwriting standards applied by Sellers may be varied in appropriate cases where factors such as low Loan-to-Value Ratios or other favorable credit issues exist.

     The Depositor expects that a portion of the Mortgage Loans it purchases will be "jumbo" loans, i.e., loans that exceed the maximum balance for purchase by FNMA or FHLMC. Under current regulations, the maximum principal balance allowed on loans eligible for purchase by FNMA or FHLMC ranges from $240,000 ($360,000 for mortgage loans secured by mortgaged properties located in either Alaska or Hawaii) for one-unit to $461,300 ($691,950 for mortgage loans secured by mortgaged properties located in either Alaska or Hawaii) for four-unit residential loans. The maximum loan amount is generally not expected to exceed $1,500,000 in the case of any of the foregoing types of loans.

     A lender may originate mortgage loans under a reduced documentation program. A reduced documentation program is designed to facilitate the loan approval process and thereby improve the lender's competitive position among other loan originators. Under a reduced documentation program, relatively more emphasis is placed on property underwriting than on credit underwriting and certain underwriting documentation concerning income and employment verification is waived.

     In the case of a loan secured by a leasehold interest in a real property, the title to which is held by a third party lessor, generally, the Seller will be required to represent and warrant, among other things, that the remaining term of the lease and any sublease is at least five years longer than the remaining term of the mortgage loan.

     Certain of the types of loans which may be included in the Mortgage Collateral are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, certain of such Mortgage Loans may provide for escalating or variable payments by the mortgagor or obligor. These types of Mortgage Loans are underwritten on the basis of a judgment that mortgagors or obligors will have the ability to make monthly payments required initially. In some instances, however, a mortgagor's or obligor's income may not be sufficient to permit continued loan payments as such payments increase. These types of loans may also be underwritten primarily upon the basis of Loan-to-Value Ratios or other favorable credit factors rather than on the borrower's credit standing or income ratios.

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QUALITY CONTROL

     The Depositor's parent, AmREIT, has developed a quality control program to monitor the quality of loan underwriting at the time of acquisition and on an ongoing basis. All loans purchased by the Depositor will be subject to this quality control program. A legal document review of each loan acquired will be conducted to verify the accuracy and completeness of the information contained in the mortgage notes, security instruments and other pertinent documents in the file. A sample of loans to be acquired, selected by focusing on those loans with higher risk characteristics, will normally be submitted to a third party nationally recognized underwriting review firm for a compliance check of underwriting and review of income, asset and appraisal information.

REPRESENTATIONS BY SELLERS; REPURCHASES

     Each Seller will have made representations and warranties in respect of the mortgage loans sold by such Seller and included in the Mortgage Loans supporting a Series of Securities. Except as otherwise provided in the related Prospectus Supplement, such representations and warranties generally include, among other things: (i) that title insurance (or in the case of Mortgaged Properties located in areas where such policies are generally not available, an attorney's certificate of title) and any required hazard insurance policy and Primary Mortgage Insurance Policy (as defined herein) were effective at the origination of each mortgage loan other than Cooperative Loans, and that each policy (or certificate of title as applicable) remained in effect on the date of purchase of the mortgage loan from the Seller by or on behalf of the Company; (ii) that the Seller had good title to each such mortgage loan and such mortgage loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement described herein may forgive certain indebtedness of the obligors on such Mortgage Loans (each, a "Mortgagor"); (iii) that each mortgage loan constituted a valid first or junior lien, as the case may be, on the Mortgaged Property (subject only to permissible title insurance exceptions, if applicable, and certain other exceptions described in the Master Servicing Agreement) and that the Mortgaged Property was free from damage and was in good repair; (iv) that there were no delinquent tax or assessment liens against the Mortgaged Property; (v) that no required payment on a mortgage loan was 60 or more days delinquent at any time during the twelve months prior to the date it is pledged to secure the related Series of Bonds; and (vi) that each mortgage loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects.

     If the Seller cannot cure a breach of any representation or warranty made by it in respect of a Mortgage Loan that materially and adversely affects the interests of the Securityholders in such Mortgage Loan within 90 days after notice of such breach, then such Seller will be obligated to either (i) substitute a similar mortgage loan for such Mortgage Loan under the conditions specified in the related Prospectus Supplement or (ii) repurchase such Mortgage Loan from the Issuer at a price (the "Purchase Price") equal to 100% of the outstanding principal balance thereof as of the date of the repurchase plus accrued interest thereon to the first day of the month following the month in which such Mortgage Loan is repurchased at the Mortgage Rate (less any unreimbursed advances or amount payable as related master servicing compensation if the Seller is the Master Servicer with respect to such Mortgage Loan). The Master Servicer will be required under the applicable Master Servicing Agreement and Indenture to enforce this obligation for the benefit of the Securityholders, following the practices it would employ in

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its good faith business judgment were it the owner of such Mortgage Loan. These substitution or repurchase obligations will constitute the sole remedies available to Securityholders for a breach of representation by a Seller.

     Each Series of Bonds will be issued pursuant to an indenture (the "Indenture") between the related Bond Issuer and the entity named in the related Prospectus Supplement as Bond Trustee with respect to such Series, and the related Mortgage Loans will be serviced by the Master Servicer pursuant to a Master Servicing Agreement. A form of Indenture and Master Servicing Agreement has been filed as an exhibit to the Registration Statement on which this Prospectus forms a part.

                        SERVICING OF THE MORTGAGE LOANS

GENERAL

     The Master Servicer of the Mortgage Loans, if any, securing a Series of Securities will be responsible for servicing such Mortgage Loans in accordance with the terms set forth in a master servicing agreement (the "Master Servicing Agreement") among the Issuer, the Master Servicer and the Bond Trustee. The Master Servicer with respect to a Series of Securities will be identified in the related Prospectus Supplement. The Master Servicer may perform certain servicing obligations directly pursuant to the Master Servicing Agreement through one or more servicers (each, a "Servicer") pursuant to one or more mortgage servicing agreements (each, a "Servicing Agreement"). Notwithstanding any such servicing arrangements, unless otherwise provided in the related Prospectus Supplement, the Master Servicer will remain liable for its servicing duties and obligations under the Master Servicing Agreement.

     No Servicing Agreement will contain any terms inconsistent with the related Master Servicing Agreement. For Mortgage Loans acquired from AmREIT, each Servicing Agreement will typically be a contract solely between AmREIT and the Servicer. AmREIT will assign all of its rights under each Servicing Agreement to the Depositor under the related Mortgage Loan Purchase Agreement and such rights will be assigned to the Bond Trustee pursuant to the Indenture. The Master Servicing Agreement relating to a Series of Securities will provide that the Master Servicer and, if for any reason such Master Servicer is no longer the Master Servicer of the related Mortgage Loans, the Bond Trustee or any successor Master Servicer must recognize the Servicer's rights and obligations under such Servicing Agreement. As an independent contractor, each Servicer will perform servicing functions for the Mortgage Loans including collection and remittance of principal and interest payments, administration of mortgage escrow accounts, collection of certain insurance claims and, if necessary, foreclosure.

     The Master Servicer may permit Servicers to contract with subservicers to perform some or all of the Servicer's servicing duties, but the Servicer will not thereby be released from its obligations under the related Servicing Agreement. The Master Servicer also may enter into servicing contracts directly with an affiliate of a Servicer or permit a Servicer to transfer its servicing rights and obligations to a third party. In such instances, the affiliate or third party, as the case may be, will perform servicing functions comparable to those normally performed by the Servicer as described above, and the Servicer will not be obligated to perform such servicing functions. When used herein with respect to servicing obligations, the term Servicer includes any such affiliate or third party. The Master

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Servicer may perform certain supervisory functions with respect to servicing by the Servicers directly or through an agent or independent contractor.

     On or before the related Closing Date, the Master Servicer will establish into which each Servicer will remit collections on the Mortgage Loans serviced by it (net of its related servicing compensation, amounts retained to pay certain insurance premiums and amounts retained by such Servicer as reimbursement for certain advances it has made). For purposes of the Master Servicing Agreement, the Master Servicer will be deemed to have received any amounts with respect to the Mortgage Loans that are received by a Servicer regardless of whether such amounts are remitted by the Servicer to the Master Servicer. The Master Servicer will have the right under the Master Servicing Agreement to remove the Servicer servicing any Mortgage Loans in the event such Servicer defaults under its Servicing Agreement and will exercise that right if the Master Servicer considers such removal to be in the best interest of the Securityholders. In the event that the Master Servicer removes a Servicer, the Master Servicer will continue to be responsible for servicing the related Mortgage Loans.

     A form of Master Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Master Servicing Agreement with respect to a Series of Securities secured by Mortgage Loans will be assigned to the Bond Trustee as security for such Series. The following summaries describe certain provisions of the form of Master Servicing Agreement. The summaries are qualified in their entirety by reference to the form of Master Servicing Agreement. Where particular provisions or terms used in the form of Master Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summaries.

PAYMENTS ON MORTGAGE LOANS

     Pursuant to the Master Servicing Agreement with respect to a Series of Securities, the Master Servicer will be required to establish and maintain the Bond Account as a separate Eligible Account or Eligible Accounts into which it will deposit or cause to be deposited on a daily basis, or such other basis as may be specified in the related Prospectus Supplement, payments of principal and interest (net of servicing compensation, amounts retained to pay certain insurance premiums and amounts retained by the Master Servicer or any Servicer as reimbursement for certain advances it has made) received with respect to the related Mortgage Loans. Such amounts will include principal prepayments, certain Insurance Proceeds and Liquidation Proceeds and amounts paid by the Servicer or the Company in connection with any optional purchase by the Servicer or the Company of any defaulted Mortgage Loans.

     An "Eligible Account" is an account either (i) maintained with a depository institution the short-term debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the short-term debt obligations of which, but only if Moody's is not an applicable Rating Agency) are rated in the highest short-term rating category by each applicable Rating Agency, (ii) an account or accounts the deposits in which are fully insured by either the BIF or SAIF, (iii) an account or accounts the deposits in which are insured by the BIF or SAIF to the limits established by the FDIC, and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the Securityholders have a claim with respect to the funds in the Bond Account or a perfected first priority security interest against any

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collateral securing such funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Bond Account is maintained, (iv) a trust account or accounts maintained with the trust department of a federal or a state chartered depository institution or trust company, acting in a fiduciary capacity or (v) an account or accounts otherwise acceptable to each applicable Rating Agency. The collateral eligible to secure amounts in the Bond Account is limited to Permitted Investments. A Bond Account may be maintained as an interest bearing account or the funds held therein may be invested pending each succeeding Distribution Date in Permitted Investments. If so specified in the related Prospectus Supplement, the Master Servicer or its designee will be entitled to receive any such interest or other income earned on funds in the Bond Account as additional compensation and will be obligated to deposit in the Bond Account the amount of any loss immediately as realized.

     Pursuant to the Master Servicing Agreement, the Master Servicer will be required to remit to the applicable Trustee (to the extent not previously remitted), on or before each Distribution Account Deposit Date, the Security Distribution Amount for the related Distribution Date for deposit in the Distribution Account for such Series of Securities maintained with the applicable Trustee.

     Any amounts received by the Master Servicer as Insurance Proceeds or as Liquidation Proceeds, net of any expenses and other amounts reimbursable to the Master Servicer pursuant to the Master Servicing Agreement, will (unless applied to the repair or restoration of a Mortgaged Property) be deemed to be payments received with respect to the Mortgage Loans securing the related Series of Securities and will be deposited in the related Bond Account.

     Prior to each Distribution Date for a Series of Securities, the Master Servicer will furnish to the applicable Trustee a statement setting forth certain information with respect to payments received with respect to the Mortgage Loans.

COLLECTION PROCEDURES

     The Master Servicer, directly or through one or more Servicers, will make reasonable efforts to collect all payments called for under the Mortgage Loans and will, consistent with each Master Servicing Agreement and any Mortgage Pool Insurance Policy, Primary Mortgage Insurance Policy and Bankruptcy Bond or alternative arrangements, follow such collection procedures as are customary with respect to mortgage loans that are comparable to the Mortgage Loans. Consistent with the above, the Master Servicer or applicable Servicer may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Mortgage Loan and (ii) to the extent not inconsistent with the coverage of such Mortgage Loan by a Mortgage Pool Insurance Pool Policy, Primary Mortgage Insurance Policy or Bankruptcy Bond or alternative arrangements, if applicable, arrange with a Mortgagor a schedule for the liquidation of delinquencies running for no more than 180 days (unless a longer period is specified in the related Prospectus Supplement) after the applicable due date for each payment. To the extent the Master Servicer is obligated to make or to cause to be made advances, such obligation will remain during any period of such an arrangement.

     Unless otherwise specified in the related Prospectus Supplement, in any case in which property securing a Mortgage Loan has been, or is about to be, conveyed by the Mortgagor, the Master Servicer will, to the extent it has knowledge of such conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity

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of such Mortgage Loan under any due-on-sale clause applicable thereto, but only if the exercise of such rights is permitted by applicable law and will not impair or threaten to impair any recovery under any related Primary Mortgage Insurance Policy. If these conditions are not met or if the Master Servicer reasonably believes it is unable under applicable law to enforce such due-on-sale clause, the Master Servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable for repayment of the Mortgage Loan and, to the extent permitted by applicable law, the Mortgagor also remains liable thereon. If a Mortgaged Property is sold or transferred, the Master Servicer will be required promptly to notify the Bond Trustee and the respective issuers of any hazard insurance policies, mortgagor bankruptcy insurance and mortgage insurance policies to assure that all required endorsements to each insurance policy are obtained and that coverage under each such policy will remain in effect after the occurrence of such sale or transfer. Any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS -- "DUE-ON-SALE" Clauses" herein. In connection with any such assumption, the terms of the related Mortgage Loan may not be changed.

     With respect to Cooperative Loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant Cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS" herein. This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the Cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the ability to sell and realize the value of those shares.

     In general, a "tenant-stockholder" (as defined in Code Section 216(b)(2)) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code Section 216(b)(1) for its taxable year in which such items are allowable as a deduction to the corporation, such Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in Code Section 216(b)(2)). By virtue of this requirement, the status of a corporation for purposes of Code Section 216(b)(1) must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under such Section for any particular year. In the event that such a Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section 216(b)(1), the likelihood that such a failure would be permitted to continue over a period of years appears remote.

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JUNIOR MORTGAGES

     In the case of single family loans secured by junior liens on the related Mortgaged Properties, the Master Servicer will be required to file (or cause to be filed) of record a request for notice of any action by a superior lienholder under the Senior Lien for the protection of the related Bond Trustee's interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder's equity of redemption. The Master Servicer also will be required to notify any superior lienholder in writing of the existence of the Mortgage Loan and request notification of any action (as described below) to be taken against the Mortgagor or the Mortgaged Property by the superior lienholder. If the Master Servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the related Senior Lien, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the related Mortgaged Property sold or foreclosed, then the Master Servicer will be required to take, on behalf of the related Issuer, whatever actions are necessary to protect the interests of the related Securityholders, and/or to preserve the security of the related Mortgage Loan. The Master Servicer will generally be required to advance the necessary funds to cure the default or reinstate the superior lien, if such advance is in the best interests of the related Securityholders and the Master Servicer determines such advances are recoverable out of payments on or proceeds of the related Mortgage Loan.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal servicing compensation to be paid to the Master Servicer in respect of its master servicing activities for each Series of Securities will be equal to a percentage per annum (which may vary under certain circumstances) of the outstanding principal balance of each Mortgage Loan supporting such Series of Securities or such other amount, all as described in the related Prospectus Supplement (the "Master Servicing Fee"). As compensation for its servicing duties, any Servicer or subservicer will generally be entitled to a monthly servicing fee as described in the related Prospectus Supplement. In addition, the Master Servicer, any Servicer or any subservicer will retain as additional compensation all prepayment charges, assumption fees and late payment charges, to the extent collected from Mortgagors, and any benefit that may accrue as a result of the investment of funds in the applicable Bond Account (unless otherwise specified in the related Prospectus Supplement).

     The Master Servicer will pay or cause to be paid certain ongoing expenses associated with each Series of Securities and incurred by it in connection with its responsibilities under the related Master Servicing Agreement, including, without limitation, payment of any fee or other amount payable in respect of any credit enhancement arrangements, payment of the fees and disbursements of the Bond Trustee and the Certificate Trustee, any custodian appointed by the Bond Trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of Servicers and Sellers. The Master Servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of Servicers under certain limited circumstances. In addition, as indicated in the preceding section, the Master Servicer will be entitled to reimbursement of expenses incurred by it in connection with any defaulted Mortgage Loan as to which it has determined that all recoverable Liquidation Proceeds and Insurance Proceeds have been received (a "Liquidated Mortgage"), and in connection with the restoration of Mortgaged

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Properties, such right of reimbursement being prior to the rights of
Securityholders to receive any related Liquidation Proceeds (including Insurance Proceeds).

PREPAYMENTS

     In general, when a borrower prepays a mortgage loan between due dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter. In the event such prepayments, together with other prepayments (including for this purpose prepayments resulting from refinancing or liquidations of the Mortgage Loans or the mortgage loans underlying the Agency Securities, as the case may be, due to defaults, casualties, condemnations, repurchases by the Seller, the Issuer or AmREIT or purchases thereof by the Master Servicer or the Company), result in a shortfall in the amount of interest available on a Distribution Date for the Securities of a Series, the Master Servicer may be required to cover the shortfall, but only if and to the extent specified in the related Prospectus Supplement.

EVIDENCE AS TO COMPLIANCE

     Each Master Servicing Agreement and Indenture will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the Issuer and the Bond Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, the Audit Program for Mortgages serviced for FHLMC or such other procedures as may be specified in the related Prospectus Supplement, the servicing by or on behalf of the Master Servicer of Mortgage Loans under agreements substantially similar to each other (including the related Master Servicing Agreement) was conducted in compliance with such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Audit Program for Mortgages serviced for FHLMC, the Uniform Single Attestation Program for Mortgage Bankers or such other procedure, requires it to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of Mortgage Loans by Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, the Audit Program for Mortgages serviced for FHLMC or such other procedure, (rendered within one year of such statement) of firms of independent public accountants with respect to the related Servicer.

     Each Master Servicing Agreement and Indenture will also provide for delivery to the Issuer and the Bond Trustee, on or before a specified date in each year, of an annual statement signed by two officers of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the Master Servicing Agreement throughout the preceding year.

     Copies of the annual accountants' statement and the statement of officers of the Master Servicer may be obtained by Securityholders of the related Series without charge upon written request to the Company at its principal executive offices.

ADVANCES AND OTHER AMOUNTS PAYABLE BY MASTER SERVICER

     Subject to any limitations set forth in the related Prospectus Supplement, each Master Servicing Agreement will require the Master Servicer to advance on or before each

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Distribution Date (from its own funds, funds advanced by Servicers or funds held in the Bond Account for future distribution to Securityholders), an amount equal to the aggregate of payments of principal and interest that were delinquent on the related Determination Date, subject to the Master Servicer's determination that such advances will be recoverable out of late payments by obligors on the Mortgage Collateral, Liquidation Proceeds, Insurance Proceeds or otherwise. In the case of Cooperative Loans, the Master Servicer also will be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related Prospectus Supplement.

     In making Advances, the Master Servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to Securityholders, rather than to guarantee or insure against losses. If Advances are made by the Master Servicer from cash being held for future distribution to Securityholders, the Master Servicer will replace such funds on or before any future Distribution Date to the extent that funds in the applicable Bond Account on such Distribution Date would be less than the amount required to be available for distributions to Securityholders on such date. Any Advances will be reimbursable to the Master Servicer out of recoveries on the specific Mortgage Collateral with respect to which such Advances were made (e.g., late payments made by the related obligors, any related Insurance Proceeds, Liquidation Proceeds or proceeds of any Mortgage Loan repurchased pursuant to the related Master Servicing Agreement). In addition, Advances by the Master Servicer (and any advances by a Servicer) also will be reimbursable to the Master Servicer (or Servicer) from cash otherwise distributable to Securityholders to the extent that the Master Servicer determines that any such Advances previously made are not ultimately recoverable as described in the immediately preceding sentence. The Master Servicer also will be obligated to make Advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by Mortgagors on a timely basis. Funds so advanced are reimbursable to the Master Servicer to the extent permitted by the Master Servicing Agreement. If specified in the related Prospectus Supplement, the obligations of the Master Servicer to make Advances may be supported by a cash advance reserve fund, a surety bond or a letter of credit, in each case as described in such Prospectus Supplement.

RESIGNATION OF MASTER SERVICER

     A Master Servicer may not resign from its obligations and duties under a Master Servicing Agreement or assign or transfer such duties or obligations except (i) upon a determination that its duties thereunder are no longer permissible under applicable law or (ii) upon a sale of its servicing rights with respect to the Mortgage Loans with the prior written consents of the Bond Trustee, the Issuer and any applicable Mortgage Insurer. No such resignation will become effective until the Bond Trustee, as Stand-by Master Servicer, or a Successor Master Servicer (as such terms are defined below) has assumed the Master Servicer's obligations and duties under such Master Servicing Agreement.

     Each Master Servicing Agreement will provide that such a successor master servicer (the "Successor Master Servicer") must be satisfactory to the Issuer, the Bond Trustee and any applicable Mortgage Insurer, in the exercise of their reasonable discretion and must be approved to act as a mortgage servicer for FHLMC or FNMA.

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STAND-BY MASTER SERVICER

     If so specified in the related Prospectus Supplement, the Bond Trustee will act as stand-by Master Servicer (the "Stand-by Master Servicer") with respect to each Series of Securities supported by Mortgage Loans. As Stand-by Master Servicer, the Bond Trustee will succeed to the rights and obligations of the Master Servicer with respect to the Mortgage Loans securing such Series upon a default by the Master Servicer or upon resignation by the Master Servicer until the appointment of a Successor Master Servicer.

SPECIAL SERVICING AGREEMENT

     The Company may appoint a Special Servicer to undertake certain responsibilities with respect to certain defaulted Mortgage Loans securing a Series. The Special Servicer may engage various independent contractors to perform certain of its responsibilities, provided, however, the Special Servicer remains fully responsible and liable for all its requirements under the special servicing agreement (the "Special Servicing Agreement"). As may be further specified in the related Prospectus Supplement, the Special Servicer, if any, may be entitled to various fees, including, but not limited to, (i) a monthly engagement fee applicable to each Mortgage Loan, (ii) a special servicing fee, or (iii) a performance fee applicable to each liquidated Mortgage Loan, in each case calculated as set forth in the related Prospectus Supplement.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE COMPANY

     Each Master Servicing Agreement will provide that neither the Master Servicer, the Company, the applicable Trustee nor any director, officer, employee or agent of the Master Servicer, the Company or the applicable Trustee will be under any liability to the related Securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Master Servicing Agreement, or for errors in judgment; provided, however, that neither the Master Servicer, the Company, the applicable Trustee nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each Master Servicing Agreement will further provide that the Master Servicer, the Company, the applicable Trustee and any director, officer, employee or agent of the Master Servicer, the Company or the applicable Trustee will be entitled to indemnification by the related Issuer and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Master Servicing Agreement or the Securities, other than any loss, liability or expense related to any specific Mortgage Collateral (except any such loss, liability or expense otherwise reimbursable pursuant to the Master Servicing Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Master Servicing Agreement will provide that neither the Master Servicer, the Company nor the applicable Trustee will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Master Servicing Agreement and which in its opinion may involve it in any expense or liability. The Master Servicer, the Company or the applicable Trustee may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Master Servicing Agreement and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In such event, the legal expenses and costs of such action

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and any liability resulting therefrom will be expenses, costs and liabilities of the related Issuer, and the Master Servicer, the Company or the applicable Trustee, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to Securityholders.

     Any person into which the Master Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer is a party, or any person succeeding to the business of the Master Servicer, will be the successor of the Master Servicer under each Master Servicing Agreement, provided that such person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, FNMA or FHLMC and further provided that such merger, consolidation or succession does not adversely affect the then current rating or ratings of the Securities of such Series.

SERVICING DEFAULTS

     Events of default under the Master Servicing Agreement (each, a "Servicing Default") for a Series of Securities will include (i) any failure of the Master Servicer to deposit in the Bond Account or remit to the applicable Trustee any required payment (other than an Advance) which continues unremedied for one business day after the giving of written notice of such failure to the Master Servicer by the applicable Trustee or the Issuer; (ii) any failure by the Master Servicer to make an Advance as required under the Master Servicing Agreement, unless cured as specified therein; (iii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Master Servicing Agreement which continues unremedied for thirty days after the giving of written notice of such failure to the Master Servicer by the applicable Trustee or the Issuer; and (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by or on behalf of the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations.

RIGHTS UPON SERVICING DEFAULT

     If a Servicing Default under a Master Servicing Agreement shall have occurred and be continuing, the Bond Trustee may terminate all of the rights and obligations of the Master Servicer under such Master Servicing Agreement, including the Master Servicer's rights to receive any Master Servicing Fees. Upon such termination, the Bond Trustee, as Stand-by Master Servicer, or any Successor Master Servicer duly appointed by the Bond Trustee will succeed to all the responsibilities, duties and liabilities of the Master Servicer under such Master Servicing Agreement and will be entitled to similar compensation arrangements. Neither the Issuer nor the Bond Trustee shall have any right to waive any Servicing Default, except under certain circumstances specified in the Master Servicing Agreement.

AMENDMENT OF MASTER SERVICING AGREEMENT

     A Master Servicing Agreement with respect to any Series of Securities supported by Mortgage Loans may not be amended, changed, modified, terminated or discharged, except by an instrument in writing signed by all parties thereto, and with prior written notice to any applicable Mortgage Insurer.

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                                 THE AGREEMENTS

     The following is a general summary of certain provisions of the Agreements for each Series of Securities not described elsewhere in this Prospectus. The summaries are qualified in their entirety by reference to the respective provisions of the Agreements. Where particular provisions or terms used in the Indenture are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summaries. The final Agreements relating to each Series of Securities will be filed with the Securities and Exchange Commission within fifteen days of the closing of the sale of such Series of Securities. In connection with the following summaries, it should be noted that for each Series of Certificates, any actions or votes required or permitted to be taken by Bondholders under the Indenture for the Bonds included in the Trust Fund Assets for such Series of Certificates will be authorized to be taken by Certificateholders of such Series, as beneficial holders of the Bonds.

MODIFICATION OF AGREEMENTS

     With the consent of the holders of not less than 66 2/3% of the then outstanding principal amount of the Class of Securities of the related Series specified in the related Prospectus Supplement to be the "Controlling Class", the applicable Trustee and the Issuer may execute an amendment to the related Agreements to add provisions to, or change in any manner or eliminate any provisions of, the Agreements with respect to the Securities of such Series or modify (except as provided below) in any manner the rights of the Securityholders.

     Without the consent of the holder of each outstanding Security affected, however, no such amendment shall (a) change the Stated Maturity of the principal of, or any installment of interest on, any Security or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto, or change the earliest date on which any Security may be redeemed at the option of the Issuer, or any place of payment where, or the coin or currency in which, any affected Security or any interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of the Agreement regarding payment, (b) reduce the percentage of the aggregate amount of the outstanding Securities, the consent of the holders of which is required for any such amendment, or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Agreements or certain defaults thereunder and their consequences provided for in the Agreements, (c) modify the provisions of the Agreements specifying the circumstances under which such an amendment may not change the provisions of the Agreement without the consent of each outstanding Security affected thereby, or the provisions of the Agreements with respect to certain remedies available in an Event of Default (as defined herein), except to increase any percentage specified therein or to provide that certain other provisions of the Agreements cannot be modified or waived without the consent of the holder of each outstanding Security affected thereby, (d) modify or alter the provisions of the Agreements defining when Securities are outstanding, (e) permit the creation of any lien (other than certain permitted liens) ranking prior to or on a parity with the lien of the Indenture with respect to any part of the property subject to lien under the Indenture, or terminate the lien of the Indenture on any property at any time subject thereto or deprive the holder of any Security of the security afforded by the lien of the Indenture (other than in connection with a permitted substitution of Mortgage Collateral) or (f) modify any of the provisions of the Agreements in such manner as to affect the calculation of the debt

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service requirement for any Security or the rights of the Securityholders to the benefits of any provisions for the mandatory redemption of Securities contained therein.

     The Issuer and the applicable Trustee may also enter into amendments to the Agreements, without obtaining the consent of Securityholders (i) to cure any ambiguity; (ii) to correct a defective provision or correct or supplement any provision therein which may be inconsistent with any other provision therein;
(iii) to make any other revisions with respect to matters or questions arising under the Agreements which are not inconsistent with the provisions thereof; or
(iv) to comply with any requirements imposed by the Code or any regulation thereunder, provided, however, that no such amendments (except those pursuant to clause (iv)) will adversely affect in any material respect the interests of any Securityholder of that Series. An amendment will be deemed not to adversely affect in any material respect the interests of the Securityholders if the applicable Trustee receives a letter from each Rating Agency requested to rate the class or classes of Securities of such Series stating that such amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to such Securities.

EVENTS OF DEFAULT

     An event of default (an "Event of Default") with respect to any Series of Bonds will be defined in the Indenture as being: (a) the failure (i) to pay any principal of, or interest on, any Bond of such Series then due, (ii) if applicable, to call for special redemption any Bonds that are required to be so redeemed or (iii) to pay the redemption price of any Bonds called for redemption; (b) a default in the observance of certain negative covenants in the Indenture; (c) a default in the observance of any other covenant of the Issuer, and the continuation of any such default for a period of 30 days after notice thereof is given to the Issuer by the Bond Trustee or by the holders of more than 50% in outstanding principal amount of the Controlling Class of Bonds of such Series; (d) any representation or warranty made by the Issuer in the Indenture or in any certificate delivered pursuant thereto being incorrect in a material respect as of the time made, and the circumstances in respect of which such representation or warranty is incorrect are not cured within 30 days after notice thereof is given to the Issuer by the Bond Trustee or by the holders of more than 50% in outstanding principal amount of the Controlling Class of Bonds of such Series; or (e) certain events of bankruptcy, insolvency, receivership or reorganization of the Issuer.

RIGHTS UPON EVENTS OF DEFAULT

     In case an Event of Default shall occur and be continuing with respect to a Series of Bonds, the applicable Trustee or holders of more than 50% in outstanding principal amount of the Controlling Class of Securities of the related Series of Securities may declare the principal of such Series of Bonds to be due and payable. Such declaration may under certain circumstances be rescinded by the holders of a majority in principal amount of the outstanding Securities of such Series.

     Upon an Event of Default and the acceleration of the payments due on the Bonds, the Bond Trustee may, in its discretion, sell the Collateral for such Series, in which event the Bonds of such Series will be payable pro rata, without regard to their Stated Maturities, or in such other manner as is specified in the related Prospectus Supplement, out of the collections on, or the proceeds from the sale of, such Collateral and will, to the extent permitted by applicable law, bear interest at the interest rate specified in the Indenture. If so specified in the related Prospectus Supplement, following an Event of Default and

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acceleration of the payments due on the Bonds, the Bond Trustee may, in its discretion, refrain from selling the Collateral, including the Mortgage Collateral, for such Series and continue to apply all amounts received on the Collateral to payments due on the Bonds of such Series in accordance with their terms, notwithstanding the acceleration of the maturity of such Bonds. (Indenture, Section 5.05) Each Trust Fund will allocate payments received on the related Bonds among the Classes of Certificates pro rata, or in such other manner as is specified in the related Prospectus Supplement.

     In case an Event of Default shall occur and be continuing, the Bond Trustee shall be under no obligation to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties under the Indenture if it has reasonable grounds for believing that it has not been assured of adequate security or indemnity. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority in principal amount outstanding of the Controlling Class of outstanding Securities of a Series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Bond Trustee or exercising any trust or power conferred on the Bond Trustee with respect to the Securities of such Series; and the holders of a majority in principal amount of the Controlling Class of Securities of a Series then outstanding may, in certain cases, waive any default with respect thereto, except a default in payment of principal or interest or a default in respect of a covenant or provision of the Agreements that cannot be modified without the consent of each holder of Securities affected.

     No holder of Securities will have the right to institute any proceeding with respect to the Agreements, unless (a) such holder previously has given to the applicable Trustee written notice of an Event of Default, (b) the holders of more than 50% in outstanding principal amount of the Controlling Class of Class of Securities of the Series have made written request upon the Bond Trustee to institute such proceedings in its own name as Bond Trustee and have offered the Bond Trustee indemnity in full, (c) the Bond Trustee has for 60 days neglected or refused to institute any such proceeding and (d) no direction inconsistent with such written request has been given to the Bond Trustee during such 60-day period by the holders of a majority in principal amount of the outstanding Securities of such Series, but the holder of a Bond has a right which is absolute and unconditional to receive payment of principal and interest on or after the due dates thereof and to institute suit for the enforcement thereof.

CERTAIN INDENTURE COVENANTS OF THE ISSUER

     Each Bond Issuer covenants in the Indenture, among other matters, that it will not (a) sell, exchange or otherwise dispose of any portion of the Collateral for a Series of Bonds except as expressly permitted by the Indenture or the Master Servicing Agreement, (b) amend certain sections of the Bond Issuer's trust agreement described below without the consent of the holders of 66 2/3% in outstanding principal amount of each Class of Securities affected thereby or (c) incur, assume or guarantee any indebtedness other than in connection with the issuance of the Bonds. Each Bond Issuer's trust agreement further provides that the trust shall not have the power to perform any act or engage in any business whatsoever except to issue and administer the Bonds of a Series, to receive and own the Collateral, to maintain and administer the Collateral, to pledge the Collateral to support such Bonds pursuant to the Indenture and to take certain other actions incidental thereto. Section 11.01 of the Issuer's trust agreement prohibits the amendment of the trust agreement if the trustee thereunder determines that such amendment will adversely affect

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any right, duty or liability of, or immunity or indemnity in favor of, such trustee under the Issuer's trust agreement, or will cause or result in any conflict with or breach of any terms of, or default under, the charter documents or bylaws of such trustee or any document to which such trustee is a party.

ISSUER'S ANNUAL COMPLIANCE STATEMENT

     Each Issuer will be required to file annually with the applicable Trustee a written statement as to fulfillment of its obligations under the related Agreement.

BOND TRUSTEE'S ANNUAL REPORT

     Each Bond Trustee will be required to mail each year to all Securityholders a brief report relating to its eligibility and qualifications to continue as the Bond Trustee under the Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by the Issuer to the Bond Trustee in its individual capacity, the property and funds physically held by the Bond Trustee as such, and any action taken by it which materially affects the Bonds and which has not been previously reported.

SATISFACTION AND DISCHARGE OF INDENTURE

     The Indenture will be discharged with respect to the Collateral securing the Bonds of a Series upon the delivery to the Bond Trustee for cancellation of all of the Bonds of such Series or, with certain limitations, upon deposit with the Bond Trustee of funds sufficient for the payment in full of all of the Bonds of such Series.

TERMINATION OF TRUST AGREEMENT

     Unless otherwise specified in the related Trust Agreement, the obligations created by each Trust Agreement for each Series of Securities will terminate upon the payment to the related Securityholders of all amounts held in the Bond Account or by the Master Servicer and required to be paid to them pursuant to such Agreement following the earlier of (i) the final payment of or other liquidation of the last of the Trust Fund Assets subject thereto or the disposition of all property acquired upon foreclosure of any such Trust Fund Assets and (ii) if specified in the related Prospectus Supplement, the purchase by the holder of the FASIT ownership interest or any other party specified to have such rights (see "FEDERAL INCOME TAX CONSEQUENCES" below), of all of the remaining Trust Fund Assets and all property acquired in respect of such Trust Fund Assets.

     Any such purchase of Trust Fund Assets and property acquired in respect of Trust Fund Assets evidenced by a Series of Securities will be made at a price specified in the related Prospectus Supplement (which will be no lower then 100% of the principal amount of outstanding Securities plus accrued interest. The exercise of such right will effect early retirement of the Securities of that Series, but the right to so purchase is subject to the principal balance of the related Trust Fund Assets being less than the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Trust Fund Assets at the Cut-off Date for the Series.

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THE TRUSTEES

     The applicable Trustee under each Agreement will be named in the Prospectus Supplement. The same entity may serve as both the Bond Trustee and the Certificate Trustee for the same Series of Securities. Any entity selected to serve as a Trustee may have normal banking relationships with the Depositor, the Master Servicer and any of their respective affiliates.

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                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of certain legal aspects of mortgage loans. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially from state to state), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which Mortgaged Properties may be located. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans. If any Series of Securities is supported by manufactured housing Mortgage Loans, the related Prospectus Supplement will describe the material legal aspects of such loans.

GENERAL

     The Mortgage Loans will consist of notes and either mortgages, deeds of trust, security deeds or deeds to secure debts, depending upon the prevailing practice in the state in which the underlying Mortgaged Property is located. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage: the mortgagor, who is the borrower and owner of the mortgaged property; and the mortgagee, who is the lender. Under a mortgage instrument, the mortgagor delivers to the mortgagee (i) a note or bond evidencing the loan and (ii) the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the borrower-property owner, called the trustor (similar to a mortgagor); a lender (similar to a mortgagee) called the beneficiary; and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure a debt are governed by law, and, with respect to some deeds of trust, the directions of the beneficiary.

     COOPERATIVES. Certain of the Mortgage Loans may be Cooperative Loans. The Cooperative owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The Cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the Cooperative and/or underlying land, as is generally the case, the Cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the Cooperative in connection with the construction or purchase of the Cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that Cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the Cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize

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with a significant portion of principal being due in one lump sum at final maturity. The inability of the Cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of Cooperative shares or, in the case of any Mortgage Collateral supporting a Series of Securities that includes Cooperative Loans, the collateral securing the Cooperative Loans.

     The Cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying rights is financed through a Cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related Cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares if filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares.

JUNIOR MORTGAGES

     Certain of the Mortgage Loans may be secured by junior mortgages or deeds of trust, which are junior to senior mortgages or deeds of trust which are not part of the Mortgage Collateral. The rights of the Securityholders as the beneficiaries of a junior deed of trust or a junior mortgage are subordinate in lien priority and in payment priority to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See "-- FORECLOSURE/ REPOSSESSION" below.

     Furthermore, the terms of the junior mortgage or deed of trust are subordinate to the terms of the senior mortgage or deed of trust. In the event of a conflict between the terms of the senior mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the senior mortgage or deed of trust will govern generally. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the rights to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To

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the extent a senior mortgagee expends such sums, such sums will generally have priority over all sums due under the junior mortgage.

FORECLOSURE/REPOSSESSION

     DEED OF TRUST. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In addition to any notice requirements contained in a deed of trust, in some states, such as California, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. In some states, including California, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, including California, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property. In California, the entire process from recording a notice of default to a non-judicial sale usually takes four to five months.

     MORTGAGES. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage.

     Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure in which event the mortgagor's debt will be extinguished, or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where such

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judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. See "TRUST FUND ASSETS" herein.

     A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default thereunder, in either event adding the amounts expended to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, with respect to those mortgage loans which are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and certain governmental liens. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceeds.

     Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

     COOPERATIVE LOANS. The Cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement.

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A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     In some states, foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "-- Anti-Deficiency Legislation and Other Limitations on Lenders" below.

     In the case of foreclosure on a building which was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building but who did not purchase shares in the Cooperative when the building was so converted.

RIGHTS OF REDEMPTION

     In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and certain foreclosed junior lienholders are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, including California,

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this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon a payment of the foreclosure purchase price, accrued interest and taxes. In some states, the right to redeem is an equitable right. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the amount due to the lender and the current fair market value of the property at the time of the foreclosure sale. As a result of these prohibitions, it is anticipated that in most instances the Master Servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting mortgagors.

     Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

     In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

     In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Soldiers' and Sailors' Civil Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. In certain instances, a rehabilitation plan proposed by the debtor may reduce the secured

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indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any such proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the Mortgage Loans supporting a Series of Securities and possible reductions in the aggregate amount of such payments.

     The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party. Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of mortgage loans. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal and state laws impose specific statutory liabilities upon lenders who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans. In particular, liability extends to assignees with respect to "consumer credit contracts" and "purchase money loans" as defined in 16 C.F.R. Section 433.1 and to certain "mortgages" as defined in 15 U.S.C. 1602(aa)

     Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

     Multifamily and mixed use mortgage loan transactions often provide for an assignment of the leases and rents pursuant to which the borrower typically assigns its right, title and interest, as landlord under each lease and the income derived therefrom, to the lender while either obtaining a license to collect rents for so long as there is no default or providing for the direct payment to the lender. Local law, however, may require that the lender take possession of the property and appoint a receiver before becoming entitled to collect the rents under the lease.

FEDERAL BANKRUPTCY AND OTHER LAWS AFFECTING CREDITORS' RIGHTS

     GENERAL. In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws, the federal Soldiers' and Sailors' Relief Act, and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a Chapter 13 under the Bankruptcy Code rehabilitative plan to cure a monetary default with respect to a loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon his security (provided no sale of the property has yet occurred) prior to the filing of the debtor's Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

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     Courts with federal bankruptcy jurisdiction have also indicated that the terms of a loan secured by property of the debtor may be modified if the borrower has filed a petition under Chapter 13. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorney's fees and costs to the extent the value of the security exceeds the debt.

     In a Chapter 11 case under the Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender's lien may be transferred to the other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

     The Bankruptcy Code provides priority to certain tax liens over the lender's security. This may delay or interfere with the enforcement of rights in respect of a defaulted Loan. In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

     FEDERAL BANKRUPTCY LAWS RELATING TO MORTGAGE LOANS SECURED BY MULTIFAMILY AND MIXED USE PROPERTY. Certain provisions of the Bankruptcy Code may apply in the case of Multifamily and Mixed Use Mortgage Loans. Section 365(a) of the Bankruptcy Code generally provides that a trustee or a debtor-in- possession in a bankruptcy or reorganization case under the Bankruptcy Code has the power to assume or to reject an executory contract or an unexpired lease of the debtor, in each case subject to the approval of the bankruptcy court administering such case. If the trustee or debtor-in-possession rejects an executory contract or an unexpired lease, such rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of the filing of the petition. As a consequence, the other party or parties to such executory contract or unexpired lease, such as the Mortgagor, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from such breach, which could adversely affect the security for the related Mortgage Loan. Moreover, under Section 502(b)(6) of the Bankruptcy Code, the claim of a lessor for such damages from the termination of a lease of property will be limited to the sum of (i) the rent reserved by such lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of such lease, following the earlier of the date of the filing of the petition and the date on which such lender repossessed, or the lessee surrendered, the leased property, and (ii) any unpaid rent due under such lease, without acceleration, on the earlier of such dates.

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     Under Section 365(h) of the Bankruptcy Code, if a trustee for a lessor, or a lessor as a debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat such lease as terminated by such rejection or, in the alternative, may remain in possession of the leasehold for the balance of such term and for any renewal or extension of such term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after such rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any such renewal or extension thereof, any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date.

     Under Section 365(f) of the Bankruptcy Code, if a trustee assumes an executory contract or an unexpired lease of the debtor, the trustee or debtor-in-possession generally may assign such executory contract or unexpired lease, notwithstanding any provision therein or in applicable law that prohibits, restricts or conditions such assignment, provided that the trustee or debtor-in-possession provides adequate assurance of future performance by the assignee. In addition, no party to an executory contract or an unexpired lease may terminate or modify any rights or obligations under an executory contract or an unexpired lease at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the executory contract or unexpired lease or in applicable law conditioned upon the assignment of the executory contract or unexpired lease. Thus, an undetermined third party may assume the obligations of the lessee or a Mortgagor under a lease in the event of commencement of a proceeding under the Bankruptcy Code with respect to the lessee or a Mortgagor, as applicable.

     Under Sections 363(b) and (f) of the Bankruptcy Code, a trustee for a lessor, or a lessor as debtor-in-possession, may, despite the provisions of the related Mortgage Loan to the contrary, sell the Mortgaged Property free and clear of all liens, which liens would then attach to the proceeds of such sale.

ENVIRONMENTAL RISKS

     Real property pledged as security to a lender may be subject to unforeseen environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the United States Environmental Protection Agency ("EPA") may impose a lien on property where the EPA has incurred cleanup costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

     Under the laws of some states, and under CERCLA, it is conceivable that a secured lender may be held liable as an "owner or operator" for the costs of addressing releases or threatened releases of hazardous substances at a Mortgaged Property even though the environmental damage or threat was caused by a prior or current owner or operator or a third-party. CERCLA imposes liability for such costs on any and all "responsible parties," including "owners or operators." However, CERCLA excludes from the definition of "owner or operator" a secured creditor "who without participating in the management of the facility," holds indicia of ownership primarily to protect its security interest (the "secured creditor exclusion"). Thus, if a lender's activities begin to encroach on the actual management of a contaminated facility or property, the lender may incur liability as an

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"owner or operator" under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the facility or property as an investment (including leasing the facility or property to a third party), or fails to market the property in a timely fashion.

     Whether actions taken by a lender would constitute participation in the management of a mortgaged property, or the business of a borrower, so as to render the secured creditor exemption unavailable to a lender has been a matter of judicial interpretation of the statutory language, and court decisions have been inconsistent. In 1990, the Court of Appeals for the Eleventh Circuit suggested that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of the borrower's business to deny the protection of the secured creditor exemption to the lender.

     This ambiguity appears to have been resolved by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996, which was signed into law by President Clinton on September 30, 1996. The new legislation provides that in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property or the borrower. The legislation also provides that participation in the management of the property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the day-to-day management of all operational functions of the mortgaged property.

     If a lender is or becomes liable, it can bring an action for contribution against any other "responsible parties," including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup may be substantial. It is conceivable that such costs arising from the circumstances set forth above would become a liability of the Issuer and occasion a loss to Securityholders.

     CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act ("RCRA"), which regulates underground petroleum storage tanks (except heating oil tanks). The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under such rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. In addition, under the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996, the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

     Except as otherwise specified in the applicable Prospectus Supplement, at the time the Mortgage Loans or the mortgage loans underlying the Agency Securities, as the case may be, were originated, no environmental assessment or a very limited environmental assessment of the Mortgage Properties or the real property constituting security for such mortgage loans, respectively, was conducted.

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DUE-ON-SALE CLAUSES

     Unless otherwise provided in the related Prospectus Supplement, each Mortgage Loan will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the Mortgaged Property, the loan may be accelerated by the mortgagee. In recent years, court decisions and legislative actions have placed substantial restriction on the right of lenders to enforce such clauses in many states. For instance, the California Supreme Court in August 1978 held that due-on-sale clauses were generally unenforceable. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act"), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the "window period" under the Garn-St Germain Act which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, for various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

     As to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the Garn-St Germain Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related Mortgaged Property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the Mortgage Loans and the number of Mortgage Loans which may extend to maturity.

ENFORCEABILITY OF PREPAYMENT CHARGES AND LATE PAYMENT FEES

     Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid.

     Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the Mortgaged Properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the Mortgage Loans. The absence of such a restraint on prepayment, particularly with respect to Fixed Rate Mortgage Loans having higher interest rates, may increase the likelihood of refinancing or other early retirement of

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such loans or contracts. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

     Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the mortgage loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the Master Servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the holders of the Securities. In addition, the Relief Act imposes limitations which would impair the ability of the Master Servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasion by the inability to realize upon the Mortgaged Property in a timely fashion.

SUBORDINATE FINANCING

     When the mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceeds by the senior lender.

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                        FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the material federal income tax consequences of the purchase, ownership and disposition of the Securities. This summary has been reviewed by Jeffers, Wilson, Shaff & Falk, LLP, tax counsel to the Company and the Issuer, and, to the extent that it states legal conclusions, represents the opinion of such tax counsel, subject to the limitations and qualifications set forth herein and in the applicable Prospectus Supplement. In particular, based on certain factual representations on behalf of the Company relating to the issuance, terms and treatment of the Bonds, and when applicable, the timely election of FASIT treatment, as described in the related Prospectus Supplement and based on the assumptions of the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to tax counsel as originals, the conformity to original documents of all documents submitted to tax counsel as certified, conformed or other copies, and the authenticity of the originals of such copies, tax counsel is of the opinion that
(a) the Bonds issued by the Issuer will be treated as indebtedness for federal income tax purposes, and (b), in connection with a series of Securities issued as a FASIT, that the applicable Trust Fund Assets will be classified as a FASIT for federal income tax purposes. The summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), regulations, rulings and decisions in effect as of the date of this Prospectus, all of which are subject to change. The summary in particular takes into account the Treasury regulations regarding the taxation of debt instruments with original issue discount (the "OID Regulations"). The summary does not purport to address federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. In addition, the summary is limited to investors who will hold the Securities as "capital assets" (generally, property held for investment) as defined in Section 1221 of the Code. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Securities. As applied to any particular Security, the summary is subject to further discussion or change as provided in the related Prospectus Supplement.

CLASSIFICATION OF THE ISSUER AND THE BONDS

     No regulations, published rulings or judicial decisions discuss the characterization for federal income tax purposes of securities with terms substantially the same as the Bonds. Upon the issuance of each Series of Bonds, however, Jeffers, Wilson, Shaff & Falk, LLP, tax counsel to the Issuer, will advise the Issuer that in its opinion such Bonds will be treated for federal income tax purposes as indebtedness and not as an ownership interest in the Trust Fund Assets of the Issuer (the "Trust Fund"), or an equity interest in the Issuer or in a separate association taxable as a corporation.

     Under the taxable mortgage pool ("TMP") rules in the Code, certain entities that issue debt secured by real estate mortgages are subject to special tax treatment that can result in entity level federal income taxation. An entity will be classified as a TMP if it does not make an election to be classified as a "real estate mortgage investment conduit" (a "REMIC") and (i) substantially all of its assets consist of debt obligations and more than 50% of such debt obligations are real estate mortgages or interests therein, (ii) the entity issues debt obligations with two or more maturities and (iii) payments on the debt obligations issued by it bear a relationship to payments received on the debt obligations owned by it. In certain situations, pools of assets within an entity can also be treated as separate TMPs.

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     The Company does not intend to make an election for any Issuer to be classified as a REMIC. Further, the Company intends to structure all issuances of Bonds, unless otherwise specified in the related Prospectus Supplement, so as to not constitute a TMP. However, it is possible that the Issuer or a portion of the Issuer relating to a specific pool of Mortgage Collateral and the Bonds related thereto could be treated as a TMP. If an Issuer were to be classified as a TMP, it is anticipated that it would nonetheless qualify as a "qualified REIT subsidiary" (within the meaning of Section 856(i) of the Code) and thus would not be subject to entity level federal income taxes. If so, only AmREIT or its shareholders would be required to include in income any "excess inclusion income" generated by the TMP. On the other hand, if the Issuer were to be classified as a TMP but did not maintain its status as a "qualified REIT subsidiary", it would not be permitted to be included in the consolidated federal income tax return of any other corporation and its net income would be subject to entity level federal income taxes. Each Prospectus Supplement will specify whether or not the Issuer for that Series of Bonds is expected to be classified as a TMP. No assurance is given in this discussion as to whether any Issuer classified as a TMP will continue to qualify as a "qualified REIT subsidiary" or whether AmREIT will continue to qualify as a REIT for federal income tax purposes.

     Because the Bonds will be treated as indebtedness of the Issuer for federal income tax purposes, (i) Bonds held by a thrift institution taxed as a domestic building and loan association will not constitute "loans . . . secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v),
(ii) interest on Bonds held by a real estate investment trust will not be treated as "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B), and Bonds will not constitute "real estate assets" or "Government securities" within the meaning of Code Section 856(c)(5)(A), and (iii) Bonds held by a regulated investment company will not constitute "Government securities" within the meaning of Code Section 851(b)(4)(A)(i).

TAXATION OF THE FASIT AND ITS HOLDERS

     If a FASIT election is made with respect to a Series of Securities and such Series is issued, treated and maintained as the Company has determined herein and in the related Prospectus Supplement, then the arrangement by which the Securities of that Series are issued will be treated as a FASIT. The regular FASIT interests will be treated as debt for federal income tax purposes.

     Sections 860H through 860L of the Code (the "FASIT Provisions") provide for an entity for federal income tax purposes known as a "financial asset securitization investment trust" (a "FASIT"). Although the FASIT Provisions of the Code became effective on September 1, 1997, no Treasury regulations or other administrative guidance have been issued with respect to those provisions. Accordingly, definitive guidance cannot be provided with respect to many aspects of the tax treatment of FASIT regular interest holders. Investors should also note that the FASIT discussion contained herein constitutes only a summary of the U.S. federal income tax consequences to holders of FASIT interests. With respect to each Series of FASIT regular interests, the related Prospectus Supplement will provide a detailed discussion regarding the federal income tax consequences associated with the particular transaction.

     FASIT interests will be classified as either FASIT regular interests, which generally will be treated as debt for federal income tax purposes, or FASIT ownership interests,

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which generally are not treated as debt for such purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related FASIT. The Prospectus Supplement for each Series of Securities will indicate which Securities of such Series will be designated as regular interests, and which, if any, will be designated as the ownership interest.

     Qualification as a FASIT. A Trust Fund will qualify as a FASIT if (i) a FASIT election is in effect, (ii) certain tests concerning (A) the composition of the FASIT's assets and (B) the nature of the investors' interests in the FASIT are met on a continuing basis, and (iii) the Trust Fund is not a regulated investment company as defined in Section 851(a) of the Code.

     Asset Composition. For a Trust Fund to be eligible for FASIT status, substantially all of the Trust Fund Assets must consist of "permitted assets" as of the close of the third month beginning after the closing date and at all times thereafter (the "FASIT Qualification Test"). Permitted assets include (i) cash or cash equivalents, (ii) debt instruments with fixed terms that would qualify as regular interests if issued by a REMIC (generally, instruments that provide for interest at a fixed rate, a qualifying variable rate, or a qualifying interest-only ("IO") type rate), (iii) foreclosure property, (iv) certain hedging instruments (generally interest and currency rate swaps and credit enhancement contracts) that are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on FASIT interests,
(v) contract rights to acquire qualifying debt instruments or qualifying hedging instruments, (vi) FASIT regular interest, and (vii) REMIC regular interests. Permitted assets do not include any debt instruments issued by the holder of the FASIT's ownership interest or by any person related to such holder. Neither the Company nor AmREIT will be permitted to hold ownership interests in a FASIT.

     Interests in a FASIT. In addition to the foregoing asset qualification requirements, the interests in a FASIT also must meet certain requirements. All of the interests in a FASIT must belong to either of the following: (i) one or more classes of regular interest or (ii) a single class of ownership interest that is held by a fully taxable domestic C Corporation (and not by a REIT such as AmREIT).

     A FASIT interest generally qualifies as a regular interest if (i) it is designated as a regular interest, (ii) it has a stated maturity no greater than thirty years, (iii) it entitles its holder to a specified principal amount, (iv) the issue price of the interest does not exceed 125% of its stated principal amount, (iv) the yield to maturity of the interest is less than the applicable federal rate published by the IRS for the month of issue, plus 5%, and (vi) if it pays interest, such interest is payable at either (A) a fixed rate with respect to the principal amount of the regular interest or (B) a permissible variable rate with respect to such principal amount. Permissible variable rates for FASIT regular interests are the same as those for REMIC regular interests (certain qualified floating rates and weighted average rates). Interest will be considered to be based on a permissible variable rate if generally, (i) such interest is unconditionally payable at least annually, (ii) the issue price of the debt instrument does not exceed the total noncontingent principal payments and (iii) interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rate," one "qualified inverse floating rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on such FASIT regular interest.

     If an interest in a FASIT fails to meet one or more of the requirements set out in clauses (iii), (iv), or (v) in the immediately preceding paragraph, but otherwise meets all requirements to be treated as a FASIT, it may still qualify as a type of regular interest known as a "High-Yield Interest." In addition, if an interest in a FASIT fails to meet the requirement of clause (vi), but the interest payable on the interest consists of a specified portion of the interest payments on permitted assets and that portion does not vary over the life of the security, the interest will also qualify as a High-Yield Interest. A High-Yield Interest may be held only by domestic C Corporations that are fully subject to corporate income tax ("Eligible Corporations"), other FASITs, and dealers in securities who acquire such interests as inventory, rather than for investment. In addition, holders of High-Yield Interests are subject to limitations on offset of income derived from such interest. See "-- TAXATION OF HIGH-YIELD INTERESTS."

     Consequences of Disqualification. If a Trust Fund fails to comply with one or more ongoing requirements for FASIT status during any taxable year, the Code provides that its FASIT status may be lost for that year and thereafter. If FASIT status is lost, the treatment of the former FASIT and interests therein for federal income tax purposes is uncertain. Although the Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for FASIT status occurs inadvertently and in good faith, such regulations have not yet been issued. It is possible that disqualification relief might be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the FASIT's income for the period of time in which requirements for FASIT status are not satisfied.

TREATMENT OF FASIT REGULAR SECURITIES

     Payments received by holders of FASIT regular interests generally will be accorded the same tax treatment under the Code as payments received on other taxable debt instruments. Holders of FASIT regular interests must report income from such Securities under an accrual method of accounting, even if they otherwise would have used the cash receipts and disbursements method. If the FASIT regular interest is sold, the Holder generally will recognize gain or loss upon the sale. See "TAXATION OF DEBT SECURITIES" above.

TAXATION OF HIGH-YIELD INTERESTS

     High-Yield Interests are subject to special rules regarding eligibility of holders of such interest, and the ability of such holders to offset income derived from those interests with losses. High-Yield Interests only may be held by Eligible Corporations, other FASITs, and dealers in securities who acquire such interests as inventory. If a securities dealer (other than an Eligible Corporation) initially acquires a High-Yield Interest as inventory, but later begins to hold it for investment, the dealer will be subject to an excise tax equal to the income from the High-Yield Interest multiplied by the highest corporate income tax rate. In addition, transfers of High-Yield Interests to disqualified holders will be disregarded for federal income tax purposes, and the transferor will continue to be treated as the holder of the High-Yield Interest.

     The Holder of a High-Yield Interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the High-Yield Interest, for either regular federal income tax purposes or for alternative minimum tax purposes. In addition, the FASIT provisions contain an anti-abuse rule that imposes

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corporate income tax on income derived from a FASIT regular interest that is held by a pass-through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT regular interest and that have the same features as High-Yield Interests.

TAXATION OF FASIT OWNERSHIP SECURITIES

     A FASIT ownership interest represents the residual equity interest in a FASIT. As such, the holder of a FASIT ownership interest determines its taxable income by taking into account all assets, liabilities, and items of income, gain, deduction, loss, and credit of a FASIT. In general, the character of the income to the holder of a FASIT ownership interest will be the same as the character of such income to the FASIT, except that any tax-exempt interest income taken into account by the holder of a FASIT ownership interest is treated as ordinary income. In determining that taxable income, the holder of a FASIT ownership interest must determine the amount of interest, OID, market discount, and premium recognized with respect to the FASIT's assets and the FASIT regular interests issued by the FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, holders of FASIT Ownership Securities are subject to the same limitations on their ability to use losses to offset income from their FASIT regular interests as are holders of High-Yield Interest.

     Rules similar to the wash sale rules applicable to REMIC residual interests also will apply to FASIT ownership interests. Accordingly, losses on dispositions of a FASIT ownership generally will be disallowed where within six months before or after the disposition, the seller of such interest acquires any other FASIT ownership interest that is economically comparable in the disposed FASIT ownership interest. In addition, if any security that is sold or contributed to a FASIT by the holders of the related FASIT ownership interest was required to be marked-to-market under Section 475 of the Code by such holder, then Section 475 of the Code generally will continue to apply to such securities. Special valuation rules generally require that the value of debt instruments that are not traded on an established securities market be determined by calculating the present value of the reasonably expected payments under the instrument using a discount rate of 120% of the applicable Federal rate, compounded semi-annually, until another discount rate is issued by regulations.

     The holder of a FASIT ownership interest will be subject to a tax equal to 100% of the net income derived by the FASIT from any "prohibited transactions." Prohibited transactions include (i) the receipt of income derived from assets that are not permitted assets, (ii) certain dispositions of permitted assets,
(iii) the receipt of any income derived from any loan originated by a FASIT, and
(iv) in certain cases, the receipt of income representing a servicing fee or other compensation. Any Series of Securities for which a FASIT election is made generally will be structured in order to avoid application of the prohibited transaction tax.

INTEREST AND ORIGINAL ISSUE DISCOUNT

     GENERAL. The Prospectus Supplement for each Series of Securities will disclose whether any Class of such Bonds is anticipated to be issued with "original issue discount" within the meaning of Code Section 1273(a) ("OID"). Interest on any Class of Securities other than OID will be includible in income by the Holder thereof in accordance with such Holder's applicable method of accounting. Holders of any Class of Securities having

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

OID must generally include OID in ordinary gross income for federal income tax purposes as it accrues, in advance of receipt of the cash attributable to such income. Each Issuer will indicate on the face of each Security issued by it information concerning the application of the OID rules to such Security and certain other information that may be required. The Issuer will report annually to the Internal Revenue Service (the "IRS") and to holders of record of such Securities information with respect to the OID accruing on such Securities during the reporting period.

     Rules governing OID are set forth in Code Sections 1271 through 1273, 1275 and 1281 through 1283. In addition, the discussion of federal income tax consequences set forth below is based in part on the OID Regulations. The Code or the OID Regulations either do not address, or are subject to varying interpretations with respect to, several issues relevant to obligations, such as the Securities, that are subject to prepayment. Therefore, there is some uncertainty as to the manner in which the OID rules of the Code will be applied to the Securities.

     ORIGINAL ISSUE DISCOUNT DEFINED. In general, each Security will be treated as a single installment obligation for purposes of determining the OID includible in a Securityholder's income. The amount of OID on such a Security is the excess of the stated redemption price at maturity of the Security over its issue price. The issue price of a Security is the initial offering price to the public at which a substantial amount of the Securities of that Class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers), generally as set forth on the cover page of the Prospectus Supplement for a Series of Securities. (The portion of the initial offering price which consists of interest accrued on the Securities from the date of issuance to the Closing Date may, at the option of the Securityholder, be subtracted from the issue price of the Securities and treated as an offset of interest received on the first Distribution Date.) The stated redemption price at maturity of a Security is equal to the total of all payments to be made on the Security other than "qualified stated interest payments." "Qualified stated interest payments" are payments on the Securities which are paid at least annually and are based on either a fixed rate or a "qualified variable rate." Under the OID Regulations, interest is treated as payable at a "qualified variable rate" and not as contingent interest if, generally, (i) such interest is unconditionally payable at least annually, (ii) the issue price of the Security does not exceed the total noncontingent principal payments and (iii) interest is based on a "qualified floating rate," an "objective rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on such Security. Generally, the stated redemption price at maturity of a Security (other than a Deferred Interest Security or a Payment Lag Security, as defined below) is its stated principal amount; the stated redemption price at maturity of a Deferred Interest Security is the sum of all payments (regardless of how denominated) scheduled to be received on such Security under the Tax Prepayment Assumption (as defined below). Any payment of interest that is not a qualified stated interest payment is a "contingent interest payment." The related Prospectus Supplement will discuss whether the payments of interest on a Security are qualified stated interest payments and the treatment for federal income tax purposes of any contingent interest payments.

     DE MINIMIS ORIGINAL ISSUE DISCOUNT. Notwithstanding the general definition of OID above, any OID with respect to a Security will be considered to be zero if such discount is less than 0.25% of the stated redemption price at maturity of the Security multiplied by its weighted average life (a "de minimis" amount). The weighted average life of a Security for this purpose is the sum of the following amounts (computed for each payment included

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in the stated redemption price at maturity of the Security): (i) the number of complete years (rounded down for partial years) from the Closing Date until the date on which each such payment is scheduled to be made under the Tax Prepayment Assumption, multiplied by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the Security's stated redemption price at maturity. Securityholders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Security is held as a capital asset. However, accrual method holders may elect to accrue all interest on a Security, including de minimis OID and market discount and as adjusted by any premium, under a constant yield method.

     ACCRUAL OF ORIGINAL ISSUE DISCOUNT. The amount and rate of accrual of OID must be calculated based on a reasonable assumed prepayment rate for the Mortgage Loans, the mortgage loans underlying the Agency Securities and/or other Mortgage Collateral supporting the Securities (the "Tax Prepayment Assumption") and to prescribe a method for adjusting the amount and rate of accrual of such discount. However, if such mortgage loans prepay at a rate slower than the Tax Prepayment Assumption, no deduction for OID previously accrued, based on the Tax Prepayment Assumption, is allowed. The Tax Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. It is anticipated that the regulations will require that the Tax Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such Securities. The related Prospectus Supplement for each Series of Securities will specify the Tax Prepayment Assumption determined by the Issuer for the purposes of determining the amount and rate of accrual of OID. No representation is made that the Mortgage Collateral will prepay at the Tax Prepayment Assumption or at any other rate.

     Generally, a Securityholder must include in gross income the sum of the "daily portions," as determined below, of the OID that accrues on a Security for each day the Securityholder holds that Security, including the purchase date but excluding the disposition date. In the case of an original holder of a Security, a calculation will be made of the portion of the OID that accrues during each successive period (or shorter period from date of original issue) (an "accrual period") that ends on the day in the calendar year corresponding to each of the Distribution Dates on the Securities (or the date prior to each such date). This will be done, in the case of each full accrual period, by adding (A) the present value at the end of the accrual period of all remaining payments to be received (based on (i) the yield to maturity of the Security at the issue date, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period, and (iii) the Tax Prepayment Assumption) and (B) any payments received during such accrual period, other than payments of qualified stated interest, and subtracting from that total the "adjusted issue price" of the Securities at the beginning of such accrual period. The adjusted issue price of a Security at the beginning of the initial accrual period is its issue price; the adjusted issue price of a Security at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to the accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of OID must be determined according to any reasonable method, provided that such method is consistent with the method used to determine yield on the Securities.

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     With respect to any Security that is a variable rate debt instrument, the sum of the daily portions of OID that is includible in the holder's gross income is determined under the same principles described above, with the following modifications: the yield to maturity on the Securities should be calculated as if the interest index remained at its value as of the issue date of such Securities. Because the proper method of adjusting accruals of OID on a variable rate debt instrument as a result of prepayments is uncertain, holders of such instruments should consult their own tax advisors regarding the appropriate treatment of such Securities for federal income tax purposes.

     Purchasers of Securities with the above key features for which the period between the Closing Date and the first Distribution Date does not exceed the Distribution Date Interval would nevertheless pay upon purchase of the Securities an additional amount of accrued interest as compared with the accrued interest that would be paid if interest accrued from Distribution Date to Distribution Date. This accrued interest (together with any accrued interest with respect to which the Securityholder chooses not to treat as an offset to interest paid on the first Distribution Date, as described above) should be treated for federal income tax purposes as part of the initial purchase price of the Securities. Securities described in this paragraph issued or purchased at a discount would be treated as being issued or purchased at a smaller discount or at a premium, and such Securities issued or purchased at a premium would be treated as being issued or purchased at a larger premium.

     SUBSEQUENT PURCHASERS. A subsequent purchaser of a Deferred Interest Security or a subsequent purchaser of any other Security issued with OID who purchases the Security at a cost less than the remaining stated redemption price at maturity, will also be required to include in gross income for all days during his or her taxable year on which such Security is held, the sum of the daily portions of OID on the Security. In computing the daily portions of OID with respect to a Security for such a subsequent purchaser, however, the daily portion for any day shall be reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for the Security exceeds its adjusted issue price (the "acquisition premium"), and the denominator of which is the amount by which the remaining stated redemption price at maturity exceeds the adjusted issue price.

PREMIUM

     A holder who purchases a Security at a cost greater than its stated redemption price at maturity generally will be considered to have purchased the Security at a premium, which it may elect to amortize as an offset to interest income on such Security (and not as a separate deduction item) on a constant yield method. Under the applicable Treasury regulations, bond premium is to be accrued on a constant yield basis similar to OID. Accordingly, it appears that the accrual of premium on a Class of Securities of a Series will be calculated using the prepayment assumption used in pricing such Class. If a holder makes an election to amortize premium on a Security, such election will apply to all taxable debt instruments (including all FASIT regular interests) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the Securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

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ELECTION TO TREAT ALL INTEREST AS ORIGINAL ISSUE DISCOUNT

     The OID Regulations permit a holder of a Security to elect to accrue all interest, discount (including de minimis market or OID) and premium in income as interest, based on a constant yield method for the Securities. If such an election were to be made with respect to a Security with market discount, the holder of the Security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such holder of the Securities acquires during the year of the election or thereafter. Similarly, a holder of a Security that makes this election for a Security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Security is irrevocable.

REALIZED LOSSES

     Securityholders generally are required to accrue interest and OID with respect to the Securities without giving effect to any reductions in distributions attributable to defaults or delinquencies on the Mortgage Collateral until it can be established that any such reductions ultimately will not be recoverable. Although a holder of a Security will eventually be entitled to recognize a loss or reduce income attributable to the Securities if distribution reductions are ultimately not recovered, the law is unclear with respect to the timing and the character thereof and mismatches may result that further compound the economic losses associated with reduced distributions on the Securities.

SALE OR REDEMPTION

     If a Security is sold, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and the seller's adjusted basis in the Security. Such adjusted basis generally will equal the cost of the Security to the seller, increased by any OID and market discount included in the seller's gross income with respect to the Security and reduced by payments, other than payments of qualified stated interest, previously received by the seller and by any amortized premium. If a Securityholder is a bank, thrift or similar institution described in Section 582(c) of the Code, gain or loss realized on the sale or exchange of a Security will be taxable as ordinary income or loss. Any such gain or loss recognized by any other seller will be capital gain or loss, provided that the Security is held by the seller as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

MARKET DISCOUNT

     The Securities are subject to the market discount provisions of Code Sections 1276 through 1278. These rules provide that if a subsequent holder of a Security purchases it at a market discount, some or all of any principal payment or of any gain recognized upon the disposition of the Security will be taxable as ordinary interest income. Market discount on a Security means the excess, if any, of (1) the sum of its issue price and the aggregate amount of OID includible in the gross income of all holders of the Security prior to the acquisition by the subsequent holder (presumably adjusted to reflect prior principal payments), over (2) the price paid by the holder for the Security. Market discount on a Security will be considered to be zero if such discount is less than .25% of the stated redemption price at maturity of such Security multiplied by its weighted average life,

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which presumably would be calculated in a manner similar to weighted average life (described above), taking into account distributions (including prepayments) prior to the date of acquisition of such Security by the subsequent purchaser. If market discount on a Security is treated as zero under this rule, the actual amount of such discount must be allocated to the remaining principal distributions on such Security and when each such distribution is made, gain equal to the discount allocated to such distribution will be recognized.

     Any principal payment (whether a scheduled payment or a prepayment) or any gain on the disposition of a market discount bond is to be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment or disposition. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the Securities is to be reduced by the amount so treated as ordinary income.

     The Code grants authority to the U.S. Treasury to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the U.S. Treasury, certain rules described in the legislative history accompanying the Tax Reform Act of 1986 will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or using one of the following methods. For bonds issued with OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount, multiplied by (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period. For bonds issued without OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount, multiplied by (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Securities) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID shall apply. Regulations are to provide similar rules for computing the accrual of amortizable bond premium on instruments payable in more than one principal installment. As an alternative to the inclusion of market discount in income on the foregoing basis, the holder may elect to include such market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter. In addition, accrual method holders may elect to accrue all interest on a Security, including de minimis OID and market discount and as adjusted by any premium, under a constant yield method.

     A subsequent holder of a Security who acquired the Security at a market discount also may be required to defer, until the maturity date of the Security or the earlier disposition of the Security in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the Security in excess of the aggregate amount of interest (including OID) includible in his or her gross income for the taxable year with respect to such Security. The amount of such net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the Security for the days during the taxable year on which the subsequent holder held the Security, and the amount of such deferred deduction to be taken into account in the taxable year in which the Security is disposed of in a transaction in which gain or loss is not recognized in whole or in part is limited to the amount of gain recognized on the disposition. This deferral rule does not apply to a holder that elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter.

     Because the regulations described above with respect to market discounts and premiums have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Security purchased at a discount or premium in the secondary market.

WITHHOLDING WITH RESPECT TO CERTAIN FOREIGN INVESTORS

     Interest and OID income received with respect to the Securities by Securityholders who are nonresident alien individuals, foreign corporations or other non-United States persons unrelated to the Issuer ("foreign persons") generally will not be subject to the 30% withholding tax imposed by Code Sections 1441 and 1442 on certain income of foreign persons, provided the procedural requirements of Code Section 871(h)(5) are met.

     The 30% withholding tax will apply, however, in certain situations where contingent interest is paid or the IRS determines that withholding is required in order to prevent tax evasion by United States persons. If the 30% withholding tax is applicable, interest payments made to Securityholders who are foreign persons will be subject to withholding. In addition, a tax equal to 30% of the OID accrued with respect to a Security since the last payment of interest thereon will be withheld from each interest payment made to a foreign person. The Code provides, for purposes of determining the amount of OID subject to the withholding tax on foreign persons, that OID shall accrue at a constant interest rate pursuant to the rules applicable to United States persons described above.

     Securityholders to whom withholding with respect to foreign persons applies also will be subject to a 30% tax on a portion of the gain, if any, recognized upon the payment by the Issuer of principal on a Security or upon the sale or exchange of a Security. Code Sections 871 and 881 provide, for purposes of determining the amount of OID subject to the withholding tax, that the 30% tax will apply to the amount of gain not in excess of the OID that accrued, on a constant interest basis, while the foreign person held the Security (reduced by the accrued OID on account of which the tax had already been withheld).

     The 30% withholding tax imposed on a foreign person may be subject to reduction or elimination under applicable tax treaties and does not apply if the interest, OID or gain treated as ordinary income, as the case may be, is effectively connected with the conduct by such foreign person of a trade or business within the United States. Foreign persons who hold a Security should consult their tax advisors regarding their qualification for reduced rate of, or exemption from, withholding and the procedure for obtaining such a reduction or exemption.

BACKUP WITHHOLDING

     Federal income tax law provides for "backup withholding" of tax at a rate of 31% in certain circumstances on "reportable payments," which include payments of principal, interest and OID (determined in any case as if the Securityholder were the original holder of the Security), but not market discount, on a Security and of the proceeds of the disposition of a Security. Persons subject to the requirement to backup withhold include, in certain circumstances, the Issuer, the paying agent of the Issuer, a person who collects a payment of interest or OID as a custodian or nominee on behalf of the Securityholder, and a "broker" (as defined in applicable Treasury regulations) through which the Securityholder receives the proceeds of the retirement or other disposition of a Security. Backup withholding applies only if the Securityholder, among other things, (1) fails to furnish a social security number or other taxpayer identification number ("TIN") to the person subject to the requirement to backup withhold, (2) furnishes an incorrect TIN to such person, (3) fails to report properly interest or dividends or (4) under certain circumstances, fails to provide to such person a certified statement, signed under penalty of perjury, that the TIN furnished is the correct number and that such Securityholder is not subject to backup withholding.

     Backup withholding will not apply, however, with respect to certain payments made to Securityholders, including payments to certain exempt recipients (such as corporations and tax-exempt organizations) and to certain foreign persons. Securityholders should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption.

     Each Issuer will report to the Securityholders and the IRS for each calendar year the amount of any "reportable payments" by the Issuer during such year and the amount of tax withheld, if any, with respect to payments on the Securities issued by it.

     DUE TO THE COMPLEXITY OF THE FEDERAL INCOME TAX RULES APPLICABLE TO SECURITYHOLDERS AND THE CONSIDERABLE UNCERTAINTY THAT EXISTS WITH RESPECT TO MANY ASPECTS OF THOSE RULES, POTENTIAL INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF THE SECURITIES.

                            STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described above under "FEDERAL INCOME TAX CONSEQUENCES," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Securities. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various state tax consequences of an investment in the Securities.

                                LEGAL INVESTMENT

     The Prospectus Supplement for each Series of Bonds will specify which, if any, of the Classes of Securities offered thereby will constitute "mortgage related securities" for purposes of SMMEA. Classes of Securities that qualify as "mortgage related securities" will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any such entities. Under SMMEA, if a state enacts legislation prior to October 4, 1991 specifically limiting the legal investment authority of any of such entities with respect to "mortgage related securities," the Securities will constitute legal investments for entities subject to such legislation only to the extent provided therein. Approximately twenty-one states adopted such legislation prior to the October 4, 1991 deadline. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in Securities, or require the sale or other disposition of Securities, so long as such contractual commitment was made or such Securities were acquired prior to the enactment of such legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in Securities without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase Securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the NCUA's regulation "Investment and Deposit Activities" (12 C.F.R. Part 703) (whether or not the Class of Securities under consideration for purchase constitutes a "mortgage related security").

     All depository institutions considering an investment in the Securities(whether or not the Class of Securities under consideration for purchase constitutes a "mortgage related security") should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on Securities Activities (to the extent adopted by their respective regulators) (the "Policy Statement"), setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including "mortgage related securities" that are "high-risk mortgage securities" as defined in the Policy Statement. According to the Policy Statement, such "high-risk mortgage securities" include securities such as Securities not entitled to distributions allocated to principal or interest, or Subordinated Securities. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-risk mortgage security," and whether the purchase (or retention) of such a product would be consistent with the Policy Statement.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions that may restrict or prohibit investment in securities that are not "interest bearing" or "income paying."

     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Securities or to purchase Securities representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Securities constitute legal investments for such investors.

                                 ERISA MATTERS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA") and section 4975 of the Code impose certain restrictions on employee benefit plans subject to ERISA or plans or arrangements subject to Section 4975 of the Code ("Plans") and on persons who are parties in interest or disqualified persons ("parties in interest") with respect to such Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under section 410(d) of the Code), are not subject to the restrictions of ERISA, and assets of such plans may be invested in the Securities without regard to the ERISA considerations described below, subject to other applicable federal and state law. However, any such governmental or church plan which is qualified under section 401(a) of the Code and exempt from taxation under section 501(a) of the Code is subject to the prohibited transaction rules set forth in section 503 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire any of the Securities should consult with its counsel with respect to the potential consequences under ERISA, and the Code, of the Plan's acquisition and ownership of the Securities. Investments by Plans are also subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

PROHIBITED TRANSACTIONS

     GENERAL. Section 406 of ERISA prohibits parties in interest with respect to a Plan from engaging in certain transactions (including loans) involving a Plan and its assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes (or, in some cases, a civil penalty may be assessed pursuant to section 502(i) of ERISA) on parties in interest which engage in non-exempt prohibited transactions.

     PLAN ASSET REGULATION. The United States Department of Labor ("Labor") has issued final regulations concerning the definition of what constitutes the assets of a Plan for purposes of ERISA and the prohibited transaction provisions of the Code (the "Plan Asset Regulation"). The Plan Asset Regulation describes the circumstances under which the assets of an entity in which a Plan invests will be considered to be "plan assets" such that any person who exercises control over such assets would be subject to ERISA's fiduciary standards. Under the Plan Asset Regulation, generally when a Plan invests in another entity's debt securities, the Plan's assets do not include, solely by reason of such investment, any of the underlying assets of the entity.

     However, the Plan Asset Regulation provides that, if a Plan acquires an "equity interest" in an entity that is neither a "publicly-offered security" (as defined therein) nor a security issued by an investment company registered under the Investment Company Act of 1940, the assets of the entity will be treated as assets of the Plan investor unless certain exceptions apply. The Plan Asset Regulations state that the underlying assets of an entity will not be considered "plan assets" if, immediately after the most recent acquisition of any equity interest in the entity, whether from the issuer or an underwriter, less than twenty-five percent (25%) of the value of each class of equity interest is held by "benefit plan investors," individual retirement accounts, and other employee benefit plans not subject to ERISA (for example, governmental plans). If the Securities were deemed to be equity interests and no statutory, regulatory or administrative exemption applies, the Issuer could be considered to hold plan assets by reason of a Plan's investment in the Securities. Such plan assets would include an undivided interest in any assets held by the Issuer. In such an event, the applicable Trustee and other persons, in providing services with respect to the Issuer's assets, may be parties in interest with respect to such Plans, subject to the fiduciary responsibility provisions of Title I of ERISA, including the prohibited transaction provisions of section 406 of ERISA, and section 4975 of the Code with respect to transactions involving the Issuer's assets.

     Under the Plan Asset Regulation, the term "equity interest" is defined as any interest in an entity other than an instrument that is treated as indebtedness under "applicable local law" and which has no "substantial equity features." Although the Plan Assets Regulation is silent with respect to the question of which law constitutes "applicable local law" for this purpose, Labor has stated that this determination should be made under the state law governing interpretation of the instrument in question. In the preamble to the Plan Assets Regulation, Labor declined to provide a precise definition of what features are equity features or the circumstances under which such features would be considered "substantial," noting that the question of whether a plan's interest has substantial equity features is an inherently factual one, but that in making a determination it would be appropriate to take into account whether the equity features are such that a Plan's investment would be a practical vehicle for the indirect provision of investment management services. If the Securities are deemed to be equity interests in the Issuer and no statutory, regulatory or administrative exemption applies, the Issuer could be considered to hold plan assets by reason of a Plan's investment in the Securities. Administrative exemptions that would permit Plan investment potentially include Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts, PTCE 91-38, regarding investments by bank collective investment funds, PTCE 84-14, regarding transactions effected by a "qualified professional asset manager," PTCE 95-60, regarding investments by insurance company general accounts, or PTCE 96-23, regarding transactions effected by an "in house asset manager".

     REVIEW BY PLAN FIDUCIARIES. Any Plan fiduciary considering whether to purchase any Securities on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Among other things, before purchasing any Securities, a fiduciary of a Plan should make its own determination as to whether the Issuer, as issuer of the Securities, is a party in interest with respect to the Plan, the availability of the exemptive relief provided in the Plan Asset Regulations and the availability of any other prohibited transaction exemptions. The Prospectus Supplement for each Series of Securities will discuss the potential applicability of ERISA and Section 4975 of the Code, the availability of exemptions therefrom and any limitations on investment in any Class of such Securities by Plans.

                                    RATINGS

     It is a condition to the issuance of the Securities of each Series offered hereby and by the Prospectus Supplement that they shall have been rated in one of the four highest (two highest if such Securities are Certificates) rating categories by the nationally recognized statistical rating agency or agencies (each, a "Rating Agency") specified in the related Prospectus Supplement.

     Any such rating would be based on, among other things, the adequacy of the value of the Mortgage Collateral supporting a Series of Securities and any credit enhancement with respect to such Class and will reflect such Rating Agency's assessment solely of the likelihood that holders of a Class of Securities will receive payments to which such Securityholders are entitled under the related Security. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Mortgage Collateral will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the Series of Securities. Such rating should not be deemed a recommendation to purchase, hold or sell Securities, inasmuch as it does not address market price or suitability for a particular investor. Each security rating should be evaluated independently of any other security rating. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

     There is also no assurance that any such rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the applicable Rating Agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Mortgage Collateral securing a Series of Securities or any credit enhancement with respect to a Series of Securities, such rating might also be lowered or withdrawn among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of such credit enhancement provider's long term debt.

     The amount, type and nature of credit enhancement, if any, established with respect to a Series of Securities will be determined on the basis of criteria established by each Rating Agency rating Classes of such Series of Securities. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit enhancement required with respect to each such Class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Mortgage Collateral. No assurance can be given that values of any Mortgaged Properties or mortgaged properties securing the mortgage loans underlying any Agency Securities, as the case may be, have remained or will remain at their levels on the respective dates of origination of the related mortgage loans. If the residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Collateral securing a particular Series of Securities and any secondary financing on the related Mortgaged Properties become equal to or greater than the value of the Mortgaged Properties or mortgaged properties securing the mortgage loans underlying any Agency Securities, as the case may be, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Collateral and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Mortgage Collateral securing a particular Series of Securities. To the extent that such losses are not covered by credit enhancement, such losses will be borne, at least in part, by the holders of one or more Classes of Securities.

                              PLAN OF DISTRIBUTION

     The Issuer may sell the Securities offered hereby either directly or through an underwriter or underwriters or through underwriting syndicates managed by an underwriter or underwriters. The Prospectus Supplement for each Series will set forth the terms of the offering of such Series and of each Class within such Series, including the name or names of the underwriters, the proceeds to and their use by the Issuer, and either the initial public offering price, the discounts and commissions to the underwriters and any discounts or concessions allowed or reallowed to certain dealers or the method by which the price at which the underwriters will sell the Securities will be determined.

     The Securities of a Series may be acquired by underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of any underwriters will be subject to certain conditions precedent, and such underwriters will be severally obligated to purchase all the Securities of a Series described in the related Prospectus Supplement, if any are purchased. If Securities of a Series are offered other than through underwriters, the related Prospectus Supplement will contain information regarding the nature of such offering and any agreements to be entered into between the Issuer and purchasers of Securities of such Series.

     AmREIT or other affiliate of the Issuer may purchase Securities and pledge them to secure indebtedness or, together with its pledgees, donees, transferees or other successors in interest, sell the Securities, from time to time, either directly or through one or more underwriters, underwriting syndicates or designated agents.

     The place and time of delivery for the Securities of a Series in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.

                                 LEGAL MATTERS

     The validity of the Bonds will be passed upon for the Issuer by Tobin & Tobin, a professional corporation, San Francisco, California. Certain tax matters will be passed upon by Jeffers, Wilson, Shaff & Falk, LLP, California. Brown & Wood LLP, Washington, D.C., will act as counsel for the underwriters.

                          INDEX OF CERTAIN DEFINITIONS

     Set forth below is a list of certain terms used in this Prospectus, together with the pages on which the terms are defined herein.

                                                              PAGE
                                                              ----
Accretion Directed..........................................   58
Accrual Period..............................................   85
Advances....................................................   84
Agency Securities...........................................   41
Agreements..................................................   32
AmREIT......................................................   10
applicable Trustee..........................................   50
acquisition premium.........................................  111
Available Funds.............................................   53
balloon payments............................................   13
Bankruptcy Bond.............................................   71
Belgian Cooperative.........................................   65
beneficial owner............................................   63
Bond Account................................................   23
Bond Issuer.................................................   32
Bond Trustee................................................    9
Bondholders.................................................    9
Bonds.......................................................   29
Book-Entry Securities.......................................   63
Buydown Fund................................................   37
Buydown Loans...............................................   37
Capitalized Interest Account................................   50
CEDEL Participants..........................................   64
CERCLA......................................................   25
Certificate Issuer..........................................   32
Certificate Trustee.........................................   32
Certificateholders..........................................   56
Certificates................................................   33
Class Security Balance......................................   53
Closing Date................................................   30
Code........................................................   32
Collateral..................................................   34
Commission..................................................   50
Companion Classes...........................................   60
Company.....................................................   32
Component Securities........................................   58
Controlling Class...........................................   87
Conventional Loans..........................................   35
Cooperative Loans...........................................   38
Cooperatives................................................   38
Correspondents..............................................   38
Cut-off Date................................................   16
Cut-off Date Principal Balance..............................   51
Deferred Interest Securities................................   53

                                                              PAGE
                                                              ----
Definitive Security.........................................   63
Depositor...................................................   32
Detailed Description........................................   35
Distribution Account........................................   34
Distribution Account Deposit Date...........................   48
Distribution Date...........................................   48
DTC.........................................................   63
Eligible Account............................................   79
Eligible Corporations.......................................  107
EPA.........................................................  100
ERISA.......................................................   20
Euroclear Operator..........................................   65
Euroclear Participants......................................   65
European Depositaries.......................................   63
Event of Default............................................   88
Excess Spread...............................................   73
FASIT.......................................................  105
FASIT Provisions............................................  105
FASIT Qualification Test....................................  106
FHA Loans...................................................   42
FHLMC Act...................................................   45
FHLMC Certificates..........................................   42
FICO........................................................   75
Financial Intermediary......................................   63
Fixed Rate Mortgage Loans...................................  103
FNMA Certificates...........................................   41
foreign persons.............................................  114
Funding Period..............................................   49
Garn-St Germain Act.........................................  102
GNMA Certificates...........................................   41
GNMA I Certificate..........................................   42
GNMA II Certificate.........................................   42
GNMA Issuer.................................................   42
Guaranteed Mortgage Pass-Through Certificates...............   41
Guaranty Agreement..........................................   42
Housing Act.................................................   42
Indenture...................................................   32
Insurance Proceeds..........................................   34
IO..........................................................  106
IRS.........................................................  109
Issuer......................................................   32
L/C Bank....................................................   72
L/C Percentage..............................................   72
Labor.......................................................  117
Liquidated Mortgage.........................................   82
Liquidation Proceeds........................................   34
lockout periods.............................................   14
Master Servicer.............................................   10
Master Servicing Agreement..................................   78

                                                              PAGE
                                                              ----
Master Servicing Fee........................................   82
Mixed Use Mortgage Loans....................................   39
Moody's.....................................................   48
Morgan......................................................   65
mortgage collateral.........................................    9
Mortgage Loans..............................................   12
Mortgage Note...............................................   36
Mortgage Pool Insurance Policy..............................   68
Mortgage Rate...............................................   36
Mortgaged Property..........................................   35
Mortgagor...................................................   77
NCUA........................................................  116
Offered Securities..........................................    2
OID.........................................................   19
OID Regulations.............................................  104
PACs........................................................   59
parties in interest.........................................   20
Permitted Investments.......................................   48
Plan Asset Regulation.......................................  117
Plans.......................................................  117
Policy Statement............................................  116
Pool Insurer................................................   68
Pre-Funded Amount...........................................   49
Pre-Funding Account.........................................   49
Primary Mortgage Insurance Policy...........................   35
Principal Prepayments.......................................   54
PTCE........................................................  118
Purchase Price..............................................   77
qualified REIT subsidiary...................................  105
Rating Agency...............................................  118
RCRA........................................................  101
Record Date.................................................   52
REIT........................................................   19
Relevant Depositary.........................................   63
Relief Act..................................................  103
REMIC.......................................................  104
Remittance Date.............................................   36
Replacement Mortgage Loan...................................   41
Reserve Account.............................................   53
Reserve Fund................................................   68
Retained Interest...........................................   51
Rules.......................................................   63
secured creditor exclusion..................................  101
Security Distribution Amount................................   48
Security Insurance Policy...................................   71
Security Owners.............................................   63
Security Register...........................................   52
Securities..................................................    9
Seller......................................................   33

                                                              PAGE
                                                              ----
Senior Securities...........................................   16
Senior Securityholders......................................   16
Senior Liens................................................   37
Servicer....................................................   78
Servicers...................................................   41
Servicing Agreement.........................................   78
Servicing Default...........................................   86
Single-Family Mortgage Loans................................   35
SMMEA.......................................................   19
Special Hazard Insurance Policy.............................   70
Special Hazard Insurer......................................   70
Special Servicer............................................   10
Special Servicing Agreement.................................   85
Stand-by Master Servicer....................................   85
Subordinated Securities.....................................   16
Subordinated Securityholders................................   16
Subsequent Mortgage Collateral..............................   49
Substitute Collateral.......................................   47
Successor Master Servicer...................................   84
TACs........................................................   80
Tax Prepayment Assumption...................................  110
Terms and Conditions........................................   65
TIN.........................................................  115
Title V.....................................................  103
TMP.........................................................  104
Trust Agreement.............................................   32
Trust Fund..................................................  104
Trust Fund Assets...........................................  ???
UCC.........................................................   96
VA Loans....................................................   42
Weighted Average Life.......................................   24

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                            $[                    ]
                                 (APPROXIMATE_

                           AMERICAN RESIDENTIAL EAGLE
                         BOND TRUST [199    -         ]

                    COLLATERALIZED [CALLABLE] MORTGAGE BONDS

                            ------------------------

                             PROSPECTUS SUPPLEMENT
                            ------------------------

                                 [UNDERWRITER]

     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

     We are not offering the Bonds in any state where the offer is not permitted.

     We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on the respective covers.

     Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Bonds and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Bonds will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

                                [       , 199  ]
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14 (S-3) AND ITEM 31 (S-11). OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.*

SEC Registration Fee........................................  $ 47,200
Printing and Engraving Expenses.............................    35,000
Accounting Fees and Expenses................................    25,000
Legal Fees and Expenses.....................................    35,000
Trustee Fees and Expenses...................................    15,000
Blue Sky Fees and Expenses..................................     5,000
Rating Agency Fees..........................................    50,000
Miscellaneous...............................................     7,800
                                                              --------
          Total.............................................  $220,000
                                                              ========

ITEM 15 (S-3) AND ITEM 34 (S-11). INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or other such court shall deem proper. Section 145 further provides that to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     The Certificate of Incorporation and Bylaws of the Company provide, in effect, that, to the extent and under the circumstances permitted by Section 145 of the General Corporation Law of Delaware, the Company shall indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding of the type described above by reason of the fact that he or she is or was a director, officer, employee or agent of the Company.

     The Underwriting Agreement for any Series of Securities may provide that the Company and AmREIT will indemnify the related Underwriter or Underwriters against, or make contributions to such Underwriter or Underwriters with respect to, certain liabilities, including liabilities under the Securities Act of 1933.

ITEM 32 (S-11). SALES TO SPECIAL PARTIES.

     None.

ITEM 33 (S-11). RECENT SALES OF UNREGISTERED SECURITIES.

     None.

ITEM 35 (S-11). TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED.

     Not applicable.

ITEM 16 (S-3) AND ITEM 36 (S-11). FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements.

     None. The Registrant is registering mortgage-backed securities as to which no financial statements of the Registrant is required.

(b) Exhibits.

     1.1*   Form of Underwriting Agreement.
     4.1*   Form of Indenture to be entered into between each Bond
            Issuer and the Bond Trustee.
     4.2*   Form of Deposit Trust Agreement to be entered into between the Registrant and the Owner Trustee creating each Bond
            Issuer.
     4.3*   Form of Master Servicing Agreement to be entered into among each Issuer, the Bond Trustee and each Master Servicer.
     4.4*   Form of Trust Agreement to be entered into between the
            Registrant and the Certificate Trustee creating each
            Certificate Issuer.
     5.1    Opinion of Tobin & Tobin regarding legality.
     8.1    Opinion of Jeffers, Wilson, Shaff & Falk, LLP regarding
            certain tax matters.
    23.1    Consent of Tobin & Tobin (included in Exhibit 5.1).
    23.2    Consent of Jeffers, Wilson, Shaff & Falk, LLP (included in
            Exhibit 8.1).
    24.1    Power of Attorney (included on page II-5).
    25.1**  Statement of Eligibility and Qualification of Trustee under the Trust Indenture Act of 1939.

-------------------------
 * Incorporated by reference to the correspondingly numbered exhibit to the Registration Statement on Form S-3/S-11 (333-47311) filed by the Registrant with the Securities and Exchange Commission on March 4, 1998.

** To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

ITEM 17 (S-3) AND ITEM 37 (S-11). UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (d) The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(l) or
     (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under
Section 305(b)(2) of the Trust Indenture Act.

     (f) The undersigned Registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3/S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Del Mar, State of California, on December 17, 1998.
                                  AMERICAN RESIDENTIAL EAGLE, INC.*

                                  By:           /s/ JAY M. FULLER
                                     -------------------------------------------

                                      Name: Jay M. Fuller
                                      Title: President and Chief Operating
                                             Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jay M. Fuller, Mark A. Conger and Rollie
O. Lynn, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities as officers and directors of the Company and on the dates indicated.

                   SIGNATURES                                   TITLE                      DATE
                   ----------                                   -----                      ----
              /s/ JOHN M. ROBBINS                    Chief Executive Officer and     December 17, 1998
------------------------------------------------   Chairman of the Board Directors
                John M. Robbins                     (Principal Executive Officer)

               /s/ JAY M. FULLER                     President, Chief Operating      December 17, 1998
------------------------------------------------        Officer and Director
                 Jay M. Fuller

               /s/ MARK A. CONGER                  Executive Vice President, Chief   December 17, 1998
------------------------------------------------   Financial Officer and Director
                 Mark A. Conger                       (Principal Financial and
                                                         Accounting Officer)

             /s/ D. BARRY ENGELMAN                            Director               December 17, 1998
------------------------------------------------
               D. Barry Engelman

                /s/ EARL GERVAIS                              Director               December 17, 1998
------------------------------------------------
                  Earl Gervais

-------------------------

* For itself and on behalf of each trust acting as an Issuer hereunder.

                                 EXHIBIT INDEX

 1.1*    Form of Underwriting Agreement.
 4.1*    Form of Indenture to be entered into between each Bond
         Issuer and the Bond Trustee.
 4.2*    Form of Deposit Trust Agreement to be entered into between the Registrant and the Owner Trustee creating each Bond
         Issuer.
 4.3*    Form of Master Servicing Agreement to be entered into among each Issuer, the Bond Trustee and each Master Servicer.
 4.4*    Form of Trust Agreement to be entered into between the
         Registrant and the Certificate Trustee creating each
         Certificate Issuer.
 5.1     Opinion of Tobin & Tobin regarding legality.
 8.1     Opinion of Jeffers, Wilson, Shaff & Falk, LLP regarding
         certain tax matters.
23.1     Consent of Tobin & Tobin (included in Exhibit 5.1).
23.2     Consent of Jeffers, Wilson, Shaff & Falk, LLP (included in
         Exhibit 8.1).
24.1     Power of Attorney (included on page II-5).
25.1**   Statement of Eligibility and Qualification of Trustee under the Trust Indenture Act of 1939.

-------------------------
* Incorporated by reference to the correspondingly numbered exhibit to the Registration Statement on Form S-3/S-11 (333-47311) filed by the Registrant with the Securities and Exchange Commission on March 4, 1998.

** To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.